AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 21, 2000
                                                   REGISTRATION NO. 333-92385
                                                                NO. 333-92385-01
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ________________________

                                 AMENDMENT NO. 1

                                       TO

                               FORMS F-4 AND S-4*
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ________________________

                         AMETHYST FINANCIAL COMPANY LTD.
                            PRIDE INTERNATIONAL, INC.
           (Exact name of each Registrant as specified in its charter)

        BRITISH VIRGIN ISLANDS                     1389                             NONE
             LOUISIANA                             1389                         76-0069030
    (State or other jurisdiction       (Primary Standard Industrial          (I.R.S. Employer
 of incorporation or organization)      Classification Code Number)          Identification No.)


         AMETHYST FINANCIAL COMPANY LTD.                      CT CORPORATION SYSTEM
C/O ARIAS FABREGA & FABREGA TRUST CO. BVI LIMITED                111 EIGHTH AVENUE
             325 WATERFRONT DRIVE                            NEW YORK, NEW YORK 10011
       OMAR HODGE BLDG., SECOND FLOOR                             (800) 624-0909
          WICKHAM'S CAY, ROAD TOWN
      TORTOLA, BRITISH VIRGIN ISLANDS
             (284) 494-4977


         PRIDE INTERNATIONAL, INC.                         ROBERT W. RANDALL, SECRETARY
        5847 SAN FELIPE, SUITE 3300                          PRIDE INTERNATIONAL, INC.
           HOUSTON, TEXAS 77057                             5847 SAN FELIPE, SUITE 3300
              (713) 789-1400                                   HOUSTON, TEXAS 77057
                                                                 (713) 789-1400

     (Address, including zip code, and                 (Name, address, including zip code, and
             telephone number,                                    telephone number,
   including area code, of Registrant's               including area code, of each Registrant's
       principal executive offices)                               agent for service)


   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable following the effectiveness of this Registration Statement.

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                            ________________________


   THE CO-REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE CO-REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            ________________________


   *This Registration Statement constitutes a filing on Form F-4 by Amethyst Financial Company Ltd. and a filing on Form S-4 by Pride International, Inc.

================================================================================

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   Subject to Completion, Dated March 21, 2000

PRELIMINARY PROSPECTUS

                                   $53,000,000

                         AMETHYST FINANCIAL COMPANY LTD.

                                OFFER TO EXCHANGE

          $53,000,000 11 3/4% OUTSTANDING SENIOR SECURED NOTES DUE 2001 FOR $53,000,000 REGISTERED 11 3/4% SENIOR SECURED NOTES DUE 2001

                            THE OLD AND NEW NOTES ARE

                      GUARANTEED IN AN AGGREGATE AMOUNT OF
                    $30,000,000 BY PRIDE INTERNATIONAL, INC.

                                       AND

                    BACKED BY A $23,000,000 LETTER OF CREDIT
                             ISSUED BY HSBC BANK USA


THE NEW NOTES

o will be freely tradable and otherwise substantially identical to the old notes

o will accrue interest at the same rate per annum as the old notes, payable semi-annually in cash in arrears on June 30 and December 30 of each year, commencing June 30, 2000

o will be our senior secured obligations which will rank equally with the old notes and all our existing senior unsecured debt and will have priority over our senior unsecured debt to the extent of the collateral securing the new notes

o will not be listed on any securities exchange or on any automated dealer quotation system

THE EXCHANGE OFFER

o  expires at 5:00 p.m., New York City time, on          , 2000, unless extended

o is not conditioned upon any minimum aggregate principal amount of old notes being tendered

YOU SHOULD NOTE THAT

o we will exchange all old notes that are validly tendered and not validly withdrawn for an equal principal amount of new notes that we have registered under the Securities Act of 1933

o you may withdraw tenders of old notes at any time prior to the expiration of the exchange offer

o the exchange of old notes for new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes


YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 10 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NEW NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 THE DATE OF THIS PROSPECTUS IS         , 2000

                                TABLE OF CONTENTS

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
About this Prospectus....................1   The Exchange Offer..............................63
Prospectus Summary.......................2   Description of New Notes........................71
Risk Factors............................10   Book Entry; Delivery, Form and Transfer
Forward-Looking Statements..............27     of the New Notes.............................106
Use of Proceeds.........................28   Tax Considerations.............................109
Capitalization..........................28   Plan of Distribution...........................110
Selected Historical Financial Data......29   Legal Matters..................................111
Management's Discussion and Analysis of      Experts........................................111
  Condition and Results of Operation....30   Where You Can Find More Information............111
Business................................35   Index to Consolidated Financial Statements.....F-1
Management..............................58   Appendix A--Pride International, Inc...........A-1
Executive and Board Compensation and         Appendix B--HSBC Bank USA......................B-1
  Compensation of Owner-Related Parties.59   Appendix C--Petroleo Brasileiro S.A.--
Certain Relationships and Related              Petrobras....................................C-1
  Transactions..........................60

                              ABOUT THIS PROSPECTUS

      THIS PROSPECTUS IS PART OF A REGISTRATION STATEMENT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU SHOULD RELY ONLY ON THE INFORMATION WE HAVE PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE ON THE FRONT OF THIS PROSPECTUS AND THAT ANY INFORMATION WE HAVE INCORPORATED BY REFERENCE IS ACCURATE ONLY AS OF THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE.

      In this prospectus, references to "U.S. dollars," "dollars" or "$" are to United States dollars and references to a "REAL," "REAIS" or "R$" are to a Brazilian REAL or Brazilian REAIS. For your convenience, we have translated some amounts stated in this prospectus in U.S. dollars from Brazilian REAIS at the commercial market rate in effect on December 31, 1999. On that date, the commercial market rate reported by the Brazilian Central Bank was R$1.79 per U.S. dollar. You should not construe these translations as a representation that REAIS could have been converted at such rate on such date or any other date or will be able to be converted at such rate on any future date. You should read the risk factor relating to Brazilian exchange rate fluctuations on page 26 for information regarding the effects of exchange rate fluctuations.

      The following table sets forth information on the commercial market rate for U.S. dollars for the periods and dates indicated. Amounts expressed in REAIS have been translated from the predecessor currencies in effect during the relevant period at the rates of exchange at the time the successor currency took effect.

EXCHANGE RATES OF BRAZILIAN CURRENCY PER DOLLAR(1)

YEAR ENDED DECEMBER 31,            PERIOD END   AVERAGE(2)     LOW        HIGH
-----------------------            ----------   ----------     ---        ----
1995............................    0.9725       0.9177        0.8332    0.9790
1996............................    1.0394       1.0052        0.9712    1.0411
1997............................    1.1164       1.0787        1.0391    1.1161
1998............................    1.2087       1.1611        1.1160    1.2082
1999............................    1.7890       1.8138        1.2072    2.1850

-----------
(1) The information set forth above is based on information published by the Brazilian Central Bank.
(2)  Simple daily average for the period.

                               PROSPECTUS SUMMARY

      THIS SUMMARY HIGHLIGHTS INFORMATION FROM THIS PROSPECTUS BUT DOES NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. THIS PROSPECTUS INCLUDES SPECIFIC TERMS OF THE EXCHANGE OFFER, INFORMATION ABOUT OUR BUSINESS, INFORMATION ABOUT THE BUSINESS OF PRIDE INTERNATIONAL, INC. AND DETAILED FINANCIAL DATA. WE ENCOURAGE YOU TO READ THE DETAILED INFORMATION AND THE FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS IN THEIR ENTIRETY.

                      ABOUT AMETHYST FINANCIAL COMPANY LTD.

      We were formed in 1998 to construct, own and operate four dynamically positioned, self-propelled, fourth-generation semi-submersible drilling rigs capable of performing drilling and subsea well intervention and maintenance services in water depths of up to 5,000 feet. We began construction of our rigs, to be known as the AMETHYST 4, AMETHYST 5, AMETHYST 6 and AMETHYST 7, in the second quarter of 1998 using the Amethyst design. The Amethyst design incorporates state-of-the-art technology for deepwater drilling to create compact, multi-functional rigs that we believe will offer a cost-effective alternative to larger, more costly rigs and vessels. Once completed, each rig will be owned by one of our four wholly owned subsidiaries. The subsidiaries have entered into contracts denominated in U.S. dollars to charter the rigs to Petroleo Brasileiro S.A.--Petrobras, the Brazilian national oil company, for initial terms ranging from six to eight years. You should read the discussion below under the headings "--Status of Construction of Our Rigs" and "--Threatened Cancellation of Our Charters" for information regarding the suspension of construction on the AMETHYST 4 and AMETHYST 5 and the threatened cancellation of our charters and the discussion under the heading "Business--Our Rigs" beginning on page 38 for further detail regarding the technical capabilities of our rigs.

      Our registered office is located at Amethyst Financial Company Ltd., c/o Arias Fabrega & Fabrega Trust Co. BVI Limited, 325 Waterfront Drive, Omar Hodge Building, 2nd Floor, Wickham's Cay, Road Town, Tortola, British Virgin Islands.

                       STATUS OF CONSTRUCTION OF OUR RIGS

      As of March 17, 2000, the AMETHYST 6 is approximately 82% complete and the AMETHYST 7 is approximately 86% complete. We expect that these rigs will be delivered to Petrobras in September and October 2000. Of the total construction contract price of $170.0 million for both rigs (excluding the cost of owner furnished equipment), we have paid $136.0 million. Of the total $90.6 million budgeted for owner-furnished equipment, we have paid approximately $73.0 million. As of March 17, 2000, we have funded our expenditures on the AMETHYST 6 and AMETHYST 7 (including financing costs) with approximately $207.8 million of borrowings from third-party lenders and approximately $54.0 million of related party advances and equity contributions from our owners.

      Based on their construction contract delivery dates and an allowance for mobilization, the AMETHYST 4 and AMETHYST 5 were to have been delivered to Petrobras in July and September 2000. In early January 2000, however, Friede Goldman Halter, Inc., the parent of TDI-Halter, L.P., the shipyard building the AMETHYST 4 and AMETHYST 5, notified us that construction of our rigs was being suspended because of alleged delays in receiving detailed engineering work and our previous rejection of the shipyard's requests for extensions of the construction contract delivery dates. Subsequently, TDI-Halter asserted claims against our subsidiaries that will own the AMETHYST 4 and AMETHYST 5 for an extension of the construction contract delivery dates on grounds of permissible delay within the terms of the construction contracts and damages of $68.5 million for alleged breach of those contracts. We have denied TDI-Halter's claims and, as required by the construction contracts, have initiated proceedings in the Commercial Court in London seeking a determination of the merits of those claims. Together with the United States Maritime Administration (MARAD), which has guaranteed repayment of construction borrowings for the AMETHYST 4 and AMETHYST 5, we have commenced negotiations with TDI-Halter and Friede Goldman Halter to determine whether there is an acceptable basis for the resumption by TDI-Halter of the construction of our rigs. We are also evaluating other options that include rescinding the construction contracts for the AMETHYST 4 and AMETHYST 5 and exercising our remedies under those contracts or related performance bonds and performance guarantees to recover our costs.

      When TDI-Halter suspended construction of the AMETHYST 4 and AMETHYST 5, the AMETHYST 4 was approximately 60% complete and the AMETHYST 5 was approximately 35% complete. Of the total construction contract price of $168.0 million for both rigs (excluding the cost of owner furnished equipment), we have paid approximately $105.0 million. Of the total $90.6 million budgeted for owner-furnished equipment, we have paid approximately $53.2 million. In the event the AMETHYST 4 and AMETHYST 5 are not completed, our subsidiaries that will own those rigs will continue to be liable for owner-furnished equipment in the amount of $24.9 million in addition to the $53.2 million we have already paid and would have continued liability under the service agreements for construction management of our rigs. To date, we have funded our expenditures on the AMETHYST 4 and AMETHYST 5 (including financing costs) with approximately $133.7 million of MARAD-guaranteed borrowings and approximately $53.5 million of related party advances and equity contributions from our owners. Based on the developments with TDI-Halter, however, the lenders of the MARAD-guaranteed borrowings could cease funding or accelerate the repayment of those borrowings. If these lenders cease funding (which they have not yet indicated that they will do), we would not be able to complete construction of the AMETHYST 4 and AMETHYST 5 unless we obtain new funding from other sources or an agreement of those lenders to resume funding on terms acceptable to them. The acceleration of the repayment of the MARAD-guaranteed borrowings would constitute an event of default under the old and new notes. In this event or in any event, you will not be able to rely on the AMETHYST 4 or the AMETHYST 5 or the amounts that we may be able to recover under the construction contracts or related performance bonds and performance guarantees as a source of repayment or security for the old or new notes since the lenders of the MARAD-guaranteed borrowings and any other creditor of our subsidiaries that will own those rigs will have priority over you as to those rigs and any proceeds derived from those rigs.

                     THREATENED CANCELLATION OF OUR CHARTERS

      Our charters with Petrobras specify delivery dates in June and July 1999 for the AMETHYST 4 and AMETHYST 5 and December 1999 for the AMETHYST 6 and AMETHYST 7. We were unable to meet those delivery dates. While each charter states that it may be canceled by Petrobras if the chartered rig is not delivered within 180 days after the delivery date specified, Petrobras provided a letter in May 1998 waiving its right to cancel the charters and related service rendering contracts unless delay in delivery exceeds 540 days and, even then, only if best endeavors to make delivery are not being made. In October 1999, however, Petrobras sent a letter stating that it intends to cancel the charters and service rendering contracts for our rigs when delay in delivery exceeds 180 days in accordance with its right originally specified in the charters and reserving its right to seek compensation for damages. That 180-day period expired in December 1999 in the case of the AMETHYST 4 and January 2000 in the case of the AMETHYST 5. Pending proceedings to determine the enforceability of the extension granted by Petrobras in its May 1998 letter, we have obtained a preliminary injunction in the Brazilian courts against Petrobras' cancellation of our charters.

      Given the current status of the AMETHYST 4 and AMETHYST 5 at TDI-Halter, there is substantial uncertainty as to whether the AMETHYST 4 and AMETHYST 5 will be completed. Even if they are completed, we cannot deliver the AMETHYST 4 and AMETHYST 5 to Petrobras within the 540-day period permitted under the May 1998 Petrobras letter. We currently expect the AMETHYST 6 and AMETHYST 7 to be delivered to Petrobras in September and October 2000. These delivery dates are more than 180 days but less than 540 days after the delivery dates specified for those rigs in the Petrobras charters. If we are unsuccessful in our litigation with Petrobras in the Brazilian courts, therefore, Petrobras could cancel each of our charters upon the lapse of 180 days of delay in delivery. Even if the 540-day extension granted by Petrobras in its May 1998 letter is determined to be enforceable, however, the charters for the AMETHYST 4 and AMETHYST 5 could become subject to cancellation at the end of the 540-day period. The cancellation by Petrobras of the charter for one of our rigs could result in acceleration of the repayment of borrowings under the credit facility providing substantially all of the financing for the construction of that rig. The acceleration of the repayment of those borrowings would constitute an event of default under the old and new notes.

      We currently are engaged in discussions with Petrobras to resolve the matters relating to the threatened cancellation of our charters. Based on its announced deepwater drilling program and the performance characteristics of the Amethyst design, we believe Petrobras has significant needs for all of our rigs. While we are optimistic that Petrobras will employ all of our rigs upon their completion, we can give no assurance that any of our rigs will be chartered to Petrobras or to any other customer on terms that are acceptable to us or to our lenders. Whatever the outcome of our negotiations with Petrobras, you will not be able to rely on the AMETHYST 4 or the AMETHYST 5 or the revenues from their charters as a source of repayment or security for the old or new notes since the lenders under credit facilities providing substantially all of the financing for those rigs and any other creditor of our subsidiaries that will own those rigs will have priority over you as to those rigs and any proceeds derived from those rigs. You should read the discussion under the heading "Risk Factors--Petrobras has threatened the cancellation of our charters" beginning on page 14 for more detailed information regarding the effects of Petrobras' threatened cancellation of our charters.

                                ABOUT OUR OWNERS

      We are owned 61.7% by affiliates of Maritima Petroleo e Engenharia Ltda., a Brazilian privately held company with limited liability, 26.4% by an indirect wholly owned subsidiary of Pride International, Inc., a publicly held Louisiana corporation, and 11.9% by two investment partnerships managed by First Reserve Corporation, a private equity firm. Maritima and Pride, directly or through affiliates, have primary contractual responsibility for our operations.

      Maritima, headquartered in Rio de Janeiro, Brazil, provides a range of services and equipment to companies participating in the oil and gas exploration and production sector in Brazil. Maritima currently provides shore-based facilities and local logistical support for two of Pride's semi-submersible drilling rigs, the AMETHYST 1 (the first rig built with the Amethyst design) and the NYMPHEA. Both of those rigs are operating offshore Brazil under long-term contracts with Petrobras.

      Pride, headquartered in Houston, Texas and listed on the New York Stock Exchange, is an international provider of contract drilling and related services, operating both offshore and on land. Pride operates a global fleet of 291 rigs, including two drillships, three semi-submersible rigs and 48 other offshore rigs.

      First Reserve specializes in the energy industry. Founded in 1980, the firm has offices in Houston, Texas, Greenwich, Connecticut and Denver, Colorado and manages a portfolio of energy holdings with a market value in excess of $1.5 billion.

                        SUMMARY OF TERMS OF THE NEW NOTES

      Unlike the old notes, the new notes, with limited exceptions, will be freely tradable and will not have registration rights or provisions for additional interest. Otherwise, the new notes are substantially identical to the old notes. The new notes will evidence the same debt as the old notes, and the same indenture governs the old notes and the new notes.

      We summarize the terms of the new notes below. You should read the discussion under the heading "Description of New Notes" beginning on page 71 for more detailed information regarding the terms of the new notes.

      EXCEPT WHEN USED AS PART OF THE TERM "NEW NOTES" OR "OLD NOTES," THE TERM "NOTES" IN THIS SUMMARY DESCRIPTION AND ELSEWHERE IN THIS PROSPECTUS REFERS TO THE OLD NOTES THAT WILL BE OUTSTANDING UNTIL THE EXCHANGE OFFER IS CONSUMMATED AND, AFTER GIVING EFFECT TO THE EXCHANGE OFFER, COLLECTIVELY TO THE OUTSTANDING NEW NOTES AND ANY REMAINING UNEXCHANGED OLD NOTES.


Issuer........................................ Amethyst Financial Company Ltd.,
                                               a company with limited liability
                                               organized under the laws of the
                                               British Virgin Islands.

Securities Offered............................ $53,000,000 principal amount of registered Senior Secured Notes
                                               due 2001.

Maturity Date................................. November 1, 2001.

Interest Payment Dates........................ June 30 and December 30 of each year, commencing June 30, 2000,
                                               and at maturity.

Pride Guarantee and Letter of Credit.......... Our obligation to repay the notes is guaranteed by Pride on a
                                               senior unsecured basis. Pride's
                                               guarantee ranks equally with its
                                               other unsecured debt and is
                                               limited in amount to $30.0
                                               million. Maritima has procured a
                                               $23.0 million irrevocable standby
                                               letter of credit issued by HSBC
                                               Bank USA that may be drawn in the
                                               event we default on our
                                               obligations to repay the notes.
                                               In the event we default on our
                                               obligations to repay the notes,
                                               the trustee has sole discretion
                                               on whether to draw on the letter
                                               of credit, enforce the Pride
                                               guarantee or exercise both
                                               remedies to the extent, in the
                                               aggregate, of any amount required
                                               to be repaid. The noteholders
                                               will share the proceeds from the
                                               enforcement of these remedies on
                                               a pro-rata basis.


Security...................................... Our obligation to repay the notes is secured by:

                                               o an irrevocable assignment of a
                                                 53% undivided interest in $100
                                                 million of loans made under the
                                                 credit facilities that are
                                                 providing financing for the
                                                 construction of the AMETHYST 6
                                                 and AMETHYST 7. We purchased
                                                 those loans in November 1999
                                                 with the proceeds from the sale
                                                 of the old notes, cash on hand
                                                 and additional funds provided
                                                 by an affiliate of Maritima.
                                                 Those loans are themselves
                                                 secured by, among other things,
                                                 security interests in the
                                                 construction contracts, major
                                                 service contracts, charters and
                                                 related service rendering
                                                 contracts for the AMETHYST 6
                                                 and AMETHYST 7 and all other
                                                 business and assets of our
                                                 subsidiaries that will own
                                                 those rigs and, upon
                                                 completion, first priority ship
                                                 mortgages on those rigs.

                                               o a reserve account for the
                                                 benefit of the holders of the
                                                 notes to be funded with 53% of
                                                 all principal payments made in
                                                 respect of the loans that we
                                                 purchased in November 1999 and
                                                 a portion of each interest
                                                 payment on such loans
                                                 sufficient to fund the next
                                                 succeeding scheduled payment of
                                                 interest on the notes.

                                               The collateral agent may exercise
                                               any or all remedies available
                                               against the collateral upon
                                               receipt of notice of an event of
                                               default under the indenture for
                                               the notes. You should read the
                                               risk factors relating to the
                                               enforcement of
                                               collateral beginning on page 15
                                               for information regarding the
                                               limitations on the collateral
                                               agent's remedies against the
                                               collateral.


Redemption Upon a Sale or Loss of a
Mortgaged Rig................................. Upon a sale or loss of either the
                                               AMETHYST 6 or AMETHYST 7, we will
                                               redeem one half of the then
                                               outstanding notes on a pro-rata
                                               basis at a redemption price equal
                                               to 100% of the principal amount
                                               plus accrued and unpaid interest
                                               to the redemption date plus, in
                                               the case of a sale, a make-whole
                                               premium.

Optional Redemption........................... We may redeem the notes, in whole or in part, at any time or from
                                               time to time, at a price equal to
                                               100% of the principal amount plus
                                               accrued and unpaid interest to
                                               the redemption date plus a
                                               make-whole premium. In the event
                                               of a partial redemption, the
                                               trustee will select the notes to
                                               be redeemed on a pro-rata basis,
                                               by lot or by whatever method the
                                               trustee, in its sole discretion,
                                               deems fair and appropriate.

Subsidiary Guarantees......................... The indenture for the notes requires any subsidiary that
                                               guarantees any of our
                                               indebtedness to guarantee the
                                               notes. None of our subsidiaries
                                               currently guarantee any of our
                                               indebtedness.

Payment of Additional Amounts................. In the event that withholding or deduction is required for taxes
                                               or other governmental charges
                                               imposed by the British Virgin
                                               Islands, Brazil, the United
                                               States or any other jurisdiction
                                               from which we make payment on the
                                               notes or in which we or our rigs
                                               are located or in which we are
                                               doing business, we will, subject
                                               to specified exceptions, pay such
                                               additional amounts as will result
                                               in receipt by holders of the
                                               notes of such amounts as would
                                               have been received by them had no
                                               such withholding or deduction
                                               been required.


Redemption for Tax Reasons.................... Upon the occurrence of specified changes in tax law requiring the
                                               payment of additional amounts, we
                                               may redeem the notes, in whole
                                               but not in part, at 100% of the
                                               principal amount plus accrued and
                                               unpaid interest to the date of
                                               redemption.

Change of Control............................. Upon a change of control, you will have the right to require us
                                               to purchase your notes at a
                                               purchase price equal to 101% of
                                               the principal amount plus accrued
                                               and unpaid interest to the date
                                               of purchase. The following
                                               events, among other things,
                                               constitute a change of control:


                                               o Pride ceases to own at least
                                                 26.4% of our voting stock

                                               o a change in control of Pride
                                                 occurs that results in a lower
                                                 credit rating for any
                                                 outstanding debt of Pride

                                               o any person (other than our
                                                 current shareholders and their
                                                 affiliates) owns more than
                                                 26.4% of our voting stock

Ranking....................................... The notes rank equally with all of our existing unsecured senior
                                               debt and have priority over our
                                               unsecured senior debt to the
                                               extent of the collateral securing
                                               the notes. Your claims as a
                                               holder of a 53% undivided
                                               interest in $100 million of the
                                               loans made under the AMETHYST 6
                                               and AMETHYST 7 credit facilities
                                               will rank:

                                               o equally with the claims of
                                                 creditors that hold
                                                 indebtedness or other
                                                 liabilities of our subsidiaries
                                                 that will own the AMETHYST 6
                                                 and AMETHYST 7 if that
                                                 indebtedness or those other
                                                 liabilities are not expressly
                                                 subordinated to the loans under
                                                 the AMETHYST 6 and AMETHYST 7
                                                 credit facilities

                                               o ahead of the claims of those
                                                 creditors to the extent of the
                                                 value, priority
                                                 and validity of the liens on
                                                 the collateral securing the
                                                 loans under the AMETHYST 6 and
                                                 AMETHYST 7 credit facilities

                                               You will share the collateral
                                               securing the loans made under the
                                               AMETHYST 6 and AMETHYST 7 credit
                                               facilities ratably with the
                                               lenders under those credit
                                               facilities to the extent of your
                                               53% undivided interest in $100
                                               million of those loans. Except to
                                               the extent of your claims as a
                                               holder of that 53% undivided
                                               interest, your claims against the
                                               assets of our subsidiaries are
                                               effectively subordinated to the
                                               claims of the creditors of those
                                               subsidiaries.

Covenants..................................... The indenture, among other things, restricts our ability,
                                               and the ability of our
                                               subsidiaries, to:


                                               o borrow money
                                               o pay dividends on stock or make
                                                 other restricted payments
                                               o make investments
                                               o incur liens
                                               o engage in sale/leaseback
                                                 transactions
                                               o sell substantially all of our
                                                 assets to, or merge or
                                                 consolidate with, other
                                                 companies
                                               o sell assets
                                               o enter into transactions with
                                                 affiliates


                                               These limitations are subject to
                                               important qualifications and
                                               exceptions.


Absence of Market for the New Notes........... There is no existing market for the new notes. We cannot provide
                                               any assurance about:


                                               o the liquidity of any markets
                                                 that may develop for the new
                                                 notes
                                               o your ability to sell your new
                                                 notes
                                               o the prices at which you will be
                                                 able to sell your new notes

                                               Further, trading prices of the
                                               new notes will depend on many
                                               factors, including:

                                               o prevailing interest rates
                                               o our operating results
                                               o ratings of the new notes
                                               o the market for similar
                                                 securities

                                               We do not intend to apply for
                                               listing of the new notes on any
                                               securities exchange or for
                                               quotation of the new notes in any
                                               automated dealer quotation
                                               system.

Book-Entry System............................. The old notes initially offered and sold in the United States to
                                               qualified institutional buyers in
                                               reliance on Rule144A under the
                                               Securities Act are, and the new
                                               notes will be, represented by one
                                               or more global notes in
                                               registered form and deposited
                                               with a custodian for, and
                                               registered in the name of, The
                                               Depository Trust Company or its
                                               nominee. Except in specified
                                               limited circumstances, definitive
                                               notes will not be issued in
                                               exchange for beneficial interests
                                               in a global note.

                          SUMMARY OF THE EXCHANGE OFFER

      On November 1, 1999, we completed a private offering of the old notes. In connection with the private offering, we entered into an exchange and registration rights agreement with the initial purchaser of the old notes. We agreed to deliver to you this prospectus and to complete the exchange offer for the old notes within 180 days after the date of the private offering. In the exchange offer, you are entitled to exchange your old notes for new notes with substantially identical terms.

      We summarize the terms of the exchange offer below. You should read the discussion under the heading "The Exchange Offer" beginning on page 63 for further information about the exchange offer and the resale of the new notes.


Expiration Date............................... The exchange offer will expire at
                                               5:00 p.m., New York City time, on
                                                       , 2000, or such later
                                               date and time to which we extend
                                               the expiration date.

Withdrawal of Tenders......................... You may withdraw your tender of old notes at any time prior to
                                               the expiration date. We will
                                               return to you, without charge,
                                               promptly after the expiration or
                                               termination of the exchange
                                               offer, any old notes that you
                                               tendered but were not accepted
                                               for exchange.

Conditions to the Exchange Offer.............. We will not be required to accept old notes for exchange:

                                               o if the exchange offer would be
                                                 unlawful or would violate any
                                                 interpretation of the staff of
                                                 the SEC

                                               o if any legal action has been
                                                 instituted or threatened that
                                                 would impair our ability to
                                                 proceed with the exchange offer

                                               The exchange offer is not
                                               conditioned upon any minimum
                                               aggregate principal amount of old
                                               notes being tendered.

Procedures for Tendering
  Old Notes................................... If your old notes are held through The Depository Trust
                                               Company (or DTC) and you wish to
                                               participate in the exchange
                                               offer, you may do so through
                                               DTC's automated tender offer
                                               program. If you tender under this
                                               program, you will agree to be
                                               bound by the letter of
                                               transmittal that we are providing
                                               with this prospectus as though
                                               you had signed the letter of
                                               transmittal. By signing or
                                               agreeing to be bound by the
                                               letter of transmittal, you will
                                               represent to us that, among other
                                               things:

                                               o any new notes that you receive
                                                 will be acquired in the
                                                 ordinary course of your
                                                 business

                                               o you have no arrangement or
                                                 understanding with any person
                                                 to participate in the
                                                 distribution of the old notes
                                                 or the new notes

                                               o you are not our "affiliate," as
                                                 defined in Rule 405 of the
                                                 Securities Act of 1933, or, if
                                                 you are our affiliate, you will
                                                 comply with any applicable
                                                 registration and prospectus
                                                 delivery requirements of the
                                                 Securities Act of 1933

                                               o if you are not a broker-dealer,
                                                 you are not engaged in and do
                                                 not intend to engage in the
                                                 distribution of the new notes

                                               o if you are a broker-dealer that
                                                 will receive new notes for your
                                                 own account in exchange for old
                                                 notes that you acquired as a
                                                 result of market-making
                                                 activities or other trading
                                                 activities, you will deliver a
                                                 prospectus in connection with
                                                 any resale of such new notes

Special Procedures for
   Beneficial Owners.......................... If you own a beneficial interest in old notes that are registered
                                               in the name of a broker, dealer,
                                               commercial bank, trust company or
                                               other nominee and you wish to
                                               tender the old notes in the
                                               exchange offer, you should
                                               contact the registered holder as
                                               soon as possible and instruct the
                                               registered holder to tender on
                                               your behalf and to comply with
                                               our instructions described in
                                               this prospectus.

Guaranteed Delivery Procedures................ You must tender your old notes according to the guaranteed
                                               delivery procedures described in
                                               "The Exchange Offer--Guaranteed
                                               Delivery Procedures" beginning on
                                               page 67 if any of the following
                                               apply:

                                               o you wish to tender your old
                                                 notes but they are not
                                                 immediately available

                                               o you cannot deliver your old
                                                 notes, the letter of
                                                 transmittal or any other
                                                 required documents to the
                                                 exchange agent prior to the
                                                 expiration date

                                               o you cannot comply with the
                                                 applicable procedures under
                                                 DTC's automated tender offer
                                                 program prior to the expiration
                                                 date

U.S. Federal Income
  Tax Considerations.......................... The exchange of old notes for new notes in the exchange offer will
                                               not be a taxable event for U.S.
                                               federal income tax purposes. You
                                               should read the discussion under
                                               the heading "Tax
                                               Considerations-Material United
                                               States Federal Income Tax
                                               Considerations" beginning on page
                                               109 for further information
                                               regarding U.S. federal income tax
                                               considerations.

Use of Proceeds............................... We will not receive any cash proceeds from the issuance of new
                                               notes in the exchange offer.

                               THE EXCHANGE AGENT

     We have appointed Wilmington Trust Company as exchange agent for the exchange offer. You should direct questions, requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent. If you are not tendering under DTC's automated tender offer program, you should send the letter of transmittal and any other required documents to the exchange agent as follows:

                                      WILMINGTON TRUST COMPANY
                                         (302) 651-1562
 BY MAIL (REGISTERED OR CERTIFIED MAIL RECOMMENDED):               BY COURIER OR BY HAND:

         Wilmington Trust Company                                Wilmington Trust Company
           Rodney Square North                                     Rodney Square North
        1100 North Market Street                                 1105 North Market Street
     Wilmington, Delaware 19890-0001                          Wilmington, Delaware 19890-0001
    Attn: Corporate Trust Operations                          Attn: Corporate Trust Operations


                      BY FACSIMILE TRANSMISSION (ELIGIBLE INSTITUTIONS ONLY):


                                           (302) 651-1079
                               Attn: Corporate Trust Administration

                                         CONFIRM BY TELEPHONE:
                                           (302) 651-1562


                       SUMMARY CONSOLIDATED FINANCIAL DATA

      The following table sets forth our summary historical consolidated financial information as of the dates and for the periods indicated:

                                                     INCEPTION                    YEAR
                                                  (MARCH 27, 1998)                ENDED
                                                TO DECEMBER 31, 1998         DECEMBER 31, 1999
                                                ---------------------       -------------------
                                                                (in thousands)
Consolidated Statement of Income Data:
   Interest income ...........................       $     167                  $   1,402
   Other income (expense) ....................            (109)                        29
                                                     ---------                  ---------
   Net income ................................       $      58                  $   1,431
                                                     =========                  =========

Other Data:
   Capital expenditures ......................       $ 210,526                  $ 220,067

Consolidated Balance Sheet Data
  (at end of period):
   Working capital ...........................       $  18,974                  $  16,317
   Construction in progress ..................         220,666                    456,270
   Total assets ..............................         343,080                    540,253
   Long-term debt ............................          94,738                    310,075
   Short-term obligations expected to be
     refinanced...............................          27,099                     40,335
   Accrued contract penalties* ...............          77,885                     48,394
   Shareholders' equity ......................              59                    106,489

Consolidated Statement of Cash Flows Data:
   Investing Activities ......................       $(210,526)                 $(220,067)
   Financing Activities ......................         228,640                    216,068

--------------------

* In 1999, we transferred the ownership of two wholly owned subsidiaries to a related party. This transfer included accrued contract penalties of $36.6 million and related construction costs of $18.7 million.

We have no operating history and no operating revenue and have been in the development stage since formation. No ratio of earning to fixed charges has been computed since it would not be meaningful.

                                  RISK FACTORS

      IN ADDITION TO THE OTHER MATTERS DESCRIBED IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND THE RISK FACTORS RELATING TO PRIDE PROVIDED IN APPENDIX A TO THIS PROSPECTUS. MANY OF THESE RISK FACTORS ARE BASED ON OUR EXPECTATION THAT, DESPITE PETROBRAS' THREATENED CANCELLATION OF OUR CHARTERS, OUR RIGS WILL OPERATE INITIALLY UNDER THOSE CHARTERS, UNDER RENEGOTIATED CHARTERS WITH PETROBRAS OR OTHERWISE OFFSHORE BRAZIL. YOU SHOULD, THEREFORE, PAY CLOSE ATTENTION TO THE SPECIAL FACTORS APPLICABLE TO PETROBRAS AND TO BRAZIL. IN GENERAL, INVESTING IN SECURITIES DEPENDENT ON CASH FLOWS FROM BRAZIL OR OTHER DEVELOPING COUNTRIES INVOLVES A HIGHER DEGREE OF RISK THAN INVESTING IN SECURITIES OF ISSUERS IN THE UNITED STATES. IN ADDITION, YOU SHOULD NOTE OUR LACK OF OPERATING HISTORY. FOR PURPOSES OF EVALUATING THE CREDITWORTHINESS OF PRIDE'S SENIOR UNSECURED GUARANTEE OF THE REPAYMENT OF AN AGGREGATE $30.0 MILLION OF THE OLD AND NEW NOTES, YOU SHOULD PAY CLOSE ATTENTION TO THE RISK FACTORS AND OTHER INFORMATION RELATING TO PRIDE PROVIDED IN APPENDIX A TO THIS PROSPECTUS.

IF YOU FAIL TO EXCHANGE YOUR OLD NOTES, THE EXISTING TRANSFER RESTRICTIONS WILL REMAIN IN EFFECT; THE MARKET VALUE OF YOUR OLD NOTES MAY BE ADVERSELY AFFECTED BECAUSE OF A SMALLER FLOAT.

      If you do not exchange your old notes for new notes under the exchange offer, you will continue to be subject to the existing transfer restrictions on the old notes. In general, the old notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act of 1933 and from applicable state securities laws. We do not intend to register resales of the old notes.

      The tender of old notes under the exchange offer will reduce the aggregate principal amount of the old notes outstanding. This may have an adverse effect upon, and increase the volatility of, the market price of any old notes that you continue to hold due to a reduction in liquidity.

THERE IS NO PUBLIC MARKET FOR THE NEW NOTES, AND WE DO NOT INTEND TO LIST THEM ON ANY SECURITIES EXCHANGE OR AUTOMATED QUOTATION SYSTEM; AN ACTIVE TRADING MARKET FOR THE NEW NOTES MAY NOT DEVELOP.

      There is no existing public market for the new notes. We cannot provide any assurance about

      o  the liquidity of any markets that may develop for the new notes
      o  your ability to sell your new notes
      o  the prices at which you will be able to sell your new notes

      The liquidity of any market for the new notes will depend on the number of holders of the new notes, the interest of securities dealers in making a market in the new notes and various other factors. Future trading prices of the new notes will depend on many factors, including prevailing interest rates, our operating results, ratings of the new notes and the market for similar securities. Historically, the market for noninvestment grade debt (like the new notes) has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. The market, if any, for the new notes may be subject to disruptions that create price volatility. These disruptions could adversely impact you.

      We do not intend to apply for listing of the new notes on any securities exchange or for quotation of the new notes in any automated dealer quotation system.

RECENT DEVELOPMENTS AT DAEWOO COULD ADVERSELY AFFECT THE TIMELY COMPLETION OF THE AMETHYST 6 AND AMETHYST 7.

      The timely completion of the AMETHYST 6 and AMETHYST 7 in accordance with specifications depends upon the ability of Daewoo Heavy Industries Ltd. to perform under its construction contracts. The AMETHYST 6 is approximately 82% complete and the AMETHYST 7 is approximately 86% complete. Recent developments at Daewoo could adversely affect the final completion of the AMETHYST 6 and AMETHYST 7 and, consequently, result in the cancellation of our charters or otherwise adversely affect our ability to repay the old and new notes.

      On January 20, 2000, Daewoo signed a memorandum of understanding on corporate/debt restructuring with its creditors as part of the ongoing effort to improve the Daewoo group's financial structure. As part of this restructuring, Daewoo's shipbuilding business will be segregated into a separate company and Daewoo will institute a debt buyout program for foreign creditors intended to reduce Daewoo's debt level. If Daewoo's financial condition worsens after the restructuring or if Daewoo is unable to complete the restructuring successfully, Daewoo's ability to complete our rigs could be adversely affected. We currently do not have an alternate building site to which we can shift construction of the rigs if Daewoo cannot complete construction. Given that the AMETHYST 6 and AMETHYST 7 are near completion, we do not foresee any immediate problems that would delay or prevent delivery of our rigs. We can give no assurances, however, that the continued efforts of the Daewoo group to improve its financial and corporate structure will not distract management or otherwise disrupt the normal business activities of Daewoo or that other problems will not arise in the future that may delay or prevent delivery of our rigs. In the event that Daewoo is placed into receivership, goes into bankruptcy or otherwise seeks protection from its creditors as a result of a failed restructuring, Daewoo may be unable to complete our rigs, we may not be able to remove our rigs from the shipyard to complete construction and, as a practical matter, our remedies against Daewoo will be limited and recovery could be subject to extensive delays.

      A material delay or failure by Daewoo to complete construction of our rigs could materially adversely affect our ability to repay the old and new notes. During the period of any delay, we will continue to accrue financing costs while delaying the commencement of operations and the receipt of revenues. The period for delivery of the rigs under the charters may not be extended and delays may result in penalties and possibly termination of the Petrobras charters. In addition, delays could result in a default under one of the credit facilities providing financing for the AMETHYST 6 or AMETHYST 7. Upon the occurrence of a default, the lenders under those facilities could stop funding construction of our rigs and could accelerate the repayment of the borrowings under those facilities. If these lenders cease funding, we would not be able to complete construction of the AMETHYST 6 and AMETHYST 7 unless we obtain new funding from other sources or an agreement of those lenders to resume funding on terms acceptable to them. If we are unable to complete our rigs, we will not have a source of cash flow sufficient to repay the old and new notes. In addition, the acceleration of the repayment of the borrowings under the AMETHYST 6 and AMETHYST 7 credit facilities would constitute an event of default under the old and new notes.

DAEWOO DEPENDS ON THE SOUTH KOREAN ECONOMY; CHANGES IN THE SOUTH KOREAN ECONOMY COULD DISRUPT DAEWOO'S CONSTRUCTION OF THE AMETHYST 6 AND AMETHYST 7.

      Daewoo forms part of a South Korean conglomerate that is substantially dependent on the South Korean economy. Like any emerging market, the South Korean economy is subject to the following:

      o  frequent and occasionally drastic government intervention
      o  extreme inflation
      o  changes in trade policy
      o  currency devaluations
      o  social instability
      o  interest rate fluctuations
      o  other political, economic or diplomatic developments

      South Korea experienced an economic crisis following the December 1997 announcement of financial assistance by the International Monetary Fund (IMF) in response to a severe foreign currency liquidity shortage. The Korean economy suffered a 100% increase in the exchange rate in the first month following the IMF announcement, along with increases during early and mid 1998 in interest rates, unemployment and inflation. The Korean economy stabilized during 1998 with usable foreign currency reserves increasing from under $6 billion to over $50 billion. In January 1999, Standard & Poor's Ratings Group raised its credit rating for Korea's sovereign credit from "stable" to "positive." We cannot assure, however, that another economic crisis in Korea will not occur that will disrupt Daewoo's construction of our rigs.

RECOVERY UNDER THE EXPORT-IMPORT BANK OF KOREA'S REFUND GUARANTEES MAY NOT BE AVAILABLE OR SUFFICIENT TO COMPENSATE US FOR, OR ENABLE US TO REDEEM A SUFFICIENT PRINCIPAL AMOUNT OF THE OLD AND NEW NOTES IN THE EVENT OF, THE LATE DELIVERY OR NON-DELIVERY OF THE AMETHYST 6 OR AMETHYST 7.

      The Export-Import Bank of Korea has issued to us a refund guarantee under each Daewoo construction contract. Pursuant to each refund guarantee, the Export-Import Bank of Korea is obligated, upon termination of the corresponding construction contract for any cause (including Daewoo being placed into receivership, going into bankruptcy or otherwise becoming insolvent as a result of a failed restructuring to the extent the enforcement of our contractual right of termination is permitted by applicable law) or a total loss of the rig prior to delivery, to repay to us the installments of the contract price (which includes the cost of owner-furnished equipment) paid by us prior to such event, plus interest on such installments at a fixed rate of 10% if Daewoo has not made such repayment within 30 days after our demand. The refund guarantee, however, does not provide us coverage beyond such repayment:

      o  for late delivery penalties or other amounts that we may owe Petrobras
      o  for additional financing costs that we may incur
      o  for lost revenues or cancellation of the Petrobras charters
      o to enable us to redeem a sufficient principal amount of the old and new notes in the event the AMETHYST 6 or AMETHYST 7 is delivered late or not completed. If, after termination for bankruptcy, receivership or other insolvency, Daewoo is protected from our claims by applicable law, moreover, the Export-Import Bank of Korea could claim the same protection from our claims and, whether or not successful, could delay our recovery. In addition, the Export-Import Bank of Korea, being a South Korean governmental agency, is subject to governmental control and influence and to the South Korean economy. We cannot assure, therefore, that recovery under the refund guarantees will be available, whether as a result of South Korean governmental control and influence over the Export-Import Bank of Korea, the effects of the South Korean economy, the limitations of the guarantee or another reason, or sufficient to compensate us for the consequences of the delay or failure of Daewoo to complete construction of the AMETHYST 6 or AMETHYST 7. Our inability to recover fully from the refund guarantees in the event of default by Daewoo would materially and adversely affect our ability to complete the AMETHYST 6 or AMETHYST 7 on time or at all. Any recovery, moreover, may be subject to substantial delay. Our delay or failure to complete construction of those rigs as a result of our inability to recover fully from the refund guarantees would materially adversely affect our ability to repay the old and new notes.

RECENT DEVELOPMENTS AT TDI-HALTER RAISE SUBSTANTIAL UNCERTAINTY AS TO WHETHER THE AMETHYST 4 AND AMETHYST 5 WILL BE COMPLETED AND, IF COMPLETED, WHETHER THOSE RIGS WILL BE CHARTERED TO PETROBRAS.

      The timely completion of the AMETHYST 4 and AMETHYST 5 in accordance with specifications depends upon the ability of TDI-Halter, L.P. to perform under its construction contracts. Recent developments at TDI-Halter raise substantial uncertainty as to whether the AMETHYST 4 and AMETHYST 5 will be completed and, if completed, whether those rigs will be chartered to Petrobras.

      In November 1999, Halter Marine Group, Inc., then the parent company of TDI-Halter, merged with Friede Goldman International Inc. to form Friede Goldman Halter, Inc. In early January 2000, Friede Goldman Halter, Inc. notified us that construction of the AMETHYST 4 and AMETHYST 5 was being suspended because of alleged delays in receiving detailed engineering work and our previous rejection of the shipyard's requests for extensions of the construction contract delivery dates. Subsequently, TDI-Halter asserted claims against our subsidiaries that will own the AMETHYST 4 and AMETHYST 5 for an extension of the construction contract delivery dates on grounds of permissible delay within the terms of the construction contracts and damages of $68.5 million for alleged breach of those contracts. We have denied TDI-Halter's claims and, as required by the construction contracts, have initiated proceedings in the Commercial Court in London seeking a determination of the merits of those claims. Together with the United States Maritime Administration (MARAD), which has guaranteed repayment of construction borrowings for the AMETHYST 4 and AMETHYST 5, we have commenced negotiations with TDI-Halter and Friede Goldman Halter to determine whether there is an acceptable basis for the resumption by TDI-Halter of the construction of our rigs. We are also evaluating other options that include rescinding the construction contracts for the AMETHYST 4 and AMETHYST 5 and exercising our remedies under those contracts or related performance bonds and performance guarantees to recover our costs. We can provide no assurance, therefore, that the AMETHYST 4 and AMETHYST 5 will be completed and, if completed, whether those rigs will be chartered to Petrobras.

      During the current suspension of work on the AMETHYST 4 and AMETHYST 5, we continue to accrue financing costs on those rigs while commencement of operations and receipt of revenues from those rigs is delayed. The period for delivery of the rigs under the Petrobras charters may not be extended and delays may result in penalties and possibly termination of the Petrobras charters. In addition, these delays could result in a default under the credit facilities providing financing for the AMETHYST 4 or AMETHYST 5. Upon the occurrence of a default, the lenders under those facilities could stop funding construction of our rigs and could accelerate the repayment of the borrowings under those facilities. If these lenders cease funding, we would not be able to complete construction of the Amethyst 4 and AMETHYST 5 unless we obtain new funding from other sources or an agreement of those lenders to resume funding on terms acceptable to them. The acceleration of the repayment of the borrowings under those facilities would constitute an event of default under the old and new notes. You will not be able to rely on the AMETHYST 4 or the AMETHYST 5 or the amounts that we may be able to recover under the construction contracts or related performance bonds and performance guarantees as a source of repayment or security for the old or new notes since the lenders under the AMETHYST 4 or the AMETHYST 5 credit facilities and any other creditor of our subsidiaries that will own those rigs will have priority over you as to those rigs and any proceeds derived from those rigs.

RECOVERY UNDER THE BONDS AND GUARANTEES WE OBTAINED TO SUPPORT TDI-HALTER'S OBLIGATIONS UNDER THE CONSTRUCTION CONTRACTS FOR THE AMETHYST 4 AND AMETHYST 5 MAY NOT BE AVAILABLE OR SUFFICIENT TO COMPENSATE US FOR THE CONSEQUENCES OF TDI-HALTER'S DEFAULT.

      We have obtained the following bonds and guarantees to support TDI-Halter's obligations under each TDI-Halter construction contract:

      o a performance bond from Fireman's Fund Insurance Company issued on a joint and several basis with TDI-Halter, pursuant to which Fireman's Fund stands behind the obligations of TDI-Halter for up to 100% of the contract price (which excludes the cost of owner-furnished equipment)

      o a labor and material payment bond from Fireman's Fund Insurance Company issued on a joint and several basis with TDI-Halter, pursuant to which Fireman's Fund covers us against suits for non-payment by TDI-Halter filed by claimants having a direct contract with TDI-Halter or with a subcontractor of TDI-Halter for labor, materials or both used or reasonably required for use in the performance of the TDI-Halter construction contract

      o an unconditional and irrevocable performance guarantee from Friede Goldman Halter, pursuant to which Friede Goldman Halter guaranteed to us TDI-Halter's prompt and faithful performance of, and compliance with, all obligations, covenants, terms, conditions and undertakings under the TDI-Halter construction contract

These bonds and guarantees do not provide specific coverage for:

      o  late delivery penalties or other amounts that we may owe Petrobras
      o  additional financing costs that we may incur
      o  lost revenues or cancellation of the Petrobras charters in the event our rigs are delivered late or not completed as a result of non-performance by TDI-Halter. We cannot assure, therefore, that recovery under these bonds and guarantees will be available, whether as a result of the limitations of the bonds and guarantees or another reason, or sufficient to compensate us for the consequences of the delay or failure of TDI-Halter to complete construction of our rigs. Our inability to recover fully from the bonds and guarantees in the event of default by TDI-Halter would materially and adversely affect our ability to complete the AMETHYST 4 and AMETHYST 5. Any recovery, moreover, may be subject to substantial delay. In any case, you will not be able to rely on the amounts that we may be able to recover under the construction contracts or related bonds and guarantees as a source of repayment or security for the old or new notes since the lenders under the AMETHYST 4 or the AMETHYST 5 credit facilities and any other creditor of our subsidiaries that will own the AMETHYST 4 or the AMETHYST 5 will have priority over you as to any proceeds derived from those rigs.

THE CONSTRUCTION OF OUR RIGS INVOLVES RISKS IN ADDITION TO THE DAEWOO AND TDI-HALTER RISKS THAT COULD GIVE RISE TO DELAYS, COST OVERRUNS, PERFORMANCE DEFICIENCIES OR OTHER CONDITIONS THAT COULD RESULT IN THE CANCELLATION OF OUR CHARTERS OR OTHERWISE ADVERSELY AFFECT OUR ABILITY TO REPAY THE OLD AND NEW NOTES.

      We currently have no operational rigs. We have contracted to provide our rigs to Petrobras as described in this prospectus. We began construction of our rigs in the second quarter of 1998, but construction on the AMETHYST 4 and AMETHYST 5 is currently suspended. We expect the AMETHYST 6 and AMETHYST 7 to be completed in June and July 2000.

      The construction of our rigs involves risks in addition to the Daewoo and TDI-Halter risks that could give rise to delays, cost overruns, performance deficiencies or other conditions that could result in the cancellation of our charters or otherwise adversely affect our operations. If we are unable to complete construction of our rigs successfully or on a timely basis, our ability to repay the old and the new notes and our subsidiaries' ability to meet their debt obligations could be adversely affected. Some of the risks involved in the construction of our rigs are:

      o  shortages of equipment, materials and labor
      o  delays in delivery of equipment and materials
      o  labor disputes
      o political events, including local or political opposition to our construction efforts
      o  blockades or embargoes
      o  litigation
      o  adverse weather conditions
      o  unavailability of permits
      o  unanticipated increases in costs
      o  natural disasters and accidents
      o  unforeseen engineering, design or environmental problems
      o other unforeseen circumstances beyond our control or the control of our vendors and subcontractors

In particular, the construction of each rig requires a significant amount of steel. In addition, we must coordinate the procurement of significant amounts of sophisticated equipment with the progress of construction. Delays, cost overruns or deficiencies in performance may result if deliveries of steel or equipment are significantly delayed or fail to meet the required specifications or if funding for construction under one of the credit facilities providing financing for our four rigs is not available.

      Delays, cost overruns or performance deficiencies for any of the causes enumerated above or for any other cause may materially adversely affect our ability to repay the old and new notes. During the period of any delay, we will continue to accrue financing costs while delaying the commencement of operations and the receipt of revenues. The period for delivery of the rigs under the charters may not be extended and delays may result in penalties and possibly termination of the Petrobras charters. Delays, cost overruns or performance deficiencies could, in addition, result in a default under the credit facilities providing financing for our rigs.

      Performance deficiencies could result in reduced income and cash flow. Deficiencies in the actual performance of our rigs from the levels specified in the construction contracts or the charters, whether caused by fault of the shipyards, design deficiencies or otherwise, could result in any of the following:

      o reduced revenue as a consequence of reduced rates or increased rig down time under the charters
      o increased operating expenses as a consequence of reduced rig efficiency or increased rig down time
      o termination of one or more of the charters if the minimum performance standards for acceptance of our rigs set forth in the charters are not timely achieved

      We cannot assure that our rigs will be successfully constructed, equipped and completed on time. If our rigs are not completed on time or are not capable of operating according to their respective design specifications, the termination of the applicable construction contract may be our sole remedy for such failure. The loss of, or any significant reduction in, the rates payable by Petrobras under one or more of the charters, the incurrence of penalties under the charters, delays in commencement of operations or a default under a credit facility providing financing for one of our rigs could adversely affect our ability to repay the old and new notes and our subsidiaries' ability to meet their debt obligations.

      We have attempted to mitigate any cost overruns, cash flow deficiencies and late delivery penalties resulting from construction risks and delays by budgeting a contingency amount of $46.8 million for the rigs and obtaining, subject to exclusions and limitations, insurance to protect against various casualty and completion risks during construction and mobilization to the extent resulting from insured events. These risks include:

      o  failure of the shipyards to meet the agreed-upon delivery schedules
      o failure of our rigs to meet the performance criteria established in the charters
      o  certain other delays in completion and delivery of our rigs

Our insurance covers these risks only to the extent resulting from insured events, such as traditional fire hazards and marine peril. There can be no assurance that insurance proceeds will be available or that the contingency funds or insurance will be sufficient to pay significant cost overruns, compensate us for any penalties, lost revenues or cancellation of the charters or to provide sufficient funds to make scheduled payments on the old and new notes or our and our subsidiaries' other debt obligations.

PETROBRAS HAS THREATENED THE CANCELLATION OF OUR CHARTERS.

      Petrobras has threatened the cancellation of our charters. We can give no assurance, therefore, that our rigs will be chartered to Petrobras or to any other customer on terms that are acceptable to us or to you. If we are unable to charter our rigs on acceptable terms, our ability to repay the old and new notes could be adversely affected.

      Our charters with Petrobras specify delivery dates in June and July 1999 for the AMETHYST 4 and AMETHYST 5 and December 1999 for the AMETHYST 6 and AMETHYST 7. We were unable to meet those delivery dates. While each charter states that it may be canceled by Petrobras if the chartered rig is not delivered within 180 days after the delivery date specified, Petrobras provided a letter in May 1998 waiving its right to cancel the charters and related service rendering contracts unless delay in delivery exceeds 540 days and, even then, only if best endeavors to make delivery are not being made. In October 1999, however, Petrobras sent a letter stating that it intends to cancel the charters and service rendering contracts for our rigs when delay in delivery exceeds 180 days in accordance with its right originally specified in the charters and reserving its right to seek compensation for damages. That 180-day period expired in December 1999 in the case of the AMETHYST 4 and January 2000 in the case of the AMETHYST 5. Pending proceedings to determine the enforceability of the extension granted by Petrobras in its May 1998 letter, we have obtained a preliminary injunction in the Brazilian courts against Petrobras' cancellation of our charters.

      Given the current status of the AMETHYST 4 and AMETHYST 5 at TDI-Halter, there is substantial uncertainty as to whether the AMETHYST 4 and AMETHYST 5 will be completed. Even if they are completed, we cannot deliver the AMETHYST 4 and AMETHYST 5 to Petrobras within the 540-day period permitted under the May 1998 Petrobras letter. We currently expect the AMETHYST 6 and AMETHYST 7 to be delivered to Petrobras in September and October 2000. These delivery dates are more than 180 days but less than 540 days after the delivery dates specified for those rigs in the Petrobras charters. If we are unsuccessful in our litigation with Petrobras in the Brazilian courts, therefore, Petrobras could cancel each of our charters upon the lapse of 180 days of delay in delivery. Even if the 540-day extension granted by Petrobras in its May 1998 letter is determined to be enforceable, however, the charters for the AMETHYST 4 and AMETHYST 5 could become subject to cancellation at the end of the 540-day period. In any case, specific performance of Petrobras' obligations under any of our charters may, as a practical matter, not be an available remedy, so our rights against Petrobras could be limited to a lawsuit for damages. The result of any such lawsuit is uncertain, the amount of damages may be limited and any recovery may be subject to extensive delays.

      Based on Petrobras' October 1999 letter, the lenders under the credit facilities providing substantially all of the financing for our rigs may, at their discretion, cease funding construction, in which event we would not be able to complete construction of the rigs unless we obtain new funding from other sources or an agreement of the credit facility lenders to resume funding on terms acceptable to them. Since being informed of Petrobras' October 1999 letter, these lenders have continued to fund the construction of our rigs. Neither our lenders' decision to cease funding construction of our rigs nor Petrobras' cancellation of our charters, however, will relieve us of our obligations to the shipyards constructing our rigs, the owner-furnished equipment suppliers for our rigs or our other subcontractors. The cancellation by Petrobras of the charter for one of our rigs, moreover, could result in acceleration of the repayment of borrowings under the credit facility providing substantially all of the financing for the construction of that rig. The acceleration of the repayment of those borrowings would constitute an event of default under the old and new notes. If we are unable to charter our rigs to Petrobras or to another customer on sufficiently favorable terms, our ability to repay the old and new notes could be adversely affected. Even if we are able to charter our rigs to Petrobras or to another customer, we will not have sufficient funds to repay the old and new notes unless and until adequate refinancing is arranged.

      We currently are engaged in discussions with Petrobras to resolve the matters relating to the threatened cancellation of our charters. Based on its announced deepwater drilling program and the performance characteristics of the Amethyst design, we believe Petrobras has significant needs for all of our rigs. While we are optimistic that Petrobras will employ all of our rigs upon their completion, we can give no assurance that any of our rigs will be chartered to Petrobras or to any other customer on terms that are acceptable to us or to our lenders. Whatever the outcome of our negotiations with Petrobras, you will not be able to rely on the AMETHYST 4 or the AMETHYST 5 or the revenues from their charters as a source of repayment or security for the old or new notes since the lenders under credit facilities providing substantially all of the financing for those rigs and any other creditor of our subsidiaries that will own those rigs will have priority over you as to those rigs and any proceeds derived from those rigs.

THE REMEDIES AVAILABLE TO YOU FOLLOWING AN EVENT OF DEFAULT MAY NOT PRODUCE PROCEEDS SUFFICIENT TO REPAY THE OLD AND NEW NOTES.

      Our obligations in respect of the old and new notes will be secured solely by the guarantee of Pride, the letter of credit from HSBC Bank USA and an assignment of a 53% undivided interest in the $100 million of loans made under the AMETHYST 6 and AMETHYST 7 credit facilities that we purchased in November 1999, including the right to receive payments of principal and interest on such undivided interest that will be deposited as received in the note reserve account. Pride's guarantee is senior and unsecured, ranks equally with Pride's other unsecured debt and is limited in amount to $30.0 million. HSBC Bank USA's letter of credit may be drawn if we default on our obligations to repay the notes and is limited in amount to $23.0 million. If we default on our obligations to repay the notes, the note trustee has sole discretion on whether to draw on the letter of credit, enforce the Pride guarantee, foreclose on the collateral securing our obligations under the old and new notes or exercise any combination of these remedies to the extent, in the aggregate, of any amount required to be repaid under the notes. Upon the enforcement of any of these remedies, the resulting proceeds will be shared by the holders of old and new notes. We cannot assure that a foreclosure or exercise of the other remedies available to you will produce proceeds in an amount that will be sufficient to repay you and the other holders of old and new notes in full.

EXCEPT TO THE EXTENT OF PRIDE'S GUARANTEE LIMITED IN AMOUNT TO $30 MILLION, YOU WILL HAVE NO RIGHT TO RECOVER AGAINST OUR AFFILIATES FOR PAYMENTS OF PRINCIPAL OR INTEREST ON THE OLD OR NEW NOTES.

      Our subsidiaries have contracted with service providers, several of which are affiliated special purpose entities, for construction management of our rigs, supplies, technical services, staffing and operation of our rigs. You are not a beneficiary of and have no right to enforce any of the arrangements between our subsidiaries and their service providers. Except to the extent of Pride's guarantee limited in amount to $30 million, you will have no right to recover against any of our affiliates for payments of principal or interest on the old or new notes.

WE WILL BE REQUIRED TO REFINANCE MOST OF THE OUTSTANDING PRINCIPAL AMOUNT OF THE OLD AND NEW NOTES AT MATURITY; IF WE ARE UNABLE TO EFFECT SUCH REFINANCING, THE REPAYMENT OF THE OLD AND NEW NOTES WILL BE DELAYED AND YOU COULD INCUR A LOSS.

      We will not have sufficient cash from the scheduled payments on the loans made under the AMETHYST 6 and AMETHYST 7 credit facilities that we purchased or from any other source to repay the old and new notes in full at maturity (including by acceleration or mandatory redemption), so we will be required to refinance most of the outstanding principal amount of the old and new notes at that time. Our ability to refinance the old and new notes at that time will depend upon our financial condition and results of operations, our business operation and prospects and conditions in the financial markets. Our ability to raise funds may be adversely affected by many of the risk factors described in this prospectus and there can be no assurance that we will be able to refinance the old and new notes at maturity on satisfactory terms. If we are unable to refinance the old and new notes, we may attempt to sell assets or seek equity investments or contributions for such purpose, but there can be no assurance that these efforts will not be adversely affected by the same risk factors or market conditions that affect our refinancing efforts. If we are unsuccessful in these efforts, payments on the old and new notes will be delayed and you could incur a loss.

WE MAY NOT BE ABLE TO REPURCHASE THE OLD AND NEW NOTES IN THE EVENT OF A CHANGE OF CONTROL; OUR INABILITY TO MAKE SUCH REPURCHASE COULD ADVERSELY AFFECT THE MARKET VALUE OF THE OLD AND NEW NOTES.

      We currently have no source of cash to repurchase the old and new notes in the event of a change of control. Our inability to repurchase the old and new notes in the event of a change of control that adversely affects our capital structure or credit rating could adversely affect the market value of the old and new notes. In addition, our inability to repurchase the old and new notes in the event of a change in control, if you require us to make such repurchase in accordance with the note indenture, would constitute an event of default under the note indenture and could, in turn, trigger a default under, and acceleration of, indebtedness that we or our subsidiaries may incur in the future. In such event, payments on the old and new notes could be delayed, the market value of the old and new notes could be adversely affected and you could incur a loss.

OUR SALE OF LESS THAN ALL OF OUR ASSETS COULD ADVERSELY AFFECT THE MARKET VALUE OF THE OLD AND NEW NOTES, YET, IN SUCH EVENT, WE MAY NOT BE REQUIRED TO MAKE AN OFFER TO REPURCHASE THE OLD AND NEW NOTES AND YOU COULD INCUR A LOSS.

      Our sale of a substantial portion of our assets could adversely affect our financial position and, consequently, the market value of the old and new notes, yet, in such event, we may not be required to make an offer to repurchase the old and new notes. While the note indenture requires us to make an offer to repurchase the old and new notes in the event of our sale of substantially all of our assets, New York law, which governs the indenture, does not provide a quantitative definition of "substantially all." Our sale of less than all of our assets, therefore, leaves open to interpretation the question of whether we made a sale of "substantially all" of our assets that requires us to make an offer to repurchase the old and new notes. If, in such event, we are not required to repurchase the old and new notes, you could incur a loss as a result of the adverse effects such sale may have on the market value of the old and new notes or on our financial position and, therefore, our ability to repay those notes.

OUR ABILITY AND, CONSEQUENTLY, THE ABILITY OF THE NOTE COLLATERAL AGENT ON YOUR BEHALF TO AFFECT DETERMINATIONS MADE BY THE LENDERS UNDER THE AMETHYST 6 AND AMETHYST 7 CREDIT FACILITIES ARE SEVERELY LIMITED.

      The 53% undivided interest in the loans that we purchased under the AMETHYST 6 and AMETHYST 7 credit facilities securing the old and new notes will be the principal source of payment of interest on, and the principal collateral for, the old and new notes. We own less than a majority of the loans outstanding under the AMETHYST 6 and AMETHYST 7 credit facilities. The remainder of the loans under these credit facilities are currently held by affiliates of Mitsubishi Corporation. Under the AMETHYST 6 and AMETHYST 7 credit facilities, the lenders holding two thirds of the loans have the right to control most determinations to be made by the lenders under the credit facilities. The Mitsubishi Corporation affiliates, which will, by completion, collectively hold more than two thirds of the loans, will have the exclusive right to amend most provisions of the credit facility documents, waive borrower defaults, declare an event of default and direct the enforcement of rights against the borrowers.

OUR ABILITY AND, CONSEQUENTLY, THE ABILITY OF THE NOTE COLLATERAL AGENT ON YOUR BEHALF TO TRANSFER THE LOANS THAT WE PURCHASED UNDER THE AMETHYST 6 AND AMETHYST 7 CREDIT FACILITIES ARE LIMITED.

      The AMETHYST 6 and AMETHYST 7 credit facilities permit lenders to assign their rights under the credit facilities only to a first class international bank incorporated in an Organisation for Economic Co-operation and Development
(OECD) country or a person approved by an affiliate of Mitsubishi Corporation, which approval will not be unreasonably withheld. This provision restricts our ability to transfer the loans made under the AMETHYST 6 and AMETHYST 7 credit facilities that we purchased and limits the note collateral agent's ability to transfer those loans if there is an event of default and foreclosure under the old or new notes. The inability of the note collateral agent to transfer those loans in the event of our default under the old or new notes would significantly limit the value of the collateral securing the old and new notes.

AN EVENT OF DEFAULT UNDER A CREDIT FACILITY PROVIDING FINANCING FOR OUR RIGS THAT DOES NOT RESULT IN AN EVENT OF DEFAULT UNDER THE OLD AND NEW NOTES COULD HAVE AN ADVERSE EFFECT ON THE MARKET FOR THOSE NOTES.

      An event of default under a credit facility providing financing for our rigs will not cause an event of default under the old or new notes unless it is a payment default, results in an acceleration of such credit facility or, in the case of the AMETHYST 6 and AMETHYST 7 credit facilities, persists for 120 days without being cured or waived. Such a default under the AMETHYST 6 or AMETHYST 7 credit facilities, which provide the principal source of payment of interest on, and the principal collateral for, the old and new notes, would likely have an adverse effect on the market for the old and new notes and, if such default occurred prior to completion of the AMETHYST 6 or AMETHYST 7, would result in an inability to fund the completion of these rigs. Such a default under the AMETHYST 4 and AMETHYST 5 credit facilities could have an adverse effect on the market for the old and new notes even though neither the AMETHYST 4 and AMETHYST 5 credit facilities nor the rigs being financed with them are a source of payment for the old or new notes. The AMETHYST 4 and AMETHYST 5 credit facilities do not provide for funding of owner-furnished equipment prior to delivery, so we have advanced approximately $13.0 million and expect to advance an additional $9.0 million to fund owner-furnished equipment for the AMETHYST 4 and AMETHYST 5 prior to delivery. If an event of default occurs prior to delivery and the lenders under the AMETHYST 4 and AMETHYST 5 credit facilities cease funding, we will not be reimbursed for these amounts as currently anticipated. If we are not reimbursed, we would have less cash available to make principal and interest payments on the old and new notes and to complete our rigs. This reduction in our cash balance could have an adverse effect on the market for the old and new notes.

IF THERE IS AN EVENT OF DEFAULT UNDER THE OLD OR NEW NOTES THAT DOES NOT CAUSE AN EVENT OF DEFAULT UNDER THE AMETHYST 6 AND AMETHYST 7 CREDIT FACILITIES, THE NOTE COLLATERAL AGENT WILL NOT BE ABLE TO PURSUE, ON YOUR BEHALF, REMEDIES AGAINST THE COLLATERAL FOR THE AMETHYST 6 AND AMETHYST 7 CREDIT FACILITIES.

      An event of default under the AMETHYST 4 and AMETHYST 5 credit facilities or other event which causes an event of default under the old or new notes may not cause an event of default under the AMETHYST 6 and AMETHYST 7 credit facilities. In this event, the note trustee may enforce remedies on your behalf against Pride's $30.0 million guarantee, the letter of credit from HSBC Bank USA and the note reserve account, but neither it nor the note collateral agent nor the lenders under the AMETHYST 6 and AMETHYST 7 credit facilities will have any right to pursue remedies under the AMETHYST 6 and AMETHYST 7 credit facilities against our subsidiaries that will own the AMETHYST 6 and AMETHYST 7 or the collateral securing the loans (including the loans that we purchased) made under the AMETHYST 6 and AMETHYST 7 credit facilities.

THE GUARANTEES PROVIDED BY US AND OUR AFFILIATES IN CONNECTION WITH THE AMETHYST 6 AND AMETHYST 7 CREDIT FACILITIES AND THE OLD AND NEW NOTES COULD BE SUBORDINATED OR VOIDED IF DETERMINED TO BE FRAUDULENT; SUCH DETERMINATION WOULD SIGNIFICANTLY LIMIT THE GUARANTEES SECURING THE AMETHYST 6 AND AMETHYST 7 CREDIT FACILITIES AND, CONSEQUENTLY, THE COLLATERAL SECURING THE OLD AND NEW NOTES AND, IF MADE IN RESPECT OF PRIDE, PRIDE'S LIMITED GUARANTEE OF THE OLD AND NEW NOTES.

      The guarantees provided by us and our affiliates in connection with the AMETHYST 6 and AMETHYST 7 credit facilities, which guarantees indirectly secure the old and new notes, and Pride's $30.0 million guarantee of the old and new notes could be subordinated or voided if determined to be fraudulent. The subordination or cancellation of any of these guarantees would significantly limit your ability to recover amounts payable by us under the old and the new notes.

      The obligations under the AMETHYST 6 and AMETHYST 7 credit facilities are guaranteed by us and are cross-guaranteed by our subsidiaries that will own the AMETHYST 6 and AMETHYST 7. In addition, Maritima and Pride have provided limited guarantees on both a several and joint basis in connection with the AMETHYST 6 and AMETHYST 7 credit facilities and, in the case of Pride, the repayment of the old and new notes. We believe that the indebtedness incurred and to be incurred under the AMETHYST 6 and AMETHYST 7 credit facilities and the old and new notes, whether directly or by virtue of these guarantees, was incurred and is being incurred for proper purposes and in good faith, and that, based on present forecasts, asset valuations and other financial information, each of the guarantors will be solvent, will have sufficient capital for carrying on its business and will be able to pay its debts as they mature. Notwithstanding our belief, however, if a court of competent jurisdiction in a suit by an unpaid creditor or a representative of creditors (such as a trustee in bankruptcy or a debtor-in-possession) finds that, at the time of the incurrence of such indebtedness, any of the following was true of any guarantor:

      o  the guarantor was insolvent

      o  the guarantor was rendered insolvent by reason of such incurrence

      o the guarantor was engaged in a business or transaction for which their remaining assets constituted unreasonably small capital

      o the guarantor intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured

      o  the guarantor intended to hinder, delay or defraud its creditors and that the indebtedness was incurred for less than reasonably equivalent value, then such court could, among other things:

      o void all or a portion of such guarantor's obligations, the effect of which would be that you and the lenders under the AMETHYST 6 and AMETHYST 7 credit facilities may not be repaid in full

      o subordinate such guarantor's obligations to other existing and future indebtedness of such guarantor to a greater extent than would otherwise be the case, the effect of which would be to entitle such other creditors to be paid in full before any payment could be made on the loans outstanding under the AMETHYST 6 and AMETHYST 7 credit facilities or on the old and new notes

A legal challenge to a guarantor on these grounds may focus on, among other things, the benefits, if any, realized by such guarantor as a result of our issuance of the old and new notes.

      The measure of insolvency for purposes of the foregoing considerations will vary depending on the law applied in any such proceeding. Generally, however, an entity may be considered insolvent if the sum of its debts, including contingent liabilities, is greater than the fair market value of all its assets at a fair valuation or if the present fair market value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature. We do not believe that any of us, our subsidiaries, Pride or Maritima was insolvent when it provided its guarantees or has become insolvent as a result of its guarantees. We can provide no assurance, however, that a court of competent jurisdiction will not determine that any of the guarantors was insolvent when it provided its guarantees or have become insolvent or incapable of paying their debts when due.

THE ENFORCEMENT OF THE MORTGAGES ON THE AMETHYST 6 AND AMETHYST 7 MAY BE DIFFICULT AND EXPENSIVE; THE INABILITY TO REALIZE SIGNIFICANT VALUE UPON ENFORCEMENT OF THOSE MORTGAGES WOULD SIGNIFICANTLY LIMIT THE COLLATERAL SECURING THE AMETHYST 6 AND AMETHYST 7 CREDIT FACILITIES AND, CONSEQUENTLY, THE COLLATERAL SECURING THE OLD AND NEW NOTES.

      The principal collateral securing the AMETHYST 6 and AMETHYST 7 credit facilities and, indirectly, the old and new notes will be, upon completion of the AMETHYST 6 and AMETHYST 7, Bahamian first priority ship mortgages on those rigs. The enforcement of those mortgages, however, could be difficult and expensive as a result of priorities and procedures imposed by the laws of the jurisdiction in which the enforcement proceeding must be brought. The inability, as a result of difficulty or expense, to realize significant value upon enforcement of those mortgages could significantly limit the collateral securing the loans made under the AMETHYST 6 and AMETHYST 7 credit facilities and, consequently, the collectibility of the $100.0 million of those loans that we purchased and in which we have assigned a 53% interest to secure and fund payments on the old and new notes.

      The AMETHYST 6 and AMETHYST 7 will be flagged in the Bahamas and used and operated initially in Brazil. The priority that rig mortgages have against the claims of other lien creditors in an enforcement proceeding generally is determined by, and will vary in accordance with, the laws of the country where the proceeding is brought. In most jurisdictions, rig mortgages are subordinate to maritime liens that arise by operation of law. In particular, Bahamian law specifies an exclusive list of maritime liens that take priority over rig mortgages and specific procedural remedies. We cannot assure, however, that, if enforcement proceedings must be commenced against a particular rig, that rig will be located in a jurisdiction having the same procedures and lien priorities as the Bahamas or that the relative lien priority against other maritime liens will be as favorable as in the Bahamas. For instance, the Brazilian courts, which would accept jurisdiction over any action for possession of a rig while located in Brazilian territorial waters and would have exclusive jurisdiction over any action against Petrobras under the Petrobras contracts, will recognize first priority ship mortgages on the AMETHYST 6 and AMETHYST 7 duly registered in the Bahamas in accordance with their terms to the extent that they do not offend Brazilian national sovereignty, public order or good morals. Proceedings in the Brazilian courts to enforce a rig mortgage, however, would be subject to a lengthy delay that could result in increased custodial costs, deterioration in the condition of the rig and substantial reduction in the value of the rig. Other jurisdictions in which we may operate our rigs may provide no legal remedy for the enforcement of the mortgages securing the loans made under the AMETHYST 6 and AMETHYST 7 credit facilities, or a remedy dependent on court proceedings may be so expensive and time consuming as to be impracticable. In addition, some jurisdictions, unlike the Bahamas, may not permit a rig to be sold prior to entry of a judgment, thereby causing lengthy delay in recovery that, like proceedings in the Brazilian courts, could result in increased custodial costs, deterioration in the condition of the rig and substantial reduction in the value of the rig. In the event that Daewoo is placed into receivership, goes into bankruptcy or otherwise seeks protection from its creditors as a result of a failed restructuring, moreover, enforcement of the rig mortgages on the AMETHYST 6 or AMETHYST 7 could be prevented, limited or delayed. The delays and costs resulting from enforcement of the rig mortgages would significantly limit the ability of the lenders under the AMETHYST 6 and AMETHYST 7 credit facilities to realize significant value from that enforcement and, consequently, would significantly limit the funds available to them for repayment of the loans made under the AMETHYST 6 and AMETHYST 7 credit facilities, including the $100.0 million of those loans that we purchased and in which we have assigned a 53% interest to secure and fund payments on the old and new notes. You should read the discussion under the heading "Description of New Notes--Ability to Realize on Collateral" beginning on page 89 for more detailed information regarding the enforcement of rig mortgages in the Bahamas and Brazil.

      Since borrowings under the AMETHYST 6 and AMETHYST 7 credit facilities are also secured by pledges of all the stock of owners of the AMETHYST 6 and AMETHYST 7, enforcement of these pledges, including foreclosure, may provide, in effect, an alternative method to realize upon the rig owned by the related subsidiary and included in the collateral. However, enforcement by means of foreclosure on the stock of such subsidiary will not affect the claims of existing creditors of such subsidiary, which claims would survive any sale of such stock and would adversely affect the value of such stock and, therefore, limit the value of the collateral securing the loans made under the AMETHYST 6 and AMETHYST 7 credit facilities, including the $100.0 million of those loans that we purchased and in which we have assigned a 53% interest to secure and fund payments on the old and new notes.

THE MARKET VALUES OF THE AMETHYST 6 AND AMETHYST 7 WILL FLUCTUATE; THE COLLATERAL SECURING THE OLD AND NEW NOTES MAY NOT BE SUFFICIENT TO REPAY THE OLD AND NEW NOTES.

      The market value of our rigs can be expected to fluctuate depending upon general demand for various types of drilling rigs. We cannot assure that the proceeds from the sale of either the AMETHYST 6 or AMETHYST 7 upon the exercise of remedies following an event of default under either the AMETHYST 6 or AMETHYST 7 credit facility will be sufficient to repay the loans outstanding under that credit facility. We are not required under the AMETHYST 6 and AMETHYST 7 credit facilities to maintain any minimum value of any rig, and we cannot assure that the future value of a rig will not be considerably less than its acquisition cost. Furthermore, in certain circumstances, the extent to which the mortgage may be enforced and the extent to which the mortgage will have priority over the claims of other creditors is limited. If your share of the proceeds from foreclosure and sale of the collateral pledged to secure repayment of borrowings under the AMETHYST 6 and AMETHYST 7 credit facilities, enforcement of the Pride limited guarantee and draws on the HSBC Bank USA letter of credit, together with accumulated cash and cash equivalents held by the note collateral agent, are not sufficient to make all payments due on the old and new notes, you will have only unsecured claims against our remaining assets, if any.

PETROBRAS COULD IMPOSE LATE DELIVERY PENALTIES THAT COULD ADVERSELY AFFECT OUR ABILITY TO REPAY THE OLD AND NEW NOTES.

      Our charters with Petrobras specify delivery dates in June and July 1999 for the AMETHYST 4 and AMETHYST 5 and December 1999 for the AMETHYST 6 and AMETHYST 7. We were unable to meet those delivery dates. Under the existing charters, Petrobras is entitled to impose daily penalties for late delivery of up to 30% of a rig's operating rate (and, in addition, up to 30% of the mobilization fee in the case of the AMETHYST 5). We do not currently anticipate further delays with respect to the AMETHYST 6 or AMETHYST 7, but, given the current status of the AMETHYST 4 and AMETHYST 5 at TDI-Halter, there is substantial uncertainty as to whether the AMETHYST 4 and AMETHYST 5 will be completed and, if completed, as to when those rigs will be available for delivery to Petrobras or any other customer.

      The charters permit Petrobras to impose the late delivery penalties at the time of late delivery of our rigs. Prior to threatening to cancel our charters, Petrobras indicated to us in writing that it has been its policy to negotiate other forms of payment, such as an agreed installment plan or the discount of the penalties from the end of the contract. This policy may not be applied, however, given Petrobras' threatened cancellation of our charters and our related litigation with Petrobras. We cannot assure, therefore, that Petrobras will not impose such penalties at the time of delivery of our rigs. Even if Petrobras cancels our existing charters for late delivery, moreover, Petrobras could make a claim against us for damages that might include the value of the late delivery penalties. We currently do not have a source of funds available to pay the late delivery penalties at delivery or, if Petrobras cancels our charters, at any other time unless we obtain replacement charters that have sufficiently favorable terms, except that, in connection with the AMETHYST 4 and AMETHYST 5 credit facilities, Maritima and Pride have each severally guaranteed payment of up to $20.5 million (or a total of $41 million between them) for late arrival penalties to Petrobras under the charters for, and Brazilian ad valorem taxes pertaining to, the AMETHYST 4 and AMETHYST 5. If we are unable to pay the penalties when imposed, Petrobras would have a claim against us and, if it has not terminated the charters for late delivery, the right to terminate the charters for non-payment. The imposition of the penalties at delivery or in connection with a cancellation of the charters or the termination of our charters for non-payment of the late delivery penalties could have a material adverse effect on our ability to pay the old and new notes and other debt obligations. You should read the discussion under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" on page 30 for more information regarding late delivery penalties.

IF, DESPITE PETROBRAS' THREATENED CANCELLATION OF OUR CHARTERS, OUR RIGS OPERATE INITIALLY UNDER THOSE CHARTERS OR UNDER RENEGOTIATED CHARTERS WITH PETROBRAS, OUR REVENUES WILL BE DEPENDENT ON PAYMENTS BY PETROBRAS FOLLOWING CONSTRUCTION AND DELIVERY OF OUR RIGS.

      If, despite Petrobras' threatened cancellation of our charters, our rigs operate initially under the existing charters or under renegotiated charters with Petrobras, our source of revenue following construction and delivery of our rigs for payment of interest on the old and new notes and for all payments on our and our subsidiaries' other debt obligations will be the payments made by Petrobras under those charters. The occurrence of any of the following events, which would limit, suspend or terminate Petrobras' payments under those charters, would have a material adverse effect on our or our subsidiaries' ability to meet our respective debt service obligations:

      o the material failure by Petrobras to fulfill its obligations under those charters
      o  the suspension of Petrobras' obligations under those charters

      o termination of the charters upon the occurrence of events specified in those charters, including delays in delivery and delays or interruptions in operation of our rigs for specified periods as a result of specified causes

Similarly, the ability of Petrobras to interpose defenses to, or avoid its obligation to perform under, those charters could have a material adverse effect on our ability to repay the old and new notes and our and our subsidiaries' abilities to repay our respective other debt service obligations. Any action brought against Petrobras under those charters would have to be filed in the Brazilian courts. The charter rates of a renegotiated charter may be substantially lower. You should read the discussion under the heading "Business--The Petrobras Contracts" beginning on page 50 for further information regarding Petrobras' rights and obligations under the existing charters.

PETROBRAS MAY SEEK TO CANCEL OR RENEGOTIATE CONTRACTS DURING DEPRESSED MARKET CONDITIONS OR IF PETROBRAS IS UNABLE TO MEET ITS CAPITAL REQUIREMENTS.

      During depressed market conditions like those the deepwater drilling market is currently experiencing, a customer such as Petrobras may no longer need a rig or may be able to obtain a comparable rig at a lower daily rate. In addition, Petrobras, in particular, may be further constrained by the significant amounts of cash required to service its outstanding indebtedness and to fund its proposed capital expenditure budget. Because Petrobras' ability to incur indebtedness to meet its funding needs is limited by the Brazilian government's policy of limiting the debt of Brazilian state-controlled companies, Petrobras is financing some of its activities through joint ventures and other off-balance sheet arrangements. Petrobras may, as a result of depressed market conditions or its inability to raise capital off the balance sheet, pressure us to renegotiate the terms of existing contracts. In addition, Petrobras may seek to avoid its obligations under existing contracts. Since December 1998, a number of contracts have been canceled in the drilling industry, including the Petrobras contracts for the AMETHYST 2 and AMETHYST 3, two other rigs that were to be constructed using the Amethyst design for which Petrobras awarded contracts to Maritima. In October 1999, moreover, Petrobras threatened cancellation of our charters. Petrobras' cancellation of one or more of our charters or renegotiation of one or more of our charters at lower daily rates could have a material adverse effect on our financial condition and, consequently, our ability to meet our obligations under the old and new notes (particularly in the case of cancellation or renegotiation of the charters for the AMETHYST 6 and AMETHYST 7) and our subsidiaries' ability to meet their debt obligations. You should read the discussion under the heading "Business--Threatened Cancellation of Our Charters" beginning on page 36 for information relating to Petrobras' threatened cancellation of our charters.

WE HAVE NO OPERATING HISTORY AND ARE SUBJECT TO ALL OF THE RISKS INHERENT IN THE ESTABLISHMENT OF A NEW BUSINESS ENTERPRISE.

      We were organized in 1998 and have no operating history. We are subject to all of the risks inherent in the establishment of a new business enterprise. The development of our business, including construction of our rigs, requires significant capital expenditures, virtually all of which has been or will be incurred before the realization of revenue. In the event that we are unable to realize revenue, whether as a result of our inability to complete our rigs, Petrobras' cancellation of our charters and our inability to obtain suitable replacement charters or any other reason, we will not be able to repay the old and new notes or any other indebtedness that we incurred to fund our capital expenditures.

WE ARE SUBJECT TO THE HAZARDS OF THE OFFSHORE DRILLING INDUSTRY; OUR INSURANCE AND INDEMNIFICATIONS MAY NOT BE SUFFICIENT TO COVER ALL OF THESE HAZARDS.

      The operation of our rigs involves many risks, including, among other things, the following:

      o  loss, breakdown or failure of our rigs or other equipment
      o  problems of production, rig technology and drilling techniques
      o  deficiencies in the performance of our rigs
      o  labor disputes
      o  delays in obtaining or the inability to obtain necessary permits
      o  blowouts and well fires
      o capsizing, sinking, grounding, collision and damage from severe weather conditions
      o other events, such as fires, hurricanes, storms, unforeseen environmental or geological problems and changes in applicable laws

The occurrence of any of these events could significantly reduce or eliminate revenues generated by a rig or significantly increase the expenses of operating a rig or result in the termination of a rig's charter, thereby (particularly in the case of the AMETHYST 6 and AMETHYST 7) adversely impacting our ability to make payments of principal or interest on the old and new notes and our subsidiaries' ability to meet their debt obligations. While we intend to maintain insurance and the existing charters and related service rendering contracts contain indemnifications from Petrobras to mitigate the effects of various operating risks, not all risks are insured or indemnified, the proceeds of our insurance or the amounts recovered under those indemnifications may not be adequate to cover lost revenues or increased expenses and we may not be able to obtain continued insurance coverage or indemnifications in the future on commercially reasonable terms. In addition, we cannot assure that we would not, despite indemnifications that we obtain, be held jointly liable for environmental liabilities arising as a result of the operation of our rigs. The occurrence of a significant environmental or other event against which we are not fully insured or indemnified or a number of lesser events against which we are insured but subject to substantial deductibles could materially and adversely affect our ability to repay the old and new notes and our subsidiaries' ability to meet their debt obligations. You should read the discussion under the heading "Business--Environmental Matters" beginning on page 56 for a description of the indemnifications in the Petrobras contracts.

OUR OPERATIONS ARE DEPENDENT ON HIGHLY SOPHISTICATED, COMPLEX TECHNOLOGY THAT HAS BEEN DEVELOPED RELATIVELY RECENTLY; THE AMETHYST DESIGN HAS NEVER BEEN UTILIZED FOR DRILLING UNDER ACTUAL OPERATING CONDITIONS AND MAY NOT PERFORM AS INTENDED.

      Our rigs have been designed using the Amethyst design for ultra-deepwater operations in water depths of up to 5,000 feet and will incorporate various items of specialized drilling and subsea well intervention and maintenance equipment. Drilling in ultra-deep waters involves highly sophisticated, complex technology which has been developed relatively recently and accounts for a relatively small percentage of worldwide petroleum production. We cannot assure that ultra-deepwater drilling technology will be economic over time or that it will receive broad application. In addition, the Amethyst design has never been utilized for drilling under actual operating conditions. For this reason, we cannot guarantee that the equipment on our rigs will function properly as a whole, and we cannot fully predict the performance of each rig under actual operating conditions. Our business and operating results could be materially and adversely affected if any of our rigs do not perform as intended in accordance with the Amethyst design under actual operating conditions.

WE DEPEND AND WILL CONTINUE TO DEPEND ON SERVICE PROVIDERS FOR THE CONSTRUCTION MANAGEMENT, OPERATION AND MAINTENANCE OF OUR RIGS.

      We will depend on Maritima and Pride, directly or through affiliates, and Workships Contractors B.V., a third party, for the construction management, operation and maintenance of our rigs. While we may terminate a service contract in the event of substandard performance by a service provider, we cannot assure that, upon termination, we will be able to obtain replacement services without significant delays or at comparable prices. Under existing service rendering contracts with Petrobras, Maritima will provide some services related to our rigs and will be entitled to payment of a daily rate from Petrobras for those services. We have no ability to replace Maritima as the service provider under the service rendering contracts without the consent of Petrobras. A default by Maritima under a service rendering contract triggers a default under, and a right of termination of, at Petrobras' option, the corresponding charter. In addition, the substandard performance by any service provider or the extended unavailability of services could adversely impact performance of the charters and entitle Petrobras to terminate the charters. While we will maintain insurance to mitigate the effects of business interruption, such insurance may not be sufficient to compensate for lost revenues, increased costs or loss of hire. Any material breach by the service providers of their respective obligations could adversely affect our ability to make payments on the old and new notes and our subsidiaries' ability to make payment under their debt obligations.

WE CANNOT ASSURE THAT THERE WILL BE AN ADEQUATE SOURCE OF TRAINED PERSONNEL AVAILABLE TO MAN OUR RIGS.

      We have no employees and do not expect to hire our own employees for the foreseeable future. We have contracted with our service providers to provide experienced construction management personnel, ship crews, base personnel and oil drilling employees. Some but not all of the oil drilling employees, base personnel and ship crews have been identified, assembled and hired. Once our rigs become operational, the service providers expect to employ more than 350 people, including employees directly hired and contracted and, in the case of service providers that are affiliates of Maritima and Pride, employees seconded from Maritima and Pride. We cannot assure that there will be an adequate source of trained personnel available to man our rigs.

LABOR CONFLICTS COULD ARISE AND HAVE A NEGATIVE IMPACT ON OUR RESULTS FROM OPERATION.

      All seconded and direct employees of our service providers are expected to be exempt personnel and only contracted employees are expected to be covered by one or more collective bargaining agreements. While there is currently no reason to expect the labor relations of the service providers to be adverse to or disruptive of our operations, labor conflicts could arise and have a negative impact on our results from operation. This negative impact would adversely affect our ability to meet our obligations under the old and new notes and our subsidiaries' ability to meet their debt service obligations.

OUR OPERATIONS ARE DEPENDENT ON THE OIL AND GAS INDUSTRY.

      Despite Petrobras' threatened cancellation of our charters, we expect our rigs to be initially operated under long-term charters with Petrobras. Petrobras' ability to perform its obligations under the charters will depend upon conditions in the oil and gas industry, including the following:

      o  oil and gas prices
      o  expectations about future prices
      o  the cost of producing and delivering oil and gas
      o  government regulations
      o local and international political and economic conditions, including the ability of the Organisation of Petroleum Exporting Countries (OPEC) to set and maintain production levels and prices, the level of production by non-OPEC countries and the policies of the various governments regarding exploration and development of their oil and gas reserves.

In the event of cancellation, termination or expiration of the charters, our ability to obtain renewals or replacement charters and the daily rates received under any renewal or replacement charters also depends upon conditions in the oil and gas industry and, specifically, the exploration and production expenditures of oil and gas companies, the level of offshore oil and gas drilling activity and the supply of suitable offshore drilling rigs. Until recently when OPEC imposed more restrictive production quotas on its members, the offshore contract drilling industry was negatively impacted by lower world-wide oil prices, the principal effects of which were reduced budgets for exploration and development, lower utilization of offshore drilling rigs and lower daily rates. Even with the increased prices that have accompanied OPEC's action, oil and gas exploration and production activity and capital expenditures for offshore drilling have not returned to the levels achieved in 1997 and 1998. We anticipate prices for oil and natural gas will continue to be volatile and affect the demand for and pricing of our services after the terms of the charters. A material decline in oil or natural gas prices or activities could materially adversely affect the demand for our services and, therefore, our results of operations and financial condition.

BECAUSE WE ARE A SMALL DEVELOPING COMPANY IN THE OFFSHORE DRILLING INDUSTRY, WE MAY NOT BE ABLE TO COMPETE WITH LARGER, WELL-ESTABLISHED PROVIDERS OF OFFSHORE DRILLING SERVICES.

      We are a small developing company in the offshore drilling industry formed in 1998 to construct, own and operate four offshore drilling rigs. Our competitors are larger, well-established providers of offshore drilling services, like Transocean Sedco Forex, that own and operate fleets of up to over 70 offshore drilling rigs. Drilling contracts are usually awarded on a competitive bid basis and, while a customer may consider factors such as quality of service and the ability to provide ancillary services and type and location of equipment, price is generally the primary factor in determining which contractor is awarded a job. Given our size and youth, we may lack the financial strength and resources to compete effectively against larger, well-established competitors for new contracts on the basis of price. The greater financial resources and lesser leverage of many of our competitors will enable them to compete more effectively on this basis and to better withstand periods of low rig utilization. Our rigs are being built pursuant to Petrobras' specifications, but there can be no assurance that, upon the cancellation or termination of the charters, Petrobras or any other customer will charter our rigs at sufficiently high utilization rates and daily rates to permit us to service the old and new notes and our and our subsidiaries' other debt. If Petrobras does not accept our rigs under the existing or renegotiated charters or if Petrobras does not renew our charters upon the expiration of their initial terms, there can be no assurance our rigs will be competitive for the needs of any other customer or that market conditions will be sufficiently favorable to enable us to charter our rigs at sufficiently high utilization rates and daily rates to permit us to service the old and new notes and our and our subsidiaries' other debt. Offshore drilling rigs have few alternative uses and, because of their nature and the environment in which they work, have relatively high costs, whether or not operating. Because rig operating costs cannot be materially reduced, any reduction in daily rates adversely affects a drilling contractor's results of operations and, consequently, our ability to repay the old and new notes.

GOVERNMENTAL REGULATIONS AND ENVIRONMENTAL LIABILITIES MAY ADVERSELY AFFECT OUR OPERATIONS.

      We and our service providers must comply with the applicable laws, regulations and statutory and regulatory standards of Brazil and other jurisdictions relating to offshore oilfield services and will be subject to their ongoing application and enforcement. The operation of our rigs will routinely involve the handling of waste materials, some of which are classified as hazardous substances. The operation of our rigs will be subject to various requirements such as laws and regulations that:

      o control the containment, disposal and discharge of hazardous oilfield waste and other nonhazardous waste material into the environment

      o require removal and cleanup relating to the protection of the environment

      o mandate certification, licensing and other requirements imposed by treaties, laws, regulations and conventions in the jurisdictions in which our rigs operate

These laws, regulations and requirements potentially expose us to civil penalties, criminal sanctions and closure orders for non-compliance. Some of these laws impose joint and several liability, without regard to fault, upon owners of the related mineral interests and the drilling operator for environmental damage. We cannot assure that environmental costs will not have a material adverse effect on our results of operations or financial condition. Since environmental laws are becoming more stringent in Brazil and other emerging-market countries, our environmental capital expenditures and costs for environmental compliance may be significant in the future. Because of the possibility of unanticipated regulatory or other developments, the amount and timing of future environmental expenditures may vary widely. The application of these laws, regulations and requirements or the adoption of new laws, regulations and requirements could have a material adverse effect on our cash flow and thus our ability to meet our debt service obligations.

WE REQUIRE MANY PERMITS AND REGULATORY APPROVALS FOR THE OPERATION OF OUR RIGS; DELAY IN RECEIPT OF, OR FAILURE TO OBTAIN, THESE PERMITS OR APPROVALS OR FAILURE TO SATISFY THE CONDITIONS OF ANY PERMIT COULD DELAY A RIG'S CONSTRUCTION, RESTRICT ITS OPERATION OR RESULT IN ADDITIONAL COSTS OR ADDITIONAL TAXES.

      We require many permits and regulatory approvals for the operation of our rigs under applicable laws and regulations. Many of these permits are not now required and have not yet been obtained. Of those permits and approvals which have been obtained, some are subject to conditions. Permits and approvals that are still outstanding may, when issued, similarly be subject to conditions. The delay in receipt of, or failure to obtain, these permits or approvals or the failure to satisfy the conditions of any permit could delay a rig's construction, restrict its operation or result in additional costs or additional taxes.

WE HAVE SIGNIFICANT DEBT LEVELS AND DEBT COVENANTS THAT LIMIT OUR ABILITY TO OBTAIN ADDITIONAL FINANCING AND RESTRICT OUR OPERATIONS.

      We are highly leveraged. We and our subsidiaries had, as of December 31, 1999, a total consolidated indebtedness of $339.7 million (including the old and new notes and related party advances from our owners), of which $123.6 million effectively ranked senior to the notes and $133.5 million of which effectively ranked equal to the notes. Our high degree of leverage will have important consequences, including:

      o a substantial portion of net cash provided by operations will be committed to the payment of our indebtedness, including the old and new notes

      o net cash flow after debt service will be more sensitive to fluctuations in the prices of our services than a less leveraged company

      o we will be more leveraged than most of our competitors in the offshore contract drilling business

      o  our debt covenants restrict the scope of our business

      o  our ability to obtain additional financing is limited

You should read the discussions under the headings "Capitalization" on page 28 and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" beginning on page 30 for information regarding our capitalization and liquidity.

OUR OPERATIONS GENERALLY DEPEND ON TWO OF OUR OWNERS, MARITIMA AND PRIDE, EITHER DIRECTLY OR THROUGH AFFILIATES; OUR CONTRACTUAL RELATIONSHIPS WITH MARITIMA, PRIDE AND THEIR AFFILIATES MAY NOT BE AS FAVORABLE TO US AS THOSE THAT MIGHT BE OBTAINED FROM UNAFFILIATED THIRD PARTIES.

      We have numerous contractual relationships with two of our owners, Maritima and Pride, directly or through affiliates. There can be no assurance that any of these arrangements provide terms that are as favorable to us as those that might be obtained from unaffiliated third parties. These arrangements include but are not limited to the agreements described under "Executive and Board Compensation and Benefits and Compensation of Owner-Related Parties" beginning on page 59 and "Certain Relationships and Related Transactions" beginning on page 60.

MARITIMA, PRIDE AND THEIR AFFILIATES MAY HAVE INTERESTS THAT CONFLICT WITH OUR INTERESTS.

      In addition to their investment in us, Maritima and Pride and their affiliates currently participate in, and have significant investments in other entities engaged in, the oil and gas services industry and may in the future participate in, or invest in other entities engaged in, the oil and gas services industry or in related businesses (including entities engaged in business in areas in which we operate). Maritima and Pride, therefore, have, and may develop, relationships with businesses that are or may be competitive with us. Maritima and Pride are under no obligation to offer us any investment or business opportunities of which they become aware, even if those opportunities are within our primary objectives, so there can be no assurance that Maritima or Pride will not divert those opportunities to businesses that are competitive with us. It is not, however, our present intention to pursue any investment or business opportunities other than the construction, equipping, mobilization and chartering of our four rigs.

WE ARE A HOLDING COMPANY, SO WE DERIVE ALL OF OUR OPERATING INCOME AND CASH FLOW FROM PAYMENTS, ADVANCES AND DIVIDENDS FROM OUR SUBSIDIARIES; THE ABILITY OF OUR SUBSIDIARIES TO MAKE SUCH PAYMENTS, ADVANCES AND DIVIDENDS TO PERMIT US TO SERVICE THE OLD AND NEW NOTES MAY BE LIMITED, AND THE CLAIMS OF CREDITORS OF OUR SUBSIDIARIES GENERALLY HAVE PRIORITY OVER YOUR CLAIMS ON THE ASSETS AND EARNINGS OF OUR SUBSIDIARIES.

      We are a holding company. We will derive substantially all of our operating income and cash flow from payments, advances and dividends from our subsidiaries. In servicing the old and new notes, we will rely principally on payments made in respect of the loans that we purchased under the AMETHYST 6 and AMETHYST 7 credit facilities. The ability of our subsidiaries that will own the AMETHYST 6 and AMETHYST 7 to make those payments will be limited by their financial condition and requirements for cash to conduct their operations. The ability of any of our subsidiaries to pay dividends or make distributions is restricted under the credit facilities providing financing for our rigs and may be subject to, among other things, applicable laws and, under certain circumstances, restrictions contained in joint venture agreements and debt instruments to be entered into in the future. In the event of any insolvency, liquidation or reorganization of any of our subsidiaries, any creditors of the subsidiary, including trade creditors and tort claimants, would be entitled to payment in full from the assets of the subsidiary before we, as a stockholder, would be entitled to receive any dividends or other distributions. These dividends and distributions, therefore, will not provide a significant source of cash to service the old and new notes. The claims of all creditors of our subsidiaries, including trade creditors and tort claimants, effectively have priority over your claims on the assets and earnings of our subsidiaries except to the extent of your claim to the assets securing the loans that we purchased under the AMETHYST 6 and AMETHYST 7 credit facilities.

IN THE EVENT OF A LIMITED MARKET FOR OUR RIGS, WE MAY SUCCESSFULLY REMARKET THE AMETHYST 4 AND AMETHYST 5 BUT MAY NOT BE ABLE TO REMARKET THE AMETHYST 6 AND AMETHYST 7.

      In the event of a limited market for our rigs following the cancellation, termination or expiration of the Petrobras charters, we may not be able to successfully remarket all of our rigs. We have no obligation to give preference to the remarketing of the AMETHYST 6 and AMETHYST 7, which indirectly secure the old and new notes, over the remarketing of the AMETHYST 4 and AMETHYST 5, on which you will not be able to rely as a source of repayment of the old and new notes because the creditors of our subsidiaries that will own the AMETHYST 4 and AMETHYST 5 will have priority over you as to those rigs and the proceeds derived from those rigs. If we successfully remarket either or both of the AMETHYST 4 and AMETHYST 5 but are not able to remarket either or both of the AMETHYST 6 and AMETHYST 7, the value of the collateral securing the AMETHYST 6 and AMETHYST 7 credit facilities and, thus, the value of the collateral securing the old and new notes could be materially diminished.

YOUR ABILITY TO ENFORCE CIVIL LIABILITIES IN BRAZIL, THE BAHAMAS AND THE BRITISH VIRGIN ISLANDS MAY BE LIMITED.

      We and our subsidiaries are incorporated under the laws of the British Virgin Islands, and Petrobras is organized under the laws of Brazil. The charters and certain other documents related to our rigs, including the service rendering contracts with Maritima, are governed by the laws of Brazil. Our rigs and the mortgages on our rigs will be registered in the Bahamas. Some of our directors and officers, the directors and officers of Petrobras and some of the advisors named in this prospectus reside outside of the United States. Substantially all of the assets of these individuals and companies are located outside of the United States. It may not be possible, therefore, for investors to effect service of process within the United States upon these individuals or companies or to enforce judgments against them in United States courts predicated upon the federal securities laws of the United States. Bahamian counsel, Higgs & Johnson, British Virgin Islands counsel, Dancia Penn & Co, and Brazilian counsel, Pinheiro Neto - Advogados (Rio de Janeiro), have advised that there is uncertainty as to the enforceability (1) in original actions in Bahamian, British Virgin Islands and Brazilian courts, of liabilities predicated solely upon the federal securities laws of the United States and (2) in Bahamian, British Virgin Islands and Brazilian courts, of judgments of United States courts obtained in actions predicated upon the civil liability provisions of the federal securities laws of the United States. You should read the discussion under the heading "Description of New Notes--Enforceability of Judgments" beginning on page 93 for further information regarding the enforceability of judgments not collectible in the United States.

THE BRAZILIAN GOVERNMENT CONTROLS AND REGULATES PETROBRAS AND THE BRAZILIAN PETROLEUM INDUSTRY; THROUGH THIS INFLUENCE, THE BRAZILIAN GOVERNMENT COULD MATERIALLY AFFECT OUR OPERATIONS.

      If, despite Petrobras' threatened cancellation of our charters, our rigs operate initially under the existing charters or under renegotiated charters with Petrobras, the payments made by Petrobras under the charters for the AMETHYST 6 and AMETHYST 7 will be the principal source of funds to pay interest on the old and new notes and to repay the loans made under the AMETHYST 6 and AMETHYST 7 credit facilities. Because the petroleum industry is important to the Brazilian economy, the Brazilian government traditionally has exerted considerable influence over that industry and particularly over Petrobras. We cannot assure that such influence of the Brazilian government will not have a materially adverse effect on our operations and our ability to repay the old and new notes if our rigs commence operations for Petrobras. Specifically:

      o The Brazilian federal government, as of January 31, 2000, owned 84.0% of the voting shares and 49.1% of the total shares of Petrobras.

      o The board of directors of Petrobras, which is responsible for the daily management of Petrobras, is appointed by the President of Brazil.

      o Petrobras' operations are subject to supervision and regulation by Brazil's National Petroleum Agency, the government department that, pursuant to the Brazilian Petroleum Law, is responsible for implementing the Brazilian government's policies on oil and gas. The National Petroleum Agency holds the power to award exploration, development and production concessions in Brazil and regulates all aspects of Petrobras' operations, including imports, exports, profit margins, payment conditions and prices. In particular, the National Petroleum Agency is implementing the Brazilian Petroleum Law's policy of terminating Petrobras' monopoly on oil and gas exploration in Brazil and opening the industry to foreign investors. This policy is expected to decrease significantly the dependence of Brazil's offshore exploration market on Petrobras.

      o Petrobras submits its annual budget to the Minister of Mines and Energy through the National Petroleum Agency and then to the Brazilian National Congress for approval. In this way, the Brazilian government regulates the total level of Petrobras' financing and investment but leaves specific application of funds to Petrobras' discretion (subject to the supervision of the Ministry of Planning over Petrobras' strategic objectives and planning).

      o The Brazilian government currently restricts the export of petroleum from Brazil but announced in May 1999 that it expects to lift these restrictions in the future.

OUR OPERATIONS WILL BE SUBJECT TO BRAZILIAN GOVERNMENTAL AND ECONOMIC UNCERTAINTY; WE DO NOT INSURE AGAINST THOSE RISKS.

      The Brazilian economy has been characterized by frequent and occasionally drastic intervention by the Brazilian government. The Brazilian government often has changed monetary, credit, tariff and other policies to influence Brazil's economy and politics. The Brazilian government's actions to control inflation and implement other policies have often involved wage and price controls and other measures, such as freezing bank accounts and imposing capital controls. Changes in policies affecting tariffs, foreign ownership or operation of property, exchange controls, ownership of oil and gas interests, remittances and other matters could adversely affect the ability of Petrobras to pay its obligations under the charters which, in turn, would adversely affect our ability to repay the old and new notes and the market value and liquidity of the old and new notes. Similar effects could result from inflation, changes in trade policy, devaluations of Brazilian currency, social instability, fluctuations in interest rates and other political, economic or diplomatic developments and the Brazilian government's response to such developments.

      In particular, the rights of Petrobras to the mineral interests that our rigs will be exploiting and, consequently, the utility of our charters to Petrobras, are subject to political, economic and other uncertainties, including expropriation, nationalization, renegotiation or nullification of existing contracts, currency exchange restrictions and international monetary fluctuations. Neither the indenture governing the old and new notes nor the instruments governing the credit facilities providing financing for our rigs require us or our subsidiaries, and we do not intend, to maintain insurance against those risks.

EXTREME INFLATION IN BRAZIL COULD ADVERSELY AFFECT PETROBRAS' ABILITY TO MAKE PAYMENTS UNDER THE CHARTERS AND, CONSEQUENTLY, OUR ABILITY TO REPAY THE OLD AND NEW NOTES.

      Brazil has historically experienced extremely high rates of inflation. Inflation and governmental measures to combat inflation have in the past had significant negative effects on the Brazilian economy. In addition, inflation, actions taken to combat inflation and public speculation about possible future actions have contributed significantly to economic uncertainty in Brazil and heightened volatility in the Brazilian securities markets. The recurrence of those events could adversely affect Petrobras' ability to make payments under the charters and, in turn, our ability to repay the old and new notes.

BRAZILIAN EXCHANGE RATE FLUCTUATIONS COULD ADVERSELY AFFECT PETROBRAS' FINANCIAL CONDITION AND ITS ABILITY TO MAKE PAYMENTS UNDER THE CHARTERS AND, CONSEQUENTLY, ADVERSELY AFFECT YOUR INVESTMENT IN THE OLD AND NEW NOTES.

      The relationship of Brazil's currency to the U.S. dollar and of rates of devaluation of Brazil's currency to prevailing rates of inflation in Brazil may adversely affect Petrobras' financial condition and its ability to make payments under the charters. If Petrobras is unable to make payments under the charters, we will not be able to make payments under the old and new notes. The table under the heading "About this Prospectus" on page 1 sets forth historical data on the exchange rate of Brazilian currency to the U.S. dollar.

THE BRAZILIAN GOVERNMENT MAY RESTRICT THE REMITTANCE OF U.S. DOLLARS FROM BRAZIL FOR THE PURPOSE OF MAKING PAYMENTS UNDER THE CHARTERS OR THE CONVERSION OF BRAZILIAN CURRENCY INTO U.S. DOLLARS; THESE RESTRICTIONS WOULD ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE OLD AND NEW NOTES.

      Brazilian law provides that whenever there is a serious imbalance in Brazil's balance of payments or reason to foresee a serious imbalance, the Brazilian government may impose temporary restrictions on the remittance to foreign investors of proceeds from their Brazilian investments (as it did for approximately six months in 1989 and early 1990) and the conversion of Brazilian currency into foreign currencies. These restrictions could hinder or prevent the conversion of Brazilian currency into U.S. dollars or the remittance of U.S. dollars from Brazil for the purpose of making payments under the charters. Petrobras' inability to make payments under the charters in U.S. dollars would adversely affect our ability to make payments on the old and new notes since the payments made by Petrobras under the charters will be the principal source of funds to pay interest on the old and new notes.

BRAZILIAN LAW REQUIRES THAT THE ISSUANCE OF A CERTIFICATE OF REGISTRATION FROM THE BRAZILIAN CENTRAL BANK FOR THE REMITTANCES OUTSIDE BRAZIL OF U.S. DOLLARS TO MAKE SCHEDULED PAYMENTS UNDER THE CHARTERS; OUR INABILITY TO OBTAIN THE CERTIFICATE OF REGISTRATION FROM THE CENTRAL BANK OR THE UNAVAILABILITY OF FOREIGN EXCHANGE FOR PETROBRAS TO MAKE PAYMENTS UNDER THE CHARTERS IN U.S. DOLLARS WOULD ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE OLD AND NEW NOTES.

      Pursuant to Brazilian law, the charters must be approved by, and the scheduled payments to be made under the charters must be registered with, the Central Bank to permit the remittances outside Brazil of U.S. dollars. It will thus be necessary for the Central Bank to issue a Certificate of Registration authorizing each of the scheduled payments under the charters, pursuant to which Petrobras will, assuming the availability of foreign exchange, be able to convert Brazilian currency into U.S. dollars and remit such U.S. dollars to the restricted accounts established under the credit facilities providing financing for our rigs. There can be no assurance that we will be able to obtain such Certificate of Registration from the Central Bank, or, if such Certificate of Registration is obtained, that foreign exchange will be available for Petrobras to make payments under the charters in U.S. dollars. In addition, there can be no assurance that this procedure for converting Brazilian currency into U.S. dollars will not be affected by future legislative changes or that additional Brazilian restrictions adversely affecting you will not be imposed in the future. If those restrictions are imposed, there can be no assessment of the duration or impact of those restrictions. Petrobras' inability to make payments under the charters in U.S. dollars would adversely affect our ability to make payments on the old and new notes since the payments made by Petrobras under the charters will be the principal source of funds to pay interest on the old and new notes.

THE MARKET FOR THE OLD AND NEW NOTES AND OUR ABILITY TO REPAY THE OLD AND NEW NOTES COULD BE ADVERSELY AFFECTED BY DEVELOPMENTS IN EMERGING-MARKET COUNTRIES.

      The market for securities of issuers dependent on the Brazilian economy is, to varying degrees, affected by economic and market conditions in other emerging-market countries. Although economic conditions are different in each country, investors' reactions to developments in one country can affect the creditworthiness of other countries, including Brazil, or issuers relying on payments from others that hold assets in such countries, such as us. For example, in December 1994, the Mexican government sharply devalued the peso and allowed its value to float, thereby setting off an economic crisis in Mexico. The Mexican currency devaluation negatively affected the securities markets in many Latin American countries, including Brazil. Similarly, the Brazilian financial and securities markets also experienced significant disruptions, U.S. dollar outflows and volatility as a result of the recent turmoil in the Asian markets. The Brazilian government responded with a package of austerity measures for fiscal adjustment, including public spending cuts and tax increases, and the Central Bank increased domestic interest rates, which has substantially increased the cost of credit to Brazilian companies. We cannot assure that similar or other disruptions in other emerging markets will not cause a recurrence of such volatility in Brazilian markets or that such volatility will not be accompanied by adverse effects on the Brazilian economy, the ability of Petrobras to pay its obligations under the charters, our subsidiaries' ability to repay borrowings under the credit facilities providing financing for our rigs and our ability to repay the old and new notes or the market value or liquidity of the old and new notes.

                           FORWARD-LOOKING STATEMENTS

      This prospectus, including the information we incorporate by reference, includes forward-looking statements. Because this Registration Statement is our initial registration statement, our forward-looking statements, unlike those of Pride and HSBC Bank USA, are not subject to the protection afforded by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify our forward-looking statements by the words "anticipate," "believe," "expect," "plan," "intend," "estimate," "project," "budget," "forecast," "will," "could," "should" and "may" and similar expressions. These statements address activities, events or developments that we expect, believe, anticipate or estimate will or may occur in the future and are based on assumptions and analyses that we have made and believe are reasonable. We caution you, however, that these assumptions and analyses are dependent on a variety of uncertain factors, many of which are beyond our control, so our actual results may differ materially from those anticipated or projected in our forward-looking statements. These differences could result from various risks and uncertainties, including the following:

      o  prices of and demand for crude oil and natural gas
      o the level of petroleum industry exploration and production activity and expenditures
      o  the level of drilling activity
      o  the effect of competition
      o  world economic conditions
      o  weather
      o  governmental policy in Brazil and other countries
      o  Petrobras
      o  Organisation of Petroleum Exporting Countries (OPEC) policy
      o conflict in the Middle East and other major petroleum producing or consuming regions
      o the development of technology that affects overall finding and development costs
      o  the condition of the capital and equity markets

                                 USE OF PROCEEDS

      We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes, we will receive in exchange an equal principal amount of the old notes. The old notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. The issuance of the new notes, therefore, will not result in any change in our capitalization.

      We used the $50.9 million of net proceeds from the sale of the old notes, cash on hand and additional funds provided by an affiliate of Maritima to purchase an aggregate $100.0 million of loans made under the credit facilities providing financing for the construction of the AMETHYST 6 and AMETHYST 7. These loans consist of $47.0 million of loans made under the AMETHYST 6 credit facility and $53.0 million of loans made under the AMETHYST 7 credit facility.

                                 CAPITALIZATION

      The following table sets forth our consolidated capitalization as of December 31, 1999. The issuance of the new notes will not result in any change in our capitalization.

      You should read this table in conjunction with "Prospectus Summary--Summary Consolidated Financial Data," "Use of Proceeds," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operation," the financial statements and related notes and other financial and operating data included elsewhere in this prospectus.

                                                     AS OF DECEMBER 31, 1999
                                                     -----------------------
                                                        (in thousands)

Cash and Cash Equivalents ...........................       $ 15,604
                                                            ========

Related Party Advances ..............................       $ 29,633*
                                                            --------

Long-Term Debt:
   Senior Secured Notes .............................         53,000
   AMETHYST 6 and AMETHYST 7 Credit Facilities ......        133,433
   AMETHYST 4 and AMETHYST 5 Credit Facilities ......        123,642
                                                            --------

Total Long-Term Debt ................................        310,075
                                                            --------

Short-Term Obligations Expected to Be Refinanced ....         40,335
                                                            --------

Shareholders' Equity:
   Common Stock, 10,500 shares, $1.00 par value .....             11
   Additional Paid-in Capital .......................        104,989
   Surplus Accumulated in the Development Stage .....          1,489
                                                            --------

Total Shareholders' Equity ..........................        106,489
                                                            --------

Total Capitalization ................................       $486,532
                                                            ========

--------------------------

* Represents advances by our owners.

                       SELECTED HISTORICAL FINANCIAL DATA

      The following selected consolidated financial information as of the dates and for the periods indicated has been derived from our December 31, 1999 and December 31, 1998 consolidated financial statements included elsewhere in this prospectus. It is not complete and may not contain all of the information that you should consider. You should read this information in conjunction with the entire prospectus, including the discussion under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes included elsewhere in this prospectus. We have no operating history and no operating revenue, and we have been in the development stage since our formation. No ratio of earnings to fixed charges has been computed since it would not be meaningful.


                                                              INCEPTION              YEAR                 INCEPTION
                                                           (MARCH 27, 1998)          ENDED             (MARCH 27, 1998)
                                                         TO DECEMBER 31, 1998   DECEMBER 31, 1999     TO DECEMBER 31, 1999
                                                         --------------------   -----------------     --------------------
                                                                                  (in thousands)
Consolidated Statement of Income Data:
      Interest income ..............................           $     167             $   1,402             $   1,569
      Other income (expense) .......................                (109)                   29                   (80)
                                                               ---------             ---------             ---------
      Net income ...................................           $      58             $   1,431             $   1,489
                                                               =========             =========             =========

Other Data:
      Capital expenditures .........................           $ 210,526             $ 220,067             $ 430,593

Consolidated Balance Sheet Data
(at end of period):
      Cash and cash equivalents ....................           $  18,172             $  15,604             $  15,604
      Total assets .................................             343,080               540,253               540,253
      Long-term debt ...............................              94,738               310,075               310,075
      Shareholders' equity .........................                  59               106,489               106,489

Consolidated Statement of Cash Flows Data:
      Investing Activities .........................           $(210,526)            $(220,067)            $(430,593)
      Financing Activities .........................             228,640               216,068               444,708

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

                      OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      You should read the following discussion and analysis in conjunction with the consolidated financial statements and related notes included elsewhere in this prospectus.

OVERVIEW

      We were organized in 1998 to construct, equip, own and charter our rigs. Since inception, we have been in the development stage and have had no operating revenues. An aggregate of approximately $430.6 million had been expended on construction and equipping of our rigs through December 31, 1999. We estimate that the total cost of constructing, equipping and mobilizing our rigs will be approximately $719.7 million, including $47.2 million for contingencies and $59.6 million for construction period interest but excluding increased costs that may result from the current status of the AMETHYST 4 and AMETHYST 5 at TDI-Halter and late delivery penalties. We had a consolidated net worth of approximately $106.5 million as of December 31, 1999.

      Each of our subsidiaries has been formed as a British Virgin Islands company with limited liability to construct, equip, own and operate one of our rigs. None of our subsidiaries has had any operating history.

      We have entered into service agreements with Maritima and Pride, directly or through their affiliates, and Workships Contractors B.V. for the construction management, operation and maintenance of our rigs. You should read the discussion under the headings "Business--Construction, Mobilization and Delivery to Petrobras--Construction Management," "Business--Operating Management" and "Certain Relationships and Related Transactions" for a description of these agreements.

RESULTS OF OPERATIONS

      Since our inception, we have engaged in no operations other than managing construction of our rigs and related matters. To date, we have not generated any operating revenues other than primarily interest income on unexpended cash. Interest income amounted to $1.6 million for the period from inception (March 27, 1998) to December 31, 1999 and $1.4 million for the year ended December 31, 1999.

      Owing to our lack of operating history, our historical results of operations are not meaningful or indicative of future results. Our results of operations in the future will depend on the construction of, and earnings from, our rigs and our level of operating expenses.

      During the last quarter of 1997 and all of 1998 and 1999, Maritima and Pride, their affiliates and we have focused our efforts on the following:

      o  completing basic engineering and design for our rigs
      o designing implementation strategies for constructing, equipping and mobilizing our rigs
      o  obtaining financing for our rigs
      o developing basic policies and operating procedures to govern the start-up of operations
      o  structuring our organization and management
      o  selecting shipyards
      o  placing orders for owner-furnished equipment
      o  managing the construction of our rigs

LIQUIDITY AND CAPITAL RESOURCES

      As of December 31, 1999, we had cash on hand of $15.6 million. This cash balance remained after we used $40.0 million, together with the $50.9 million net proceeds from the sale of the old notes and an advance of $9.1 million provided by an affiliate of Maritima, to purchase an aggregate $100.0 million of loans made under the credit facilities providing financing for the AMETHYST 6 and AMETHYST 7. We repaid the $9.1 million advance in November 1999.

      In December 1998, we entered into credit facilities to provide financing for the AMETHYST 6 and AMETHYST 7 with affiliates of Mitsubishi Corporation. The credit facility for the AMETHYST 6 permits drawings of up to $160.0 million, and the credit facility for the AMETHYST 7 permits drawings of up to $180.0 million. Drawings under each credit facility may be made to pay construction costs under the construction contract for each respective rig, interest under that credit facility and, subject to limitations, selected operating costs and other construction and mobilization costs for that rig. In addition, pursuant to an intercompany agreement, up to $10.0 million of borrowings under the AMETHYST 7 facility may be on-loaned, without interest, for the completion and mobilization of the AMETHYST 6. As of February 29, 2000, $44.4 million remained available under the AMETHYST 6 credit facility and $40.7 million remained available under the AMETHYST 7 credit facility. The AMETHYST 6 and AMETHYST 7 credit facilities contain covenants that are customary for structured financings. These covenants limit our ability to obtain additional financing and restrict our operations. You should read the discussion under the heading "Business--Financing of Our Rigs--AMETHYST 6 and AMETHYST 7 Financing" beginning on page 45 for more detailed information regarding the AMETHYST 6 and AMETHYST 7 credit facilities.

      In April 1999, we entered into credit facilities to provide financing for the AMETHYST 4 and AMETHYST 5 with affiliates of Citibank, N.A. The credit facility for the AMETHYST 4 permits drawings of up to $149.6 million, and the credit facility for the AMETHYST 5 permits drawings of up to $150.2 million. The United States of America (through the Maritime Administration or MARAD) has guaranteed repayment of principal and non-penalty interest (subject to a cap of 9% for floating rate borrowings) under each credit facility for the AMETHYST 4 and AMETHYST 5 up to 87.5% of the actual cost of each rig provided that the other 12.5% of the actual cost has been funded outside of such credit facility. In satisfaction of the 12.5% outside funding condition of the MARAD guarantee, we have already funded $52.9 million, or approximately 15%, of the estimated actual cost of each rig with related party advances and equity contributions from our owners. Drawings under each credit facility for the AMETHYST 4 and AMETHYST 5 may be made to pay construction costs (including owner-furnished equipment and construction management costs) for the corresponding rig, interest under the credit facility and guarantee fees to the United States of America. As of February 29, 2000, $75.8 million remained available under the AMETHYST 4 credit facility and $90.3 million remained available under the AMETHYST 5 credit facility. The AMETHYST 4 and AMETHYST 5 financings include covenants that are customary for MARAD financings. These covenants limit our ability to obtain additional financing and restrict our operations. You should read the discussion under the heading "Business-- Financing of Our Rigs--AMETHYST 4 and AMETHYST 5 Financing" beginning on page 48 for more detailed information regarding the AMETHYST 4 and AMETHYST 5 credit facilities.

      The indenture for the old and new notes and the credit facilities providing financing for our rigs place significant limitations on the use of funds that we now hold and that we may generate in the future. You should read the discussion under the heading "Description of New Notes--Covenants-- Limitations on Indebtedness" beginning on page 79 for information regarding the limitations under the old and new notes on our ability to incur additional debt.

      As of December 31, 1999, we had expended an aggregate of $430.6 million on construction and equipping of our rigs, including payments to shipyards aggregating $224.0 million and payments to suppliers of owner-furnished equipment aggregating $122.6 million. As of such date, $123.6 million had been drawn on the AMETHYST 4 and AMETHYST 5 credit facilities and $233.5 million had been drawn on the AMETHYST 6 and AMETHYST 7 credit facilities, leaving us additional borrowing capacity of $176.2 million under the AMETHYST 4 and AMETHYST 5 credit facilities and $106.5 million under the AMETHYST 6 and AMETHYST 7 credit facilities. The total additional borrowing capacity under the credit facilities providing financing for our rigs of $282.7 million, together with the $430.6 million expended to date and cash on hand of $15.6 million, yields a total of $728.9 million, representing an excess of $9.2 million over the total estimated cost of constructing, equipping and mobilizing our rigs. This excess may be applied toward our working capital needs.

      We currently contemplate that our current sources of funds will be sufficient to fund the remaining development, construction, equipment, mobilization and financing costs of our rigs and any working capital needs during the construction, mobilization and start-up periods based on the following assumptions:

      o there will be no delays at Daewoo that will delay or prevent delivery of the AMETHYST 6 and AMETHYST 7

      o at least 87.5% of any increased costs that may result from resolution of the current dispute with the builder of the AMETHYST 4 and AMETHYST 5 will be funded through increases of the credit facilities providing substantially all of the financing for our rigs

      o our lenders will continue to fund the construction of our rigs despite Petrobras' threatened cancellation of our charters and the suspension of construction at TDI-Halter

      o any penalties which may be imposed by Petrobras under the charters for late delivery of our rigs will not be imposed at the time of delivery of our rigs

We have not sought any financing for our rigs other than the credit facilities described in the preceding two paragraphs and the notes. In the event we lack sufficient funds to carry out our current operating plan as a result of the contingencies described below or for any other reason, we may seek to raise additional capital, either from our owners or other public or private capital markets. We may also seek additional funding through strategic partnerships and other financing mechanisms. We cannot assure that such funding will be available on terms acceptable to us or allowable under the indenture. If adequate funds are not available, we may be required to curtail significantly the construction of one or more of our rigs or to obtain funds on terms which are not optimal.

We may, in the future, choose to raise additional capital due to advantageous market conditions or strategic considerations even if we continue to have sufficient funds for our current operating plan.

      On January 20, 2000, Daewoo signed a memorandum of understanding on corporate/debt restructuring with its creditors as part of the ongoing effort to improve the Daewoo group's financial structure. If Daewoo's financial condition worsens after the restructuring or if Daewoo is unable to complete the restructuring successfully, Daewoo's ability to complete our rigs could be adversely affected. We currently do not have an alternate building site to which we can shift construction of the rigs if Daewoo cannot complete construction. Given that the AMETHYST 6 and AMETHYST 7 are near completion, we do not foresee any immediate problems that would delay or prevent delivery of our rigs. We can give no assurances, however, that the continued efforts of the Daewoo group to improve its financial and corporate structure will not distract management or otherwise disrupt the normal business activities of Daewoo or that other problems will not arise in the future that may delay or prevent delivery of our rigs. You should read the risk factors relating to the performance of Daewoo beginning on page 10 for more detailed information regarding contingencies relating to the status of construction of the AMETHYST 6 and AMETHYST 7 and, in particular, our limited ability to recover under the Export-Import Bank of Korea's refund guarantees we obtained to support Daewoo's obligations under the construction contracts for those rigs.

      In early January 2000, Friede Goldman Halter, Inc., the parent of TDI-Halter, notified us that construction of the AMETHYST 4 and AMETHYST 5 was being suspended because of alleged delays in receiving detailed engineering work and our previous rejection of the shipyard's requests for extensions of the construction contract delivery dates. We have denied TDI-Halter's claims and, together with MARAD, have commenced negotiations with TDI-Halter and Friede Goldman Halter to determine whether there is an acceptable basis for the resumption by TDI-Halter of the construction of our rigs. In addition, we are evaluating other options that include rescinding the construction contracts for the AMETHYST 4 and AMETHYST 5 and exercising our remedies under those contracts or related performance bonds and performance guarantees to recover our costs. Based on the developments with TDI-Halter, the lenders under the AMETHYST 4 and AMETHYST 5 credit facilities could cease funding or accelerate the repayment of those borrowings. If these lenders cease funding (which they have not yet indicated that they will do), we would not be able to complete construction of the AMETHYST 4 and AMETHYST 5 unless we obtain new funding from other sources or an agreement of those lenders to resume funding on terms acceptable to them. In this event, we would continue to be liable for owner-furnished equipment in the amount of $24.9 million in addition to the $53.2 million we have already paid and would have continued liability under the service agreements for construction management of our rigs. In addition, the acceleration of the repayment of the MARAD-guaranteed borrowings would constitute an event of default under the old and new notes. You should read the risk factors relating to the performance of TDI-Halter beginning on page 12 and the discussion under the heading "Business--Status of Construction of Our Rigs" beginning on page 35 for more detailed information regarding contingencies relating to the status of construction of the Amethyst 4 and AMETHYST 5 and, in particular, our limited ability to recover under the bonds and guarantees we obtained to support TDI-Halter's obligations under the construction contracts for those rigs.

      Our charters with Petrobras specify delivery dates in June and July 1999 for the AMETHYST 4 and AMETHYST 5 and December 1999 for the AMETHYST 6 and AMETHYST 7. We were unable to meet those delivery dates. Under the existing charters, Petrobras is entitled to impose daily penalties for late delivery of up to 30% of a rig's operating rate (and, in addition, up to 30% of the mobilization fee in the case of the AMETHYST 5). If Daewoo delivers the AMETHYST 6 and AMETHYST 7 on their construction contract delivery dates and our mobilization time to Brazil does not exceed our allowance for mobilization, Petrobras will be entitled to impose late delivery penalties of $8.9 million for the AMETHYST 6 and $8.3 million for the AMETHYST 7. We currently anticipate that the AMETHYST 6 and AMETHYST 7 will be delivered on or before their construction contract delivery dates. Given the current status of the AMETHYST 4 and AMETHYST 5 at TDI-Halter, however, there is substantial uncertainty as to whether the AMETHYST 4 and AMETHYST 5 will be completed. Even if they are completed and chartered to Petrobras under the existing charters, we will deliver the AMETHYST 4 and AMETHYST 5 to Petrobras no earlier and probably later than 540 days beyond the delivery dates specified in their existing charters. Based on late delivery of 540 days, Petrobras would be entitled to impose late delivery penalties of $16.2 million for the AMETHYST 4 and $15.6 million for the AMETHYST 5. For each day of delay beyond 540 days, Petrobras would be entitled to impose additional late delivery penalties of $36,389 for the AMETHYST 4 and $30,828 for the AMETHYST 5 up to a maximum total penalty of $26.6 million for the AMETHYST 4 and $30.0 million for the AMETHYST 5. The maximum penalty would be reached after 820 days of delay for the AMETHYST 4 and 1,000 days of delay for the AMETHYST 5.

      Petrobras has threatened to cancel our charters. We can give no assurance, therefore, that our rigs will be chartered to Petrobras or any other customer on terms that are acceptable to us or lenders providing substantially all of the financing for those rigs. If, despite Petrobras' threatened cancellation of our charters, our rigs operate initially under those charters or renegotiated charters with Petrobras, our subsidiaries will receive operating rates and other amounts payable under those charters following delivery of our rigs to Petrobras and commencement of operations. In addition, Maritima will, in that event, receive and make available to us the operating rates and other amounts payable under the service rendering contracts for our rigs, which amounts have been committed entirely to pay local currency expenses incurred in operating our rigs. Pending the resolution of our contingency with Petrobras, we have not undertaken any remarketing efforts for any of our rigs. You should read the discussion under the heading "Business--Threatened Cancellation of Our Charters" beginning on page 36 for more detailed information regarding the threatened cancellation of our charters.

      The charters permit Petrobras to impose the late delivery penalties at the time of late delivery of our rigs. Prior to threatening to cancel our charters, Petrobras indicated to us in writing that it has been its policy to negotiate other forms of payment, such as an agreed installment plan or the discount of the penalties from the end of the contract. This policy may not be applied, however, given Petrobras' threatened cancellation of our charters and our related litigation with Petrobras. We cannot assure, therefore, that Petrobras will not impose such penalties at the time of delivery of our rigs. Even if Petrobras cancels our existing charters for late delivery, moreover, Petrobras could make a claim against us for damages that might include the value of the late delivery penalties. We currently do not have a source of funds available to pay the late delivery penalties at delivery or, if Petrobras cancels our charters, at any other time unless we obtain replacement charters that have sufficiently favorable terms, except that, in connection with the AMETHYST 4 and AMETHYST 5 credit facilities, Maritima and Pride have each severally guaranteed payment of up to $20.5 million (or a total of $41 million between them) for late arrival penalties to Petrobras under the charters for, and Brazilian ad valorem taxes pertaining to, the AMETHYST 4 and AMETHYST 5. If we are unable to pay the penalties when imposed, Petrobras would have a claim against us and, if it has not terminated the charters for late delivery, the right to terminate the charters for non-payment. The imposition of the penalties at delivery or in connection with a cancellation of the charters or the termination of our charters for non-payment of the late delivery penalties could have a material adverse effect on our ability to pay the old and new notes and other debt obligations.

      We have the following additional commitments and contingencies:

      o OVERALL OPERATING MANAGEMENT. Our subsidiaries entered into agreements with Formaritima Ltd., a company incorporated in the British Virgin Islands owned equally by an affiliate of Maritima and by a wholly owned subsidiary of Pride, to provide overall operating management services to our rigs beginning upon delivery of the rigs by the shipyards and continuing through the terms of the charters. In addition to reimbursements for actual costs incurred, these agreements and related subcontracts provide for daily management fees aggregating approximately $5.5 million per year (excluding management fees to be paid pursuant to the marine and nautical agreements described below). If a rig is sold and the corresponding management agreement is terminated, Formaritima will be entitled to a lump sum termination payment equal to the net present value of its management fees ($1,250 per day) over the remaining term of such rig's charter, calculated using a discount factor of 10% per annum.

      o MARINE AND NAUTICAL SERVICES AGREEMENT. Our subsidiaries (either directly or through Formaritima) entered into agreements with Workships Contractors B.V. to provide marine and nautical services to our rigs beginning upon delivery of the rigs by the shipyards and continuing through the terms of the charters. These agreements provide for daily management fees aggregating approximately $1.8 million per year. If a rig is sold and the corresponding marine and nautical services agreement is terminated, Workships will be entitled to a lump sum termination payment equal to the net present value of its management fees over the remaining term of the rig's charter, calculated using a discount factor of 10% per annum.

      o LICENSING AGREEMENTS AND CONTINGENCY PAYMENT. BiGem Holdings N.V., a Netherlands Antilles corporation owned 70% by affiliates of Maritima and 30% by an indirect subsidiary of Pride, purchased the rights to the Amethyst design for $9.5 million in October 1997 from Scheepswerf de Hoop Lobith B.V. BiGem is in dispute with de Hoop over the quality of the documentation delivered by de Hoop with the Amethyst design. BiGem has withheld payments of $2.3 million from de Hoop and does not intend to make any further payments. This dispute is now in arbitration and BiGem believes that no further payments will need to be made. We deem the probability that BiGem will need to make additional payments to be remote. BiGem has granted each of our four subsidiaries an irrevocable, non-exclusive, perpetual license to construct one rig based on the Amethyst design for a licensing fee of $1,583,333, payable in six installments. The first and second installments have previously been paid by each subsidiary with reduction to reflect the amount withheld by BiGem from de Hoop. Each of the last four installments will become due semi-annually beginning on delivery of the relevant rig. Our subsidiaries are not required by their licensing agreements to pay more than $1,583,333 for each license but, in the event that BiGem cannot obtain relief from its payment obligations to de Hoop, our subsidiaries will be required to pay BiGem the full $1,583,333 for each license.

      o OTHER COMPENSATION TO AFFILIATES OF MARITIMA. Drillpetro Inc., a special purpose affiliate of Maritima, is entitled to a lump-sum amount of $2.5 million (payable in installments of $500,000, $1.0 million and $1.0 million for the AMETHYST 5, AMETHYST 6 and AMETHYST 7, respectively, within three days of receipt of the corresponding mobilization payments under the relevant Petrobras charter or, in the event of no mobilization fee, within 45 days of delivery and acceptance of the relevant rig) for services rendered in connection with the development of conceptual and design engineering, shipyard negotiations and technical negotiations with Petrobras. In addition, Drillpetro will be paid the following fees: (i) $4,000 in the case of AMETHYSTS 6 and AMETHYST 7 and (ii) $2,000 in the case of AMETHYSTS 4 and

          AMETHYST 5, for each day the relevant rig works under its charter, plus (i) in the case of the AMETHYST 4, 1% of the daily rate paid under its charter (excluding bonuses) and (ii) in the case of the AMETHYST 6 and AMETHYST 7, 2% of the daily rates paid under their charters (excluding bonuses). Further, two other affiliates of Maritima, U.K. Guaranty & Bonding Corp. Limited and Rapisardi Investment Limited, will receive agency fees of 3% and 2% of the full operating rates under the Petrobras contracts (excluding bonuses), respectively, payable monthly upon receipt of payments from Petrobras, for their assistance in negotiating the Petrobras contracts and certain amendments to the Petrobras contracts.

      We anticipate that we will be required to refinance the old and new notes at maturity through the issuance of new indebtedness. We cannot assure that such refinancing will be available on terms acceptable to us.

      We have analyzed our year 2000 compliance and do not expect to suffer significant business interruptions or incur material costs in this regard.

                                    BUSINESS

ABOUT AMETHYST FINANCIAL COMPANY LTD. AND SUBSIDIARIES

      We were formed in 1998 to construct, own and operate four dynamically positioned, self-propelled, fourth-generation semi-submersible drilling rigs capable of performing drilling and subsea well intervention and maintenance services in water depths of up to 5,000 feet. We began construction of our rigs, to be known as the AMETHYST 4, AMETHYST 5, AMETHYST 6 and AMETHYST 7, in the second quarter of 1998 using the Amethyst design. The Amethyst design incorporates state-of-the-art technology for deepwater drilling to create compact, multi-functional rigs that we believe will offer a cost-effective alternative to larger, more costly rigs and vessels. Once completed, each rig will be owned by one of our four wholly owned subsidiaries. The subsidiaries have entered into contracts denominated in U.S. dollars to charter the rigs to Petroleo Brasileiro S.A.--Petrobras, the Brazilian national oil company, for initial terms ranging from six to eight years. You should read the discussion below under the headings "--Status of Construction of Our Rigs" and "--Threatened Cancellation of Our Charters" for information regarding the suspension of construction on the AMETHYST 4 and AMETHYST 5 and the threatened cancellation of our charters and the discussion under the heading "Business--Our Rigs" beginning on page 38 for further detail regarding the technical capabilities of our rigs.

      Our registered office is located at Amethyst Financial Company Ltd., c/o Arias Fabrega & Fabrega Trust Co. BVI Limited, 325 Waterfront Drive, Omar Hodge Building, 2nd Floor, Wickham's Cay, Road Town, Tortola, British Virgin Islands.

STATUS OF CONSTRUCTION OF OUR RIGS

      The AMETHYST 6 is approximately 82% complete and the AMETHYST 7 is approximately 86% complete. We expect that these rigs will be delivered to Petrobras in September and October 2000. Of the total construction contract price of $170.0 million for both rigs (excluding the cost of owner furnished equipment), we have paid $136.0 million. Of the total $90.6 million budgeted for owner-furnished equipment, we have paid approximately $73.0 million. To date, we have funded our expenditures on the AMETHYST 6 and AMETHYST 7 (including financing costs) with approximately $207.8 million of borrowings from third-party lenders and approximately $54.0 million of related party advances and equity contributions from our owners.

      Based on their construction contract delivery dates and an allowance for mobilization, the AMETHYST 4 and AMETHYST 5 were to have been delivered to Petrobras in July and September 2000. In early January 2000, however, Friede Goldman Halter, Inc., the parent of TDI-Halter, L.P., the shipyard building the AMETHYST 4 and AMETHYST 5, notified us that construction of our rigs was being suspended because of alleged delays in receiving detailed engineering work and our previous rejection of the shipyard's requests for extensions of the construction contract delivery dates. Subsequently, TDI-Halter asserted claims against our subsidiaries that will own the AMETHYST 4 and AMETHYST 5 for an extension of the construction contract delivery dates on grounds of permissible delay within the terms of the construction contracts and damages of $68.5 million for alleged breach of those contracts. We have denied TDI-Halter's claims and, as required by the construction contracts, have initiated proceedings in the Commercial Court in London seeking a determination of the merits of those claims. Together with the United States Maritime Administration (MARAD), which has guaranteed repayment of construction borrowings for the AMETHYST 4 and AMETHYST 5, we have commenced negotiations with TDI-Halter and Friede Goldman Halter to determine whether there is an acceptable basis for the resumption by TDI-Halter of the construction of our rigs. We are also evaluating other options that include rescinding the construction contracts for the AMETHYST 4 and AMETHYST 5 and exercising our remedies under those contracts or related performance bonds and performance guarantees to recover our costs.

      When TDI-Halter suspended construction of the AMETHYST 4 and AMETHYST 5, the AMETHYST 4 was approximately 60% complete and the AMETHYST 5 was approximately 35% complete. Of the total construction contract price of $168.0 million for both rigs (excluding the cost of owner furnished equipment), we have paid approximately $105.0 million. Of the total $90.6 million budgeted for owner-furnished equipment, we have paid approximately $53.2 million. In the event the AMETHYST 4 and AMETHYST 5 are not completed, our subsidiaries that will own those rigs will continue to be liable for owner-furnished equipment in the amount of $24.9 million in addition to the $53.2 million we have already paid and would have continued liability under the service agreements for construction management of our rigs. To date, we have funded our expenditures on the AMETHYST 4 and AMETHYST 5 (including financing costs) with approximately $133.7 million of MARAD-guaranteed borrowings and approximately $53.5 million of related party advances and equity contributions from our owners. Based on the developments with TDI-Halter, however, the lenders of the MARAD-guaranteed borrowings could cease funding or accelerate the repayment of those borrowings. If these lenders cease funding (which they have not yet indicated that they will do), we would not be able to complete construction of the AMETHYST 4 and AMETHYST 5 unless we obtain new funding from other sources or an agreement of those lenders to resume funding on terms acceptable to them. The acceleration of the repayment of the MARAD-guaranteed borrowings would constitute an event of default under the old and new notes. In this event or in any event, you will not be able to rely on the AMETHYST 4 or the AMETHYST 5 or the amounts that we may be able to recover under the construction contracts or related performance bonds and performance guarantees as a source of repayment or security for the old or new notes since the lenders of the MARAD-guaranteed borrowings and any other creditor of our subsidiaries that will own those rigs will have priority over you as to those rigs and any proceeds derived from those rigs.

THREATENED CANCELLATION OF OUR CHARTERS

      Our charters with Petrobras specify delivery dates in June and July 1999 for the AMETHYST 4 and AMETHYST 5 and December 1999 for the AMETHYST 6 and AMETHYST 7. We were unable to meet those delivery dates. While each charter states that it may be canceled by Petrobras if the chartered rig is not delivered within 180 days after the delivery date specified, Petrobras provided a letter in May 1998 waiving its right to cancel the charters and related service rendering contracts unless delay in delivery exceeds 540 days and, even then, only if best endeavors to make delivery are not being made. In October 1999, however, Petrobras sent a letter stating that it intends to cancel the charters and service rendering contracts for our rigs when delay in delivery exceeds 180 days in accordance with its right originally specified in the charters and reserving its right to seek compensation for damages. That 180-day period expired in December 1999 in the case of the AMETHYST 4 and January 2000 in the case of the AMETHYST 5. Pending proceedings to determine the enforceability of the extension granted by Petrobras in its May 1998 letter, we have obtained a preliminary injunction in the Brazilian courts against Petrobras' cancellation of our charters.

      Given the current status of the AMETHYST 4 and AMETHYST 5 at TDI-Halter, there is substantial uncertainty as to whether the AMETHYST 4 and AMETHYST 5 will be completed. Even if they are completed, we cannot deliver the AMETHYST 4 and AMETHYST 5 to Petrobras within the 540-day period permitted under the May 1998 Petrobras letter. We currently expect the AMETHYST 6 and AMETHYST 7 to be delivered to Petrobras in September and October 2000. These delivery dates are more than 180 days but less than 540 days after the delivery dates specified for those rigs in the Petrobras charters. If we are unsuccessful in our litigation with Petrobras in the Brazilian courts, therefore, Petrobras could cancel each of our charters upon the lapse of 180 days of delay in delivery. Even if the 540-day extension granted by Petrobras in its May 1998 letter is determined to be enforceable, however, the charters for the AMETHYST 4 and AMETHYST 5 could become subject to cancellation at the end of the 540-day period. The cancellation by Petrobras of the charter for one of our rigs could result in acceleration of the repayment of borrowings under the credit facility providing substantially all of the financing for the construction of that rig. The acceleration of the repayment of those borrowings constitutes an event of default under the old and new notes.

      We currently are engaged in discussions with Petrobras to resolve the matters relating to the threatened cancellation of our charters. Based on its announced deepwater drilling program and the performance characteristics of the Amethyst design, we believe Petrobras has significant needs for all of our rigs. While we are optimistic that Petrobras will employ all of our rigs upon their completion, we can give no assurance that any of our rigs will be chartered to Petrobras or to any other customer on terms that are acceptable to us or to our lenders. Whatever the outcome of our negotiations with Petrobras, you will not be able to rely on the AMETHYST 4 or the AMETHYST 5 or the revenues from their charters as a source of repayment or security for the old or new notes since the lenders under credit facilities providing substantially all of the financing for those rigs and any other creditor of our subsidiaries that will own those rigs will have priority over you as to those rigs and any proceeds derived from those rigs. You should read the discussion under the heading "Risk Factors--Petrobras has threatened the cancellation of our charters" beginning on page 14 for more detailed information regarding the effects of Petrobras' threatened cancellation of our charters.

      Petrobras' October 1999 letter threatening cancellation of the charters for our rigs was received following the submission of claims by Maritima and our construction manager, Petrodrill Engineering N.V., in connection with the cancellation by Petrobras of the charters for two other rigs, the AMETHYST 2 and AMETHYST 3, that were being constructed concurrently with our rigs. Petrobras initially awarded Maritima charters for six rigs, the AMETHYST 2 and AMETHYST 3 and our four rigs. Our owners, Maritima Petroleo e Engenharia Ltda. and Pride International, Inc., organized a joint venture company, Petrodrill Offshore Inc., with six subsidiaries to own and charter the rigs to Petrobras. The AMETHYST 2 and AMETHYST 3 were to have commenced operations in the Campos Basin offshore Brazil in late 1999 and early 2000, but the construction contracts for those two rigs were terminated in November 1998 after the shipyard at which the rigs were to be constructed filed for protection from its creditors. In May 1999, Petrobras canceled the charters and service rendering contracts for the AMETHYST 2 and AMETHYST 3 based on alleged late delivery. Maritima and Petrodrill Engineering submitted letters to Petrobras alleging that Petrobras' termination of the charters and service rendering contracts for the AMETHYST 2 and AMETHYST 3 was wrongful. Petrodrill Engineering's letter asserted that, because of Petrobras' May 1998 letter, Petrobras had waived its right to cancel the charters and service rendering contracts unless the delay in delivery exceeded at least 540 days. In addition, Maritima's letter asserted that the work stoppage resulting from the bankruptcy of the shipyard for the AMETHYST 2 and AMETHYST 3 was a force majeure event that did not permit termination and, further, that the joint venture was prepared to fulfill the contracts by contracting other available rigs to replace the AMETHYST 2 and AMETHYST 3. The letters to Petrobras specified damages of approximately $95 million, none of which involve claims made by us or on our behalf.

      Following termination of the construction contracts for the AMETHYST 2 and AMETHYST 3, Petrodrill Offshore transferred the shares of each of its six subsidiaries to us for nominal consideration, and we transferred the shares of the subsidiaries that held the charters for the AMETHYST 2 and AMETHYST 3 to a separate joint venture company owned by Maritima and Pride. Petrodrill Offshore has reached agreement with the prime contractor and its affiliates for the settlement of all claims relating to the construction contracts for the AMETHYST 2 and AMETHYST 3 and their termination. Neither we nor any of our subsidiaries were or are a party to any of the claims or disputes relating to termination of these construction contracts.

ABOUT OUR OWNERS

      We are owned 61.7% by affiliates of Maritima, a Brazilian privately held company with limited liability, 26.4% by an indirect wholly owned subsidiary of Pride, a publicly held Louisiana corporation, and 11.9% by two investment partnerships managed by First Reserve Corporation, a private equity firm. Maritima and Pride, directly or through affiliates, have primary contractual responsibility for our operations.

      The following chart depicts our ownership structure and the principal agreements relating to the construction and operation of our rigs:



            ------------         ------------         ------------
            | Maritima |         |   Pride  |         |   First  |
            |Affiliates|         |Affiliates|         |  Reserve |
            ------------         ------------         |   Funds  |
             61.7% |               | 26.4%            ------------
                   |               |                      | 11.9%
                   |               |                      |
               -----------------------------------------------
               |          Amethyst Financial                 |
               |           Company Limited                   |
               -----------------------------------------------
                                          |                              4 Licensing Agreements       ----------------
                                          |                    --------------------------------------- |Maritima/Pride|--| 2 Marine
                                          | 100%               | 4 Construction Management Agreements  |Affiliates    |  |   and
                                          |                    |-------------------------------------- ----------------  | Nautical
                                     --------------------------|       4 Management Agreements         -----------       |Agreements
                                     | Four Special Purpose    |-------------------------------------- |Workships|--------
                                     |       Companies         |2 Marine & Nautical Service Agreements -----------
----------- 4 Construction Contracts |are constructing and will|-------------------------------------- ----------
|Shipyards|--------------------------| own and operate the rigs|              4 Charters               |Petrobas|
-----------                          --------------------------|-------------------------------------- ----------
                                                                                                            |    4 Service
                                                                                                            |Rendering Contracts
                                                                                                          -----------
                                                                                                          | Maritima|
                                                                                                          -----------

MARITIMA

      Maritima, headquartered in Rio de Janeiro, Brazil, provides a range of services and equipment to companies participating in the oil and gas exploration and production sector in Brazil. Since 1981, Maritima and its affiliates have participated in projects for Petrobras that have ranged from rig and vessel acquisitions, upgrades and conversions to providing local support services for offshore rig operations. Maritima and its affiliates have typically participated in these projects through joint ventures, consortiums and joint operating and agency relationships with international drilling and marine construction companies such as:

      o  Pride
      o  Diamond Offshore Drilling, Inc.
      o  Falcon Drilling Company, Inc. (now part of R&B Falcon Corporation)
      o  Stena Offshore Ltd.
      o  Mitsui Offshore Development and Engineering Company (MODEC) Inc.
      o  Astilleros Espanoles S.A.

      Maritima currently provides shore-based facilities and local logistical support for two of Pride's semi-submersible drilling rigs, the AMETHYST 1 (the first rig built with the Amethyst design) and the NYMPHEA. Both of those rigs are operating offshore Brazil under long-term contracts with Petrobras. In addition, Maritima and its affiliates currently are managing or recently have completed the conversion of four vessels or semi-submersible platforms for Petrobras to be used as floating production and storage units offshore Brazil.

PRIDE

      Pride, headquartered in Houston, Texas and listed on the New York Stock Exchange, is an international provider of contract drilling and related services, operating both offshore and on land. Pride has focused its growth strategy on the higher margin offshore and international drilling markets. Pride operates a global fleet of 291 rigs, including two drillships, three semi-submersible rigs and 48 other offshore rigs. Pride's deepwater fleet includes the semi-submersibles AMETHYST 1, NYMPHEA and SOUTH SEAS DRILLER and, through a 51%-owned joint venture, the PRIDE AFRICA and the PRIDE ANGOLA, each of which is an ultra-deepwater dynamically positioned drillship. Through its subsidiary Pride-Foramer S.A., Pride has participated in the design and construction of four drillships and two semi-submersible rigs in addition to the PRIDE AFRICA, PRIDE ANGOLA and our rigs and has drilled 47 wells in water depths greater than 1,300 feet. Pride-Foramer has extensive experience operating offshore Brazil, having drilled at least 15 wells offshore Brazil in water depths ranging between 1,900 and 3,300 feet.

FIRST RESERVE

      First Reserve specializes in the energy industry. Founded in 1980, the firm has offices in Houston, Texas, Greenwich, Connecticut and Denver, Colorado and manages a portfolio of energy holdings with a market value in excess of $1.5 billion. First Reserve's portfolio companies include Pride, CalDive International, Weatherford International, Inc., and National Oilwell, Inc. Two investment partnerships managed by First Reserve invested an aggregate $12.5 million in cash in our common equity in September 1999 in exchange for an 11.9% interest. Such investment will be exchangeable after three years (or earlier in certain events), at First Reserve's option, for shares of Pride common stock and Pride, in turn, will have the option to acquire the First Reserve interest for cash or Pride common stock once such interest becomes exchangeable for Pride stock. If either of such options is exercised, Maritima will have the right to purchase from Pride such portion of the First Reserve interest as will enable Maritima to maintain ownership of 70% of the combined interests of Maritima and Pride.

OUR RIGS

THE AMETHYST DESIGN

      We began construction of our rigs in the second quarter of 1998 using the Amethyst design. The Amethyst design incorporates state-of-the-art technology for deepwater drilling to create a compact, multi-functional, self-propelled rig that we believe offers a cost-effective alternative to larger, more costly rigs and vessels. Our rigs will be enhanced versions of the AMETHYST 1, which, since 1996, has been conducting subsea well intervention and maintenance services for Petrobras under a contract that expires in 2001. The Amethyst design, however, has never been utilized for drilling under actual operating conditions. For this reason, we cannot guarantee that the equipment on our rigs will function properly as a whole, and we cannot fully predict the performance of each rig under actual operating conditions. Our business and operating results could be materially and adversely affected if any of our rigs do not perform as intended in accordance with the Amethyst design under actual operating conditions.

      BiGem Holdings N.V., a Netherlands Antilles corporation owned 70% by affiliates of Maritima and 30% by an indirect subsidiary of Pride, purchased the rights to the Amethyst design for $9.5 million in October 1997 from Scheepswerf de Hoop Lobith B.V. BiGem is in dispute with de Hoop over the quality of the documentation delivered by de Hoop with the Amethyst design. BiGem has withheld payments of $2.3 million from de Hoop and does not intend to make any further payments. This dispute is now in arbitration and BiGem believes that no further payments will need to be made. We deem the probability that BiGem will need to make additional payments to be remote.

      BiGem has granted each of our four subsidiaries an irrevocable, non-exclusive, perpetual license to construct or procure the construction of one dynamically positioned, semi-submersible drilling rig based on the Amethyst design. The licensing agreement provides that BiGem will furnish all necessary documentation pertaining to the Amethyst design and requires each subsidiary to pay BiGem $1,583,333 for its license, payable in six installments. The first and second installments have previously been paid by each subsidiary with reduction to reflect the amount withheld by BiGem from de Hoop. Each of the last four installments will become due semi-annually beginning on delivery of the relevant rig. Our subsidiaries are not required by their licensing agreements to pay more than $1,583,333 for each license but, in the event that BiGem cannot obtain relief from its payment obligations to de Hoop, our subsidiaries will be required to pay BiGem the full $1,583,333 for each license.

SPECIFICATIONS

      Our rigs will be dynamically positioned, self-propelled, fourth-generation semi-submersible drilling rigs capable of performing drilling and subsea well intervention and maintenance services in water depths of up to 5,000 feet. While we have contracted with two different shipyards for the construction of our rigs, all of our rigs (other than the AMETHYST 5, which will not initially be outfitted for drilling) and their owner-furnished equipment will be substantially identical.

      Semi-submersible rigs are large floating platforms supported by a number of columns. At the bottom of the columns, the rigs typically have two ship-shaped hulls, or pontoons. When the rigs are in motion, the columns are raised, so that only the hulls are in the water, thereby maximizing transit speeds. Upon reaching their operating location, the hulls are filled with ballast, and the rigs sink down, so approximately half the columns are in the water. At this point, the rigs are said to be "semi-submerged," remaining afloat in a position where the lower hull is below the water line, and the upper deck protrudes well above the surface.

This semi-submerged position provides stability to the rigs, allowing drilling operations to be carried out in winds of significant force and wave heights of significant magnitude. Semi-submersible rigs can be used in areas where weather conditions are poor and water is too deep for jack-up rigs. While some larger dynamically positioned semi-submersibles are capable of working in water depths greater than 5,000 feet, the majority of existing semi-submersibles are conventionally moored and are limited to a working water depth of no more than 3,000 feet.

      Being "dynamically positioned," our rigs will not require a fixed mooring system to stay in position while drilling in the seabed but will, instead, rely on eight 2,100 horsepower omnidirectional thrusters mounted on the bottom of its pontoons to remain in position. The dynamic positioning control system will be fully redundant and will meet all current class requirements for dynamically positioned operations. Our rigs are designed to be able to conduct drilling operations in winds of up to 47 knots and wave heights of up to 42 feet when semi-submersed. Our rigs' dynamic positioning capability will offer them an advantage over moored rigs that require anchor chains and heavy anchors to remain on location. The weight of anchors and anchor chains limits a moored rig's water depth operating capability. In addition, in some areas, like offshore Brazil, moored units may not be practical due to the presence of extensive subsea production networks that could be damaged by anchors.

      The main working platform of each rig will measure approximately 240 by 160 feet. When in operation, each rig's four columns will support the rig's platform at approximately 23 feet above the water level. When the rig moves on its twin pontoons, which will be approximately 250 feet long and 48 feet wide, the rig's platform will remain approximately 60 feet above water. Each rig will be self-propelled, capable of moving at speeds of up to 9 knots, and will weigh approximately 11,000 tons. We believe that these characteristics will enable our rigs to move between jobs more readily and efficiently than more typical larger, heavier units that require a tow. In addition, we expect that the smaller size and weight of our rigs will make them less costly to construct and operate than traditional, large-displacement semi-submersible rigs.

      We expect that our rigs' ability to stay on location and operate in inclement wind and wave conditions despite their compact size and light weight will enable them to operate in most offshore oil and gas producing regions in the world.

      The AMETHYST 4, AMETHYST 6 and AMETHYST 7 initially will be equipped to conduct drilling and subsea well intervention and maintenance services while the AMETHYST 5, in accordance with its existing charter, will be initially equipped to conduct subsea well intervention and maintenance services only. We expect that the cost of equipping the AMETHYST 5 for drilling services would total approximately $2.5 million based on current costs. Our rigs will be equipped to operate in up to 4,000 feet of water. We estimate that the cost of equipping our rigs to operate in 5,000 feet rather than 4,000 feet would be approximately $2.0 million each based on current costs.

      Each rig will be equipped with engines having approximately 28,000 aggregate horsepower to drive the thrusters and operate the drilling and other equipment. This power will permit our rigs to conduct drilling and subsea well intervention and maintenance operations at depths of up to approximately 20,000 feet. In addition, each rig will be able to carry a minimum of 3,200 tons of equipment for drilling or subsea well intervention and maintenance operations in its columns and on the main deck and will be able to accommodate an operating crew of up to 115 people in one and two-man cabins.

CONSTRUCTION, MOBILIZATION AND DELIVERY TO PETROBRAS

      We have contracted with Daewoo Heavy Industries Ltd. and TDI-Halter, L.P. to construct our rigs pursuant to fixed-price construction contracts. In addition, we have entered into firm fixed-price procurement contracts or letters of intent with international suppliers to purchase all major high-specification owner-furnished equipment that requires relatively long lead times for delivery. We estimate that the total cost of constructing, equipping and mobilizing our rigs, excluding increased costs that may result from the current status of the AMETHYST 4 and AMETHYST 5 at TDI-Halter and late delivery penalties, will be approximately $719.7 million, classified as follows:

                                                              ESTIMATED COST
                                                              --------------
                                                               (in millions)
    Shipyard and Basic Design Engineering...................      $346.6
    Owner-Furnished Equipment...............................       181.2
    Spare Parts, Manuals & Training.........................        17.4
    Project Team, Reimbursables and Commission..............        36.2
    Contingencies...........................................        47.2
    Construction Period Interest............................        59.6
    Construction Insurance/Transaction Costs................        31.5
                                                                  ------
            Total...........................................      $719.7
                                                                  ======

If the AMETHYST 4 and AMETHYST 5 are completed, the delays resulting from the current suspension of construction on those rigs at TDI-Halter and any settlement that we reach with TDI-Halter and its parent, Friede Goldman Halter, Inc., could significantly increase the costs of constructing, equipping and mobilizing our rigs.

THE SHIPYARDS

      The AMETHYST 6 and AMETHYST 7 are under construction in Okpo, South Korea by Daewoo. The AMETHYST 4 and AMETHYST 5 are under construction in the United States by TDI-Halter, a wholly owned subsidiary of Friede Goldman Halter.

   DAEWOO

      GENERAL. Daewoo operates a 1,000-plus acre shipbuilding facility in Okpo, South Korea. The Okpo site includes 86 acres of covered workshops, two drydocks, one which can accommodate super tankers weighing up to one million tons, and two floating docks. In addition, the Okpo site has state-of-the-art automated panel lines, plasma cutters and paint shops which can accommodate 200-ton modules. Daewoo's labor force exceeds 11,000. Since 1983, Daewoo has constructed over 30 offshore drilling structures and vessels.

      RECENT DEVELOPMENTS. On January 20, 2000, Daewoo signed a memorandum of understanding on corporate/debt restructuring with its creditors as part of the ongoing effort to improve the Daewoo group's financial structure. As part of this restructuring, Daewoo's shipbuilding business will be segregated into a separate company and Daewoo will institute a debt buyout program for foreign creditors intended to reduce Daewoo's debt level. If Daewoo's financial condition worsens after the restructuring or if Daewoo is unable to complete the restructuring successfully, Daewoo's ability to complete our rigs could be adversely affected. We currently do not have an alternate building site to which we can shift construction of the rigs if Daewoo cannot complete construction. Given that the AMETHYST 6 and AMETHYST 7 are near completion, we do not foresee any immediate problems that would delay or prevent delivery of our rigs. We can give no assurances, however, that the continued efforts of the Daewoo group to improve its financial and corporate structure will not distract management or otherwise disrupt the normal business activities of Daewoo or that other problems will not arise in the future that may delay or prevent delivery of our rigs. In the event that Daewoo is placed in receivership, goes into bankruptcy or otherwise seeks protection from its creditors as a result of a failed restructuring, Daewoo may be unable to complete our rigs, we may not be able to remove our rigs from the shipyard to complete construction and, as a practical matter, our remedies against Daewoo will be limited and recovery could be subject to extensive delays.

      CONSTRUCTION CONTRACTS


            Each Daewoo construction contract provides for the design, construction, launching, equipping, completion, testing and loading out of a rig for a contract price of $85.0 million, excluding the portion of the contract price representing the cost of owner-furnished equipment and any credits for the cost of builder's risk insurance. The contract price may be adjusted as agreed by the parties or settled by an independent expert for any modifications to the specifications of our rigs requested by us or required by law. The contract price will be paid in five installments falling due at various times throughout the construction period based on specified milestones, with approximately 20% being due on delivery.


            DELIVERY. The AMETHYST 6 has a contractual delivery date of July 30, 2000, and the AMETHYST 7 has a contractual delivery date of June 30, 2000, each of which may be extended for permissible delays, including force majeure, modifications to the rig specifications and delays in the delivery of and defects in owner-furnished equipment. If a delay occurs in the delivery of a rig, Daewoo will become obligated to pay $42,500 per day in liquidated damages for the first 150 days after the delivery date.

            TERMINATION. In the event that Daewoo has not delivered our rigs prior to either 90 days from the contractual delivery date, as extended by permissible delays, or 180 days from the contractual delivery date extended by such days of permissible delay as are attributable to our fault, a construction contract may be terminated at our option. We also have the right to terminate a construction contract in the event that:

            o Daewoo fails, without legal justification, to meet two consecutive milestones within 90 days of the dates agreed for those milestones

            o Daewoo commits a material breach of the construction contract not remedied within five business days of written notice thereof

            o Daewoo is wound up, goes into receivership, becomes insolvent or makes a special arrangement or composition with its creditors

Daewoo has the right to terminate a construction contract in the event that:

            o we fail to make the installment payments due under the construction contract
            o we fail, without legal justification, to take delivery of our rigs in accordance with the construction contract
            o we are wound up, go into receivership, become insolvent or make a special arrangement or composition with our creditors and any such default continues for 30 days.

            DEVIATIONS FROM TARGET WEIGHT. The Daewoo construction contracts have been structured to create incentives for Daewoo to meet established target weights. In the event Daewoo fails to meet the target weight for any rig, Daewoo will be required to pay liquidated damages up to a maximum amount of 5% of the construction price. In the event that Daewoo builds a rig significantly below its target weight, Daewoo will be entitled to a bonus.

            SHIPYARD WARRANTY. Daewoo has guaranteed our rigs for twelve months after delivery against all defects, whether attributable to materials, workmanship, construction or detail design, and against all physical damage caused to our rigs by such defects. Such guarantee does not extend to owner-furnished equipment but does extend to defects in materials, workmanship or design and physical damage caused by Daewoo's installation of owner-furnished equipment.

      REFUND GUARANTEES

            The Export-Import Bank of Korea has issued to us a refund guarantee under each Daewoo construction contract. Pursuant to each refund guarantee, the Export-Import Bank of Korea is obligated, upon termination of the corresponding construction contract for any cause (including Daewoo being placed into receivership, going into bankruptcy or otherwise becoming insolvent as a result of a failed restructuring to the extent the enforcement of our contractual right of termination is permitted by applicable law) or a total loss of the rig prior to delivery, to repay to us the installments of the contract price (which includes the cost of owner-furnished equipment) paid by us prior to such event, plus interest on such installments at a fixed rate of 10% if Daewoo has not made such repayment within 30 days after our demand. The refund guarantee, however, does not provide us coverage beyond such repayment for late delivery penalties or other amounts that we may owe Petrobras or for additional financing costs that we may incur, in each case, in the event either of our rigs is delivered late or not completed. If, after termination for bankruptcy, receivership or other insolvency, Daewoo is protected from our claims by applicable law, moreover, the Export-Import Bank of Korea could claim the same protection from our claims and, whether or not successful, could delay our recovery.

   TDI-HALTER

      GENERAL. TDI-Halter has based construction of our rigs in Friede Goldman Halter's 88-acre site in Pascagoula, Mississippi. The Pascagoula site recently underwent a $21.0 million improvement with the primary aim of upgrading equipment for offshore rig construction. In addition to the Pascagoula site, TDI-Halter expects to use six other sites in constructing our rigs. The principal secondary site would be Friede Goldman Halter's Gulfport, Mississippi site, which has over ten acres of covered facilities on its 113 acres. These covered facilities include modern panel lines and paint shops. TDI-Halter, which specializes in the construction and repair of offshore drilling units, has eight shipyards.

      RECENT DEVELOPMENTS. In November 1999, Halter Marine Group, Inc. merged with Friede Goldman International Inc. to form Friede Goldman Halter, Inc. In early January 2000, Friede Goldman Halter notified us that construction of our rigs was being suspended because of alleged delays in receiving detailed engineering work and our previous rejection of TDI-Halter's requests for extensions of the construction contract delivery dates. You should read the discussion under the heading "Business--Status of Construction of Our Rigs" beginning on page 35 for further information regarding the effects of the suspension of construction on the AMETHYST 4 and AMETHYST 5 and related claims asserted by TDI-Halter.

      CONSTRUCTION CONTRACTS

            Each TDI-Halter construction contract provides for the engineering, construction, launching, equipping, completion and testing of a rig for a contract price of $84.0 million, excluding the cost of owner-furnished equipment and any credits for the cost of builder's risk insurance. The contract price may be adjusted as agreed by the parties or settled by an independent expert for any modifications to the specifications of our rigs requested by us or required by law. The contract price will be paid in eleven installments falling due at various times throughout the construction period based on specified milestones, with approximately 7.5% being due on delivery.

            DELIVERY. The AMETHYST 4 has a contractual delivery date of June 9, 2000, and the AMETHYST 5 has a contractual delivery date of August 9, 2000, each of which may be extended for permissible delays, including force majeure, modifications to the rig specifications and delays in the delivery of and defects in owner-furnished equipment. TDI-Halter will not be able to meet the contractual delivery dates but has claimed for an extension on the grounds of permissible delay. We have denied TDI-Halter's claims. The TDI-Halter construction contracts provide for up to $40,000 per day in liquidated damages for late delivery, but this liability is limited to $2.0 million per rig. Even if TDI-Halter resumes construction of our rigs within the next 90 days, we do not expect TDI-Halter to be able to deliver the AMETHYST 4 and AMETHYST 5 until late 2001.

            TERMINATION. In the event that TDI-Halter does not deliver a rig within 135 days after the contractual delivery date, as extended by permissible delays, the applicable construction contract may be terminated at our option. We also have the right to terminate a TDI-Halter construction contract in the event that:

            o TDI-Halter fails, without legal justification, to meet two consecutive milestones within 135 days of the dates agreed for those milestones, as extended by permissible delays

            o TDI-Halter commits a material breach of the construction contract not remedied within five business days of written notice thereof

            o TDI-Halter is wound up, goes into receivership, becomes insolvent or makes a special arrangement or composition with its creditors

TDI-Halter has the right to terminate a construction contract in the event that:

            o we fail to make the installment payments due under the construction contract
            o we fail, without legal justification, to take delivery of our rigs in accordance with the construction contract
            o we are wound up, go into receivership, become insolvent or make a special arrangement or composition with our creditors and any such default continues for 30 days.

            DEVIATIONS FROM TARGET WEIGHT. The TDI-Halter construction contracts contain incentives for TDI-Halter to meet established target weights. In the event TDI-Halter fails to meet the target weight for any rig, TDI-Halter will be required to pay liquidated damages up to a maximum amount of $2.5 million. In the event that TDI-Halter builds a rig significantly below its target weight, TDI-Halter will be entitled to a bonus up to a maximum amount of $3.0 million.

            SHIPYARD WARRANTY. Under the existing construction contracts, TDI-Halter has guaranteed our rigs for twelve months after delivery against all defects attributable to the labor and workmanship of TDI-Halter and its subcontractors. Such guarantee does not extend to owner-furnished equipment but does extend to defects caused by TDI-Halter's installation of owner-furnished equipment (the approval of the installation by a supplier or manufacturer's representative on-site being conclusive evidence of proper installation).

      PERFORMANCE BONDS AND PERFORMANCE GUARANTEES

            Fireman's Fund Insurance Company has issued a performance bond on a joint and several basis with TDI-Halter for 100% of the contract price under each TDI-Halter construction contract. Fireman's Fund also has issued a labor and material payment bond, jointly and severally with TDI-Halter, which covers suits for non-payment by TDI-Halter filed by claimants having a direct contract with TDI-Halter or with a subcontractor of TDI-Halter for labor, material or both used or reasonably required for use in the performance of the TDI-Halter construction contracts. In addition, Friede Goldman Halter has unconditionally and irrevocably guaranteed to us prompt and faithful performance of, and compliance with, all obligations, covenants, terms, conditions and undertakings of TDI-Halter under the TDI-Halter construction contracts.

            You will not be able to rely on the AMETHYST 4 or the AMETHYST 5 or the amounts that we may be able to recover under the TDI-Halter construction contracts or related performance bonds and performance guarantees as a source of repayment or security for the old or new notes since the lenders of the MARAD-guaranteed borrowings and any other creditor of our subsidiaries that will own those rigs will have priority over you as to those rigs and any proceeds derived from those rigs.

OWNER-FURNISHED EQUIPMENT

      We have been purchasing from numerous vendors and furnishing to the shipyards various items of specialized drilling and subsea well intervention and maintenance equipment for our rigs. This equipment includes for each rig, as appropriate, a drilling derrick, mud pumps, drawworks, a rotary table, blowout preventers and risers. We have also been providing to the shipyards certain marine and ship system items, including cranes and electrical distribution units for the drilling equipment. In addition, we will furnish some items outside of the shipyard package, including drillpipe and handling tools. We estimate that all of this owner-furnished equipment will represent approximately $181.2 million of the aggregate $719.7 million budgeted to construct, equip and mobilize our rigs, including $47.2 million for contingencies and $59.6 million for construction period interest but excluding increased costs that may result from the current status of the AMETHYST 4 and AMETHYST 5 at TDI-Halter and late delivery penalties.

      We have received, or obtained commitments from international suppliers to provide, $166.4 million, or approximately 91.8%, of the budgeted owner-furnished equipment. As of February 29, 2000, we had paid approximately $131.1 million to such suppliers and had received delivery of approximately 61.7% of the owner-furnished equipment for our rigs. These suppliers are providing all of the major high-specification owner-furnished equipment that require relatively long lead times for delivery. The remainder of the owner-furnished equipment consists of standard, readily available items. Of the total budgeted owner-furnished equipment, $122.8 million, or approximately 67.8%, is being provided by five major suppliers. The following table lists these five suppliers, the equipment that they have supplied or will be supplying pursuant to commitments with us and the cost of such equipment:

   SUPPLIER                                      EQUIPMENT                                                    COST
   --------                                      ---------                                               --------------
                                                                                                         (in thousands)
   Maritime Hydraulics A/S                       Derrick Package                                             $35,598
   ABB Vetco Gray U.K. Ltd.                      Risers and Buoyancy System                                  $28,679
   Cooper Cameron Corporation                    Blowout Preventers and Multiplex Control Systems            $23,148
   Huisman Special Lifting Equipment B.V.        Cranes and Substructures                                    $22,134
   Continental Emsco Company                     Drawworks, Mud Pumps and Rotary Table                       $13,206

      Timely completion of our rigs will depend, among other things, on timely delivery of the owner-furnished equipment. We believe that our owner-furnished equipment suppliers have the expertise and capacity to deliver owner-furnished equipment on time and according to specifications. We have not experienced and do not anticipate any significant delays in delivery of the owner-furnished equipment.

CONSTRUCTION MANAGEMENT

      We believe that active management of the construction process is an important factor in reducing construction risks and avoiding delays. The construction of our rigs is being managed by Petrodrill Engineering N.V., a Netherlands Antilles corporation owned 70% by affiliates of Maritima and 30% by an indirect subsidiary of Pride. Petrodrill Engineering is providing the following construction management services, among others:

      o coordinate with each subsidiary and its representatives regarding any design modification

      o obtain all necessary permits, consents and authorizations with respect to the design drawings from the relevant classification society or other relevant agencies

      o  coordinate with each shipyard throughout the construction period

      o monitor each shipyard for compliance with the terms of its construction contract

      o inform each subsidiary of any change in existing laws, rules or regulations that may require any alteration to the specifications or drawings of its rig and assess the effects of such changes

      o advise each subsidiary whether its rig has been completed in accordance with the specifications provided in the construction contract and is ready for delivery

      o  procure the owner-furnished equipment on behalf of each subsidiary

      o  prepare monthly budgets for each rig

      o ensure that each rig is insured adequately throughout the construction period

Petrodrill Engineering has contracted to provide these services in an efficient manner and to protect and promote the interests of each of our subsidiaries in all matters relating to the construction of its rig. Petrodrill Engineering is being paid by each subsidiary only for actual expenses incurred by it in rendering the construction management services, including the full salaries of its personnel and other overhead costs.

      The construction management agreement with each subsidiary may be terminated early in the event of a material breach by either party of its obligations under such agreement. Each subsidiary and Petrodrill Engineering have agreed to indemnify Petrodrill Engineering's subcontractors and their personnel from all actions or liabilities that may be brought against or incurred by them or their personnel for matters arising out of such subcontracts unless such actions or liabilities arise from the gross negligence or willful misconduct of such subcontractors or their personnel.

      Petrodrill Engineering has procured the personnel necessary to manage the construction of our rigs. For this purpose, Petrodrill Engineering has assembled a central management team based in the Netherlands and separate project teams that are present at each shipyard to supervise construction and ensure that our rigs meet the specifications required by Petrobras and applicable classification societies. A portion of Petrodrill Engineering's personnel has been, and until completion of all of our rigs will be, seconded from Pride-Foramer S.A. (an affiliate of Pride), Maritima and Workships Contractors B.V., an integrated offshore vessel management company whose personnel were involved in the design and construction of the AMETHYST 1. Such personnel have been provided to Petrodrill Engineering by Pride-Foramer, Maritima and Workships at agreed-upon fixed prices that approximate each such company's cost. In addition, Workships receives a fee of $2,083.33 per month per rig.

      Petrodrill Engineering's personnel consist of 50 professionals with highly specialized experience in rig construction who are dedicated exclusively on a full-time basis to the construction of our rigs. The members of the central management team, consisting of a project director, deputy project director, chief financial officer and central construction manager, have extensive experience in most aspects of the oil and gas industry and, in particular, in rig and vessel construction and repair. We believe that the experience of the Petrodrill Engineering central management team, described below under the heading "Management" beginning on page 58, combined with the experience of specialists from Maritima, Pride-Foramer, Workships and other third parties, provide a high level of specialized expertise for the construction of our rigs. In addition, Lloyds, the classification society and representative of the Bahamian Ship Registry, has been involved in the approval of the design and detailed engineering for the rigs during its regular shipyard visits. Recently, Petrobras contracted ModuSpec USA, Inc., an independent engineering and construction consultant, to review the construction of our rigs at the Daewoo and TDI-Halter shipyards as part of a more extensive review of all of Petrobras' upcoming rig deliveries. Since receiving the audit report from ModuSpec, Petrobras has made no comments to us about the report, except to state that ModuSpec concluded, as we acknowledge, that our rigs have not been and will not be delivered by the delivery dates specified in their respective charters.

INSURANCE

      We have obtained insurance from a syndicate of international insurance companies led by London underwriters to insure against specified risks related to the construction of our rigs in accordance with their specifications and design and the timely completion, mobilization and delivery of our rigs to Petrobras pursuant to the charters. In general, the insurance covers:

      o traditional fire, casualty and marine perils causing damage to our rigs during construction and mobilization
      o delays caused by damage to the shipyards or their facilities from those perils
      o delays caused by damage to our rigs, owner-furnished equipment or other rig components from those perils
      o physical loss or damage and delays caused by specified force majeure events

In addition, the insurance provides coverage for physical loss or damage to each rig as a result of faulty materials, parts, workmanship or design that is discovered prior to or during a 24-month discovery period following delivery by the shipyard and for delay in delivery resulting from that physical loss or damage. The insurance, however, does not provide coverage for the failure of a shipyard to apply the Amethyst design properly or to complete construction on time and within budget.

      In the event that there is a delay in the delivery of a rig from its shipyard resulting from an insured event or events lasting more than an aggregate of 21 days, the insurance will pay $100,000 per day, beginning after the 21-day waiting period, for a maximum of 365 days. In the event Petrobras terminates a charter in accordance with its terms as a result of an insured event, loss of hire coverage entitles us to payment of the relevant rig's operating rate for a maximum of 365 days, subject to a 21-day waiting period. In the event of a successful remarketing of the relevant rig after cancellation of a charter for an insured event, the loss of hire coverage will pay any daily charter rate differential between the canceled charter and the replacement charter and any mobilization, towing, reoutfitting or similar expenses incurred in recontracting the rig. Total recovery under the loss of hire coverage is limited to the value of the relevant rig's operating rate for 365 days. The late delivery and loss of hire coverage does not contemplate any deductible other than amounts foregone during the 21-day waiting periods.

      The insurance in respect of construction risks expires upon completion of the construction of each rig, subject to a discovery period of 24 months after delivery by the shipyard. The builder's risk property coverage generally is limited in aggregate to the value of each rig, and a $100.0 million limit applies per event in respect of third-party liabilities. In addition, a $100,000 deductible per event is generally applicable, except that no deductible applies in the event of a total or constructive total loss.

      All rights to insurance proceeds have been assigned to secure our borrowings under the credit facilities providing substantially all of the financing for our rigs. The insurers have waived their right of subrogation against us, our owners, any of their affiliates, the shipyards and the credit facility lenders.

FINANCING OF OUR RIGS

Amethyst 6 AND Amethyst 7 FINANCING

      In December 1998, affiliates of Mitsubishi Corporation agreed to fund, through two separate credit facilities, up to an aggregate $340.0 million of the cost (including accrued interest) of constructing, equipping and mobilizing the AMETHYST 6 and AMETHYST 7. The credit facility for the AMETHYST 6 permits drawings of up to $160.0 million, and the credit facility for the AMETHYST 7 permits drawings of up to $180.0 million.

      On November 1, 1999, we used the net proceeds from the sale of the old notes, cash on hand and additional funds provided by an affiliate of Maritima to purchase the fully drawn first tranches of the AMETHYST 6 and AMETHYST 7 credit facilities (representing $47.0 million of loans in the case of the AMETHYST 6 facility and $53.0 million of loans in the case of the AMETHYST 7 facility). A 53% undivided interest in the loans that we purchased, including the right to receive payments of principal and interest and all rights as a secured party in respect of such interest in those loans, was irrevocably assigned to Wilmington Trust Company as collateral agent to secure our obligation to repay the old and new notes.

      FUNDS AVAILABILITY. Drawings under each credit facility for the AMETHYST 6 and AMETHYST 7 may be made to pay construction costs under the construction contract for each respective rig, interest under that credit facility and, subject to limitations, selected operating costs and other construction and mobilization costs for that rig. In addition, pursuant to an intercompany agreement, up to $10.0 million of borrowings under the AMETHYST 7 facility may be on-loaned, without interest, for the completion and mobilization of the AMETHYST 6. The obligation of the lenders to make advances under each credit facility for the AMETHYST 6 and AMETHYST 7 is subject to customary drawdown conditions, including the condition that, as of the date of drawdown, no event of default or potential event of default shall have occurred and be continuing under the credit facility or any major project document related to the corresponding rig and that all such project documents continue to be in full force and effect. As of February 29, 2000, $44.4 million remained available under the AMETHYST 6 credit facility and $40.7 million remained available under the AMETHYST 7 credit facility.

      INTEREST. Borrowings under each of the credit facilities bear interest at 12.5% per year until delivery of the rig at the shipyard and 11.0% per year thereafter. Interest is accrued as principal until the rig has been accepted by Petrobras to commence operation under its charter, except to the extent that such interest would cause our total drawings to exceed the total facility amount and provided that interest payable in respect of the loans that we purchased will not be accrued but will be payable every six months in arrears until the rig has been accepted by Petrobras to commence operation under its charter. Until the rig has been accepted by Petrobras to commence operation under its charter, drawings may be made on the unused portion of the relevant credit facility in order to pay interest to us in respect of the loans that we purchased.

      REPAYMENT. Repayment of 85% of the borrowings under each credit facility for the AMETHYST 6 and AMETHYST 7 is to be made in equal monthly installments over a seven-year period beginning on the second month after the rig has been accepted by Petrobras to commence operation under its charter. The remaining 15% will be due and payable on the final day of such seven-year period. Repayments in respect of the 53% undivided interest in the loans that we purchased will be made directly to the collateral agent to be invested in short-term U.S. government obligations that will be held as security for payments of interest on and principal of the old and new notes. Scheduled repayments of principal on such loans to the maturity date of the notes will be significantly less than the principal amount of the notes that will then become due. We will thus be required to rely on a partial refinancing of the notes or other sources of cash.

      PREPAYMENTS; TOTAL LOSS. Either subsidiary may, by notice of at least 90 days, prepay all or any part of the loans made pursuant to its credit facility by paying the principal and accrued and unpaid interest on such prepaid loans to the date of prepayment, plus all other amounts that may be payable on such prepaid loans and any further amount that may be necessary to indemnify the lenders against all costs incurred as a result of the prepayment. If a rig becomes a total loss, the insurance proceeds or other compensation received as a result of such total loss will be applied toward prepayment of the loans made under the credit facility corresponding to such rig in accordance with the immediately preceding sentence and any excess will be paid to the subsidiary that owns such rig. In the event the insurance proceeds and other compensation received as a result of such total loss is less than the indebtedness outstanding under the lost rig's credit facility, the subsidiary that owns such rig will be responsible for the shortfall.

      PRIMARY OBLIGORS AND GUARANTORS. Petrodrill Six Limited, which will own the AMETHYST 6, is the primary obligor under the credit facility covering the AMETHYST 6. Petrodrill Seven Limited, which will own the AMETHYST 7, is the primary obligor under the credit facility covering the AMETHYST 7. Both primary obligors are British Virgin Islands companies with limited liability and are our wholly owned subsidiaries. Petrodrill Six Limited and Petrodrill Seven Limited have provided cross-guarantees in respect of each other's obligations, and we have, in turn, guaranteed each of their obligations. Our guarantee and the cross-guarantees provided by Petrodrill Six and Petrodrill Seven cover all obligations of Petrodrill Six and Petrodrill Seven under the credit facilities, including the obligation to pay penalty interest, if applicable, but do not cover late delivery penalties under the Petrobras contracts. In addition, Maritima and Pride have severally guaranteed:

      o payments of construction, equipping and mobilization costs for each rig to the extent that the funds available under such rig's credit facility are insufficient for completion of such rig up to a total for both credit facilities of $14.0 million by Maritima and $6.0 million by Pride

      o payments of 70% by Maritima and 30% by Pride of any amounts that are required by Petrodrill Six Limited and Petrodrill Seven Limited to perform their respective obligations under the Petrobras charters and related service rendering contracts, including the payment of late delivery penalties and other fines

Maritima and Pride have also jointly and severally guaranteed:

      o repayment of the amounts by which the outstanding indebtedness under either rig's credit facility (including penalty interest, if applicable) exceeds amounts recoverable under such rig's construction contract, refund guarantee and builder's risk insurance in the event the construction contract is terminated or rescinded, payments under the construction contract are otherwise refunded or there is a total loss of the rig prior to completion

      o payment of the deductibles under the delay-in-delivery insurance policies and under the loss-of-hire insurance policies upon the occurrence of an event that gives right to a claim under the applicable policy

      o payment or performance of certain other financial and operating undertakings of Petrodrill Six Limited and Petrodrill Seven Limited

For the benefit of the Mitsubishi-affiliated lenders only, Maritima and Pride have guaranteed, from the time each rig has been accepted by Petrobras to commence operation under its charter, repayment of the total borrowings (including penalty interest, if applicable, but excluding late delivery penalties under the Petrobras contracts) under such rig's credit facility up to a total for both credit facilities of $75.6 million by Maritima and $32.4 million by Pride. Neither we nor the holders of the old or new notes will share in the benefit of this guarantee. You will share in the benefit of all of the other guarantees provided by us, our subsidiaries and Pride and Maritima under the AMETHYST 6 and AMETHYST 7 credit facilities ratably with the lenders under those credit facilities to the extent of your 53% undivided interest in the loans that we purchased.

      The obligations of Petrodrill Six Limited and Petrodrill Seven Limited to repay funds advanced pursuant to any of the foregoing guarantees are expressly subordinated to their remaining repayment obligations as primary obligors under their respective credit facilities.

      COLLATERAL ACCOUNTS. Until repayment of outstanding amounts due under each credit facility for the AMETHYST 6 and AMETHYST 7, all amounts paid pursuant to the applicable rig's charter or otherwise in respect of such rig must be deposited into a management account. The owner of each rig is also required to fund outside of the credit facility, and to deposit into the management account, the amount of any deductions from insurance claims made by the insurers for such rig (such funding, in the case of deductibles for delay-in-delivery and loss-of-hire, being jointly and severally guaranteed by Maritima and Pride). The funds in the management account will be applied FIRST to pay the rig's operating and administrative expenses (subject to certain limitations), SECOND to debt service and to other amounts payable under the applicable credit facility, and THIRD to fund a reserve account. Subject to prior withdrawals, the funds in the reserve account will be used to cover cash shortages in the management account. Funds may be withdrawn from the reserve account to the extent that, immediately following such withdrawal, the combined reserve accounts under both credit facilities contain an aggregate amount at least equal to the next six installment payments due under both credit facilities.

      SECURITY. In addition to the guarantees described above, repayment and performance of all obligations under the AMETHYST 6 and AMETHYST 7 credit facilities are secured by, among other things, security interests in:

      o the construction contracts, major service contracts, charters and related service rendering contracts for the AMETHYST 6 and AMETHYST 7

      o the shares of capital stock of Petrodrill Six Limited and Petrodrill Seven Limited

      o the business and assets of Petrodrill Six Limited and Petrodrill Seven Limited

      o guarantees issued by the Korean Export-Import Bank in respect of Daewoo's obligations to refund installment payments made under the construction contracts upon Daewoo's failure to perform

      o insurance proceeds received in respect of either the AMETHYST 6 or AMETHYST 7

      o the intercompany agreement under which up to $10.0 million of borrowings under the AMETHYST 7 facility may be on-loaned for purposes of completing and mobilizing the AMETHYST 6

      o any amounts payable in respect of the two rigs, including requisition compensation, remuneration for salvage and towage services, demurrage and detention compensation and damages for breach (or payments for variation or termination) of any charter or other contract for the employment of either rig

      o the management accounts and reserve accounts created under each credit facility and, upon completion of each, a first priority ship mortgage on each rig.

      COVENANTS. Each credit facility for the AMETHYST 6 and AMETHYST 7 contains covenants that are customary for structured financings. Petrodrill Six and Petrodrill Seven generally may not, among other things:

      o  incur liens
      o enter into any business other than the ownership, operation and chartering of its rig
      o  make loans and investments
      o incur additional indebtedness or enter into deferred payment arrangements or equipment leases
      o assume, guarantee, endorse or otherwise become liable in respect of the obligation of any person
      o  repurchase or otherwise acquire its capital stock
      o make dividends and distributions to holders of its capital stock, except to the extent of amounts permitted to be withdrawn from the reserve account

      EVENTS OF DEFAULT. Each credit facility for the AMETHYST 6 and AMETHYST 7 contains customary events of default, including, among others, failure to make payments when due, breach by us or our affiliates of any term of the credit facilities or related agreements, cross default to other indebtedness in excess of $500,000, threatened or actual suspension of operation, threatened or actual substantial disposition of business, property or assets, change in ownership of either subsidiary and specified events of bankruptcy, insolvency and reorganization. In addition, each credit facility for the AMETHYST 6 and AMETHYST 7 contains the following events of default, among others:

      o cross-default to a default by any party to the rig construction contract, the refund guarantee issued by the Korean Export-Import Bank, the charter and related service rendering contract and the major service contracts and subcontracts for construction management and operation of the rig

      o failure to obtain, or revocation of, governmental permits or approvals required for the operation of the rig, the performance by us or our affiliates of our or their obligations under the credit facility and related agreements or the performance by any party of its obligations under any document listed in the immediately preceding paragraph

      o non-delivery of the rig from the shipyard within 365 days after its contractual delivery date under its construction contract

      o non-delivery of the rig to Petrobras within 365 days after its contractual delivery date under its charter

      o termination of the rig construction contract, the refund guarantee issued by the Korean Export-Import Bank, the charter or the related service rendering contract

      o failure to maintain required insurance (including for reason of unavailability)

      o  any default under the other subsidiary's credit facility

      The occurrence of an event of default entitles the facility agent, acting on behalf of the lender group (which includes us), to declare immediately due and payable the entire amount outstanding under the applicable credit facility and to apply the funds in the applicable management account and reserve account toward the outstanding balance owing under such facility. In addition, the lenders would not be obligated to fund during an event of default or potential event of default. Since Petrobras' threatened cancellation of our charters, the lenders under the AMETHYST 6 and AMETHYST 7 credit facilities have continued to fund the construction of the AMETHYST 6 and AMETHYST 7.

      GOVERNING LAW AND JURISDICTION. The AMETHYST 6 and AMETHYST 7 credit facilities, including the security documents, are governed by English law and the parties have agreed to submit any disputes to the courts of England.

Amethyst 4 AND Amethyst 5 FINANCING

      In April 1999, Citibank, N.A. and its affiliate Govco Incorporated agreed to fund, through two separate credit facilities, up to an aggregate $299.8 million of the cost (including interest payable on the two credit facilities during the construction period) of constructing and equipping the AMETHYST 4 and AMETHYST 5. The credit facility for the AMETHYST 4 permits drawings of up to $149.6 million, and the credit facility for the AMETHYST 5 permits drawings of up to $150.2 million.

      PRIMARY OBLIGORS AND GUARANTORS. The United States of America (through the Maritime Administration or MARAD) has guaranteed repayment of principal and non-penalty interest (subject to a cap of 9% for floating rate borrowings) under each credit facility for the AMETHYST 4 and AMETHYST 5 up to 87.5% of the estimated actual cost of each rig provided that the other 12.5% of the estimated actual cost has been funded outside of such credit facility. In satisfaction of the 12.5% outside funding condition of the MARAD guarantee, we have already funded $52.9 million, or approximately 15%, of the estimated actual cost of each rig with related party advances and equity contributions from our owners. The MARAD guarantee does not cover any obligations, under the credit facilities or otherwise, other than the repayment of principal and non-penalty interest (subject to the 9% cap) under the credit facilities. The MARAD guarantee does not cover, for instance, penalty interest under the credit facilities or late delivery penalties under the Petrobras contracts.

      Petrodrill Four Limited, which will own, and is the primary obligor under the credit facility for, the AMETHYST 4, and Petrodrill Five Limited, which will own, and is the primary obligor under the credit facility for, the AMETHYST 5, have provided cross-guarantees in respect of each other's obligations. The cross-guarantees provided by Petrodrill Four and Petrodrill Five cover all obligations of Petrodrill Four and Petrodrill Five under the credit facilities, including the obligation to pay penalty interest, if applicable, but do not cover late delivery penalties under the Petrobras contracts. Maritima and Pride have each severally guaranteed payment of up to $20.5 million (or a total of $41 million between them) for late arrival penalties to Petrobras under the charters for, and Brazilian ad valorem taxes pertaining to, the AMETHYST 4 and AMETHYST
5. The guarantees of Maritima and Pride do not cover any obligations (including the obligation to pay penalty interest, if applicable) of Petrodrill Four or Petrodrill Five under the credit facilities. Each of Petrodrill Four Limited and Petrodrill Five Limited is a British Virgin Islands company with limited liability and our wholly owned subsidiary.

      You will not be able to rely on the MARAD guarantee or on the guarantees provided by Pride, Maritima or our subsidiaries under the AMETHYST 4 and AMETHYST 5 credit facilities as a source of repayment or security for the old or new notes since the lenders under the AMETHYST 4 and AMETHYST 5 credit facilities and any other creditor of Petrodrill Four Limited and Petrodrill Five Limited will have priority over you as to those rigs and any proceeds derived from those rigs.

      FUNDS AVAILABILITY. Drawings under each credit facility for the AMETHYST 4 and AMETHYST 5 may be made to pay construction costs (including owner-furnished equipment and construction management costs) for the corresponding rig, interest under the credit facility and guarantee fees to the United States of America. These drawings may be funded by Govco (at its option) through the issuance of commercial paper or, if not funded by Govco, directly by Citibank. To date, Govco has funded all drawings. The lenders are not obligated to advance funds not covered by the MARAD guarantee. As of February 29, 2000, $75.8 million remained available under the AMETHYST 4 credit facility and $90.3 million remained available under the AMETHYST 5 credit facility.

      INTEREST. Borrowings under each credit facility for the AMETHYST 4 and AMETHYST 5 funded through the issuance of commercial paper bear interest at Govco's weighted average cost of issuing such commercial paper plus 0.40% during construction and plus 0.45% thereafter. Except as noted in the immediately following sentence, borrowings under each credit facility for the AMETHYST 4 and AMETHYST 5 funded directly by Citibank bear interest at the London interbank rate plus 0.30%. In the event of specified circumstances where generally the London interbank rate is unavailable, impractical or unlawful, those borrowings bear interest at the higher of Citibank's base rate publicly announced in New York or 0.50% per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks. Interest under each credit facility for the AMETHYST 4 and AMETHYST 5 is accrued as principal until February 15, 2001 in the case of the AMETHYST 4 credit facility or March 15, 2001 in the case of the AMETHYST 5 credit facility, except to the extent that such interest and other drawings exceed the total facility amount. Prior to the first to occur of August 15, 2002 in the case of the AMETHYST 4 or September 15, 2002 in the case of the AMETHYST 5 and completion of the second year after the corresponding rig is delivered and accepted by its owner, the interest rate must be fixed. On the last interest payment date, the interest rate applicable to borrowings was approximately 5.93% under the AMETHYST 4 credit facility and approximately 5.95% under the AMETHYST 5 credit facility.

      REPAYMENT. The borrowings under each credit facility for the AMETHYST 4 and AMETHYST 5 are required to be repaid in semiannual installments representing equal principal amounts plus accrued interest over a 12-year period beginning February 15, 2001 in the case of the AMETHYST 4 credit facility and March 15, 2001 in the case of the AMETHYST 5 credit facility. In addition, the borrowings may be prepaid with no premium on any semi-annual interest payment date prior to conversion to a fixed rate or with a premium on any semi-annual interest payment date after conversion to a fixed rate. The borrowings are required to be prepaid under specified circumstances.

      COLLATERAL ACCOUNT AND SECURITY. The repayment of any amounts advanced under the guarantee of the United States of America in respect of each credit facility for the AMETHYST 4 and AMETHYST 5 is secured by, among other things:

      o security interests in the construction contract, major service contracts and charter for the corresponding rig, any proceeds derived from that rig and substantially all other assets relating to that rig
      o upon completion of each, first priority ship mortgages on the AMETHYST 4 and AMETHYST 5
      o  a reserve fund created pursuant to the guarantee documentation

      COVENANTS. The AMETHYST 4 and AMETHYST 5 financings include covenants that are customary for MARAD financings. Unless it achieves specified financial conditions, the primary obligor generally may not, among other things:

      o  incur liens
      o  make loans and investments
      o  incur additional indebtedness
      o  redeem its capital stock
      o  pay dividends, except in the form of capital stock
      o  pay late delivery penalties to Petrobras or Brazilian ad valorem taxes

In addition, the primary obligor may not enter into any business other than the ownership, operation and chartering of its rig without MARAD's consent.

      EVENTS OF DEFAULT. Each credit facility for the AMETHYST 4 and AMETHYST 5 contains customary events of default and additional events of default relating to ownership, construction, operation, maintenance, insuring and chartering of the corresponding rig, including default under such rig's construction contract or charter. Upon the occurrence of an event of default under a credit facility, the amounts outstanding under such credit facility may be declared immediately due and payable. In addition, the lenders would not be obligated to fund during an event of default. Since Petrobras' threatened cancellation of our charters and TDI-Halter's suspension of construction on the AMETHYST 4 and AMETHYST 5, the lenders under the AMETHYST 4 and AMETHYST 5 credit facilities have continued to fund the construction of those rigs. Pending the outcome of our negotiations with TDI-Halter and its parent, Friede Goldman Halter, on a mutually acceptable basis for the resumption of construction of those rigs, we will have no further drawings for payments under the construction contracts with TDI-Halter.

      GOVERNING LAW. The AMETHYST 4 and AMETHYST 5 credit facilities are governed by New York law, and the parties to such credit facilities have consented to the jurisdiction of the federal courts in the State of New York.

FINANCING STRUTURE

      The following diagram depicts the financing structure of construction of our rings as of February 29, 2000:

-------------------------------------------------------------------------------
   TYPE OF        MEASUREMENT          OCCASION FOR THE SUBMITTAL OF
 MEASUREMENT        DOCUMENT               COLLECTION DOCUMENTS

   INITIAL            MB               Up to the 8th working day following the
 INTERMEDIATE                          last day of the chartering performance
  AND FINAL                            period, and PETROBRAS' will make the
                                       payment on the 30th consecutive day, as
                                       of the final date of the measured period,
                                       the provision in subitem 6.3.1.1 being
                                       complied with..........................

MOBILIZATION          MB               After the receipt of the MB, and
 OF THE Unit                           PETROBRAS will  make the payment on the
                                       30th consecutive day, as of the date the
                                       Collection Document is submitted........

DETERMINATION         RD               In the first working day after the RD is
     OF                                issued, and the payment will be made
 REIMBURSABLE                          within 30 (thirty) days, as of the date
  EXPENSES                             of its submittal........................
-------------------------------------------------------------------------------

THE PETROBRAS CONTRACTS

OVERVIEW

      Our subsidiaries have entered into U.S. dollar-denominated contracts to charter our rigs to Petrobras for offshore drilling and subsea well intervention and maintenance operations. Maritima has entered into related Brazilian REAL-denominated service rendering contracts with Petrobras. Each subsidiary has entered into a charter that applies exclusively to its rig, and Maritima has entered into a separate service rendering contract for each rig. These contracts, which are governed by Brazilian law, have initial terms ranging from six to eight years from the date each rig has been delivered to and accepted by Petrobras. Each contract may be renewed for successive periods by prior agreement of the parties. The daily operating rate under each charter represents over 90% of the sum of the operating rate under the charter and the operating rate under the related service rendering contract. The amounts payable under the service rendering contracts in Brazilian REAIS has been budgeted entirely to defray Brazilian REAL-denominated operating expenses of our rigs. The amounts payable under the charters have been budgeted to pay additional operating expenses and to make payments on the credit facilities providing substantially all of the financing for our rigs. Because Petrobras has threatened the cancellation of our charters, we can give no assurance that our rigs will be chartered to Petrobras pursuant to the Petrobras contracts. You should read the discussion under the heading "Business--Threatened Cancellation of Our Charters" beginning on page 36 for information regarding the threatened cancellation of our charters.

      The Petrobras contracts were awarded to Maritima following four separate public offers to bid. Maritima assigned its rights and obligations under the charters to our subsidiaries on July 10, 1998 with Petrobras' consent. In addition, Petrobras consented to the collateral assignment of the charters by our subsidiaries and the service rendering contracts by Maritima to secure the credit facilities providing financing for our rigs.

      The Petrobras contracts provide for the payment of operating rates, plus, for AMETHYST 4, AMETHYST 6 and AMETHYST 7, bonuses based generally on availability for operation, for each day our rigs operate. In addition, the Petrobras contracts provide for payments of 95% of the operating rate, plus such performance-based bonuses, for each day during specified periods when operations are suspended. This 95% rate applies, for example, during time spent moving our rigs to a new job location and during suspension of operations resulting from force majeure, bad weather and other specified causes beyond our control. The bonus, however, does not apply during force majeure events. There will be no compensation during suspension of operations for other reasons, including suspension for repairs or maintenance on a rig or due to unavailability of rig crews or supplies. The charter for the AMETHYST 5 provides for payment of a flat fee for mobilization.

      The following table summarizes the principal financial and certain other terms of the existing Petrobras charters and service rendering contracts:

                                                              AMETHYST 4        AMETHYST 5        AMETHYST 6        AMETHYST 7
                                                              ----------        ----------        ----------        ----------
Initial Term (years) ..................................                6                 8                 7                 7
Daily Charter Operating Rate ..........................       $  114,600        $   97,200        $  120,000        $  129,000
Daily Service Rendering Contract Operating Rate(1) ....       $    6,697        $    5,599        $    7,084        $    7,649
Total Daily Rate ......................................       $  121,297        $  102,799        $  127,084        $  137,649
Maximum Bonus(2) ......................................             10.0%              0.0%             10.0%             10.0%
Mobilization Fee ......................................             None        $6,479,900              None              None
Charter Delivery Date .................................    June 17, 1999      July 6, 1999      Dec 29, 1999      Dec 29, 1999

(1) This rate has been translated into U.S. dollars but will be payable in REAIS. You should read the discussion under the heading "About this Prospectus" on page 1 for information regarding the translation of REAIS into U.S. dollars.
(2)  Percentage of total daily rate.

      Subject to specified grace periods, Petrobras is entitled under the existing charters to impose daily penalties for late delivery of up to 30% of a rig's operating rate (and, in addition, up to 30% of the mobilization fee in the case of the AMETHYST 5). If Daewoo delivers the AMETHYST 6 and AMETHYST 7 on their construction contract delivery dates and our mobilization time to Brazil does not exceed our allowance for mobilization, Petrobras will be entitled to impose late delivery penalties of $8.9 million for the AMETHYST 6 and $8.3 million for the AMETHYST 7. We currently anticipate that the AMETHYST 6 or AMETHYST 7 will be delivered on or before their construction contract delivery dates. Given the current status of the AMETHYST 4 and AMETHYST 5 at TDI-Halter, however, there is substantial uncertainty as to whether the AMETHYST 4 and AMETHYST 5 will be completed. Even if they are completed and chartered to Petrobras under the existing charters, we will deliver the AMETHYST 4 and AMETHYST 5 to Petrobras no earlier and probably later than 540 days beyond the delivery dates specified in their existing charters. Based on late delivery of 540 days, Petrobras would be entitled to impose late delivery penalties of $16.4 million for the AMETHYST 4 and $15.8 million for the AMETHYST 5. For each day of delay beyond 540 days, Petrobras would be entitled to impose additional late delivery penalties of $36,389 for the AMETHYST 4 and $30,828 for the AMETHYST 5 up to a maximum total penalty of $26.6 million for the AMETHYST 4 and $30.0 million for the AMETHYST 5. The maximum penalty would be reached after 820 days for delay for the AMETHYST 4 and 1,000 days of delay for the AMETHYST 5. The charters permit Petrobras to impose these penalties at the time of late delivery of our rigs. Prior to threatening to cancel our charters, Petrobras indicated to us in writing that it has been its policy to negotiate other forms of payment, such as an agreed installment plan or the discount of the penalties from the end of the contract. This policy may not be applied, however, given Petrobras' threatened cancellation of our charters and our related litigation with Petrobras. Even if Petrobras cancels our existing charters for late delivery, Petrobras could make a claim against us for damages that might include the value of the late delivery penalties.

      The daily rates payable by Petrobras will be reduced or payment will be excused in the case of specified events, including, among others:

      o suspension of operations for various prescribed reasons, including inspection or docking and measures imposed by insurers

      o a total or partial failure or malfunction of any equipment which delays or hinders operations

      o low efficiency of drilling operations, as determined in accordance with preset parameters

      o specified occurrences arising as a result of the gross negligence of our subsidiary (in the case of a charter) or Maritima (in the case of a service rendering contract)

Petrobras may also levy fines of up to 30% of the operating rate for non-compliance with the contract.

      Under current Brazilian tax law, the daily rate payments made to our subsidiaries pursuant to the charters will be subject to Brazilian withholding taxes; however, the Brazilian withholding tax rate that would be currently applicable to such payments equals 0%. Changes to Brazilian tax law in the future may increase such rate. If any Brazilian withholding tax is imposed upon and must be deducted from such a payment because of such a change in law, there are provisions in the charters that require Petrobras to adjust the amount of such payments such that, after taking such withholding taxes into account, our subsidiaries will receive the same net amount they would have received had no Brazilian withholding tax been imposed upon or deducted from such payment.

PERFORMANCE TESTS

      Prior to commencement of operations, each rig must pass a general performance test, to be completed over three days, to ensure that its equipment works properly. A rig may begin operations if the performance test demonstrates the good operating condition of the rig's main systems, including those that provide and control energy generation and distribution, dynamic positioning, industrial safety, liquid and bulk storage, fluid circulation and processing, safety and wellhead, column elevation, rotation and handling, columns, instrumentation, formation test equipment and communications.

INSURANCE AND INDEMNIFICATION

      The Petrobras contracts require each of our subsidiaries (in the case of the charters) and Maritima (in the case of the service rendering contracts) to maintain all-risk and civil liability insurance in amounts sufficient to cover the risks inherent in the operation of our rigs. The terms and conditions of such insurance must comply with applicable Brazilian law and certain standard forms used in the London insurance market. Formaritima Ltd., our operating manager, is responsible for the procurement of such insurance. In addition, each charter and service rendering contract includes mutual indemnities for claims arising out of the parties' respective gross negligence.

      We have obtained all-risk insurance for physical loss and damage to each rig due to insured events, such as traditional fire, casualty and marine perils, force majeure, terrorism, confiscation, expropriation, nationalization and deprivation. Specified limits and a $250,000 deductible per event apply.

      In the event Petrobras terminates a Petrobras contract in accordance with its terms as a result of an insured event, loss of hire coverage entitles us to payment of the relevant rig's operating rate for a maximum of 365 days, subject to a 21-day waiting period. In the event of a successful remarketing of the relevant rig after cancellation of a charter for an insured event, the insurance will pay any daily charter rate differential between the canceled charter and the replacement charter and any mobilization, towing, reoutfitting or similar expenses incurred in recontracting the rig. Total recovery under the loss of hire coverage is limited to the value of the relevant rig's operating rate for 365 days. The loss of hire coverage does not contemplate any deductible other than amounts foregone during the 21-day waiting periods.

TERMINATION

      Petrobras may terminate a Petrobras contract as a result of any of the following:

      o  non-performance or irregular performance of its terms and conditions

      o the total or partial subcontracting of the responsibilities of our subsidiary or Maritima, as the case may be, under such Petrobras contract

      o an interruption in operations without cause and notice to Petrobras for more than 60 days

      o the bankruptcy or dissolution of our subsidiary party to such Petrobras contract or Maritima, as the case may be

      o the ordering of a suspension of operations by applicable authorities that lasts for more than 60 days

      o the maximum amount of fines, being 10% of the total estimated contract value, having been levied

      o delay in the performance of operations as a result of which Petrobras can prove the impossibility of completing such operations within established time limits

      o non-compliance with the conclusions and instructions of a Petrobras inspector

      o a change in the corporate purposes or capital structure of our subsidiary party to such Petrobras contract or Maritima, as the case may be, either of which, in Petrobras' opinion, hinders such subsidiary's or Maritima's ability to perform its obligations

      o delay in delivery of the relevant rig or commencement of the initial term exceeding 540 days unless our subsidiary party to such Petrobras contract or Maritima, as the case may be, can demonstrate that it is using its "best endeavors" to make delivery

      o the termination of the corresponding service rendering contract or charter, as applicable

      o the interruption of operations for maintenance, repairs and certain other work for a period totaling more than 30% of any six-month period

      o  other suspensions of operations for protracted periods

Petrobras may choose to suspend payment under the relevant contract until the circumstances triggering a termination event have been cured.

SERVICES PROVIDED

      The Petrobras contracts require our rigs to conduct offshore drilling and subsea well intervention and maintenance operations. The AMETHYST 4, AMETHYST 6 and AMETHYST 7 are contracted and will be equipped to provide offshore drilling services. The AMETHYST 5 is contracted and will be equipped initially to provide only subsea well intervention and maintenance services. In order to perform these services, we will provide our rigs, equipment and crews and generally will be responsible for the payment of operating and maintenance expenses. Each of our rigs will require crews of approximately 55 persons whom we will procure through contracts with affiliates of our owners and Workships. You should read the discussion under the heading "--Operating Management" beginning on page 54 for a description of these contracts.

OFFSHORE CONTRACT DRILLING SERVICES

      Offshore contract drilling services involve the drilling of wells for oil and gas located beneath the seabed. Such services are generally provided by drillships, jack-ups or semi-submersible rigs. The level of demand for offshore contract drilling services is highly cyclical and is influenced by many factors, including the current and anticipated prices for oil and gas and the availability of drilling units. Our rigs can carry out rotary drilling services for exploratory and development wells in water depths of up to approximately 5,000 feet.

MAINTENANCE SERVICES

      Maintenance services are required on producing oil and gas wells to ensure efficient, continuous operation. These services consist of mechanical repairs necessary to maintain production from the well, such as repairing parted sucker rods and replacing defective downhole pumps in an oil well or replacing defective tubing in a gas well. Maintenance services may be performed on both oil and gas wells but are more often required on oil wells.

      Maintenance services generally are required throughout the life of a well. The need for these services does not depend on the level of drilling activity and generally is independent of short-term fluctuations in oil and gas prices. For these reasons, the demand for maintenance services generally is more stable than for other well servicing activities. The general level of maintenance, however, is affected by changes in the total number of producing oil and gas wells in a region.

WELL INTERVENTION SERVICES

      In addition to periodic maintenance, producing oil and gas wells occasionally require major repairs or modifications called well interventions. Well intervention services include the opening of new producing zones in an existing well, recompletion of a well in which production has declined, drilling out plugs and packers and conversion of a producing well to an injection well during enhanced recovery operations. Well intervention operations normally are performed by a well servicing rig with additional specialized accessory equipment, which may include rotary drilling equipment, mud pumps, mud tanks and blowout preventers, depending upon the particular type of well intervention operation. Our rigs are designed and equipped to handle the more complex well intervention operations. A well intervention may last from a few days to several weeks.

OPERATING MANAGEMENT

OVERALL MANAGEMENT

      Formaritima Ltd., a British Virgin Islands company with limited liability owned 50% by a subsidiary of Pride and 50% by an affiliate of Maritima, will provide the overall management of our rigs. Formaritima has agreed to manage and maintain our rigs in accordance with good oil industry practice, efficiently and economically, to the best of its professional ability with respect to performance, safety and shipshape appearance, and to arrange, at all times, technical supervision to ensure that our rigs are kept in a seaworthy condition and with valid certificates. Formaritima's services will include mobilization of our rigs to Brazil, the operation and maintenance of our rigs under the charters, the remarketing of our rigs upon termination of the charters, the maintenance of adequate insurance on our rigs and related equipment at all times and the preparation of budgets and reports and the performance of other administrative tasks. Formaritima will maintain at all times all-risk hull and machinery insurance in amounts equal to the full market value of each rig and third-party liability insurance covering our subsidiaries and Formaritima. Premiums for such insurance and deductibles will be paid by each subsidiary. Formaritima will perform its responsibilities with the support of, and personnel seconded from, Pride-Foramer and Maritima. A number of drilling employees, base personnel and ship crews that will operate our rigs have been identified and are currently being trained using simulation in Maritima's Macae operating base and on Pride's NYMPHEA, a moored, third-generation semi-submersible drilling rig currently operating offshore Brazil for Petrobras.

      The management agreement of each subsidiary with Formaritima may be terminated by such subsidiary if:

      o it is dissatisfied for sound reasons with the performance of Formaritima and Formaritima fails to remedy the matters complained of within 90 days after receiving written notice thereof

      o  Formaritima is bankrupt

      o  Formaritima ceases or threatens to cease to carry on its business

      Formaritima may terminate the management agreement with a subsidiary if such subsidiary fails to pay the fees due Formaritima within 30 days after the due date and Formaritima gives such subsidiary 30 days' prior notice. The management agreement in respect of a rig terminates in the event of the total loss of such rig. Each subsidiary has agreed to indemnify Formaritima for any actions or liabilities brought by or incurred by Formaritima in connection with its performance under such subsidiary's management agreement, except to the extent such actions or liabilities result from the gross negligence or willful misconduct of Formaritima, in which case Formaritima's liability is limited to the aggregate amount of management fees received by Formaritima in the preceding 12 months with respect to each rig.

      Pursuant to technical services agreements, Pride-Foramer will provide to Formaritima certain personnel, including, among others, for each rig as applicable, the general manager, rig manager, site manager, chief engineer, chief electrician, chief mechanic, blowout preventer engineer, electronic technician and hydraulic technician. In addition, Pride-Foramer has agreed to furnish certain technical services to Formaritima, including but not limited to:

      o support in provision of non-local insurance and settlement of non-local insurance disputes
      o  international freight forwarding
      o  marketing advice and services
      o  international procurement services
      o head office technical assistance and support for the operation of each rig
      o  preparation of monthly budgets on a semi-annual basis

      Pursuant to local services agreements, Maritima will provide to Formaritima Brazilian personnel, including, among others, drill engineer, driller, barge engineer, bosun and chief mechanic. In addition, Maritima has agreed to provide certain Brazilian local services that include but are not limited to the provision of:

      o  local rig and base personnel
      o  commercial services
      o  offices
      o  customs clearances for our rigs, equipment and spare parts
      o  local insurance

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
      o  marketing advice and service
      o  visas and work permit applications
      o legal assistance concerning rig and base operational health, safety and environmental issues
      o  local freight forwarding
      o assistance and advice to minimize the impact of customs duties and import taxes

      The technical services agreement and local services agreement in respect of a rig terminates in the event of the total loss of such rig. Formaritima may terminate a technical services agreement or local services agreement if Formaritima is not satisfied for sound reasons with the performance of the applicable service provider and such service provider fails to correct such deficiencies within 15 days or such service provider is bankrupt. Formaritima and each subsidiary have agreed to indemnify Pride-Foramer and Maritima for any actions or liabilities brought by or incurred by them in connection with their performance under the technical services agreement and local services agreement, respectively, except to the extent such actions or liabilities arise from their gross negligence or willful misconduct. You should read the discussion under the heading "Executive and Board Compensation and Benefits and Compensation of Owner-Related Parties--Compensation of Owner-Related Parties" beginning on page 59 for information regarding the compensation of Maritima and Pride-Foramer pursuant to the technical services agreements and local services agreements.

MARINE AND NAUTICAL MANAGEMENT

      Each subsidiary (directly or through Formaritima) has retained Workships to manage the marine and nautical operations of its rig, including its mobilization to Brazil. Workships has agreed to manage and maintain each rig in accordance with good marine practice, efficiently and economically, to the best of its professional ability in regard to performance, safety and shipshape appearance, and to arrange, at all times, technical supervision to ensure that each rig is kept in a seaworthy condition and with valid certificates. Workships will:

      o arrange for the marine operations of each rig and all marine equipment used on or from each rig

      o procure the supply of all equipment and materials required in connection with the marine operation and maintenance of each rig

      o provide for technical supervision, repairs, classification and customary maintenance of each rig

      o take out and maintain workmen's compensation insurance policies, comprehensive general liability insurance policies and insurance policies required to cover Workships' equipment and materials and those belonging to any service companies for which Workships is responsible

      o prepare and submit budgets and reports and perform other administrative duties

      As compensation for its services, Workships will be entitled to reimbursement for any costs incurred by it plus a management fee of $1,250 per day per rig. If a rig is sold and Workships' services are terminated with respect to that rig, Workships will be entitled to a lump sum termination payment equal to the net present value of its management fees over the remaining term of such rig's charter, calculated using a discount factor of 10% per annum.

      Each marine and nautical services agreement may be terminated by the relevant subsidiary or Formaritima, as applicable, if such subsidiary or Formaritima, as applicable, is dissatisfied for sound reasons with the performance of Workships and Workships fails to remedy the matters complained of within 30 days after receiving written notice thereof, Workships is bankrupt or Workships ceases to carry on its business. Workships may terminate a marine and nautical services agreement if the fees due Workships remain unpaid within 30 days after the due date. The marine and nautical services agreement in respect of a rig terminates in the event of the total loss of such rig. Each subsidiary or Formaritima, as applicable, has agreed to indemnify Workships for any actions or liabilities brought by or incurred by Workships in connection with its performance under the corresponding marine and nautical services agreement, except to the extent such actions or liabilities result solely from the gross negligence or willful misconduct of Workships, in which case Workships' liability is limited to the aggregate of the management fees received by Workships in the preceding 12 months.

      Workships has significant experience in providing offshore vessel marine management services that include vessel financing, purchasing, insurance and maintenance, general management of hardware and software, vessel engineering and the procurement of marine personnel. Since its inception in 1988, Workships has managed vessels throughout the world and presently manages vessels operating offshore Brazil, the Far East and Mexico and in the North Sea. Workships' experience includes the marine management of the AMETHYST 1.

REMARKETING

      Formaritima will be the agent for each of our subsidiaries in remarketing its rig after the expiration of its charter. Formaritima's duties will include, among others, ensuring the best possible remarketing of each rig upon expiration of its charter in order to keep it in suitable employment as long as possible and presenting proposals and conducting negotiations for contracts for the further employment of each rig. Formaritima will take advantage of the significant experience of Maritima and Pride in remarketing our rigs.

PERMITS AND REGULATION

      We must comply with the applicable laws, regulations and statutory and regulatory standards of Brazil and other jurisdictions relating to offshore oilfield services and will be subject to their ongoing application and enforcement. In addition, many permits and regulatory approvals are required for the operation of our rigs under applicable laws and regulations, although a few of these permits are not currently required and have not yet been obtained. Of those permits and approvals which have been obtained, some are subject to certain conditions. Permits and approvals that are still outstanding may, when issued, similarly be subject to conditions. Delay in receipt of, or failure to obtain, required permits or approvals and/or failure to satisfy the conditions of any permit could delay a rig's construction, restrict its operation or result in additional costs or additional taxes.

      Our rigs will be constructed in compliance with the rules and regulations of Lloyds Registry of London. We expect that compliance with these rules and regulations will allow our rigs to operate with unrestricted service on a worldwide basis. In addition, our rigs are required under the charters to comply with the Petrobras safety rules and will be outfitted accordingly.

      Each rig will be registered in the Bahamas. The Bahamian Registry will be responsible for carrying out the inspections that will allow our rigs to comply with their class requirements. In this regard, the Bahamian Registry recognizes a valid certificate from Lloyds Registry of London.

ENVIRONMENTAL MATTERS

      The operation of our rigs will routinely involve the handling of waste materials, some of which are classified as hazardous substances. The laws, regulations and requirements that will be applicable to the operation of our rigs include, but are not limited to, laws and regulations controlling the containment, disposal and discharge of hazardous oilfield waste and other nonhazardous waste material into the environment, laws and regulations requiring removal and cleanup under certain circumstances or otherwise relating to the protection of the environment, and certification, licensing and other requirements imposed by treaties, laws, regulations and conventions. These laws, regulations and requirements potentially expose us to civil penalties, criminal sanctions and closure orders for non-compliance. Some of these laws impose joint and several liability (without regard to fault) on owners of the related mineral interests and drilling operators (like us) for environmental damage. We will make substantial expenditures to comply with these environmental laws. We cannot assure that future environmental costs will not have a material adverse effect on our results of operations or financial condition. Since environmental laws are becoming more stringent in Brazil and other emerging-market countries, our environmental capital expenditures and costs for environmental compliance may be significant in the future. In addition, due to the possibility of unanticipated regulatory or other developments, the amount and timing of future environmental expenditures may vary widely from those currently anticipated. Our management does not believe that compliance with existing environmental laws will have a material adverse effect on our financial condition or results of operations.

      We are obligated under the documents relating to the old and new notes and the credit facilities providing financing for our rigs and various other documents to obtain and keep in full force and effect insurance providing coverage for risks inherent in the operation of our rigs. Under the charters, Petrobras has agreed, under specified circumstances, to hold our subsidiaries harmless for any damages to reservoirs and any damages arising from pollution at the well as a result of kick or blowout and to limit the liability of our subsidiaries for spills of petroleum, oil and other residues, other than when caused by events arising from kick, blowout, surgings or formation testing, and direct losses and damages to the equipment of Petrobras and third parties and damages to wells. We cannot assure that insurance coverages will be available in the future on commercially reasonable terms or that the amounts for which we are insured or indemnified or which we receive under such coverages or indemnifications will cover all losses or increased expenses. The occurrence of a significant event against which we are not fully insured or indemnified or a number of lesser events against which we are insured but subject to substantial deductibles could materially and adversely affect our ability to repay the old and new notes.

EMPLOYEES

      We have no employees and do not expect to hire our own employees for the foreseeable future. Instead, each subsidiary has contracted with Petrodrill Engineering, Formaritima and Workships to provide experienced construction management personnel, ship crews, base personnel and oil drilling employees. Maritima and Pride are undertaking to train the rig crews in advance of the completion of the construction of our rigs. Some but not all of the oil drilling employees, base personnel and ship crews have been identified, assembled and hired. The drilling employees, base personnel and ship crews that have been identified currently are being trained in Maritima's Macae, Brazil operating base and on Pride's NYMPHEA. Once our rigs become operational, Formaritima and Workships will employ more than 350 people, including employees directly hired and contracted in the case of Workships and employees seconded from Maritima, Pride and their affiliates in the case of Formaritima. All seconded and direct employees of Petrodrill Engineering, Formaritima and Workships are expected to be exempt personnel and only contracted employees are expected to be covered by one or more collective bargaining agreements. We do not expect labor relations to be materially adverse or disruptive of our operations. You should read the discussion under the headings "--Construction, Mobilization and Delivery to Petrobras--Construction Management" and "--Operating Management" for further information regarding these arrangements.

                                   MANAGEMENT

      The following table sets forth the names, ages and positions of our directors and executive officers and the executive officers of Petrodrill Engineering and Formaritima. There are no family relations of first cousin or closer among our directors or executive officers by blood, marriage or adoption, except that Mr. Szpigel is Mr. Efromovich's nephew. Each of our directors will serve until the earlier of his death, resignation or removal, and each of our officers will serve until the earlier of his removal with or without cause by the board of directors or the election of his successor by the board of directors.

NAME                    AGE    POSITION
----                    ---    --------
German Efromovich....    49    Our Director and President

John O'Leary.........    43    Our Director and Vice President

Hamylton Padilha.....    39    Our Director and Vice President


Ricardo Szpigel......    27    Our Director


Earl W. McNiel.......    41    Our Treasurer


Robert W. Randall....    57    Our Secretary


Derek Leach..........    49    Project Director of Petrodrill Engineering


Peter Hickson........    50    Deputy Project Director of Petrodrill Engineering


Steve Assiter........    42    Financial Director and Chief Financial Officer


Peter Jeffrey........    52    Construction Manager of Petrodrill Engineering


Jacques Stokking.....    50    General Manager of Formaritima

      German Efromovich has been our Director and President since March 1998 and is a founder and has been President of Maritima since 1981. Mr. Efromovich has been involved in the oil and gas business for over 20 years and holds significant interests in various service companies, including Brasitest S.A., which provides inspection services and non-destructive testing.

      John O'Leary has been our Director and Vice President since March 1998 and Pride's Vice President--Worldwide Marketing since March 1997. Mr. O'Leary was Manager, Marketing and Business Development of Forasol S.A. from June 1993 to March 1997 (when Forasol S.A. was acquired by Pride), with primary responsibility for worldwide business development. Mr. O'Leary joined Forasol S.A. in August 1985.

      Hamylton Padilha has been our Vice President since March 1998, our Director since October 1999 and Maritima's Director--Drilling and Floating Production Projects since January 1995. Mr. Padilha was Marketing Director for the Drilling Division of Odebrecht Perfuracoes Ltda., one of Brazil's largest drilling contractors, from 1990 to 1995.

      Ricardo Szpigel has been our Director since October 1999 and Maritima's Financial Manager since May 1996. Prior to joining Maritima, Mr. Szpigel had been International Trade Manager for REM--Industria e Comercio Ltda., a supplier of medical and industrial products and an affiliate of Maritima, since 1994. Mr. Szpigel received his Masters degree in Business Administration from Universidade Paulista in 1994.

      Earl W. McNiel has been our Treasurer since March 1998 and Pride's Vice President and Chief Financial Officer since February 1997. He joined Pride in September 1994 as its Chief Accounting Officer. From 1990 to 1994, Mr. McNiel served as Chief Financial Officer of several publicly owned waste management companies.

      Robert W. Randall has been our Secretary since March 1998 and Pride's Vice President and General Counsel since May 1991. He was elected Secretary of Pride in 1993. Prior to 1991, he was Senior Vice President, General Counsel and Secretary for Tejas Gas Corporation, a natural gas transmission company.

      Derek Leach has been Project Director of Petrodrill Engineering since February 1998. Mr. Leach has 23 years of experience in the subsea construction business during which time he has worked for Coflexip Stena Offshore, Wharton Williams Taylor and Vickers Oceanics. From 1996 to 1998, Mr. Leach was the Senior Executive Vice President of Coflexip Stena Offshore responsible for worldwide subsea construction activity and offshore vessel and equipment operations. From 1995 to 1996, Mr. Leach was Coflexip Stena's Senior Vice President--North Sea Operations and Offshore Resources. Prior to the merger of Coflexip S.A. and Stena Offshore, Mr. Leach had been General Manager of Stena Offshore N.V. in charge of western hemisphere and offshore resources since 1989.

      Peter Hickson has been Deputy Project Director of Petrodrill Engineering since February 1998. Mr. Hickson has 27 years of experience in the oil and gas and contract drilling industry. From 1982 to 1990, Mr. Hickson was the Managing Director of Houlder Offshore. During this period, Mr. Hickson negotiated and managed the construction of seven offshore drilling rigs in five different shipyards. Since 1990, Mr. Hickson has been an independent consultant for oil and gas companies seeking to establish overseas operations or undertake rig construction projects.

      Steve Assiter has been Petrodrill Engineering's Financial Director and Chief Financial Officer since March 30, 1998. Previously, Mr. Assiter spent three years as Vice President and Group Controller for Coflexip Stena Offshore. Prior to the merger of Coflexip S.A. and Stena Offshore, Mr. Assiter had been Financial Director/CFO of Stena Offshore N.V. since 1986.

      Peter Jeffrey has been the Construction Manager of Petrodrill Engineering since April 1998. Prior to April 1998, Mr. Jeffrey was New Building and Conversions Manager for Coflexip Stena Offshore. Mr. Jeffrey has 35 years experience in the marine, shipbuilding, offshore exploration and construction industries. This experience includes 21 years of construction, conversion and technical and project management experience for dynamically positioned vessels and semi-submersible drilling rigs with Coflexip Stena Offshore, Stena Offshore, Houlder Offshore and Offshore International.

      Jacques Stokking was appointed General Manager of Formaritima in August 1999. Mr. Stokking has 23 years of experience in the oil and gas industry. From 1994 to 1999, he was Human Resources Manager for Forasol S.A., which is based in Paris and was acquired by Pride in March 1997. From 1986 to 1994 he was Worldwide Operations Manager for Forasol S.A. From 1984 to 1986 he was District Manager for Forasol's joint venture in Brazil operating dynamically positioned drillships and semi-submersibles.

                  EXECUTIVE AND BOARD COMPENSATION AND BENEFITS
                    AND COMPENSATION OF OWNER-RELATED PARTIES

EXECUTIVE AND BOARD COMPENSATION AND BENEFITS

      Our directors and officers receive no compensation from us. Mssrs. Efromovich, Padilha and Szpigel receive compensation from Maritima for their services to Maritima and its affiliates, but they receive no extra compensation from Maritima for their services to us. Mssrs. O'Leary, McNiel and Randall receive compensation from Pride for their services to Pride, but they receive no extra compensation from Pride for their services to us.

COMPENSATION OF OWNER-RELATED PARTIES

      Our operations are conducted through management agreements with Petrodrill Engineering, Formaritima and Workships, and each of our subsidiaries has licensed the Amethyst design from BiGem. Petrodrill Engineering and Formaritima have, in turn, subcontracted Maritima, Pride-Foramer and Workships. In addition, certain affiliates of Maritima are entitled to additional compensation for services rendered in connection with our rigs and the Petrobras contracts. We summarize below the compensation structure for Petrodrill Engineering, Formaritima, Pride-Foramer, Maritima and its affiliates. You should read the discussion under the headings "Business--Construction, Mobilization and Delivery to Petrobras--Construction Management" beginning on page 43 and "Business--Operating Management--Marine and Nautical Management" beginning on page 55 for information regarding the compensation structure for Workships.

CONSTRUCTION AND OPERATING MANAGEMENT

      The construction management services being provided to each of our subsidiaries by Petrodrill Engineering and to Petrodrill Engineering by Pride-Foramer and Maritima are being provided at agreed-upon fixed prices that approximate each such service provider's cost, including the full salaries of personnel engaged full time as employees of Petrodrill Engineering and a pro rata share of the salaries and other overhead costs for personnel who are seconded from Pride-Foramer and Maritima. You should read the discussion under the heading "Business--Construction, Mobilization and Delivery to Petrobras--Construction Management" beginning on page 43 for a description of the construction management services being provided by Petrodrill Engineering, Pride-Foramer and Maritima.

      The operating management services that will be provided to each of our subsidiaries by Formaritima and to Formaritima by Pride-Foramer and Maritima will be provided for a management fee of $1,250 per day per rig, beginning on the first day of sea trials, plus reimbursement of all costs. The reimbursables payable by each subsidiary to Formaritima will include the management fees and reimbursables payable by Formaritima to Pride-Foramer and Maritima. If a rig is sold and the corresponding management agreement is terminated, Formaritima will be entitled to a lump sum termination payment equal to the net present value of its management fees over the remaining term of the rig's charter, calculated using a discount factor of 10% per annum. You should read the discussion under the heading "Business--Operating Management--Overall Management" beginning on page 54 for a description of the operating management services being provided by Formaritima, Pride-Foramer and Maritima.

LICENSING AGREEMENT

      BiGem purchased the rights to the Amethyst design for $9.5 million in October 1997 from Scheepswerf de Hoop Lobith B.V. BiGem is in dispute with de Hoop over the quality of the documentation delivered by de Hoop with the Amethyst design. BiGem has withheld payments of $2.3 million from de Hoop and does not intend to make any further payments. This dispute is now in arbitration and BiGem believes that no further payments will need to be made. We deem the probability that BiGem will need to make additional payments to be remote.

      BiGem has granted each of our four subsidiaries an irrevocable, non-exclusive, perpetual license to construct or procure the construction of one dynamically positioned, semi-submersible drilling rig based on the Amethyst design. The licensing agreement provides that BiGem will furnish all necessary documentation pertaining to the Amethyst design and requires each subsidiary to pay BiGem $1,583,333 for its license, payable in six installments. The first and second installments have previously been paid by each subsidiary with reduction to reflect the amount withheld by BiGem from de Hoop. Each of the last four installments will become due semi-annually beginning on delivery of the relevant rig. Our subsidiaries are not required by their licensing agreements to pay more than $1,583,333 for each license but, in the event that BiGem cannot obtain relief from its payment obligations to de Hoop, our subsidiaries will be required to pay BiGem the full $1,583,333 for each license.

      In connection with the AMETHYST 6 and AMETHYST 7 credit facilities, Maritima and Pride have severally guaranteed payments of construction, equipping and mobilization costs for each of the AMETHYST 6 and AMETHYST 7 to the extent that the funds available under such rig's credit facility are insufficient for completion of such rig up to a total for both credit facilities of $14.0 million by Maritima and $6.0 million by Pride. This guarantee covers, among other construction, equipping and mobilization costs, the payments under each of the AMETHYST 6 and AMETHYST 7 licensing agreements with BiGem.

OTHER COMPENSATION PAYABLE TO AFFILIATES OF MARITIMA

      Drillpetro Inc., a special purpose affiliate of Maritima incorporated in the Bahamas and created by Maritima to contribute equity to us, is entitled to a lump-sum amount of $2.5 million (payable in installments of $500,000, $1.0 million and $1.0 million for the AMETHYST 5, AMETHYST 6 and AMETHYST 7, respectively, within three days of receipt of the corresponding mobilization payments under the relevant Petrobras charter or, in the event of no mobilization fee, within 45 days of delivery and acceptance of the relevant rig) for services rendered in connection with the development of conceptual and design engineering, shipyard negotiations and technical negotiations with Petrobras. In addition, Drillpetro will be paid the following fees: (i) $4,000 in the case of AMETHYSTS 6 and AMETHYST 7 and (ii) $2,000 in the case of AMETHYSTS 4 and AMETHYST 5, for each day the relevant rig works under its charter, plus (i) in the case of the AMETHYST 4, 1% of the daily rate paid under its charter (excluding bonuses) and (ii) in the case of the AMETHYST 6 and AMETHYST 7, 2% of the daily rates paid under their charters (excluding bonuses). Further, two other affiliates of Maritima, U.K. Guaranty & Bonding Corp. Limited and Rapisardi Investment Limited, will receive agency fees of 3% and 2% of the full operating rates under the Petrobras contracts (excluding bonuses), respectively, payable monthly upon receipt of payments from Petrobras, for their assistance in negotiating the Petrobras contracts and certain amendments to the Petrobras contracts.

                       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OWNERSHIP OF THE AMETHYST GROUP

      Maritima's interest in us is held by Drillpetro, which owns 48.5% of our outstanding capital stock, and Techdrill Inc., which owns 13.2% of our outstanding capital stock. Like Drillpetro, Techdrill is a special purpose affiliate of Maritima incorporated in the Bahamas and created by Maritima to contribute equity to us. Rainier Engineering Ltd., a company incorporated in the Bahamas, owns all of the stock of Drillpetro and Techdrill and 40% of the stock of Maritima. Rainier's shareholders directly own the remainder of the stock of Maritima. Westville Management Corporation, a British Virgin Islands company with limited liability and wholly owned subsidiary of Pride, owns 26.4 % of our outstanding capital stock. The remainder of our outstanding capital stock is held by two of First Reserve's investment partnerships, First Reserve Fund VII, which owns 1.4% of our outstanding capital stock, and First Reserve Fund VIII, which owns 10.5% of our outstanding capital stock. First Reserve owns approximately 9.5% of the capital stock of Pride. You should read the discussion under the heading "Business--About Our


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
Owners--First Reserve" beginning on page 38 for information regarding the terms of First Reserve's ownership of our outstanding capital stock.

      The outstanding capital stock of each of Petrodrill Engineering and BiGem is owned 55% by Drillpetro, 15% by Techdrill and 30% by Westville. The outstanding capital stock of Formaritima is owned 50% by Drillpetro and 50% by Westville. Petrodrill Engineering, Formaritima, BiGem and we and our subsidiaries make up the Amethyst group. The members of the Amethyst group are all special-purpose companies created by Maritima and Pride to construct, own and operate our rigs. The chart that appears under the heading "Business--About Our Owners" on page 37 depicts the relationships among the members of the Amethyst group. In this chart, "Maritima/Pride Affiliates" refers to Petrodrill Engineering, Formaritima and BiGem, "Maritima Affiliates" refers to Drillpetro and Techdrill and "Pride Affiliates" refers to Westville.

      We have been capitalized with initial equity contributions by our owners aggregating approximately $105.0 million. Petrodrill Engineering, Formaritima and BiGem have been capitalized with relatively modest equity contributions. Drillpetro, Techdrill and Westville have agreed to contribute to each member of the Amethyst group (except our subsidiaries, in which Drillpetro, Techdrill and Westville own no direct interest), in proportion to their respective ownership interests, the amounts needed to fund the agreed capital and operating budgets of each such member and any cost overruns. Any amounts so contributed will be treated as subordinated loans repayable only following amortization of any amounts due and outstanding in respect of any outside financing obtained by the relevant member of the Amethyst group, including the financing provided by the old and new notes. Notwithstanding the foregoing, if any owner fails to comply with its obligations to make such further contributions, make-up contributions by the remaining owners will be treated as equity contributions entitling the remaining owners to additional shares in the relevant Amethyst group member.

GOVERNANCE

      The following discussion summarizes the shareholders' agreement among Drillpetro, Techdrill and Westville relating to our governance:

RESTRICTIONS ON ASSIGNMENT OR TRANSFER

      Except as described below under "Transfers to Third Parties," each shareholder generally is prohibited from selling, mortgaging, charging, assigning, transferring or otherwise disposing of its interest in us without the approval of the other shareholders. A shareholder may transfer to an affiliate all of its rights, duties and obligations under certain agreements, provided the assigning shareholder remains primarily liable for performance by its affiliate.

EXIT MECHANISMS

      There are four exit mechanisms by which the shareholders may monetize their investments after September 2001, subject to the restriction under "Description of New Notes--Change of Control." Such mechanisms are:

      o the sale of our rigs and/or all of our outstanding shares to a third party
      o the purchase by Westville or its nominee of Maritima's beneficial interests in any rig or in us
      o  a public offering of our stock
      o the exchange of Maritima's beneficial interests in us for shares of common stock of Pride on terms to be agreed and based on industry practice

SHAREHOLDER MEETINGS

      No business may be transacted at a meeting of our shareholders unless one representative of each shareholder is present, provided that the representatives present may reconvene the meeting at a later date and, at such date, transact business noted on the agenda for such reconvened meeting by vote of a majority of issued shares. In lieu of meeting, the shareholders may act by unanimous written consent, which consent will have the same effect as an action duly taken at a meeting.

BOARD OF DIRECTORS

      Our board of directors consists of four directors. Two directors may be appointed by Drillpetro and one each are appointed by Westville and Techdrill. A quorum at a meeting of the board of directors requires the attendance of all four directors or their alternates, but a director will not be eligible to vote at a validly held meeting unless the shareholder whom he represents has complied with all capital contribution requirements. Decisions of the board of directors must be made by vote of directors representing a majority of the shares issued and outstanding, subject to certain exceptions requiring unanimity. Our board of


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
directors is required to meet at least once every two months during the construction of our rigs and at least once every three months thereafter.

DEADLOCK AT BOARD LEVEL

      In the event that our directors are unable to reach a unanimous decision on a matter requiring unanimity or unable to establish a quorum for a meeting to discuss such a matter within 10 days after such a meeting has initially been called (either of these events constituting a deadlock), and senior management cannot resolve such deadlock, any shareholder may initiate standard buy-sell procedures.

MANAGEMENT COMMITTEE

      The shareholders may form a management committee consisting of one representative of each shareholder to supervise the construction of our rigs and subsequent operations. Decisions of such management committee must be unanimous. In the event deadlock exists in the management committee, the matter will be referred to the board of directors for resolution.

TRANSFERS TO THIRD PARTIES

      After September 2001 and subject to any restrictions imposed by the instruments governing our indebtedness, a shareholder may transfer all, but not part, of its interest in us (including any subordinated loans) to a non-affiliate to the extent such non-affiliate agrees to be bound by all the terms of the related governance agreements. Such transfer will be subject to the rights of first refusal of the other shareholders allowing them to purchase the interests of the selling shareholder under the same terms offered by the non-affiliate, pro rata in proportion to their existing interests.

RELATED PARTY ADVANCES

      Maritima and Pride, through Drillpetro, Techdrill and Westville, have advanced us approximately $29.6 million. These advances are subordinated to the old and new notes and, consequently, may not be repaid prior to repayment of the old and new notes except to the extent repayment is permitted to be made as restricted payments under the covenant described under the heading "Description of New Notes--Covenants--Limitation on Restricted Payments" beginning on page 80.

RECEIVABLE FROM PETRODRILL OFFSHORE INC.

      Petrobras initially awarded Maritima charters for six rigs, the AMETHYST 2 and AMETHYST 3 and our four rigs. Maritima and Pride organized a joint venture company, Petrodrill Offshore Inc., with six subsidiaries to own and charter the rigs to Petrobras. The AMETHYST 2 and AMETHYST 3 were to have commenced operations in the Campos Basin offshore Brazil in late 1999 and early 2000, but the construction contracts for those two rigs were terminated in November 1998 after the shipyard at which the rigs were to be constructed filed for protection from its creditors. In May 1999, Petrobras canceled the charters and service rendering contracts for the AMETHYST 2 and AMETHYST 3 based on alleged late delivery. Following termination of the construction contracts for the AMETHYST 2 and AMETHYST 3, Petrodrill Offshore transferred the shares of each of its six subsidiaries to us for nominal consideration, and we transferred the shares of the subsidiaries that held the charters for the AMETHYST 2 and AMETHYST 3 to a separate joint venture company owned by Maritima and Pride. In this process, we assumed from Petrodrill Offshore related party advances from Drillpetro, Techdrill and Westville that total a currently outstanding amount of $13.9 million and have a receivable from Petrodrill Offshore for that amount. To the extent Petrodrill Offshore does not pay us the full $13.9 million in satisfaction of our receivable, Drillpetro, Techdrill and Westville have agreed to offset the deficiency against their related party advances.

SALE OF EQUIPMENT TO PRIDE

      In December 1999, we sold to Pride selected owner-furnished equipment that had been purchased for the AMETHYST 4. Pride reimbursed us the full cost (approximately $8.5 million) of that owner-furnished equipment. We have placed new orders with our owner-furnished equipment suppliers to replace the equipment sold to Pride, and Pride has agreed to reimburse us for any increased costs that we incur in replacing that equipment. This sale of owner-furnished equipment to Pride will not affect the delivery of the AMETHYST 4.


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
                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

      In connection with the sale of the old notes, we entered into a registration rights agreement with the initial purchaser of the old notes. In that agreement, we agreed to file a registration statement relating to an offer to exchange the old notes for new notes and to use our reasonable best efforts to complete the exchange offer within 180 days after November 1, 1999. We are offering the new notes under this prospectus to satisfy our obligations under the registration rights agreement.

RESALE OF NEW NOTES

      Based on interpretations of the SEC staff in "no action letters" issued to third parties, we believe that each new note issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act if all of the following are true:

      o you are not our "affiliate" within the meaning of Rule 405 under the Securities Act
      o  you acquire such new notes in the ordinary course of your business
      o  you do not intend to participate in the distribution of new notes

      However, the SEC has not considered this exchange offer in the context of a no-action letter, so there can be no assurance that the staff of the SEC would make a similar determination with respect to this exchange offer. If you tender your old notes in the exchange offer with the intention of participating in any manner in a distribution of the new notes, you:

      o  cannot rely on such interpretations by the SEC staff
      o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction

      Unless an exemption from registration is otherwise available, the resale by any securityholder intending to distribute new notes should be covered by an effective registration statement under the Securities Act containing the selling securityholder's information required by Item 507 or Item 508, as applicable, of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of new notes only as specifically described in this prospectus. Only those broker-dealers that acquired the old notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for old notes, where that broker-dealer acquired such old notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. You should read the discussion under the heading "Plan of Distribution" beginning on page 110 for more details regarding the transfer of new notes.

TERMS OF THE EXCHANGE OFFER

      Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to the expiration date of the exchange offer for new notes. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of old notes surrendered under this exchange offer. Old notes may be tendered only in integral multiples of $1,000. This exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

      As of this date, $53 million principal amount of 11 3/4% Senior Secured Notes due 2001 are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

      We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Old notes that are not tendered for exchange in the exchange offer:

      o  will remain outstanding
      o  will continue to accrue interest
      o will be entitled to the rights and benefits that holders have under the indenture relating to the notes and the registration rights agreement


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
      We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

      If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section entitled "--Fees and Expenses" for more details about fees and expenses incurred in the exchange offer.

      We will return any old notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or termination of the applicable exchange offer.

EXPIRATION DATE

      Each exchange offer will expire at 5:00 p.m., New York City time, on ,2000, unless, in our sole discretion, we extend the expiration date.

EXTENSIONS, DELAY IN ACCEPTANCE, TERMINATION OR AMENDMENT

      We expressly reserve the right, at any time or at various times, to extend the period of time during which this exchange offer is open. We may delay acceptance of any old notes for exchange by giving oral or written notice of the extension to holders of old notes. During any such extensions, all old notes you have previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

      To extend an exchange offer, we will notify the exchange agent orally or in writing of any extension. We also will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

      If any of the conditions described below under "--Conditions to the Exchange Offer" have not been satisfied with respect to the exchange offer, we reserve the right, in our sole discretion:

      o  to delay accepting for exchange any old notes
      o  to extend that exchange offer
      o  to terminate that exchange offer

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of that exchange offer in any manner.

      Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement. We will distribute the supplement to the registered holders of the old notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period.

      Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

CONDITIONS TO THE EXCHANGE OFFER

      Despite any other term of the exchange offer, we will not be required to accept for exchange, or to exchange any new notes for any old notes, and we may terminate the exchange offer as provided in this prospectus before accepting any old notes for exchange, if, in our reasonable judgment, either of the following is true:

      o the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC

      o any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with that exchange offer


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
      In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us both of the following:

      o the representations described under "--Procedures for Tendering" and "Plan of Distribution"
      o such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registering the new notes under the Securities Act

      We expressly reserve the right to amend or terminate each exchange offer, and to reject for exchange any old notes not previously accepted for exchange in that exchange offer, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes affected as promptly as practicable.

      These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. Our failure at any time to exercise any of these rights will not mean that we have waived our rights. Each right will be deemed an ongoing right that we may assert at any time or at various times.

      In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

HOW TO TENDER GENERALLY

      Only a holder of old notes may tender such old notes in the exchange offer. To tender in the exchange offer, a holder must either (1) comply with the procedures for physical tender or (2) comply with the automated tender offer program procedures of The Depository Trust Company, or DTC, described below.

      To complete a physical tender, a holder must do all of the following:

      o complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal
      o have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires
      o mail or deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date
      o deliver the old notes to the exchange agent prior to the expiration date or comply with the guaranteed delivery procedures described below

      To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address provided below under "--The Exchange Agent" prior to the expiration date.

      To complete a tender through DTC's automated tender offer program, the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such old notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message.

      The tender by a holder that is not withdrawn prior to the expiration date and our acceptance of that tender will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

      THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR OLD NOTES TO US. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

HOW TO TENDER IF YOU ARE A BENEFICIAL OWNER

      If you beneficially own old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, do either of the following:

      o make appropriate arrangements to register ownership of the old notes in your name

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
      o obtain a properly completed bond power from the registered holder of your old notes

      The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

SIGNATURES AND SIGNATURE GUARANTEES

      You must have signatures on a letter of transmittal or a notice of withdrawal described below guaranteed by an "eligible institution" unless the old notes are tendered:

      o by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal

      o  for the account of an eligible institution

      An "eligible institution" is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

WHEN ENDORSEMENTS OR BOND POWERS ARE NEEDED

      If a person other than the registered holder of any old notes signs the letter of transmittal, the old notes must be endorsed or accompanied by a properly completed bond power. The registered holder must sign the bond power as the registered holder's name appears on the old notes. An eligible institution must guarantee that signature.

      If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, they also must submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

TENDERING THROUGH DTC'S AUTOMATED TENDER OFFER PROGRAM

      The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's automated tender offer program to tender. Accordingly, participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the old notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent.

      An "agent's message" is a message transmitted by DTC to and received by the exchange agent and forming part of the book-entry confirmation, stating that:

      o DTC has received an express acknowledgment from a participant in DTC's automated tender offer program that is tendering old notes that are the subject of such book-entry confirmation

      o the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, the participant has received and agrees to be bound by the applicable notice of guaranteed delivery

      o  we may enforce the agreement against such participant

DETERMINATIONS UNDER THE EXCHANGE OFFER

      We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which, in the opinion of our counsel, might be unlawful. We also reserve the right to waive any defects, irregularities or conditions of the exchange offer as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

      Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of defects or


                                       66
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irregularities with respect to tenders of old notes, nor will we or those persons incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

WHEN WE WILL ISSUE NEW NOTES

      In all cases, we will issue new notes for old notes that we have accepted for exchange in the exchange offer only after the exchange agent timely receives both of the following:

      o old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at DTC
      o a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message

RETURN OF OLD NOTES NOT ACCEPTED OR EXCHANGED

      If we do not accept any tendered old notes for exchange for any reason described in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, we will return the unaccepted or non-exchanged old notes without expense to their tendering holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

YOUR REPRESENTATIONS TO US

      By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

      o any new note you receive will be acquired in the ordinary course of your business

      o you have no arrangement or understanding with any person to participate in the distribution of the new notes or the old notes within the meaning of the Securities Act

      o you are not our "affiliate," as defined in Rule 405 under the Securities Act or, if you are our affiliate, that you will comply with the applicable registration and prospectus delivery requirements of the Securities Act

      o if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the new notes

      o if you are a broker-dealer that will receive new notes for your own account in exchange for old notes that you acquired as a result of market-making activities, you will deliver a prospectus in connection with any resale of such new notes

BOOK-ENTRY TRANSFER

      The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC's system may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. If you are unable to deliver confirmation of the book-entry tender of your old notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date, you must tender your old notes according to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

      If you wish to tender your old notes, but they are not immediately available or if you cannot deliver your old notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's automated tender offer program prior to the expiration date, you may tender if:

      o the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution


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
      o prior to the expiration date, the exchange agent receives from such member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery:

         - stating your name and address, the registered number(s) of your old notes and the principal amount of old notes tendered

         -  stating that the tender is being made thereby

         - guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof or agent's message in lieu thereof, together with the old notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent

      o the exchange agent receives such properly completed and executed letter of transmittal or facsimile or agent's message, as well as all tendered old notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date

      Upon request to the exchange agent, the exchange agent will send a notice of guaranteed delivery to you if you wish to tender your old notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

      Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date.

      For a withdrawal to be effective, either of the following must occur:

      o the exchange agent must receive a written notice of withdrawal at one of the addresses listed below under "--The Exchange Agent"

      o the withdrawing holder must comply with the appropriate procedures of DTC's automated tender offer program

      Any notice of withdrawal must:

      o specify the name of the person who tendered the old notes to be withdrawn

      o identify the old notes to be withdrawn, including the registration number or numbers and the principal amount of such old notes

      o be signed by the person who tendered the old notes in the same manner as the original signature on the letter of transmittal used to deposit those old notes (or be accompanied by documents of transfer sufficient to permit the trustee to register the transfer into the name of the person withdrawing the tender)

      o specify the name in which such old notes are to be registered, if different from that of the person who tendered the old notes

      If old notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

      We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

      Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such old notes will be credited to an account maintained with DTC for the old notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following one of the procedures described under "--Procedures for Tendering" above at any time on or prior to the expiration date.

FEES AND EXPENSES

      We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, email, telephone or in person by our officers and regular employees and those of our affiliates.

      We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

      We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

      o  SEC registration fees
      o  fees and expenses of the exchange agent and trustee
      o  accounting and legal fees and printing costs
      o  related fees and expenses

TRANSFER TAXES

      If you tender your old notes for exchange, you will not be required to pay any transfer taxes. We will pay all transfer taxes, if any, applicable to the exchange of old notes in the exchange offer. The tendering holder will, however, be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if any of the following are true:

      o certificates representing new notes or old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old notes tendered

      o tendered old notes are registered in the name of any person other than the person signing the letter of transmittal

      o a transfer tax is imposed for any reason other than the exchange of old notes in the exchange offer

      If satisfactory evidence of payment of any transfer taxes payable by a note holder is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to that tendering holder. The exchange agent will retain possession of new notes with a face amount equal to the amount of the transfer taxes due until it receives payment of the taxes.

CONSEQUENCES OF FAILURE TO EXCHANGE

      If you do not exchange your old notes for new notes in the exchange offer, you will remain subject to the existing restrictions on transfer of the old notes. In general, you may not offer or sell the old notes unless either they are registered under the Securities Act or the offer or sale is exempt from or not subject to registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act.

      The tender of old notes in the exchange offer will reduce the principal amount of the old notes outstanding. The corresponding reduction in liquidity may have an adverse effect upon, and increase the volatility of, the market price of any old notes that you continue to hold.

ACCOUNTING TREATMENT

      We will amortize our expenses of each exchange offer over the term of the new notes under generally accepted accounting principles.

OTHER

      Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action to take.

EXCHANGE AGENT

      We have appointed Wilmington Trust Company as exchange agent for the exchange offer. You should direct questions, requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent. If you are not tendering under DTC's automated tender offer program, you should send the letter of transmittal and any other required documents to the exchange agent as follows:

                                  WILMINGTON TRUST COMPANY
                                      (302) 651-1562
 BY MAIL (REGISTERED OR CERTIFIED MAIL RECOMMENDED):             BY COURIER OR BY HAND:

             Wilmington Trust Company                           Wilmington Trust Company
               Rodney Square North                                Rodney Square North
            1100 North Market Street                            1105 North Market Street
         Wilmington, Delaware 19890-0001                    Wilmington, Delaware 19890-0001
        Attn: Corporate Trust Operations                   Attn: Corporate Trust Operations

                    BY FACSIMILE TRANSMISSION (ELIGIBLE INSTITUTIONS ONLY):

                                       (302) 651-1079
                             Attn: Corporate Trust Administration

                                   CONFIRM BY TELEPHONE:
                                       (302) 651-1562

                            DESCRIPTION OF NEW NOTES

GENERAL

      We will issue the new notes, and we have issued the old notes, pursuant to an indenture dated as of November 1, 1999 entered into by us, Pride, Maritima and Wilmington Trust Company, as Trustee.

      The form and terms of the new notes are the same as the form and terms of the old notes they will replace, except that, when the exchange offer is consummated,

      o  we will have registered the new notes under the Securities Act of 1933
      o  the new notes generally will not be subject to transfer restrictions

The new notes will be issued solely in exchange for an equal principal amount of old notes. As of the date of this prospectus, $53 million aggregate principal amount of 11 3/4% Senior Secured Notes are outstanding. You should read the discussion under the heading "The Exchange Offer" beginning on page 63 for information regarding the exchange offer.

      The old notes and the new notes will together constitute a single class of debt securities under the indenture. If the exchange offer is consummated, holders of old notes who do not exchange their old notes for new notes in the exchange offer will vote together with holders of new notes for all relevant purposes under the indenture. Accordingly, in determining whether the required holders have given any notice, consent or waiver or taken any other action permitted under the indenture, any old notes that remain outstanding after the exchange offer will be aggregated with the new notes, and the holders of the old notes and new notes will vote together as a single class. All references in this summary description to specified percentages in aggregate principal amount of the outstanding notes means, at any time after the exchange offer is consummated, the percentages in aggregate principal amount of the applicable old notes and new notes then outstanding. EXCEPT WHEN USED AS PART OF THE TERM "NEW NOTES" OR "OLD NOTES," THE TERM "NOTES" IN THIS SUMMARY DESCRIPTION REFERS TO THE OLD NOTES THAT WILL BE OUTSTANDING UNTIL THE EXCHANGE OFFER IS CONSUMMATED AND, AFTER GIVING EFFECT TO THE EXCHANGE OFFER, COLLECTIVELY TO THE OUTSTANDING NEW NOTES AND ANY REMAINING UNEXCHANGED OLD NOTES.

      We have summarized below selected material provisions of the indenture, the notes and the security documents. For a complete description, you should read the indenture, the security documents and the notes because such documents, and not this description, define your rights as holders of the notes. The Trustee will furnish you copies of the indenture, the security documents and the notes upon your request to its Corporate Trust Administration department by telephone at (302) 651-1000 or by mail at Wilmington Trust Company, Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890, Attn: Corporate Trust Administration. Capitalized terms used but not otherwise defined have the meanings set forth below under "--Certain Definitions." Capitalized terms defined in this section have the definitions ascribed to them in this section for purposes of this section only. As used in this section, references to "Amethyst" mean Amethyst itself, and does not include Amethyst's subsidiaries.

TERMS OF THE NOTES

      The notes mature on November 1, 2001 and are senior secured obligations of Amethyst.

      The notes bear interest at the rate per annum shown on the cover page hereof from the date of original issuance, or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on the June 15 or December 15 immediately preceding the interest payment date on June 30 and December 30 of each year. Interest will also be payable on maturity to holders of record as of October 15, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      The new notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge shall be made for any registration of transfer or exchange of notes, but Amethyst may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

      Amethyst's subsidiaries have no direct obligation to pay amounts due on the notes as of the date of this prospectus; however, if a Restricted Subsidiary guarantees any Indebtedness of Amethyst, such Restricted Subsidiary will be obligated to guarantee (a "subsidiary guarantee") the outstanding notes, if any.

      Pride has guaranteed Amethyst's obligations to repay the notes in an aggregate amount limited to $30.0 million (the "Pride Guarantee"). The Pride Guarantee is on a senior unsecured basis and ranks equally with Pride's other senior unsecured debt.

In addition, Maritima has procured a $23.0 million irrevocable standby letter of credit issued by HSBC Bank USA that may be drawn in the event Amethyst defaults on its obligation to repay the notes (the "Letter of Credit").

REDEMPTIONS

REDEMPTION UPON LOSS OF A RIG

      The indenture defines an "event of loss" to mean any of the following events:

      o  the actual loss of a Mortgaged Rig;

      o  the agreed, arranged or constructive total loss of a Mortgaged Rig;

      o requisition for title or other compulsory acquisition of title of a Mortgaged Rig by any governmental or other competent authority, agency or instrumentality otherwise than by requisition for hire; or

      o capture, seizure, arrest, detention or confiscation of a Mortgaged Rig by any government or person acting or purporting to act on behalf of any government unless such Mortgaged Rig is released and restored to the Mortgaged Rig Owner from such capture, seizure, arrest or detention within six months after the occurrence thereof or such other period as may be specified in the insurance policies taken out or entered into in respect of the Mortgaged Rig.

      If an event of loss occurs at any time with respect to a Mortgaged Rig, Amethyst shall redeem 50% of the notes, or 100% of the notes in the case of an event of loss with respect to both Mortgaged Rigs, on the earlier to occur of

      o 30 days after the receipt of the related Event of Loss Proceeds by the applicable Rig Owner; or
      o 180 days after the date on which such event of loss occurred, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest including Additional Amounts, if any, to the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date.

      Partial redemptions resulting from loss of a rig will be applied to all notes on a pro rata basis, although no note of $1,000 in then outstanding principal amount shall be redeemed in part.

REDEMPTION UPON SALE OF A MORTGAGED RIG

      If a Mortgaged Rig or the capital stock of a Restricted Subsidiary then owning a Mortgaged Rig is sold in compliance with the terms of the indenture, Amethyst shall redeem 50% of the notes , or 100% of the notes in the case of a sale of both Mortgaged Rigs or the capital stock of both Restricted Subsidiaries then owning Mortgaged Rigs, on the earlier to occur of (A) 30 days after the receipt of the Net Available Cash from such sale and (B) 60 days after the date of such sale, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest, including Additional Amounts, if any, to the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date, plus the Make-Whole Premium. In no event will the redemption price ever be less than 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest including Additional Amounts, if any, to the redemption date.

      The amount of the Make-Whole Premium with respect to any notes or portion thereof to be redeemed will be equal to the excess, if any, of

      o the sum of the present values, calculated as of the redemption date, of:

         (a) each interest payment that, but for such redemption, would have been payable on the notes or portion thereof being redeemed on each interest payment date occurring after the redemption date excluding any accrued and unpaid interest for the period prior to the redemption date; and

         (b) the principal amount that, but for such redemption, would have been payable at the final maturity of the notes or portion thereof being redeemed; over

      o  the principal amount of the notes or portion thereof being redeemed.

The present values of interest and principal payments referred to in clause (a) above will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the redemption date at a discount rate equal to the Treasury Rate (as defined below) plus 50 basis points.

      The Make-Whole Premium will be calculated by the Independent Investment Banker. For purposes of determining the Make-Whole Premium, the following definitions apply:

      o "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

      o "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the weighted average maturity of the remaining term of the notes outstanding that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such weighted average maturity of such Notes. "Independent Investment Banker" means the Reference Treasury Dealer appointed by the Trustee after consultation with Amethyst.

      o "Comparable Treasury Price" means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for such redemption date. The "Reference Treasury Dealer Quotations" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

      o "Reference Treasury Dealer" means Donaldson, Lufkin & Jenrette Securities Corporation and its successors; provided, however, that if Donaldson, Lufkin & Jenrette Securities Corporation shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), Amethyst shall substitute therefor another Primary Treasury Dealer.

      Partial redemptions resulting from sale of a Mortgaged Rig will be applied to all notes on a pro rata basis, although no note of $1,000 in then outstanding principal amount shall be redeemed in part.

OTHER REDEMPTIONS

      The notes will be redeemable, at Amethyst's option, in whole or in part, at any time or from time to time, upon at least 30 days but no more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest including Additional Amounts, if any, to the redemption date plus the Make-Whole Premium. In no event will the redemption price ever be less than 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest, including Additional Amounts, if any, to the redemption date.

SELECTION OF NOTES FOR REDEMPTION

      In the case of any partial redemption provided for in "Other Redemptions," selection of the notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no note of $1,000 in then outstanding principal amount or less shall be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A replacement note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. Partial Redemptions provided for in "--Redemptions--Redemption Upon Loss of a Rig" and "--Redemptions--Redemption Upon Sale of a Mortgaged Rig" will be applied to all notes on a pro rata basis, although no note of $1,000 in then outstanding principal amount shall be redeemed in part.

PAYMENT OF ADDITIONAL AMOUNTS AND REDEMPTION

      Except to the extent required by any applicable law, regulation or governmental policy, any and all payments of, or in respect of, any note shall be made free and clear of and without deduction for or on account of any and all present or future taxes, levies, imposts, deduction, charges or withholdings and all liabilities with respect thereto imposed by the British Virgin Islands, Brazil, the United States of America or any other jurisdiction with which Amethyst, Pride or any subsidiary guarantor has some connection including any jurisdiction from or through which payments under the notes, the Pride Guarantee or the subsidiary guarantees (if any) are made or in which the Mortgaged Rigs are located, or any political subdivision of or any taxing authority in any such jurisdiction (collectively, "Taxes" and any such jurisdiction or political subdivision or taxing authority, a "Tax Jurisdiction"). If Amethyst, Pride or any subsidiary guarantor shall be required by law to withhold or deduct any Taxes, from or in respect of any sum payable under the notes, the Pride Guarantee or a subsidiary guarantee, Amethyst shall pay the amount ("Additional Amounts") necessary so that, after making all required withholdings and deductions, the holder or beneficial owner of a note shall receive an amount equal to the sum that it would have received had not such withholdings and deductions been made; provided that any such sum shall not be paid to a holder (an "Excluded Holder"):

      o in respect of any Taxes resulting from the beneficial owner of such note carrying on business or being deemed to carry on business in or through a permanent establishment or fixed base in the relevant taxing jurisdiction or having any other connection with the relevant taxing jurisdiction or any political subdivision thereof or any taxing authority therein other than the mere holding or owning of such note, being a beneficiary of the Pride Guarantee or any applicable subsidiary guarantee, the receipt of any income or payments in respect of such note, the Pride Guarantee or any applicable subsidiary guarantee or the enforcement of such note, the Pride Guarantee or any applicable subsidiary guarantee,

      o in respect of any Taxes that would not have been imposed but for the presentation, where presentation is required, of such note for payment more than 180 days after the date such payment became due and payable or was duly provided for, whichever occurs later, or

      o in respect of U.S. federal income Taxes, if such holder fails to provide to Amethyst, within 30 days of a request by Amethyst, a complete and valid IRS Form W-8 or other form establishing an exemption from U.S. withholding Taxes.

      Amethyst, Pride or the subsidiary guarantors, as applicable, will also:

      o  make such withholding or deduction and

      o remit the full amount deducted or withheld to the relevant authority in accordance with applicable law, and, in any such case, Amethyst will furnish to each holder on whose behalf an amount was so remitted, within 30 calendar days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Amethyst, Pride or the subsidiary guarantors, as applicable.

      Amethyst will, upon written request of each holder (other than an Excluded Holder), reimburse each such holder for the amount of:

      o any Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to any Notes, and

      o any Taxes so levied or imposed with respect to any reimbursement under the foregoing clause so that the net amount received by such holder net of payments made under or with respect to such Notes, the Pride Guarantee or the applicable subsidiary guarantees after such reimbursement will not be less than the net amount the holder would have received if Taxes on such reimbursement had not been imposed.

      At least 30 calendar days prior to each date on which any payment under or with respect to the notes is due and payable, if Amethyst will be obligated to pay Additional Amounts with respect to such payment, Amethyst will deliver to the Trustee an Officer's Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to holders on the payment date.

      If any holder or beneficial owner of any note receives a refund of Taxes after Amethyst, Pride or any subsidiary guarantor has paid any Additional Amounts, such holder or beneficial owner shall reimburse Amethyst, Pride or such subsidiary guarantor for any amount of such refund.

      At the date of this prospectus, no Taxes are imposed, and therefore no Additional Amounts would be payable in respect of such taxes, in respect of any sum payable by Amethyst as principal of, premium or interest on the notes.

      The notes may be redeemed, at the option of Amethyst, at any time as a whole but not in part, upon at least 30 days but no more than 60 days' prior notice, at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of redemption and all Additional Amounts, if any, in the event Amethyst has become or would become obligated to pay and cannot avoid such obligation by taking reasonable measures available to it, on the next date on which any amount would be payable with respect to the notes, any Additional Amounts as a result of a change in or an amendment to the laws (including any regulations promulgated thereunder) of a Tax Jurisdiction or any change in or amendment to any official position regarding the application or interpretation of such laws or regulations which change or amendment is announced or becomes effective on or after the issue date of the notes; provided, however, that such redemption shall be conditioned upon Amethyst being actually obligated to pay such Additional Amounts on the relevant payment date.

      Prior to the giving of the notice of redemption described in the preceding paragraph, Amethyst shall deliver to the Trustee an Officer's Certificate stating that Amethyst is entitled to effect such redemption in accordance with the terms set forth in the indenture and setting forth in reasonable detail a statement of the facts relating thereto together with a copy of an opinion of counsel independent of Amethyst to the effect that Amethyst will be or will become obligated to pay Additional Amounts.

      In addition, Amethyst will pay any present or future stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, in respect of the creation, issue and offering of the notes payable in the United States, the British Virgin Islands, Brazil or any political subdivision thereof or taxing authority of or in the foregoing. Amethyst will also pay and indemnify the Trustee and the holders of the notes from and against all court fees and taxes or other taxes and duties, including interest and penalties, paid by any of them in any jurisdiction in connection with any action permitted to be taken by the holders or the Trustee to create Liens on the Collateral or to enforce the Obligations of Amethyst, Pride or the subsidiary guarantors under the notes, the indenture, the Pride Guarantee, the subsidiary guarantees, the Company Loans or the Security Documents.

      Whenever there is mentioned, in any context, the payment of principal, premium or interest in respect of any note or the net proceeds received on the sale or exchange of any note, that mention shall be deemed to include the payment of Additional Amounts provided for in the indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the indenture.

THE SUBSIDIARY GUARANTEES

      If a Restricted Subsidiary is required to become a subsidiary guarantor, it will irrevocably and unconditionally guarantee on a joint and several, senior unsecured basis Amethyst's obligations for payment of the principal of, and premium, if any and interest (including Additional Amounts, if any) on the notes, the other subsidiary guarantors' obligations for payment of all sums of money payable under the subsidiary guarantees and/or Amethyst's and subsidiary guarantor's respective obligations under the Security Documents and performance of all other provisions contained in the indenture and the Security Documents (collectively, the "Obligations"). See "--Covenants--Future Subsidiary Guarantors." Each subsidiary guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable subsidiary guarantor without rendering the applicable subsidiary guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or otherwise being void, voidable or unenforceable under any bankruptcy, reorganization, insolvency, liquidation or other similar legislation or legal principles under any applicable foreign law. Each subsidiary guarantor that makes a payment or a distribution under its subsidiary guarantee shall be entitled to a contribution from each other subsidiary guarantor in a pro rata amount based upon the amount by which the fair value of the assets and property of each such other subsidiary guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving affect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its subsidiary guarantee, of such subsidiary guarantor at such date. If a subsidiary guarantee were to be rendered voidable, it could be subordinated by a court to all other indebtedness, including guarantees and other contingent liabilities, of the applicable subsidiary guarantor, and, depending on the amount of such indebtedness, a subsidiary guarantor's liability on its subsidiary guarantee could be reduced to zero.

      A subsidiary guarantor will be released and relieved from all its obligations under its subsidiary guarantee upon the sale or other disposition, by merger or otherwise, of all the capital stock of that subsidiary guarantor or the sale or disposition of all or substantially all the assets of a subsidiary guarantor, in each case other than to Amethyst or one of its affiliates, permitted by the indenture and the redemption of notes as described under "--Redemptions--Redemptions upon Sale of a Mortgaged Rig." An "affiliate" of any specified person means any other person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" mean the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise. An "affiliate" of a person shall also mean any beneficial owner of capital stock representing 5% or more of the total voting power of the Voting Stock on a fully diluted basis of such a person or of rights or warrants to purchase such capital stock, whether or not currently exercisable, and any person who would be an affiliate of any such beneficial owner pursuant to the first sentence hereof.

      Any subsidiary guarantee will be senior unsecured obligations of the subsidiary guarantors and will rank

      o equally in priority of payment with all other Indebtedness and other liabilities of such subsidiary guarantor that are not subordinated by their express terms to such subsidiary guarantee and

      o senior in priority of payment to all other Indebtedness of such subsidiary guarantor that by its terms is subordinated or junior in right of payment to such subsidiary guarantee.

      The Rig Owners are highly leveraged. We set forth below the total indebtedness of each Rig Owner as of December 31, 1999. The indebtedness of Petrodrill Four Limited and Petrodrill Five Limited effectively ranks senior to the notes, and the indebtedness of Petrodrill Six Limited and Petrodrill Seven Limited effectively ranks equal to the notes. The Rig Owners are not currently subsidiary guarantors.

              RIG OWNER               INDEBTEDNESS
          ------------------         --------------
                                       (millions)
           Petrodrill Four               $69.9
           Petrodrill Five               $53.7
           Petrodrill Six                $49.4
          Petrodrill Seven               $84.1


PRIDE GUARANTEE AND LETTER OF CREDIT

      The notes have the benefit of the Pride Guarantee and the Letter of Credit as support for the payment obligations of Amethyst.

      Pursuant to the indenture, Pride has irrevocably and unconditionally guaranteed the due and punctual payment of the principal of, premium, if any, and interest on, and all other amounts payable under, the notes (including any Additional Amounts in respect thereof) when and as the same shall become due and payable, whether at stated maturity, by declaration of acceleration or otherwise, up to a maximum amount of $30.0 million.

      Pursuant to the indenture, Pride may not consolidate or merge with any person, or sell, lease or otherwise dispose of all or substantially all of the assets of Pride and its subsidiaries, taken as a whole, to any person, unless
(i) Pride is the continuing person, or the surviving person (if other than Pride) under any of the foregoing transactions expressly assumes the due and punctual payment and performance of Pride's covenants and obligations under the indenture, including the Pride Guarantee; and (ii) the surviving person is a permitted successor to Pride under the Indenture dated as of May 1, 1997, between Pride and The Chase Manhattan Bank, as amended and supplemented.

      The Pride Guarantee is a senior unsecured obligation of Pride and ranks

      o equally in priority of payment with all other Indebtedness and other liabilities of Pride that are not subordinated by their express terms to the Pride Guarantee and

      o senior in priority of payment to all other Indebtedness of Pride that by its terms is subordinated or junior in right of payment to the Pride Guarantee.

      Additionally, Maritima has procured a $23.0 million irrevocable standby letter of credit in favor of the Trustee issued by HSBC Bank USA to support Amethyst's obligations to repay the notes. If the Trustee presents to HSBC Bank USA a drawing certificate certifying that the Trustee has not received sufficient funds from Amethyst to make a payment on the notes when due, the Trustee may draw on the letter of credit to make any such payments due, up to an aggregate of $ 23.0 million.

      It is within the discretion of the Trustee to determine whether first to make draws under the letter of credit or to enforce the Pride Guarantee for purposes of repayment of the notes. The Trustee shall distribute proceeds of efforts to enforce the Pride Guarantee, to draw against the letter of credit, or any enforcement action seeking to collect against the Collateral, to the holders of the notes pro rata based on the principal amount of notes held.

OTHER COLLATERAL

      In order to secure its obligations under the indenture, the notes and applicable Security Documents, Amethyst has pledged in favor of the Trustee a 53% undivided interest in all the Company Loans together with a collateral assignment of all Liens securing such undivided interest. Maritima and Pride provided a guarantee for the benefit of the Mitsubishi-affiliated lenders only, of repayment, from commencement of each Mortgaged Rig's Charter, of the total borrowings under such Mortgaged Rig's Mitsubishi Credit Facility up to a total for both Mitsubishi Credit Facilities of $75.6 million by Maritima and $32.4 million by Pride (the "Mitsubishi Floor Guarantee"). Neither Amethyst nor the holders of the notes will share in the benefit of the Mitsubishi Floor Guarantee.

      In addition, as the principal of the Company Loans is amortized in accordance with the Mitsubishi Credit Facilities, all amounts received by Amethyst in respect of those principal and interest payments will be held in the Reserve Account for the benefit of the holders of the notes, except that 47% of all such payments in respect of principal shall be released to Amethyst


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immediately upon receipt and any such payments in respect of interest not required to pay interest on the notes on the next succeeding interest payment date will also be released to Amethyst.

RANKING

      Our obligation to repay the notes is a senior secured obligation of Amethyst, ranks equally in right of payment with all existing and future Indebtedness and other liabilities of Amethyst that are not expressly subordinated by their express terms to the notes and is senior in right of payment to all Indebtedness of Amethyst that is so subordinated. The notes are secured by Liens on a 53% undivided interest in the Company Loans including a collateral assignment of the Liens securing such undivided interest, and Liens on the other Collateral; thus, claims of the holders of the notes will rank ahead of claims of creditors of Amethyst to the extent of the value, priority and validity of the Liens securing the notes in such Collateral.

      Amethyst's claims under the Company Loans will rank equally with claims of the other creditors of the applicable Mortgaged Rig Owner holding indebtedness or other liabilities that are not expressly subordinated by their express terms to such Company Loans, but will rank ahead of such claims to the extent of the value, priority and validity of the Liens on the Collateral securing the Company Loans. Although Amethyst should be entitled to payment of the applicable Company Loan out of the proceeds of the Mortgaged Rig and the other Collateral prior to the holders of any general unsecured obligations of the Mortgaged Rig Owner, any claim attributable to a Company Loan which is not paid out of the proceeds of the Mortgaged Rig and the other Collateral will be an unsecured senior obligation of the Mortgaged Rig Owner. To the extent that any Mortgaged Rig and the other Collateral has a value in excess of the Company Loan secured thereby, such additional value is not security for any obligations of the Mortgaged Rig Owner, Amethyst or a subsidiary guarantor. In the event that the assets and cash flow of the Mortgaged Rig Owner are insufficient to meet the obligations under the Company Loans, Amethyst's claims will be effectively subordinated to the claims of creditors, including trade creditors, tort claimants, taxing authorities and other creditors, of all subsidiaries. Although the indenture limits the incurrence of Indebtedness by Amethyst or any Restricted Subsidiary, that limitation is subject to a number of significant qualifications. Moreover, the indenture does not impose any limitation on the incurrence by Amethyst or its Restricted Subsidiaries of liabilities that are not considered Indebtedness under the indenture. Under certain circumstances, Amethyst will be able to designate additional subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the indenture.

CHANGE OF CONTROL

      Upon the occurrence of any of the following events (each a "Change of Control"), Amethyst shall make an offer to repurchase all outstanding notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase:

      (1) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), whether or not applicable) other than a Shareholder (or any affiliate thereof) is or becomes the "beneficial owner" (as defined in Section 13(d) of the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 26.4% of the total voting power of the Voting Stock of Amethyst, PROVIDED, HOWEVER, for purposes of this clause (1) there shall not be a Change of Control with respect to Pride International, Inc.'s "beneficial ownership" of the Voting Stock of Amethyst unless

           o any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner" (as defined in
             Section 13(d) of the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Pride International, Inc. and

           o within 25 days after the closing of any such transaction either Moody's or S&P lowers the credit ratings for any outstanding debt of Pride International, Inc., or in the event Pride International, Inc. has no outstanding rated debt, the ratings of Pride International, Inc.;

      (2) individuals who on the Issue Date constituted the board of directors of Amethyst cease for any reason to constitute a majority of the board of directors of Amethyst then in office;

      (3) the adoption of a plan relating to the liquidation or dissolution of Amethyst;


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
      (4) the merger or consolidation of any Shareholder or Amethyst with or into another person (other than in the case of a Shareholder, a person controlled by a Permitted Holder) or the merger of another person (other than in the case of a Shareholder, a person controlled by a Permitted Holder) with or into any Shareholder or Amethyst, as the case may be, or the sale of all or substantially all the assets of any Shareholder or Amethyst to another person (other than in the case of a Shareholder, a person controlled by a Permitted Holder), and, in the case of any such merger or consolidation, the securities of such Shareholder or Amethyst, as the case may be, that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of such Shareholder or Amethyst, as the case may be, are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation; or

      (5) prior to any Public Equity Offering of Amethyst, Pride International, Inc. or a Qualified Substitute Owner ceases for any reason for more than 10 days to be the beneficial owner, directly or indirectly, of at least 26.4% of the total voting power of Amethyst's voting stock.

      Within 30 days following any Change of Control, the Trustee or Amethyst, with a copy to the Trustee, shall mail a notice to each holder stating among other things:

      (1) that a Change of Control has occurred and that such holder has the right to require Amethyst to purchase such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, and Additional Amounts, if any, to the date of purchase;

      (2) the circumstances and relevant facts regarding that Change of Control including information with respect to pro forma historical income, cash flow and capitalization after giving effect to that Change of Control;

      (3) the repurchase date which date shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed; and

      (4) the instructions determined by Amethyst, consistent with the covenant described hereunder, that a holder must follow in order to have its notes purchased.

      Amethyst shall comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, Amethyst shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

      The Change of Control purchase feature is solely a result of negotiations between Amethyst and the initial purchaser of the old notes. Amethyst does not have any present intention to engage in a transaction involving a Change of Control, although it is possible that Amethyst could decide to do so in the future. Subject to the limitations discussed below, Amethyst could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect its capital structure or credit ratings. Restrictions on the ability of Amethyst and its Restricted Subsidiaries to incur additional Indebtedness are contained in the covenants described under "--Covenants--Limitation on Indebtedness," "--Covenants--Limitation on Liens" and "--Covenants--Limitation on Sale/Leaseback Transactions." Those restrictions can only be waived with the consent of the holders of a majority in aggregate principal amount of the notes then outstanding. Those provisions may not necessarily afford the holders of the notes protection in the event of a highly leveraged transaction, including a reorganization, restructuring, merger or other similar transaction involving Amethyst, that may adversely affect the holders of the notes because such transactions may not involve a shift in voting power or beneficial ownership or, even if they do, may not involve a shift of the magnitude required under the definition of Change of Control to require Amethyst to make a Change of Control offer. In addition, the existence of the holder's right to require Amethyst to repurchase such holder's notes upon the occurrence of a Change of Control may or may not deter a third party from seeking to acquire Amethyst in a transaction that would constitute a Change of Control.

      Amethyst's ability to repurchase notes pursuant to a Change of Control offer may be limited by a number of factors. Future Indebtedness of Amethyst or its Restricted Subsidiaries may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of the notes of their right to require Amethyst to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on Amethyst and its


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
subsidiaries. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. In the event that a Change of Control offer occurs at a time when Amethyst does not have sufficient available funds to pay the purchase price for all notes validly tendered pursuant to such an offer, an Event of Default would occur under the indenture. The failure by Amethyst to purchase tendered notes would constitute a breach of the indenture which could, in turn, constitute a default under other Indebtedness and could lead to the acceleration of such other Indebtedness.

      One of the events that constitutes a Change of Control under the indenture is a sale, conveyance, lease or transfer of all or substantially all of the assets of Amethyst. The indenture is governed by New York law, and there is no established quantitative definition under New York law of "substantially all" of the assets of a corporation. Accordingly, if Amethyst were to engage in a transaction in which it disposed of less than all of its assets a question of interpretation could arise as to whether such disposition was of "substantially all" of its assets and whether Amethyst was required to make a Change of Control offer.

COVENANTS

LIMITATION ON INDEBTEDNESS

      (a) Amethyst will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that Amethyst may Incur Indebtedness if the Consolidated EBITDA Coverage Ratio at the date of such Incurrence and after giving effect thereto exceeds 2.25 to 1.0.

      (b)  Notwithstanding paragraph (a), the following Indebtedness may be
           Incurred:

           (1) Indebtedness of Amethyst or a Restricted Subsidiary owed to and held by a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by Amethyst; provided, however, that
               (a) any subsequent issuance or transfer of any capital stock that results in such Restricted Subsidiary to whom Indebtedness is owed ceasing to be a Restricted Subsidiary or any transfer of such Indebtedness (other than to Amethyst or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness and (b) if Amethyst is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes;

           (2) the old notes and the new notes;

           (3) the Company Loans, the subsidiary guarantees, if any, and Indebtedness incurred in exchange for, or the proceeds of which are used to refinance any Indebtedness permitted by this clause
               (3); provided, however, that:

               o the principal amount of the Indebtedness so Incurred shall not exceed the principal amount of the Indebtedness so refinanced, plus the amount of reasonable fees and expenses incurred in connection therewith, including any premium or defeasance costs, and

               o the Indebtedness so Incurred

                 - shall not mature prior to the Stated Maturity of the
                   Indebtedness so refinanced and
                 - shall have an Average Life equal to or greater than the
                   remaining Average Life of the Indebtedness so Refinanced;

           (4) Indebtedness of Amethyst or any Restricted Subsidiary (other than Indebtedness described in clause (1), (2) or (3) above) outstanding on the Issue Date and Indebtedness Incurred in exchange for, or the proceeds of which are used to refinance, any Indebtedness permitted by this clause (4) or permitted by clause
               (a) above; provided, however, that:

               o the principal amount of the Indebtedness so Incurred shall not exceed the principal amount of the Indebtedness refinanced, plus the amount of reasonable fees and expenses incurred in connection therewith, including any premium or defeasance costs; and

               o the Indebtedness so Incurred

                 - shall not mature prior to the Stated Maturity of the
                   Indebtedness so refinanced and
                 - shall have an Average Life equal to or greater than the
                   remaining Average Life of the Indebtedness so Refinanced;


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           (5) Obligations of Amethyst or a Restricted Subsidiary under performance or surety bonds relating to building contracts for the construction, repair or improvement of drilling rigs, drillships or similar vessels or contracts for the installation of related equipment;

           (6) Hedging Obligations;

           (7) Indebtedness of Amethyst or any Restricted Subsidiary under the Mitsubishi Credit Facilities or the MARAD Documents; and

           (8) Indebtedness of Amethyst or any Restricted Subsidiary in an aggregate principal amount which, together with all other Indebtedness of Amethyst then outstanding (other than Indebtedness permitted by clauses (1) through (7) of this paragraph (b) or paragraph (a)) does not exceed $20.0 million.

      (c) Notwithstanding paragraphs (a) and (b), Amethyst shall not issue any Indebtedness if the proceeds thereof are used, directly or indirectly, to pay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the notes to at least the same extent as such Subordinated Obligations.

      (d) For purposes of determining compliance with the foregoing covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, Amethyst, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

LIMITATION ON INDEBTEDNESS OWED TO SHAREHOLDERS

      Amethyst shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Indebtedness of Amethyst or any Restricted Subsidiary owed to a Shareholder unless

      o such Indebtedness is subordinated to the notes, in the case of Amethyst, or the Company Loans, in the case of a Restricted Subsidiary, and

      o all payments of principal, premium, if any, and interest in respect of the notes or the Company Loans, as applicable, is required to be paid before any amounts shall be payable in respect of such Indebtedness and, prior to such time, the holder of such Indebtedness shall not have any claim against Amethyst or such Restricted Subsidiary in respect of such Indebtedness, provided that payments and prepayments under such Indebtedness may be made as Restricted Payments to the extent permitted by the covenant described under "--Limitation on Restricted Payments."

LIMITATION ON LIENS

      Amethyst shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including capital stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired unless, in the case of property or assets not consisting of Collateral, contemporaneously therewith effective provision is made to secure the notes equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

      The foregoing restriction does not, however, apply to Permitted Liens.

LIMITATION ON RESTRICTED PAYMENTS

      (a) Amethyst will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment defined as:

           o declaring or paying any dividend or make any distribution on or in respect of its capital stock (including any payment in connection with any merger or consolidation involving Amethyst) or to the direct or indirect holders of its capital stock, except:

             - dividends or distributions payable solely in its Non-Convertible
               Capital Stock or in options, warrants or other rights to purchase its Non-Convertible Capital Stock,

             - dividends or distributions payable to Amethyst or a Restricted
               Subsidiary, and


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             - pro rata dividends or distributions on the capital stock of a
               Restricted Subsidiary held by minority stockholders;

      o purchasing, redeeming or otherwise acquiring or retiring for value any capital stock of Amethyst or of any direct or indirect parent of Amethyst, or any Restricted Subsidiary (except capital stock held by Amethyst or a Restricted Subsidiary);

      o purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligation other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition; or

      o  making any Investment other than a Permitted Investment.

      If at the time Amethyst or such Restricted Subsidiary makes such Restricted Payment:

      (1) a Default shall have occurred and be continuing, or would result therefrom; or

      (2) Amethyst would not be permitted to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) under "--Limitation on Indebtedness" after giving pro forma effect to such Restricted Payment; or

      (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of:

          (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the notes were originally issued to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

          (B) 100% of the aggregate net proceeds (including the fair market value of non-cash proceeds, which shall be determined in good faith by the Amethyst's board of directors) received by Amethyst from the issue or sale of its capital stock (other than Redeemable Stock or Exchangeable Stock) subsequent to the Issue Date (other than an issuance or sale to a Restricted Subsidiary or an employee stock ownership plan or similar trust);

          (C) the amount by which Indebtedness of Amethyst is reduced on Amethyst's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the Incurrence of any Indebtedness of Amethyst convertible or exchangeable for its capital stock (other than Redeemable Stock or Exchangeable Stock) less the amount of any cash, or other property, distributed by Amethyst upon such conversion or exchange; and

          (D) to the extent not otherwise included in Consolidated Net Income, the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loan or advances, or other transfers of assets, in each case to Amethyst or any Restricted Subsidiary after the Issue Date from any Unrestricted Subsidiary or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of Investment), not to exceed in the case of any Restricted Subsidiary the total amount of Investments (other than Permitted Investments) in such Restricted Subsidiary made by Amethyst and its Restricted Subsidiaries in such Unrestricted Subsidiary after the Issue Date.

      (b)  The provisions of Section (a) shall not prohibit:

           (1) any purchase or redemption of capital stock or Subordinated Obligations of Amethyst made by exchange for, or out of the proceeds of the substantially concurrent sale of, capital stock of Amethyst (other than Redeemable Stock or Exchangeable Stock and other capital stock issued or sold to a Restricted Subsidiary or an employee stock ownership plan); provided, however, that

               o such purchase or redemption shall be excluded in the
                 calculation of the amount of Restricted Payments and
               o the Net Cash Proceeds from such sale shall be excluded from clauses (3)(B) and (3)(C) of Section (a);


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           (2) any purchase or redemption of Subordinated Obligations of
               Amethyst made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of Amethyst which is permitted to be issued pursuant to the provision of "--Limitation on Indebtedness" above; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; and

           (3) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or would result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments unless already included in determining the amount of Restricted Payments previously made upon the declaration of such dividend.

LIMITATION ON SALE/LEASEBACK TRANSACTIONS

      Amethyst will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with any person other than Amethyst or a Restricted Subsidiary unless:

      o Amethyst or such Restricted Subsidiary would be entitled to incur Indebtedness, in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, secured by a Lien on the property subject to such Sale/Leaseback Transaction pursuant to the covenant described under "--Limitation on Liens" above without equally and ratably securing the notes pursuant to such covenant;

      o the net proceeds received by Amethyst or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value of such property as determined by its board of directors; and

      o Amethyst applies the proceeds of such transaction in compliance with the covenant described under "--Limitation on Asset Sales."

      Notwithstanding the foregoing, Amethyst shall not, and shall not permit any Restricted Subsidiary to, enter into or otherwise become liable with respect to any Sale/Leaseback Transaction involving any Restricted Collateral.

LIMITATIONS ON MERGERS AND CONSOLIDATIONS

      Neither Amethyst nor any subsidiary guarantor other than any subsidiary guarantor that shall have been released from its subsidiary guarantee pursuant to the provisions of the indenture will consolidate with or merge into any person, continue in another jurisdiction, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any person, unless:

      (1) the person formed by or surviving such consolidation or merger (if other than Amethyst or such subsidiary guarantor, as the case may
           be), or to which such sale, lease, conveyance, transfer or other disposition shall be made (collectively, the "Successor"), is a corporation organized and existing under the laws of the Bahamas, the British Virgin Islands or Panama (such jurisdiction of organization, the "Relevant Jurisdiction") and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the applicable Obligations of Amethyst or such subsidiary guarantor, as the case may be, under the indenture, the subsidiary guarantees, the notes and the Security Documents;

      (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

      (3) in the case of Amethyst, immediately after giving effect to such transactions, the resulting, surviving or transferee person would be able to incur at least $1.00 of Indebtedness pursuant to paragraph
           (a) of the "--Limitation on Indebtedness" covenant;

      (4) immediately after giving effect to such transaction, the Successor shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of Amethyst or subsidiary guarantor, as the case may be, immediately prior to such transaction;

      (5) Amethyst shall have delivered to the Trustee an Officer's Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture;

      (6) Amethyst shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such transaction and will be


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           subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred; and

      (7) an opinion of counsel in the Relevant Jurisdiction to the effect that any payment of interest, principal or premium (if any) on the notes by Amethyst to a holder or by a subsidiary guarantor on its subsidiary guarantee, as applicable, will, after the consolidation, merger, conveyance, transfer or lease of assets, be exempt from withholding tax in the Relevant Jurisdiction and no other taxes on income, including taxable capital gains, will be payable under the law of the Relevant Jurisdiction by a holder who is or who is deemed to be a non-resident of the Relevant Jurisdiction in respect of the acquisition, ownership or disposition of the notes, including the receipt of interest, principal or premium thereon.

      The Successor shall be the successor to Amethyst or the subsidiary guarantor, as the case may be, and shall succeed to, and be substituted for, and may exercise every right and power of, Amethyst or the subsidiary guarantor, as the case may be, under the indenture, but the predecessor in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the notes.

SEC REPORTS

      Notwithstanding that Amethyst may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Amethyst shall file with the SEC and provide the Trustee and holders of the notes with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act.

      In addition, whether or not required by the rules and regulations of the Commission, Amethyst will file a copy of all such information and reports with the Commission for public availability unless the Commission will not accept such filing. In addition, Amethyst shall furnish to the holders of the notes and to prospective investors, upon the requests of such holders of the notes, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as there are notes outstanding which are not freely transferable under the Securities Act.

LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES

      Amethyst shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to

      o pay dividends or make any other distributions, in cash or otherwise, on its capital stock to Amethyst or any Restricted Subsidiary or pay any Indebtedness owed to Amethyst or any Restricted Subsidiary,

      o  make any loans or advances to Amethyst or any Restricted Subsidiary or

      o transfer any of its property or assets to Amethyst or any Restricted Subsidiary, except:

         (1) any encumbrance or restriction pursuant to an agreement in effect or entered into on the Issue Date;

         (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Acquired Indebtedness or Preferred Stock Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Amethyst (other than Indebtedness or Preferred Stock Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Amethyst or other Incurred in anticipation of such acquisition) and outstanding on such date;

         (3) any encumbrance or restriction relating to any assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the assets so acquired and is not or was not created in anticipation of such acquisition;

         (4) any encumbrance or restriction pursuant to an agreement affecting a Refinancing of Indebtedness or Preferred Stock Incurred pursuant to an agreement referred to in clause (1), (2) or (3) of this covenant or this clause (4) or contained in any amendment to an agreement referred to in clause (1), (2) or (3) of this covenant or this clause (4); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are in the aggregate no less favorable to the holders of the notes than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;


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         (5)  any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests or in license agreements to the extent such provisions restrict the assignment of such agreement and any rights granted or property leased thereunder;

         (6) in the case of clause (3) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

         (7) any temporary encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Common Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

LIMITATION ON ASSET SALES

      Amethyst shall not, and shall not permit any Restricted Subsidiary to, sell, assign, convey, transfer or otherwise dispose of a Mortgaged Rig or any other portion of the Collateral other than an Incidental Asset or Temporary Cash Investments in the Reserve Account and other than a transfer of a Mortgaged Rig to a Wholly Owned Restricted Subsidiary that becomes a subsidiary guarantor; provided, however, that Amethyst or a Restricted Subsidiary may sell a Mortgaged Rig or Amethyst may sell all the capital stock of a subsidiary owning a Mortgaged Rig (we refer to any such asset proposed to be sold as a "Mortgaged Rig Asset") if such sale of a Mortgaged Rig Asset shall be made in compliance with each of the following conditions:

      (1)  no Default shall have occurred and be continuing;

      (2) the sale shall be effected in a commercially reasonable manner as determined by Amethyst's board of directors in a written board resolution;

      (3) the entire consideration for such sale shall be at least equal to the fair market value of the Mortgaged Rig Asset (as determined in good faith by Amethyst's board of directors);

      (4) at least 85% of the consideration received should be in the form of cash or Temporary Cash Equivalents; and

      (5) Amethyst shall have complied with the other provisions of the indenture applicable to such sale.

      Amethyst shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any Asset Sales (other than Asset Sales permitted by the preceding paragraph and foreclosures, deeds-in-lieu of foreclosure or similar transactions) unless Amethyst or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of as determined in good faith by Amethyst's board of directors, and at least 85% of the consideration received by Amethyst or the Restricted Subsidiary, as the case may be, from such Asset Sale at the time of such disposition shall be in the form of cash or Temporary Cash Equivalents. If Amethyst or a Restricted Subsidiary engages in an Asset Sale in compliance with the previous sentence or a foreclosure, deed-in-lieu-of-foreclosure or similar transaction, then Amethyst shall or shall cause a Restricted Subsidiary to apply an amount equal to such excess Net Available Cash within 360 days of the Asset Sale either

      o to repay Senior Indebtedness of Amethyst or of a Restricted Subsidiary other than in each case Indebtedness owed to an affiliate of Amethyst,

      o  to invest in Additional Assets or

      o deposit such excess Net Available Cash, to the extent not applied pursuant to the preceding clauses, into the Reserve Account no later than the end of such 360-day period.

Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Permitted Investments or to temporarily reduce Indebtedness.

LIMITATION ON ASSET SWAPS

      Amethyst will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:

      o at the time of entering into the agreement with respect thereto and immediately after giving effect to the proposed Asset Swap, no Default shall have occurred and be continuing;


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      o  the aggregate fair market values of the Additional Assets and other consideration to be received by Amethyst or the applicable Restricted Subsidiary is, at the time the Asset Swap is agreed to, substantially equal to the aggregate fair market value of the property being disposed of by Amethyst or the applicable Restricted Subsidiary to be determined in good faith by Amethyst's board of directors and to be set forth in a written resolution of its board attached to an Officer's Certificate delivered to the Trustee; and

      o the cash payments, if any, received by Amethyst or such Restricted Subsidiary in connection with that Asset Swap are treated as Net Available Cash received from an Asset Sale.

LIMITATION ON AFFILIATE TRANSACTIONS

      Amethyst shall not, and shall not permit any Restricted Subsidiary to, enter into any transaction -- including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service -- with any affiliate of Amethyst (an "affiliate transaction") unless the terms thereof:

      o are no less favorable to Amethyst or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a person who is not such an affiliate;

      o for affiliate transactions involving an amount in excess of $500,000, are set forth in writing and have been approved by a majority of the members of the board of directors of Amethyst having no personal stake in such affiliate transaction; and

      o for affiliate transactions involving an amount in excess of $10.0 million, have been determined by an investment banking firm of national reputation or, in the case of the sale or transfer of assets subject to valuation, an appropriate independent qualified appraiser of national reputation, given the size and nature of the transaction, to be fair, from a financial standpoint, to Amethyst and its Restricted Subsidiaries.

      The provisions of the preceding paragraph shall not prohibit:

      o any Restricted Payment permitted to be paid pursuant to the covenant described under "--Limitation on Restricted Payments,"

      o any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements of Amethyst, stock options, stock ownership and other employee benefit plans approved by Amethyst's board of directors,

      o the grant of stock options or similar rights to employees, officers and directors of Amethyst pursuant to plans approved by its board of directors,

      o the payment of reasonable fees to directors of Amethyst and in Restricted Subsidiaries who are not employees of Amethyst or its Restricted Subsidiaries,

      o any affiliate transaction between Amethyst and a Wholly Owned Restricted Subsidiary or between Wholly Owned Restricted Subsidiaries,

      o the arrangements and transactions provided for in the Service Agreements and other agreements described under "Executive and Board Compensation and Benefits and Compensation of Owner-Related Parties--Compensation of Owner-Related Parties" as in effect on the Issue Date and

      o transactions pursuant to agreements in effect on the Issue Date and disclosed in the Offering Memorandum pursuant to which the old notes were originally sold all of which are disclosed in this prospectus.

LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

      Amethyst shall not sell or otherwise dispose of any capital stock of a Restricted Subsidiary, and shall not permit any such Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its capital stock except:

      o  to Amethyst or a Wholly Owned Restricted Subsidiary,


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
      o if, immediately after giving effect to such issuance, sale or other disposition, neither Amethyst nor any of its subsidiaries owns any capital stock of such Restricted Subsidiary,

      o  directors' qualifying shares or

      o other than with respect to shares of capital stock of a Restricted Subsidiary which owns a Mortgaged Rig, if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such person remaining after giving effect thereto would have been permitted to be made under the covenant described under "--Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition.

FUTURE SUBSIDIARY GUARANTORS

      The indenture provides that Amethyst may not permit any Restricted Subsidiary, directly or indirectly, to guarantee any Indebtedness of Amethyst ("Guaranteed Indebtedness") or any other Obligor unless:

      o such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the indenture providing for a subsidiary guarantee of payment of the notes by that Restricted Subsidiary and

      o such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against Amethyst or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its subsidiary guarantee.

IMPAIRMENT OF LIENS

      Amethyst shall not, and it shall not permit any Restricted Subsidiary to, take or omit to take, any action which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and the holders of the notes, and except as permitted by the indenture and the Security Documents, Amethyst shall not, and shall not permit any Restricted Subsidiary to, grant to any person other than the Trustee, for the benefit of the Trustee and the holders of the notes, any interest whatsoever in any of the Collateral.

INSURANCE

      Amethyst shall, or shall cause the Mortgaged Rig Owner owning a Mortgaged Rig to, carry and maintain with respect to each Mortgaged Rig owned by it insurance payable in United States Dollars in amounts, against risks and in a form which is substantially equivalent to the coverage carried by other responsible and experienced companies engaged in the operation of drilling rigs similar to the Mortgaged Rigs and with insurance companies, underwriters, funds, mutual insurance associations or clubs of recognized standing. Total property insurance for the Mortgaged Rigs shall be in an aggregate amount not less than the sum of the aggregate outstanding principal amount, subject to customary deductibles, retentions or self-insurance, of the notes and other obligations under the indenture.

AMENDMENTS TO SECURITY DOCUMENTS

      Amethyst shall not, and it shall not permit any of its Restricted Subsidiaries to, amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the holders of the relevant notes.

SEPARATE CORPORATE ENTITIES

      Amethyst shall, and shall cause each of its subsidiaries to, and each Shareholder shall, conduct its business in its own name so as to avoid the appearance of conducting its business on behalf of any other person or that the assets of Amethyst or any such subsidiaries or any Shareholder (the "Applicable Entities") are available to pay the creditors of any of the other Applicable Entities. Without limiting the generality of the foregoing, each Applicable Entity shall:

      o maintain corporate records and books of account separate from those of the other Applicable Entities;

      o comply with its constitutive documents, including by obtaining proper authorization from its board of directors of all corporate action requiring such authorization and holding meetings of its board of directors as required by its constitutive documents;


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
      o refrain from paying the operating expenses and liabilities of other Applicable Entities except to the extent such funds have been contributed as equity or constitute loans and, in each case, documented appropriately;

      o maintain an arm's-length relationship with the other Applicable Entities and shall not hold itself out as being liable for the debts of the other Applicable Entities; and

      o keep its assets and its liabilities wholly separate from the other Applicable Entities except that operating assets may be pooled in the ordinary course of the Applicable Entity's drilling business.

The indenture, the subsidiary guarantees or the Security Documents or any permitted Indebtedness or permitted Lien under the indenture shall not be considered violations of the above-listed provisions.

      Amethyst shall cause each Unrestricted Subsidiary to provide in any Indebtedness Incurred by such Unrestricted Subsidiary that the holder of such Indebtedness will not have any recourse to Amethyst or any of its Restricted Subsidiaries with respect to such Indebtedness.

DEFAULTS

      An Event of Default is defined in the indenture as:

      (1) a default in the payment of interest (including Additional Amounts, if any) on the notes or a Company Loan when due, continued for 30 days;

      (2) a default in the payment of principal of, or premium, if any, on any note or Company Loan when due at its Stated Maturity, upon redemption, required repurchase, declaration of acceleration or otherwise, or the failure to redeem or purchase notes or the Company Loans when required pursuant to the indenture or the Mitsubishi Loan Agreements;

      (3) the failure by Amethyst to comply with its obligations under "--Covenants--Limitation on Mergers and Consolidations," "--Redemptions--Redemption upon Loss of a Rig," and "--Redemptions--Redemption upon Sale of a Mortgaged Rig" or in the covenants described above under "--Change of Control" or "--Covenants--Limitation on Asset Sales";

      (4) the failure by Amethyst and the subsidiary guarantors to comply with its other agreements contained in the indenture or in the Security Documents and such failure or event of default continues for 60 days after notice;

      (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by Amethyst or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Amethyst or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, which default

           o is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default unless being contested in good faith by appropriate proceedings (a "Payment Default"),

           o results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more or

           o occurs under the Mitsubishi Credit Facilities or the Mitsubishi Loan Collateral Documents, is not a Payment Default and is not cured or waived within 120 days;

      (6) failure by Amethyst or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 30 days;

      (7) bankruptcy or insolvency with respect to Amethyst, Pride, any subsidiary guarantor of Amethyst, any other Restricted Subsidiary that would be a "significant subsidiary" of Amethyst within the meaning of Rule 1.02 under Regulation S-X promulgated by the SEC, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for Amethyst and its subsidiaries), would constitute a significant subsidiary of Amethyst (Rule 1.02 under Regulation S-X generally defines a "significant subsidiary" as a subsidiary whose assets or income exceeds ten percent of the total assets or income of the parent and its other subsidiaries);


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
      (8) any subsidiary guarantee ceases to be in full force and effect (other than in accordance with the terms of the indenture and such subsidiary guarantee) or a subsidiary guarantor denies or disaffirms its obligations under its subsidiary guarantee; or

      (9) the Pride Guarantee ceases to be in full force and effect (other than in accordance with the terms of the indenture) or Pride denies or disaffirms its obligations under the Pride Guarantee;

      (10) the Letter of Credit ceases to be in full force and effect or the issuer thereof denies or disaffirms its obligations under the Letter of Credit; or

      (11) the Liens under the Security Documents shall, at any time, cease to be in full force and effect for any reason (other than by operation of the provisions of the indenture and the Security Documents) other than the satisfaction in full of all obligations under the indenture and discharge of the indenture, or any Lien created thereunder shall be declared invalid or unenforceable or Amethyst or any Mortgaged Rig Owner shall assert, in any pleading in any court of competent jurisdiction, that any such lien is invalid or unenforceable.

However, a default under clauses (4) and (5) will not constitute an Event of Default until the Trustee provides a written notice to Amethyst, or the holders of 25% in aggregate principal amount of any notes outstanding pursuant to the indenture provide a written notice to Amethyst and the Trustee, of the default and, in the case of a default under clause (4), Amethyst does not cure such default within the time specified after receipt of such notice.

      If an Event of Default occurs and is continuing with respect to the indenture other than bankruptcy, insolvency, or reorganization, the Trustee or the holders of not less than 25% in principal amount of any notes outstanding pursuant to the indenture may declare the principal of and premium, if any, and accrued but unpaid interest (including Additional Amounts, if any) on all the notes to be due and payable. Upon such a declaration, such principal, premium, if any, and interest (including Additional Amounts, if any) will be due and payable immediately.

      If an Event of Default relating to bankruptcy, insolvency or reorganization occurs and is continuing, the principal of and premium, if any, and interest (including Additional Amounts, if any) on the notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the notes.

      The amount due and payable on the acceleration of any note will be equal to 100% of the principal amount of that note, plus accrued and unpaid interest (including Additional Amounts, if any) to the date of payment.

      Under certain circumstances, the holders of a majority in principal amount of all outstanding notes pursuant to the indenture may rescind any such acceleration with respect to the notes and its consequences.

      A holder of a note may pursue any remedy under the indenture only if:

      o the Trustee has received written notice of a continuing Event of Default;

      o the Trustee has received a request from holders of at least 25% in principal amount of notes to pursue that remedy,

      o the Trustee has been offered indemnity reasonably satisfactory to it and

      o the Trustee has failed to act for a period of 60 days after receipt of such notice and offer of indemnity; however, such provision does not affect the right of a holder of a note to sue for enforcement of any overdue payment thereon.

      The holders of a majority in aggregate principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Subject to the provisions of the indenture relating to the duties of the Trustee in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense.

      The indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the notes. In addition, Amethyst is required to deliver to the Trustee, within


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120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. Amethyst also is required to deliver to the Trustee, within five business days after the occurrence thereof, written notice of any event which would constitute a Default or an Event of Default, its status and what action Amethyst is taking or proposes to take in respect thereof. A business day is defined in the indenture as any day which is not a Saturday, Sunday or other day on which commercial banks in The City of New York, Brazil, the Bahamas, the British
Virgin Islands or the city in which the corporate trust office of the Trustee is located are authorized by law to close.

AMENDMENTS AND WAIVERS

      Subject to certain exceptions, Amethyst and the Trustee may amend the indenture and the Security Documents with the consent of the holders of a majority in aggregate principal amount of the notes then outstanding including consents obtained in connection with a tender offer or exchange for the notes. Any past Default or Event of Default or compliance with any provisions may also be waived with the consent of the holders of a majority in aggregate principal amount of the notes then outstanding. However, without the consent of each holder of an outstanding note affected thereby, no amendment may, among other things,

      (1) reduce the amount of notes whose holders must consent to an amendment,

      (2) reduce the rate of or extend the time for payment of interest on any note or any Company Loan,

      (3) reduce the principal of or extend the Stated Maturity of any note or any Company Loan,

      (4) modify the obligations of Company to make mandatory redemptions or otherwise reduce the premium payable upon the redemption of any note or change the time at which any note may be or is required to be redeemed as described under "--Redemptions" above,

      (5) modify the obligations of Pride to make payments under the Pride Guarantee or modify the obligations of the issuer of the Letter of Credit under the Letter of Credit,

      (6)  make any note payable in money other than that stated in the note,

      (7) impair the right of any holder to receive payment of principal of and interest on such holder's notes on or after the due date therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes,

      (8) make any change in the amendment provisions which require each holder's consent or in the waiver provisions,

      (9) make any change in any Security Document or the Mitsubishi Credit Facilities (in the case of the Mitsubishi Documents, if Amethyst has the right to consent to any such change) that would materially adversely affect the holders of the notes or terminate the Lien of the indenture or any Security Document, other than in accordance with the terms thereof, on any property at any time subject thereto or deprive the holder of the security afforded by the Lien of the indenture or the Security Documents or deprive Amethyst of the Liens securing the Company Loans.

      Without the consent of any holder, Amethyst and Trustee may amend the indenture and the Security Documents to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of Amethyst under the indenture, the Mitsubishi Credit Facilities and the Security Documents, to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Internal Revenue Code), to add additional guarantees with respect to the notes, to provide additional security for the notes, to add to the covenants of Amethyst for the benefit of a holder or to surrender any right or power conferred upon Amethyst, to make any change that does not adversely affect the rights of any holder of the notes or to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

      The consent of the holders of the notes is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture or the Security Documents becomes effective, Amethyst is required to mail to holders of the notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the notes, or any defect in the notice, will not impair or affect the validity of the amendment.

ABILITY TO REALIZE ON COLLATERAL

      The proceeds resulting from the enforcement of remedies available to the holders of the notes, including the remedies afforded by the Pride Guarantee and the Letter of Credit, the sale of the Collateral in whole pursuant to the indenture, the


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Mitsubishi Credit Facilities and the Security Documents and the appropriation of accumulated cash and cash equivalents from payments received by the collateral agent under the Mitsubishi Credit Facilities, following an Event of Default under the indenture will be shared by the holders of the notes and also, in the case of the Mitsubishi Loan Collateral Documents, by the other lenders under the Mitsubishi Credit Facilities. Such proceeds may not be in an amount that will be sufficient to repay the notes in full. In addition, the ability of the holder to realize upon the Collateral may be limited in the event of a bankruptcy or Insolvency or pursuant to applicable laws, including securities laws.

      Amethyst's portion of the Mitsubishi Credit Facilities will be the principal source of payment of interest on, and the principal collateral for, the notes. Amethyst will own less than a majority of the loans outstanding under the Mitsubishi Credit Facilities. The remainder of the loans under the Mitsubishi Credit Facilities are currently held by affiliates of the Mitsubishi Corporation. The majority lenders have the right to control determinations to be made by the lenders under the Mitsubishi Credit Facilities. Accordingly, Mitsubishi, as the majority lender, will have the exclusive right to amend the Mitsubishi Documents, waive borrower defaults under the Mitsubishi Credit Facilities, declare an event of default under the Mitsubishi Credit Facilities and direct the enforcement of rights against the borrowers.

      The Mitsubishi Credit Facilities permit lenders to assign their rights under the Mitsubishi Credit Facilities only to a first class international bank incorporated in an OECD country or a person approved by an affiliate of Mitsubishi Corporation, which approval will not be unreasonably withheld. This provision restricts Amethyst's ability to transfer its portion of the Mitsubishi Credit Facilities and limits the collateral agent's ability to transfer the Company Loans if there is an Event of Default and foreclosure under the notes.

      If an Event of Default occurs and is continuing and the Company Loans and the notes become payable in full, the Trustee, on behalf of the holders of the notes, in addition to any other rights or remedies available to it under the indenture and the Security Documents, may take such action as it deems advisable to protect and enforce its rights in the Collateral, including the institution of sale or foreclosure proceedings. The proceeds received by the Trustee from any such sale or foreclosure will be applied by the Trustee first to pay the expenses of such sale or foreclosure and fees and other amounts then payable to the Trustee under the indenture, and thereafter to pay amounts due and payable with respect to the notes.

      The right of the Trustee and/or Amethyst to repossess and dispose of the Collateral upon acceleration of the notes and/or the Company Loans is likely to be significantly impaired by applicable bankruptcy or insolvency law if a bankruptcy or insolvency proceeding were to be commenced by or against a Mortgaged Rig Owner, Amethyst or any subsidiary guarantor prior to or possibly even after such Trustee has repossessed and disposed of the Collateral. Federal law permits bankruptcy proceedings to be brought under the United States Bankruptcy Code by or against any person that resides or has a domicile, place of business, or property in the United States. Because Amethyst has assets in New York and Mississippi, a reviewing court would probably view Amethyst as a person able to invoke the United States Bankruptcy Code. Accordingly, the United States Bankruptcy Code may apply to the Collateral. Under the United States Bankruptcy Code, to the extent applicable, a secured creditor such as the Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, applicable U.S. bankruptcy law generally permits the debtor to continue to retain and to use collateral and the proceeds, products, offspring, rents or profits of such collateral even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include, if approved by the court, cash payments or the granting of additional or replacement security for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes, the Mitsubishi Credit Facilities or any subsidiary guarantees could be delayed following commencement of a bankruptcy case, whether or when the Trustee would repossess or dispose of the Collateral or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the Collateral through the requirements of "adequate protection." Furthermore, in the event that the bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Company Loans or the notes, Amethyst or holders of the notes, as applicable, would have "undersecured claims." Applicable U.S. bankruptcy laws do not permit the payment and/or accrual of interest, costs and attorneys' fees for "undersecured claims" during the debtor's bankruptcy case.

      The principal collateral securing the Mitsubishi Credit Facilities and, indirectly, the notes will be, upon completion of the Mortgaged Rigs, Bahamian first priority ship mortgages on the Mortgaged Rigs. In the event of default under a Mitsubishi Credit Facility, the collateral agent under such credit facility may enforce the corresponding mortgage for the benefit of the lenders under such Mitsubishi Credit Facility. We have assigned to the Trustee, for your benefit, a 53% undivided interest in the portion of the proceeds of such enforcement to which we are entitled as a result of the Company Loans. The enforcement of those mortgages, however, could be difficult and expensive as a result of priorities and procedures imposed by the laws of the jurisdiction in which the enforcement proceeding must be brought. The inability, as a result of difficulty or expense, to realize significant value upon


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enforcement of those mortgages could significantly limit the collateral securing the loans made under the Mitsubishi Credit Facilities and, consequently, the collectibility of the Company Loans in which we have assigned a 53% undivided interest to secure and fund payments on the notes.

      The Mortgaged Rigs will be flagged in the Bahamas and used and operated initially in Brazil. The priority that rig mortgages have against the claims of other lien creditors in an enforcement proceeding generally is determined by, and will vary in accordance with, the laws of the country where the proceeding is brought. In most jurisdictions, rig mortgages are subordinate to maritime liens that arise by operation of law. In particular, Bahamian law provides that the following liens and claims shall take priority over rig mortgages registered in the Bahamas and that no other claim shall take priority over such mortgages:

      o any sum awarded by a court as costs arising out of any proceedings in respect of the arrest of a rig or the subsequent sale thereof, including such charges or expenses incurred in effecting the arrest or sale

      o wages and other sums due to the master, officers and other members of the rig's complement in respect of their employment on the rig

      o port, canal and other waterway dues and pilotage dues and any outstanding fees payable under the Bahamian Merchant Shipping Act in respect of the rig

      o claims against the owner in respect of loss of life or personal injury occurring, whether on land or on water, in direct connection with the operation of the rig

      o claims against the owner, based on tort and not capable of being based on contract, in respect of loss of or damage to property occurring, whether on land or on water, in direct connection with the operation of the rig

      o  claims for salvage, wreck removal and contribution in general average

      o any lien exercisable by a rig builder or repairer over a rig or the appurtenance thereof in his possession shall take priority over all claims arising after such possession was taken but shall be subordinated to those claims which were created before the time of taking such possession

In addition, Bahamian law provides specific procedural remedies. We cannot assure, however, that, if enforcement proceedings must be commenced against a Mortgaged Rig, that Mortgaged Rig will be located in a jurisdiction having the same procedures and lien priorities as the Bahamas or that the relative lien priority against other maritime liens will be as favorable as in the Bahamas. For instance, the Brazilian courts, which would accept jurisdiction over any action for possession of a rig while located in Brazilian territorial waters and would have exclusive jurisdiction over any action against Petrobras under the Petrobras contracts, will recognize first priority ship mortgages on the AMETHYST 6 and AMETHYST 7 duly registered in the Bahamas in accordance with their terms to the extent that they do not offend Brazilian national sovereignty, public order or good morals. The Brazilian courts generally will accept jurisdiction over any legal action where:

      o  the defendant, regardless of nationality, is domiciled in Brazil
      o  the obligation to be enforced must be performed in Brazil
      o  the lawsuit arises from an occurrence or action in Brazil

Proceedings in the Brazilian courts to enforce a rig mortgage, however, would be subject to a lengthy delay that could result in increased custodial costs, deterioration in the condition of the Mortgaged Rig and substantial reduction in the value of the Mortgaged Rig. Other jurisdictions in which we may operate the Mortgaged Rigs may provide no legal remedy for the enforcement of the mortgages securing the loans made under the Mitsubishi Credit Facilities, or a remedy dependent on court proceedings may be so expensive and time consuming as to be impracticable. In addition, some jurisdictions, unlike the Bahamas, may not permit a Mortgaged Rig to be sold prior to entry of a judgment, thereby causing lengthy delay in recovery that, like in the case of proceedings in the Brazilian courts, could result in increased custodial costs, deterioration in the condition of the Mortgaged Rig and substantial reduction in the value of the Mortgaged Rig. In the event that Daewoo is placed into receivership, goes into bankruptcy or otherwise seeks protection from its creditors as a result of a failed restructuring, moreover, enforcement of the rig mortgages on the Mortgaged Rigs could be prevented, limited or delayed. The delays and costs resulting from enforcement of the rig mortgages would significantly limit the ability of the lenders under the Mitsubishi Credit Facilities to realize significant value from that enforcement and, consequently, would significantly limit the funds available to them for repayment of the loans made under the Mitsubishi Credit Facilities, including the Company Loans in which we have assigned a 53% undivided interest to secure and fund payments on the notes.


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      Since borrowings under the Mitsubishi Credit Facilities are also secured by pledges of all the stock of owners of the Mortgaged Rig Owners, enforcement of these pledges, including foreclosure, may provide, in effect, an alternative method to realize upon the Mortgaged Rig owned by the Mortgaged Rig Owner. However, enforcement by means of foreclosure on the stock of the Mortgaged Rig Owner will not affect the claims of existing creditors of such subsidiary, which claims would survive any sale of such stock and would adversely affect the value of such stock and, therefore, limit the value of the collateral securing the loans made under the Mitsubishi Credit Facilities, including the Company Loans in which we have assigned a 53% undivided interest to secure and fund payments on the notes.

DEFEASANCE

      Amethyst at any time may terminate all its obligations under the notes, the indenture and the Security Documents ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations, to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes and except for its optional redemption rights. Amethyst at any time may terminate its mandatory redemption and repurchase obligations under "--Redemptions" and "--Change of Control," its obligations under the covenants described under "--Covenants" (other than the covenant described under "--Covenants--Limitation on Mergers and Consolidations"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to subsidiary guarantors and significant subsidiaries and the judgment default provision described under "--Defaults" above and the limitations contained in clause (3) of the first paragraph under and the second paragraph under "--Covenants--Limitation on Mergers and Consolidations" above ("covenant defeasance").

      Amethyst may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If Amethyst exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If Amethyst exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (3) (other than the covenant described under "--Covenants--Limitation on Mergers and Consolidations") or (5) under "--Defaults" above or because of Amethyst's failure to comply with clause (3) of the first paragraph under and the second paragraph under "--Covenants--Limitation on Mergers and Consolidations" above. If Amethyst exercises its legal defeasance option, Amethyst and each subsidiary guarantor will be released from all its obligations with respect to the subsidiary guarantees and the Security Documents, as applicable.

      In order to exercise either defeasance option, Amethyst must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest (including Additional Amounts, if any) on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an opinion of counsel to the effect that holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same time as would have been the case if such deposit and defeasance had not occurred and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

CONCERNING THE TRUSTEE

      Wilmington Trust Company is the Trustee under the indenture and the collateral agent under certain Security Documents and has been appointed by Amethyst as registrar and paying agent with regard to the notes.

      The holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to the exceptions listed under "--Defaults" above. The indenture provides that if an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of its own affairs. Subject to those provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder, unless that holder shall have offered to the Trustee, security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the indenture.

GOVERNING LAW

      The indenture provides that the indenture and the notes are governed by, and construed in accordance with the laws of the State of New York without giving effect to applicable principles of conflicts of law, except to the extent that the application of the law of another jurisdiction would be required thereby. The Mitsubishi Credit Facilities and the Mitsubishi Loan Collateral Documents are governed by English law.


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
CONSENT TO JURISDICTION AND SERVICE

      Pursuant to the indenture, each of Amethyst, Pride, Maritima and each subsidiary guarantor has appointed CT Corporation System, New York, New York as its Agent for actions brought under federal or state securities laws brought in any federal or state court located in the Borough of Manhattan in the City of New York and will submit to such jurisdiction.

ENFORCEABILITY OF JUDGMENTS

      Since all the operating assets of Amethyst and its subsidiaries are outside the United States, any judgment obtained in the United States against Amethyst, a Mortgaged Rig Owner or a subsidiary guarantor, including judgments with respect to the payment of principal, interest, Additional Amounts, redemption price and any purchase price with respect to the notes, may not be collectible within the United States.

      British Virgin Islands counsel, Dancia Penn & Co, has advised that, in such counsel's opinion, the laws of the British Virgin Islands applicable therein permit an action to be brought in a court of competent jurisdiction in the British Virgin Islands on a final and conclusive judgment in personam of a United States federal court or in a New York Court, respecting the enforcement of the notes or the indenture (including the Security Documents), that is not impeachable as void or voidable under the laws of the State of New York and that is for a sum certain in money if

      o the New York Court that rendered such judgment has jurisdiction over the judgment debtor, as recognized by the courts of the British Virgin Islands and in accordance with the conflict of laws rules of the British Virgin Islands (and submission by Amethyst in the indenture to the jurisdiction of the New York Court will be sufficient for this purpose);

      o such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the British Virgin Islands applicable therein;

      o the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriator, public or penal laws;

      o no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by the court in the British Virgin Islands; and

      o the action to enforce such judgment is commenced within six years after the date of such judgment.

In addition, such counsel has advised that a final and conclusive judgment for a definite sum of money obtained against Amethyst or its subsidiaries in the courts of England and/or the Bahamas in respect of any of the Mitsubishi Documents that is governed by English or Bahamian law, as applicable, may be registered and enforced as a judgment of the High Court of the British Virgin Islands if application is made within twelve months of the date of the judgment (or such longer period as the High Court may allow) and if the High Court considers it just and convenient that the judgment be so enforced or, in the alternative, such judgment may be treated as a separate cause of action and may be sued upon in the High Court of the British Virgin Islands within six years of the date of the judgment without re-examination or re-litigation of the matters adjudicated upon so that no retrial of such matters would be necessary, provided, in each case, that

      o the English court or Bahamian court, as applicable, had jurisdiction in the matter and the judgment debtor either submitted to such jurisdiction or was a resident or carrying on business within such jurisdiction and was duly served with process,

      o the judgment given by the English court or Bahamian court, as applicable, was not in respect of penalties, fines, taxes or similar fiscal or revenue obligations of Amethyst or its subsidiaries,

      o recognition or enforcement of such judgment in the British Virgin Islands does not contravene British Virgin Islands public policy,

      o  the judgment was not obtained by fraud,

      o the judgment is not inconsistent with a British Virgin Islands judgment in respect of the same matter and

      o the proceedings pursuant to which the judgment was obtained were not contrary to the principles of natural justice.


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
The courts of the British Virgin Islands may refuse to enforce obligations or liabilities on any of the parties incorporated under the laws of the British Virgin Islands otherwise than for payment of money by way of such equitable remedies as injunction or specific performance.

      Bahamian counsel, Higgs & Johnson, has advised that, in such counsel's opinion, the laws of the Bahamas (where the first priority ship mortgages will be registered) applicable therein permit an action to be brought in a court of competent jurisdiction in the Bahamas on a final and conclusive judgment in personam of a United States federal court or a court of the State of New York sitting in the Borough of Manhattan in The City of New York (the "New York Court") in respect of the enforcement of the notes or the indenture (including the Security Documents) that is not impeachable as void or voidable under the laws of the State of New York, or of a superior court of the United Kingdom in respect of any of the Mitsubishi Documents that are governed by English law that is not impeachable as void or voidable under the laws of England, or of a superior court of the British Virgin Islands that is not impeachable as void or voidable under the laws of the British Virgin Islands, and that, in each case, is for a sum certain in money if:

      o the New York Court, English court or British Virgin Islands court that rendered such judgment has jurisdiction over the judgment debtor, as recognized by the courts of the Bahamas and in accordance with the conflict of laws rules of the Bahamas (and submission by Amethyst in the indenture to the jurisdiction of the New York Court or by Amethyst or its subsidiaries in the Mitsubishi Documents to the English court will be sufficient for this purpose);

      o such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the Bahamas applicable therein;

      o the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriator, public or penal laws;

      o no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by the court in the Bahamas; and

      o the action to enforce such judgment is commenced within six years after the date of such judgment.

      Brazilian counsel, Pinheiro Neto - Advogados (Rio de Janeiro), has advised that, in such counsel's opinion, any judgment of a non-Brazilian court will be enforceable in the courts of Brazil if previously confirmed by the Federal Supreme Court of Brazil, without reconsideration of the merits, and such confirmation is only given if such judgment

      o fulfills all formalities required for its enforceability under the laws of the country where it was issued;

      o is issued by a competent court after service of process in the relevant action was made personally on the Brazilian party, or on a properly appointed agent for service for process;

      o  is not subject to appeal;

      o is authenticated by a Brazilian Consulate in the country in which it was issued and is accompanied by a public sworn translation into Portuguese; and

      o does not offend Brazilian national sovereignty, public policy or morality.

In addition, the ability of a judgment creditor to satisfy a judgment by attaching certain assets located in Brazil is limited by Brazilian law. A plaintiff (whether Brazilian or non-Brazilian) who resides outside of Brazil during the course of litigation in Brazil must provide a bond to guarantee court costs and legal fees if the plaintiff owns no real property in Brazil that would ensure such payment except if the plaintiff is seeking to enforce foreign judgments that have been fully confirmed by the Brazilian Federal Supreme Court. This bond must have a value sufficient to satisfy the payment of court fees and the defendant's attorneys' fees, as determined by the Brazilian judge.

CERTAIN DEFINITIONS

      The following is a summary of certain defined terms to be used in the indenture. Reference is made to the indenture for the full definition of all these terms and for the definitions of other capitalized terms used in this description of the notes and not defined below.


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
      "Acquired Indebtedness" means, with respect to any specified person:

      (1) Indebtedness of any other person existing at the time such other person is merged with or into or became a subsidiary of such specified person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other person merging with or into, or becoming a subsidiary of, such specified person; and

      (2) Indebtedness secured by a lien encumbering any asset acquired by such specified person.

      "Additional Assets" means (i) any property or assets (other than Indebtedness and capital stock) in a Related Business; (ii) the capital stock of a person that becomes a Restricted Subsidiary as a result of the acquisition of such capital stock by Amethyst or another Restricted Subsidiary or (iii) capital stock constituting a minority interest in any person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (ii) or (iii) above is primarily engaged in a Related Business.

      "Asset Sale" means any direct or indirect sale, capital leases, transfer or other disposition (or series of related sales, capital leases, transfers or dispositions) by Amethyst or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition") in one transaction or a series of related transactions, of (i) any shares of capital stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a person other than Amethyst or a Restricted Subsidiary), (ii) any drillship or drilling rig or all or substantially all the assets of any division or line of business of Amethyst or any Restricted Subsidiary or (iii) any other assets of Amethyst or any Restricted Subsidiary outside of the ordinary course of business of Amethyst or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (u) a disposition by a Restricted Subsidiary to Amethyst or by Amethyst or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary, (v) for purposes of the covenant described under "--Covenants--Limitation on Asset Sales" only, a disposition that constitutes a Restricted Payment permitted by the covenant described under "--Covenants--Limitation on Restricted Payments,"
(w) Asset Swaps permitted under "--Covenants--Limitation on Asset Swaps," (x) dispositions of Incidental Assets, (y) dispositions of Temporary Cash Investments and (z) a disposition of assets with a fair market value of less than $100,000).

      "Asset Swap" means a substantially concurrent purchase and sale, or exchange, of assets constituting Additional Assets described in clause (i) of the definition thereof between Amethyst or any Restricted Subsidiary and another person or group of persons; provided, however, that the cash and other assets to be received by Amethyst or such Restricted Subsidiary which do not constitute Additional Assets do not constitute more than 25% of the total consideration to be received by Amethyst or such Restricted Subsidiary in such Asset Swap.

      "Attributable Indebtedness," when used with respect to any Sale/Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

      "Average Life" means, as of the date of determination, with respect to any indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

      "Capitalized Lease Obligation" of any person means any obligation of such person to pay rent or other amounts under a lease of property, real or person, that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

      "Collateral" means all the collateral subject to the Security Documents.

      "Company Loans" means loans under the Mitsubishi Credit Facilities purchased by Amethyst.

      "Consolidated EBITDA Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

      (1) If Amethyst or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage

           Ratio is an issuance of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been issued on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

      (2) if since the beginning of such period Amethyst or any Restricted Subsidiary shall have made any asset disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such asset disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Amethyst or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Amethyst and its continuing subsidiaries in connection with such asset dispositions for such period (or, if the capital stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Amethyst and its continuing subsidiaries are no longer liable for such Indebtedness after such sale),

      (3) if since the beginning of such period Amethyst or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business (which shall include the acquisition or construction of a vessel or drilling rig, provided Amethyst has paid 75% or more of the cost thereof and such vessel or drilling rig is reasonably expected to be delivered within 90 days), EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the issuance of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

      (4) if since the beginning of such period any person (that subsequently became a Restricted Subsidiary or was merged with or into Amethyst or any Restricted Subsidiary since the beginning of such period) shall have made any asset disposition or any Investment that would have required an adjustment pursuant to clause (2) or (3) above if made by Amethyst or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such asset disposition or Investment occurred on the first day of such period.

      For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of Amethyst. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months).

      For purposes of this definition, in the case of the acquisition since the beginning of such period of a drilling rig or drillship (or of a Restricted Subsidiary owning same) by Amethyst or by a Restricted Subsidiary pursuant to a binding purchase agreement or the delivery at the beginning of such period of a drilling rig or drillship to Amethyst or a Restricted Subsidiary pursuant to a binding construction contract, which drilling rig or drillship has been subject for at least one full fiscal quarter to a binding drilling contract constituting a Qualifying Contract, then, for purposes of making the pro forma calculations provided for in the first sentence of the preceding paragraph, the financial or accounting officer of Amethyst shall give pro forma effect to the earnings (losses) of such drilling rig or drillship as if such drilling rig or drillship were acquired on the first day of such period, by basing such earnings (losses) on the annualized (x) historical revenues actually earned from such Qualifying Contract and (y) actual expenses related thereto, in each case for each quarter during such period in which the Qualifying Contract is in effect.

      "Consolidated Interest Expense" means, for any period, the total interest expense of Amethyst and its consolidated Restricted Subsidiaries, plus, to the extent not included in such interest expenses:

      (1)  interest expense attributable to Capitalized Lease Obligations,

      (2)  amortization of debt discount and debt issuance cost,

      (3)  capitalized interest,


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
      (4)  non-cash interest payments,

      (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

      (6) net costs under Interest Rate Protection Agreements (including amortization of fees),

      (7) dividends in respect of any Redeemable Stock held by persons other than Amethyst or a Restricted Subsidiary,

      (8)  interest expense attributable to deferred payment obligations, and

      (9) interest expense on Indebtedness of another person to the extent that such Indebtedness is guaranteed by Amethyst or a Restricted Subsidiary.

      "Consolidated Net Income" means, for any period, the net income of Amethyst and its consolidated subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

      (a) any net income of any person if such person is not a Restricted Subsidiary, except that (1) Amethyst's equity in the net income of any such person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such person during such period to Amethyst or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below) and (2) Amethyst's equity in a net loss of any such person for such period shall be included in determining such Consolidated Net Income;

      (b) any net income of any person acquired by Amethyst or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

      (c) any net income of any Restricted Subsidiary to the extent such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Amethyst, except that (1) the net income of a Restricted Subsidiary shall be included to the extent such net income could be paid to Amethyst or a Restricted Subsidiary by loans, advances, intercompany transfers, principal repayments or otherwise; (2) Amethyst's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to Amethyst or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause) and (3) Amethyst's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

      (d) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of Amethyst or its consolidated subsidiaries (including pursuant to any sale/leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any capital stock of any person;

      (e)  extraordinary, unusual or nonrecurring charges; and

      (f)   the cumulative effect of a change in accounting principles.

      "Consolidated Net Worth" of a person means the consolidated stockholders' equity of such person and its subsidiaries, as determined in accordance with GAAP.

      "Default" means any act, event or condition which is, or after notice or passage of time or both would be, an Event of Default.

      "EBITDA" for any period means the Consolidated Net Income for such period, plus the following (but without duplication) to the extent deducted in calculating such Consolidated Net Income for such period: (a) income tax expense, (b) Consolidated Interest Expense, (c) depreciation expense and (d) amortization expense.

      "Event of Loss Proceeds" is defined to mean all compensation, damages and other payments (including insurance proceeds) received by the Mortgaged Rig Owner, Amethyst, any Restricted Subsidiary, the Security Agent under the Mitsubishi Loan Collateral Documents or the Trustee, jointly or severally, from any person, including any governmental authority, with respect to or in connection with an event of loss.

      "Exchangeable Stock" means any capital stock which is exchangeable or convertible into another security (other than capital stock of Amethyst which is neither Exchangeable nor Redeemable Stock).

      "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

      "guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment of such Indebtedness or other obligation of such other person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning. The term "guarantor" shall mean any person guaranteeing any obligation.

      "Hedging Obligations" of any person means the net obligation (not the notional amount) of such person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

      "Incidental Asset" is defined to mean any equipment, outfit, furniture, furnishings, appliances, spare or replacement parts or stores owned by Amethyst or a Restricted Subsidiary that have become obsolete or unfit for use or no longer useful, necessary or profitable in the conduct of the business of Amethyst or such Restricted Subsidiary, as the case may be. In no event shall the term "Incidental Asset" include a drilling rig or a drillship or a Mortgaged Rig.

      "Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or capital stock of a person existing at the time such person becomes a subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such subsidiary at the time it becomes a subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

      "Indebtedness" of any person at any date means, without duplication:

      (1) all indebtedness of such person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof),

      (2) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments,

      (3) all obligations of such person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit and performance bonds issued by such person in the ordinary course of business, to the extent not drawn or, to the extent drawn, if such drawing is reimbursed not later than the third business day following demand for reimbursement,

      (4) all obligations of such person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business,

      (5)  all Capitalized Lease Obligations of such person,

      (6) all Indebtedness of others secured by a Lien on any asset of such person, whether or not such Indebtedness is assumed by such person, to the extent of the fair market value of all the assets of such person subject to such Lien,

      (7) all Indebtedness of others guaranteed by such person to the extent of such guarantee,

      (8)  Redeemable Stock, and

      (9)  all Hedging Obligations of such person.

For purposes of clause (8) of the preceding sentence, Redeemable Stock shall be valued at the maximum fixed redemption, repayment or repurchase price, which shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture; provided, however, that if such Redeemable Stock is not then permitted to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any guarantees at such date; provided that for purposes of calculating the amount of any non-interest bearing or other discount security, such Indebtedness, shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer thereof dated such date prepared in accordance with GAAP but that such security shall be deemed to have been Incurred only on the date of the original issuance thereof. The amount of Indebtedness of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

      "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect Amethyst or any Restricted Subsidiary against fluctuations in interest rates.

      "Investment" in any person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of capital stock, Indebtedness or other similar instruments issued by such person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under the "Limitation on Restricted Payments" covenant (i) "Investment" shall include the portion (proportionate to Amethyst's equity interest in such subsidiary) of the fair market value of the net assets of any subsidiary of Amethyst at the time that such subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such subsidiary as a Restricted Subsidiary, Amethyst shall be deemed to continue to have a permanent "Investment" in such subsidiary at the time of such redesignation in the amount of such Investment immediately prior to such redesignation less (y) the portion (proportionate to Amethyst's equity interest in such subsidiary) of the fair market value of the net assets of such subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by Amethyst's board of directors.

      "Investment Grade Rating" means BBB- or above, in the case of S&P (or its equivalent under any successor rating categories of S&P), Baa3 or above, in the case of Moody's (or its equivalent under any successor rating categories of Moody's), and the equivalent in respect of the ratings categories of any Rating Agencies substituted for S&P or Moody's.

      "Issue Date" means November 1, 1999, the date on which the old notes were originally issued.

      "Lien" means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). For the purposes of the indenture, Amethyst or any of its subsidiaries shall be deemed to own subject to a Lien any asset which Amethyst has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement relating to such asset.

      "MARAD Documents" means the credit facilities provided by Citibank, N.A. and Govco Incorporated with respect to the AMETHYST 4 and AMETHYST 5.

      "Mitsubishi Credit Facilities" means the loan agreements providing for the AMETHYST 6 and AMETHYST 7 credit facilities.

      "Mitsubishi Documents" means, collectively, the Mitsubishi Credit Facilities and the Mitsubishi Loan Collateral Documents.

      "Mitsubishi Floor Guarantee" means the guarantee provided by Maritima and Pride, for the benefit of the Mitsubishi-affiliated lenders only, of repayment, from commencement of each Mortgaged Rig's Charter, of the total borrowings under such Mortgaged Rig's Mitsubishi Credit Facility up to a total for both Mitsubishi Credit Facilities of $75.6 million by Maritima and $32.4 million by Pride.

      "Mitsubishi Loan Collateral Documents" means the security documents relating to, and providing security for, the Mitsubishi Credit Facilities, but excluding the Mitsubishi Floor Guarantee.

      "Moody's" is defined to mean Moody's Investor Service, Inc. and its successors.

      "Mortgaged Rig" means any Rig subject to the Lien of the Security
Documents.

      "Net Available Cash" from an Asset Sale means cash payments or Temporary Cash Equivalents received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any Lien with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by Applicable law, be repaid out of the proceeds from such Asset Sale, (iii) all distributions and other payments required to be made to minority interest holders in subsidiaries or joint ventures as a result of such Asset Sale and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Sale and retained by Amethyst or any Restricted Subsidiary after such Asset Sale.

      "Net Cash Proceeds" means, with respect to any issuance or sale of capital stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

      "Non-Convertible Capital Stock" means, with respect to any person, any non-convertible capital stock of such person and any capital stock of such person convertible solely into non-convertible common stock of such person; provided, however, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

      "Permitted Holder" means any Shareholder or any affiliate of a Shareholder.

      "Permitted Investments" means:

      (a) certificates of deposit, bankers acceptances, time deposits, Eurocurrency deposits and similar types of Investments routinely offered by commercial banks with final maturities of one year or less issued by commercial banks, having capital and surplus in excess of $100.0 million;

      (b) commercial paper issued by any corporation, if such commercial paper has credit ratings of at least "A-1" by S&P and at least "P-1" by Moody's;

      (c)  U.S. Government Obligations with a maturity of three years or less;

      (d)  repurchase obligations of instruments of the type described in clause
           (c);

      (e) shares of money market mutual or similar funds having assets in excess of $100.0 million;

      (f)  payroll advances in the ordinary course of business;

      (g) other advances and loans to officers and employees of Amethyst or any Restricted Subsidiary, so long as the aggregate principal amount of such advances and loans does not exceed $1.0 million at any one time outstanding;

      (h) Investments in any person in the form of a capital contribution of Amethyst's common stock;

      (i) Investments made by Amethyst in its Restricted Subsidiaries (or any person that will be a Restricted Subsidiary as a result of such Investment) or by a Restricted Subsidiary in Amethyst or in one or more Restricted Subsidiaries (or any person that will be a Restricted Subsidiary as a result of such Investment);

      (j) Investments in stock, obligations or securities received in settlement of debts owing to Amethyst or any Restricted Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of Amethyst or any Restricted Subsidiary, in each case as to debt owing to Amethyst or any Restricted Subsidiary that arose in the ordinary course of business of Amethyst or any such Restricted Subsidiary;

      (k)  Investments made in exchange for Indebtedness permitted by Section
           (b)(4) of the "Limitation on Indebtedness" covenant;

      (l) Investments in a person other than a Restricted Subsidiary for the purpose of financing the construction or upgrade of new drilling rigs, drillships or similar vessels and related equipment, in an aggregate amount not to exceed at any time outstanding $100 million; provided, however, that at the time of such Investment; Amethyst or such person has entered into a Qualifying Contract with respect thereto; and

      (m) Investments represented by that portion of the proceeds from Asset Sales that is not required to be cash or Temporary Cash Equivalents by the covenant described in "--Covenants--Limitation on Asset Sales."

      "Permitted Liens" means, with respect to any person,

      (a) pledges or deposits by such person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such person is a party, or deposits to secure public or statutory obligations of such person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

      (b) Liens imposed by law, such as maritime, carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such person with respect to which such person shall then be proceeding with an appeal or other proceedings for review;

      (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings;

      (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such person in the ordinary course of its business; PROVIDED, HOWEVER, that such letters of credit do not constitute Indebtedness;

      (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such person;

      (f) Liens securing Indebtedness Incurred to finance the construction, equipping, mobilization, transportation, installation, purchase or lease of, or repairs, upgrades, improvements or additions to, property of such person; PROVIDED, however, that the Lien may not extend to any property owned by such person or any of its subsidiaries at the time the Lien is Incurred (other than the property affected), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the purchase, acquisition, completion of construction, equipping, mobilization, transportation, installation, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

      (g)  Liens existing on the Issue Date;

      (h) Liens on property or shares of capital stock of another person at the time such other person becomes a subsidiary of such person; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other person becoming such a subsidiary; PROVIDED FURTHER, however, that such Lien may not extend to any other property owned by such person or any of its subsidiaries;

      (i) Liens on property at the time such person or any of its subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such person or a subsidiary of such person; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of such acquisition; PROVIDED FURTHER, however, that the Liens may not extend to any other property owned by such person or any of its subsidiaries;

      (j) Liens securing Indebtedness or other obligations of a subsidiary of such person owing to such person or a wholly owned subsidiary of such person;


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
      (k) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under the indenture, secured by a Lien on the same property securing such Hedging Obligations;

      (l)  any charter or Qualifying Contract;

      (m)  judgment liens not giving rise to an Event of Default;

      (n)  rights of off-set of banks and other persons;

      (o)  deposits made to obtain insurance;

      (p) Liens or equitable encumbrances deemed to exist by reason of a negative pledge or other arrangements to refrain from permitting Liens or fraudulent transfer law;

      (q) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to as in the foregoing clauses (f), (g), (h) and (i); PROVIDED, HOWEVER, that

           (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property); and

           (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (g), (h) and (i) at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and

      (r)  Liens created under the MARAD Documents or the Mitsubishi Documents.

Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (f), (h) or (i) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to the covenant described under "--Covenants--Limitation on Asset Sales." For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

      "person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Preferred Stock," as applied to the capital stock of any person, means capital stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of capital stock of any other class of such person.

      "Public Equity Offering" means an underwritten primary public offering of common stock of Amethyst or a Shareholder pursuant to an effective registration statement under the Securities Act or pursuant to applicable laws of any jurisdiction outside the United States but, in the case of a Shareholder, only to the extent the net cash proceeds therefrom are contributed as equity capital to Amethyst.

      "Qualified Substitute Owner" means, as of the date of acquisition of beneficial ownership, directly or indirectly, of at least 26.4% of the total voting power of the Voting Stock of Amethyst, a corporation (x) whose long term senior unsecured debt has an investment grade rating by either Moody's or S&P and (y) which derived at least 50% of its revenue during the most recent 12-month period for which financial statements are publicly available from offshore drilling operations.

      "Qualifying Contract" with respect to a Rig means the charters or any other contract for the use of such Rig (i) between Amethyst or a Restricted Subsidiary and a counterparty that, as certified in an Officer's Certificate delivered to the Trustee in connection therewith, is, or has a performance guarantee from a third party that is, (a) a company that is either generally recognized as a major oil company, (b) an oil company, a gas producer or an oil and gas service company, in each case at the time such contract is executed having a Total Equity Market Capitalization of at least $1.0 billion if such entity is a public company, or if such entity is not a public company, having a consolidated net worth of $500.0 million or (c) a company that has an investment grade rating on its long-term debt from Moody's or S&P, (ii) having a minimum term of three years and (iii) containing a minimum day rate for such Rig.

      "Rating Agencies" means (a) S&P and Moody's or (b) if S&P or Moody's or both of them are not making ratings of the notes publicly available, a nationally recognized U.S. rating agency or agencies, as the cases may be, selected by Amethyst, which will be substituted for S&P or Moody's or both, as the case may be.

      "Redeemable Stock" means, with respect to the notes, any capital stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the notes mature. Notwithstanding the preceding sentence, any capital stock that would constitute Redeemable Stock solely because the holders thereof have the right to require Amethyst to repurchase such capital stock upon the occurrence of a change of control or an asset sale shall not constitute Redeemable Stock if the terms of such capital stock provide that Amethyst may not repurchase or redeem any such capital stock pursuant to such provisions unless such repurchase or redemption complies with the covenants described above under the caption "--Change of Control," "--Covenants--Limitation on Asset Sales," "Redemptions" and "--Covenants--Limitation on Restricted Payments."

      "Related Business" means any business related, ancillary or complementary to the businesses of Amethyst and the Restricted Subsidiaries on the Issue Date.

      "Reserve Account" means the account established and designated as such pursuant to the Reserve Account Agreement.

      "Reserve Account Agreement" means the Reserve Account Agreement among Amethyst, the Trustee and the Reserve Account Agent named therein.

      "Restricted Collateral" means (1) any Rig made subject to the Lien of the Security Documents, (2) the capital stock of each Restricted Subsidiary owning a Mortgaged Rig, (3) each Qualifying Contract subject to the Lien of the Security Documents and (4) the Reserve Account and the cash and investments credited thereto.

      "Restricted Subsidiary" means any subsidiaries other than an Unrestricted Subsidiary.

      "Rig Owner" means any of Petrodrill Four Limited, Petrodrill Five Limited, Petrodrill Six Limited or Petrodrill Seven Limited.

      "S&P" is defined to mean Standard & Poor's Ratings Group, a division of McGraw-Hill Companies, Inc. and its successors.

      "Sale/Leaseback Transaction" means any arrangement with any person providing for the leasing by Amethyst of any of its Restricted Subsidiaries, for a period of more than three years, of any real or tangible personal property, which property has been or is to be sold or transferred by Amethyst or such Restricted Subsidiary to such person in contemplation of such leasing.

      "SEC" or "Commission" means the Securities and Exchange Commission.

      "Security Documents" means, collectively, the Mitsubishi Loan Collateral Documents, the Reserve Account Agreement, and the Security Agreement between Amethyst, the Trustee and the collateral agent named therein.

      "Senior Indebtedness" of any person means (i) Indebtedness of such person, whether outstanding on the Issue Date or thereafter Incurred, and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Amethyst to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness for money borrowed and (B) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable unless, in the case of (i) and (ii), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the notes, the Company Loans or the subsidiary guarantees, as applicable; provided, however, that Senior Indebtedness shall not include (1) any obligation of such person to any subsidiary of such person, (2) any liability for federal, state, local, foreign or other taxes owed or owing by such person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such person or (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the indenture.

      "Shareholder" means any one of the Shareholders.


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      "Shareholders" means Drillpetro Inc., a company organized under the laws of the Bahamas, Techdrill Inc., a company organized under the laws of the Bahamas (each of the foregoing an affiliate of Maritima Petroleo e Engenharia Ltda., a company organized under the laws of Brazil), Westville Management Corporation Inc., a company organized under the laws of the British Virgin Islands (an indirect wholly owned subsidiary of Pride International, Inc., a company organized under the laws of Louisiana), and First Reserve Corporation, individually or collectively as the context requires.

      "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of which security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

      "Subordinated Obligation" means any Indebtedness of Amethyst or a subsidiary guarantor, as the case may be (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the notes, the Company Loans or the subsidiary guarantee, as applicable, whether pursuant to a written agreement to that effect or by operation of law.

      "subsidiary" means, with respect to any person:

      (1) any corporation of which more than 50% of the total voting power of all classes of the capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors is owned by such person directly or through one or more other subsidiaries of such person, and

      (2) any entity other than a corporation of which at least a majority of the capital stock or other equity interest (however designated) entitled (without regard to the occurrence of any contingency) or vote in the election of the governing body, partners, managers or others that will control the management of such entity is owned by such person directly or through one or more other subsidiaries of such person.

      "subsidiary guarantor" means each subsidiary of Amethyst, whether now owned or hereafter formed, which shall be required to execute and deliver a subsidiary guarantee as described under "--Covenants--Future Subsidiary Guarantors."

      "subsidiary guarantee" means a guarantee of Amethyst's obligations with respect to the notes issued by a subsidiary of Amethyst.

      "Tangible Property" means all land, buildings, machinery and equipment and leasehold interests and improvements which would be reflected on a balance sheet of Amethyst prepared in accordance with GAAP, excluding (a) all rights, contracts and other intangible assets of any nature whatsoever and (b) all inventories and other current assets.

      "Temporary Cash Investments" means Investments described in clauses (a),
(b), (c) and (d) of the definition of "Permitted Investments."

      "Total Equity Market Capitalization" of any person means, as of any day of determination, the sum of (i) the product of (A) the aggregate number of outstanding primary shares of common stock of such person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of such person) multiplied by (B) the average closing price of such common stock over the 20 consecutive business days immediately preceding such day, plus (ii) the liquidation value of any outstanding shares of preferred stock of such person on such day.

      "Unrestricted Subsidiary" means:

      (a) any subsidiary of Amethyst that at the time of, determination will be designated an Unrestricted Subsidiary by Amethyst's board of directors as provided below and

      (b)  any subsidiary of an Unrestricted Subsidiary.

      The board of directors of Amethyst may designate any subsidiary of Amethyst as an Unrestricted Subsidiary unless such subsidiary or any of its subsidiaries (x) owns any capital stock or Indebtedness of, or holds any Lien on any property of, Amethyst or any other subsidiary of Amethyst that is not a subsidiary of the subsidiary to be so designated or (y) owns any of the Collateral; provided, however, that either (A) the subsidiary to be so designated has total assets of $10,000 or less or (B) if such subsidiary has assets greater than $10,000, such designation would be permitted under the covenant described under "--Covenants--Limitation on Restricted Payments."

      Any such designation by Amethyst's board of directors shall be evidenced to the Trustee by filing a resolution of the board of directors with the Trustee giving effect to such designation. Amethyst's board of directors may designate any Unrestricted


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
Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation, (A) no Default or Event of Default shall have occurred and be continuing and (B) Amethyst could incur $1.00 of additional Indebtedness under paragraph (a) of the "Limitation on Indebtedness" covenant.

      "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

      "Voting Stock" of a person means all classes of capital stock or other interests (including partnership interests) of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

      "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the capital stock of which (other than directors' qualifying shares) is owned by Amethyst or one or more Wholly Owned Restricted Subsidiaries.



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            BOOK-ENTRY; DELIVERY, FORM AND TRANSFER OF THE NEW NOTES

      The new notes initially will be in the form of one or more registered global notes without interest coupons (collectively, the "Global Notes") deposited with the Trustee, as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to the accounts of DTC's Direct and Indirect Participants (as defined below).

      Transfer of beneficial interests in any Global Notes will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants (including, if applicable, those of Euroclear and Cedel), which may change from time to time.

      The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Notes may be exchanged for notes in certificated form in certain limited circumstances. See "--Transfers of Interests in Global Notes for Certificated Notes."

      Initially, the Trustee will act as Paying Agent and Registrar. The new notes may be presented for registration of transfer and exchange at the offices of the Registrar.

DEPOSITARY PROCEDURES

      DTC has advised Amethyst that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, including Euroclear and Cedel. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect custodial relationship with a Direct Participant (collectively, the "Indirect Participants").

      DTC has advised Amethyst that, pursuant to DTC's procedures:

      (1) DTC will credit the accounts of the Direct Participants with portions of the principal amount of the Global Notes allocated to such Direct Participants, and

      (2) DTC will maintain records of the ownership interests of Direct Participants in the Global Notes and the transfer of ownership interests by and between Direct Participants.

      DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

      The laws of some states in the United States require that certain persons take physical delivery, in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge that interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of those interests, may be affected by the lack of physical certificates evidencing those interests. For certain other restrictions on the transferability of the new notes, you should read the discussion under the heading "--Transfers of Interests in Global Notes for Certificated Notes."

      Except as described in "--Transfers of Interests in Global Notes for Certificated Notes," owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

      Under the terms of the indenture, Amethyst and the Trustee will treat the persons in whose names the new notes are registered (including new notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, Additional Amounts, if any, and interest on Global Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the indenture. Consequently, neither Amethyst, the Trustee nor any agent of Amethyst or the Trustee has or will have any responsibility or liability for:

      (1) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note; or

      (2) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

      DTC has advised Amethyst that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Participant's respective ownership interests in the Global Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the new notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee or Amethyst. Neither Amethyst nor the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the new notes and Amethyst and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the new notes for all purposes.

      The Global Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants (other than Indirect Participants who hold an interest in the notes through Euroclear or Cedel) who hold an interest through a Direct Participant will be effected in accordance with the procedures of that Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold interests in the new notes through Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

      Cross-market transfers between Direct Participants in DTC, on the one hand, and Indirect Participants who hold interests in the new notes through Euroclear or Cedel, on the other hand, will be effected by Euroclear's or Cedel's respective nominee through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel; however, delivery of instructions relating to cross-market transactions must be made directly to Euroclear or Cedel, as the case may be, by the counterparty in accordance with the rules and procedures of Euroclear or Cedel and within their established deadlines (Brussels time for Euroclear and UK time for Cedel). Indirect Participants who hold interests in the new notes through Euroclear and Cedel may not deliver instructions directly to Euroclear's or Cedel's nominee. Euroclear or Cedel will, if the transaction meets its settlement requirements, deliver instructions to its respective nominee to deliver or receive interests on Euroclear's or Cedel's behalf in the relevant Global Note in DTC, and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.

      Because of time zone differences, the securities accounts of an Indirect Participant who holds an interest in the new notes through Euroclear or Cedel purchasing an interest in a Global Note from a Direct Participant in DTC will be credited, and any such crediting will be reported to Euroclear or Cedel during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC's accounting records as of DTC's settlement date in New York, Euroclear and Cedel customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a Global Note to a DTC Participant until the European business day of Euroclear or Cedel immediately following DTC's settlement date.

      DTC has advised Amethyst that it will take any action permitted to be taken by a holder only at the direction of one or more Direct Participants to whose accounts interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange Global Notes (without the direction of one or more of its Direct Participants) for notes in certificated form, and to distribute such certificated notes to its Direct Participants. See "--Transfers of Interests in Global Notes for Certificated Notes."

      Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the U.S. Global Notes among Direct Participants, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither Amethyst nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Cedel or their respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

      The information in this section concerning DTC, Euroclear and Cedel and their book-entry systems has been obtained from sources Amethyst believes to be reliable, but Amethyst takes no responsibility for the accuracy thereof.

TRANSFERS OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES

      An entire Global Note may be exchanged for definitive notes in registered certificated form without interest coupons ("Certificated Notes") if:

      (1) DTC notifies Amethyst that it is unwilling or unable to continue as depositary for the Global Notes and Amethyst thereupon fails to appoint a successor depositary within 90 days or has ceased to be a clearing agency registered under the Exchange Act;

      (2) Amethyst, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes; or

      (3) there shall have occurred and be continuing a Default or an Event of Default with respect to the notes.

      In any such case, Amethyst will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and the DTC identify as being the beneficial owner of the related notes.

      Beneficial interests in Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC, by such Direct Participant (for itself or on behalf of an Indirect Participant), to the Trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct and Indirect Participate (in accordance with DTC's customary procedures).

      Neither Amethyst nor the Trustee will be liable for any delay by the holder of the notes or the DTC in identifying the beneficial owner of notes, and Amethyst and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

SAME DAY SETTLEMENT AND PAYMENT

      The indenture will require that payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global Note. With respect to Certificated Notes, Amethyst will make all payments of principal, premium, if any, interest, and Additional Amounts, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. Amethyst expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

CERTIFICATED NOTES

      The notes represented by the Global Notes are exchangeable for Certificated Notes in definitive form of like tenor as such notes in denominations of $1,000 and integral multiples thereof if:

      (1) the Depositary notifies Amethyst that it is unwilling or unable to continue as Depositary for the Global Notes or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, and Amethyst fails to appoint a successor Depository within 90 days of such notice;

      (2) Amethyst in its discretion at any time determines not to have all the notes represented by the Global Notes; or

      (3) an Event of Default entitling the holders of the notes to accelerate the maturity thereof has occurred and is continuing.

      Any Global Note that is exchangeable pursuant to the preceding sentence is exchangeable for Certificated Notes issuable in authorized denominations and registered in such names as the Depositary shall direct. Subject to the foregoing, a Global Note is not exchangeable for Certificated Notes, except for a Global Note of the same aggregate denomination to be registered in the name of the Depositary or its nominee. Upon the transfer of a note in definitive form, such note will, unless the Global Note has previously been exchanged for notes in definitive form, be exchanged for an interest in the Global Note representing the principal amount of notes being transferred.

SAME-DAY PAYMENT

      The indenture requires that payments in respect of notes (including principal, premium, if any, interest, and Additional Amounts, if any) be made by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address.


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                               TAX CONSIDERATIONS

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      Baker Botts L.L.P. is our special U.S. tax counsel. The following discussion is Baker Botts L.L.P.'s opinion concerning all material U.S. federal income tax consequences of the exchange of old notes for new notes pursuant to the exchange offer. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated under the Code and judicial and administrative interpretations thereof, all as in effect and available as of the date of this prospectus and all of which are subject to change, possibly retroactively, or different interpretation. The opinion of Baker Botts L.L.P. is not binding on the Internal Revenue Service. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax consequences described in this prospectus. We have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service with respect to the U.S. federal income tax consequences of the exchange offer. This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their specific circumstances or to holders subject to special treatment under the Code. This discussion does not address the effect of any applicable U.S. federal estate and gift tax laws or state, local or foreign tax laws. INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE EXCHANGE OFFER UNDER U.S. FEDERAL AND APPLICABLE STATE, LOCAL AND OTHER TAX LAWS.

      The exchange of old notes for new notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. A holder will not recognize gain or loss upon the receipt of new notes in the exchange offer, and a holder who is otherwise subject to U.S. federal income tax will be subject to such tax on the same amount and in the same manner and at the same times as such holder would have been under the old notes. A cash-basis exchanging holder will not recognize in income any accrued and unpaid interest on the old notes by reason of the exchange. The basis and holding period of a new note will be the same as the basis and holding period of the corresponding old note.

      YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER WITH RESPECT TO YOUR PARTICULAR SITUATION, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

MATERIAL BRITISH VIRGIN ISLANDS TAX CONSIDERATIONS

      Dancia Penn & Co is our special British Virgin Islands tax counsel. The following discussion is Dancia Penn & Co's opinion concerning all material British Virgin Islands tax consequences of the exchange of old notes for new notes pursuant to the exchange offer. This discussion is based upon the tax laws of the British Virgin Islands and interpretations of such tax laws by the relevant tax authorities that are in effect as of the date of this prospectus and is subject to any changes therein that may occur after such date. HOLDERS OF OLD NOTES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE BRITISH VIRGIN ISLANDS TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THOSE NOTES THAT ARE APPLICABLE IN THEIR PARTICULAR TAX SITUATIONS, INCLUDING THE EFFECTS OF POSSIBLE FUTURE CHANGES IN THE APPLICABLE TAX LAWS.

      The mere exchange of old notes for new notes in the exchange offer will not be a taxable event for British Virgin Islands income tax purposes. A holder will not recognize gain or loss upon the receipt of new notes in the exchange offer. A holder who is subject to British Virgin Islands income tax will be subject to such tax on the same amount, in the same manner and at the same times as such holder would have been under the old notes.

                              PLAN OF DISTRIBUTION

      Based on interpretations by the staff of the SEC in no action letters issued to third parties, we believe that you may transfer new notes issued under the exchange offer in exchange for the old notes if you both

      o  acquire the new notes in the ordinary course of your business
      o are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of new notes

Broker-dealers receiving new notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of the new notes. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities.

      We believe that you may not transfer new notes issued under the exchange offer in exchange for the old notes if you are either

      o  our "affiliate" within the meaning of Rule 405 under the Securities Act
      o  a broker-dealer that acquired old notes directly from us
      o a broker-dealer that acquired old notes as a result of market-making or other trading activities without compliance with the registration and prospectus delivery provisions of the Securities Act

      To date, the staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the old notes, with the prospectus contained in the exchange offer registration statement. Broker-dealers who acquired the old notes from us may not rely on SEC staff interpretations. They must comply with the registration and prospectus delivery requirements of the Securities Act, including being named as selling noteholders, in order to resell the old notes or the new notes. In the registration rights agreement, we have agreed to permit participating broker-dealers' use of this prospectus in connection with the resale of new notes. We have agreed that, for a period up to 180 days after the expiration of the exchange offer, we will make this prospectus, and any amendment or supplement to this prospectus, available to any broker-dealer that requests
these documents in the letter of transmittal. In addition, until         , 2000,
all dealers effecting transactions in the new notes may be required to deliver a prospectus.

      If you wish to exchange your old notes for new notes in the exchange offer, you will be required to make representations to us as described in "The Exchange Offer--Purpose of the Exchange Offer" and "The Exchange Offer--Procedures for Tendering--Your Representations to Us" of this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for old notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale by you of new notes.

      We will not receive any proceeds from any sale of new notes by broker-dealers. Broker-dealers who receive new notes for their own account in the exchange offer may sell them from time to time in one or more transactions either

      o  in the over-the-counter market
      o  in negotiated transactions
      o through the writing of options on the new notes or a combination of methods of resale
      o  at market prices prevailing at the time of resale
      o  at prices related to prevailing market prices or negotiated prices

      Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any new notes. Any broker-dealer that resells new notes it received for its own account in the exchange offer and any broker or dealer that participates in a distribution of new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any resale of new notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any brokers or dealers. As provided in the registration rights agreement, we will indemnify holders of the old notes, including any broker-dealers, against any and all losses:

      o caused by any untrue statement or alleged untrue statement of material fact contained in any registration statement or prospectus provided by us to any holder of old notes or any prospective purchaser of new notes, or

      o caused by any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading including without limitation, legal fees or expenses incurred in connection with investigating or defending any matter that could give rise to such losses. However, we have no obligation to indemnify holders of old notes for losses caused by an untrue statement or an omission or alleged untrue statement or omission that is based upon information relating to any of the holders of old notes furnished in writing to us by such holders.

                                  LEGAL MATTERS

      Baker Botts L.L.P., Houston, Texas, our special U.S. counsel and counsel for Pride International, Inc., has issued an opinion about the legality of the new notes and the Pride guarantee.

                                     EXPERTS

      Our financial statements as of December 31, 1999 and December 31, 1998 and for the period from inception (March 27, 1998) to December 31, 1999, for the year ended December 31, 1999 and for the period from inception (March 27, 1998) to December 31, 1998 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Notes 1, 4 and 9 to the financial statements) of PricewaterhouseCoopers N.V., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

       Neither we nor our subsidiaries are required to file reports with the SEC under the Securities Exchange Act of 1934. In connection with the effectiveness of the registration statement in which this prospectus is included, we will become subject to the reporting requirements of the Securities Exchange Act of 1934 that apply to foreign private issuers. We will file reports, including annual reports on Form 20-F, and other information with the SEC. Those reports and other information may be obtained, upon written request, from Wilmington Trust Company, as the note trustee. You can read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of filed documents, at prescribed rates, by mail by writing the SEC Public Reference Section in Washington D.C. at the address listed above or by calling the SEC at 1-800-SEC-0330 or electronically through the SEC's Web Site at http://www.sec.gov.

                         AMETHYST FINANCIAL COMPANY LTD.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Accountants ........................................................................................   F-2
Consolidated Balance Sheet as of December 31, 1999 and December 31, 1998 .................................................   F-3
Consolidated Statement of Income for the period from inception (March 27, 1998) to December 31, 1999, for the year
   ended December 31, 1999 and for the period from inception (March 27, 1998) to December 31, 1998 .......................   F-4
Consolidated Statement of Shareholders' Equity for the period from inception (March 27, 1998) to December 31, 1999, for
   the year ended December 31, 1999 and for the period from inception (March 27, 1998) to December 31, 1998 ..............   F-5
Consolidated Statement of Cash Flows for the period from inception (March 27, 1998) to December 31, 1999, for the year
   ended December 31, 1999 and for the period from inception (March 27, 1998) to December 31, 1998 .......................   F-6
Notes to Consolidated Financial Statements ...............................................................................   F-7


                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of Amethyst Financial Company Ltd.:

      In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, shareholders' equity and cash flows present fairly, in all material respects, the consolidated financial position of Amethyst Financial Company Ltd. as of December 31, 1999 and December 31, 1998 and the consolidated results of its operations and cash flows for the period from inception (March 27, 1998) to December 31, 1999, for the year ended December 31, 1999 and for the period from inception (March 27, 1998) to December 31, 1998 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion expressed above.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is currently constructing four offshore drilling rigs pursuant to contracts with Petrobras. As discussed in Note 4 to the financial statements, Petrobras has threatened to cancel the Charters for the rigs should delay in delivery exceed 180 days. As discussed in Note 9 to the financial statements, construction has been suspended on two of the rigs as a result of disputes between the Company and the shipyard. If Petrobras cancels the Charters, or the construction of the rigs is not completed, the Company would be in default with the provisions of its credit facilities. The Company's ability to realize the carrying value of its assets would then be dependent on its ability to successfully complete construction of the offshore drilling rigs and obtain contracts that provide cash flows sufficient to meet its obligations as they become due. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Notes 1 and 4 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



PricewaterhouseCoopers N.V.


Rotterdam, The Netherlands
March 16, 2000

                         AMETHYST FINANCIAL COMPANY LTD.
                          (A DEVELOPMENT-STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                  DECEMBER 31,     DECEMBER 31,
                                                                                      1999             1998
                                                                                 -------------     ------------
                         ASSETS
CURRENT ASSETS
      Cash and cash equivalents .............................................       $ 15,604          $ 18,172
      Prepaid expenses ......................................................          5,429            10,200
                                                                                    --------          --------
            Total current assets ............................................         21,033            28,372
RELATED PARTY RECEIVABLE ....................................................         13,945            16,157
CONSTRUCTION IN PROGRESS ....................................................        456,270           220,666
DEFERRED COSTS ..............................................................         49,005            77,885
                                                                                    --------          --------
                Total Assets ................................................       $540,253          $343,080
                                                                                    ========          ========

          LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
      Accounts payable ......................................................       $    456          $  5,737
      Related party payable .................................................            456                 -
      Accrued liabilities ...................................................          3,804             3,661
      Accrued contract penalties ............................................            611                 -
                                                                                    --------          --------
            Total current liabilities .......................................          5,327             9,398
RELATED PARTY ADVANCES ......................................................         29,633           133,901
LONG-TERM DEBT ..............................................................        310,075            94,738
SHORT-TERM OBLIGATIONS EXPECTED TO BE
  REFINANCED ................................................................         40,335            27,099
ACCRUED CONTRACT PENALTIES ..................................................         48,394            77,885
                                                                                    --------          --------
            Total liabilities ...............................................        433,764           343,021
                                                                                    --------          --------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
      Common stock, $1.00 par value; 15,000 shares authorized;
        10,500 and 1,000 shares issued and outstanding, respectively ........             11                 1
      Additional paid-in capital ............................................        104,989                 -
      Surplus accumulated in the development stage ..........................          1,489                58
                                                                                    --------          --------
            Total shareholders' equity ......................................        106,489                59
                                                                                    --------          --------
               Total Liabilities and Shareholders' Equity ...................       $540,253          $343,080
                                                                                    ========          ========


The accompanying notes are an integral part of these consolidated financial statements.

                         AMETHYST FINANCIAL COMPANY LTD.
                          (A DEVELOPMENT-STAGE COMPANY)

                        CONSOLIDATED STATEMENT OF INCOME
                                 (IN THOUSANDS)

                                                       INCEPTION              YEAR                INCEPTION
                                                    (MARCH 27, 1998)          ENDED            (MARCH 27, 1998)
                                                     TO DECEMBER 31,        DECEMBER 31,        TO DECEMBER 31,
                                                         1999                  1999                1998
                                                   ------------------      --------------      ----------------
INCOME AND EXPENSES:
      Interest income ........................          $ 1,569               $ 1,402              $   167
      Other income (expense) .................              (80)                   29                 (109)
                                                        -------               -------              -------
            Total income and expenses ........            1,489                 1,431                   58
                                                        -------               -------              -------

NET INCOME ...................................          $ 1,489               $ 1,431              $    58
                                                        =======               =======              =======

The accompanying notes are an integral part of these consolidated financial statements.

                         AMETHYST FINANCIAL COMPANY LTD.
                          (A DEVELOPMENT-STAGE COMPANY)

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                       (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                                                         SURPLUS
                                                                                         ADDITIONAL   ACCUMULATED IN      TOTAL
                                                                                          PAID-IN    THE DEVELOPMENT   SHAREHOLDERS'
                                                                      SHARES              CAPITAL         STAGE           EQUITY
                                                              -----------------------   ------------ ----------------  -------------
                                                               NUMBER       PAR VALUE

Inception (March 27, 1998) to December 31, 1998:

Issuance of common stock at
  inception ($1.00 per share) ..........................         1,000      $      1                                      $      1

Net income .............................................             -             -                    $     58                58
                                                              --------      --------      --------      --------          --------
BALANCE AS OF DECEMBER 31, 1998 ........................         1,000             1                          58                59

Twelve Months Ended December 31, 1999:

   Conversion of related party
      advances to capital ($11,212 per share) ..........         8,250             9      $ 92,490             -           92,499
   Issuance of common stock ($10,000 per share) ........         1,250             1        12,499             -           12,500

Net income .............................................             -             -             -         1,431             1,431
                                                              --------      --------      --------      --------          --------
BALANCE AS OF DECEMBER 31, 1999 ........................        10,500      $     11      $104,989      $  1,489          $106,489
                                                              ========      ========      ========      ========          ========

The accompanying notes are an integral part of these consolidated financial statements.

                         AMETHYST FINANCIAL COMPANY LTD.
                          (A DEVELOPMENT-STAGE COMPANY)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                            (IN THOUSANDS OF DOLLARS)

                                                               INCEPTION             YEAR                INCEPTION
                                                            (MARCH 27, 1998)         ENDED            (MARCH 27, 1998)
                                                               TO DECEMBER         DECEMBER 31,          TO DECEMBER
                                                                31, 1999               1999               31, 1998
                                                           -----------------     --------------       -----------------
OPERATING ACTIVITIES
      Net income .....................................         $   1,489            $   1,431            $      58
                                                               ---------            ---------            ---------

      Net cash provided by operating activities ......             1,489                1,431                   58
                                                               ---------            ---------            ---------

INVESTING ACTIVITIES
      Capital expenditures for construction in
        Progess ......................................          (430,593)            (220,067)            (210,526)
                                                               ---------            ---------            ---------
      Net cash used in investing activities ..........          (430,593)            (220,067)            (210,526)
                                                               ---------            ---------            ---------

FINANCING ACTIVITIES
      Proceeds from long-term borrowings .............           310,075              215,337               94,738
      Issuance of common stock .......................            12,501               12,500                    1
      Related party advances .........................           122,132              (11,769)             133,901
                                                               ---------            ---------            ---------

      Net cash provided by financing activities ......           444,708              216,068              228,640
                                                               ---------            ---------            ---------

NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS ...............................            15,604               (2,568)              18,172
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD ................................                 -               18,604                    -
                                                               ---------            ---------            ---------
CASH AND CASH EQUIVALENTS AT
   END OF PERIOD .....................................         $  15,604            $  15,604            $  18,172
                                                               =========            =========            =========


The accompanying notes are an integral part of these consolidated financial statements.

                         AMETHYST FINANCIAL COMPANY LTD.
                          (A DEVELOPMENT-STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1. ORGANIZATION AND BASIS OF PRESENTATION

Amethyst Financial Company Ltd. ("AFCL" and together with its wholly owned subsidiaries for purposes of these financial statements only, the "Company") was incorporated in the British Virgin Islands on March 27, 1998 to construct, own and operate offshore drilling rigs which, upon their completion, will be contracted to Petroleo Brasileiro S.A. ("Petrobras"), a Brazilian oil and gas company, pursuant to chartering agreements (the "Charters").

In December 1998, ownership of the six subsidiary companies (Petrodrill Two through Seven) was acquired from an affiliated common-controlled company, Petrodrill Offshore Inc. ("POINC"), at historical cost. The Charters between the subsidiary companies and Petrobras set out the terms for the renting and operating of the drilling rigs.

In May 1999, two of the subsidiaries (Petrodrill Two and Three) were transferred to another affiliate company (see Note 3).

As of December 31, 1999, AFCL is owned 61.7% by affiliates of Maritima Petroleo e Engenharia Ltda. ("Maritima"), 26.4% by a wholly-owned subsidiary of Pride International, Inc. ("Pride"), and 11.9% by affiliates of First Reserve Corporation ("First Reserve") (such owners of AFCL collectively, the "Shareholders"). Maritima and Pride, either directly or through affiliates or subsidiaries, have primary contractual responsibility for the operations of the Company. During 1999, there were changes in the relative percentages of ownership interests due to capital contributions and share purchases by First Reserve (see Note 7).

The Company has operated as a development-stage company since its inception, devoting substantially all of its efforts to designing, engineering and contracting with shipyards and vendors for the offshore drilling rigs and in raising financing. In order to exit the development stage, begin operations and begin to realize the carrying value of its rigs under construction and deferred costs, the Company must complete construction of its drilling rigs in a timely manner, including procuring owner-furnished equipment and equipping the rigs in a manner acceptable to Petrobras, mobilize the rigs to Brazilian waters and successfully begin drilling operations. The Company does not expect to commence commercial operations until the fourth quarter of 2000. Accordingly, it does not expect to generate revenues until 2000, after the first two of its rigs have been completed and are delivered to Petrobras.

The Company believes its current sources of funds will be sufficient to fund the remaining development, construction, equipment, mobilization and financing costs of our rigs and any working capital needs during the construction, mobilization and start-up periods based on the following assumptions: 1) no shipyard delays will occur that will delay or prevent delivery of the AMETHYST 6 and AMETHYST 7;
2) any increased costs that may result from the current status of the AMETHYST 4 and AMETHYST 5 will be funded through increases of the Company's existing credit facilities; 3) the Company's lenders will continue to fund the construction of the rigs despite Petrobras' threatened cancellation of the related charters and the suspension of construction of the AMETHYST 4 and AMETHYST 5 by the shipyard; and 4) any penalties which may be imposed by Petrobras under the charters for late delivery of the rigs will not be imposed at the time of delivery of the rigs.

2. SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of AFCL and its wholly owned subsidiaries and have been prepared in conformity with accounting principles generally accepted in the United States of America using the U.S. dollar as the reporting currency. All material intercompany balances and transactions have been eliminated.

DEVELOPMENT-STAGE COMPANY

The Company is a development-stage company as defined in Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises," and will continue to be so until it commences commercial operations of the offshore drilling rigs, which is currently anticipated to commence in the third quarter of 2000. Future operating results will be subject to significant business, economic, regulatory, technical and competitive uncertainties and contingencies. The construction of the offshore drilling rigs is a complex undertaking and there can be no assurance that cost overruns or a further delay in delivery of the rigs will not occur. Depending on their extent and timing, these factors, individually or in the aggregate, could have an adverse effect on the Company.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid financial instruments purchased with an original maturity of three months or less to be cash equivalents.

PREPAID EXPENSES

Prepaid expenses consist of advances to vendors for future owner-furnished equipment for which there are terms of repayment to the extent that such amounts are not expended.

CONSTRUCTION IN PROGRESS

Construction in progress represents all costs incurred for the construction of the dynamically positioned, self-propelled, fourth-generation semi-submersible drilling rigs.

                         AMETHYST FINANCIAL COMPANY LTD.
                          (A DEVELOPMENT-STAGE COMPANY)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--CONTINUED


IMPAIRMENT of LONG-LIVED ASSETS

The Company assesses the impairment of long-lived assets in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 121 prescribes that an impairment loss is recognized in the event facts and circumstances indicate that the carrying amount of an asset may not be recoverable. Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate the assets may be impaired.

DEFERRED COSTS AND ACCRUED CONTRACT PENALTIES

Contract penalties represent amounts contractually required to be paid to Petrobras and will be amortized on a straight-line basis over the term of the applicable Charters.

SHORT-TERM OBLIGATIONS EXPECTED TO BE REFINANCED

The Company classifies certain outstanding current liabilities, which will be refinanced through the Company's long-term debt facilities, as long-term liabilities.

CAPITALIZED INTEREST

Interest costs related to debt incurred during the construction projects are capitalized. Total interest costs capitalized amounted to $20.2 million at December 31, 1999 and $0.2 million at December 31, 1998.

INCOME TAXES

The Company is not subject to income tax in the British Virgin Islands. Accordingly, no income taxes are included in the consolidated statement of income for the reported periods.

Under current Brazilian law, payments made to the Company after delivery of the rigs will be subject to Brazilian withholding tax. Such withholding tax, as provided in the Charters, will be covered by Petrobras, resulting in an effective tax rate to the Company of 0%.

REPORTING CURRENCY

The functional currency of the Company is the U.S. dollar as the majority of its transactions are denominated in U.S. dollars. When there are transactions in foreign currencies, exchange gains and losses resulting from foreign currency transactions are recognized in earnings.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While it is believed that such estimates are reasonable, actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of cash and cash equivalents, trade receivables and payables approximates fair values because of the short maturity of those instruments. The carrying value of the Company's long-term debt is considered to approximate the fair value of those instruments based on the borrowing rates currently available to the Company for loans with similar terms and maturities.

COMPREHENSIVE INCOME

The Company has adopted Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income and its components in a full set of financial statements. Comprehensive income includes all changes in a company's equity, except those resulting from investments by and distributions to owners. There was no difference between comprehensive income and net income for the reported periods.

                         AMETHYST FINANCIAL COMPANY LTD.
                          (A DEVELOPMENT-STAGE COMPANY)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--CONTINUED


RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires that companies recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The FASB has subsequently issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133," that defers the requirements of SFAS No. 133 to fiscal years beginning after June 15, 2000. The Company did not hold any derivative or hedging instruments during the reported periods. The adoption of SFAS No. 133 is not expected to have a material effect on the Company's consolidated balance sheet or statement of income.

RECLASSIFICATIONS

Certain amounts in the 1998 consolidated financial statements have been reclassified to conform to current year presentation.

3. TRANSFER OF OWNERSHIP

Construction in progress as of December 31, 1998 included $18.7 million of costs relating to the construction of the AMETHYST 2 and 3, the charters for which were subsequently canceled by Petrobras. In May 1999, AFCL and its shareholders transferred the ownership of the two wholly owned subsidiaries to a related party which is not part of the Company. In connection with the transfer and cancellation of the related charters, the Company transferred $36.6 million of deferred costs and accrued contract penalties relating to the AMETHYST 2 and 3. Noncash capital additions for the period from inception (March 27, 1998) to December 31, 1999 amounted to $25.7 million consisting of capitalized interest, accrued milestone bonuses and other expenses.

4. ACCRUED CONTRACT PENALTIES

The Charters have initial terms ranging from six to eight years from the date the drilling rigs are accepted by Petrobras. The Charters are renewable thereafter by agreement of both the Company and Petrobras. The Charters provide for payment of daily operating or non-operating rates based on the terms. The Charters also provide for penalties in the event of late delivery of the drilling rigs to the operator and include cancellation and termination clauses.

The Charters specify delivery dates in June and July 1999 for the AMETHYST 4 and AMETHYST 5 and December 1999 for the AMETHYST 6 and AMETHYST 7. The Company was unable to meet those delivery dates. As a result of these delays, Petrobras, in accordance with the Charters, is permitted to impose penalties of up to 30% of the drilling rigs' operating rates (and, in addition, up to 30% of the mobilization fee in the case of the AMETHYST 5), not to exceed 10% of the value of the related Petrobras contract. After delivery of the rigs to Petrobras, and if these penalties are imposed by Petrobras, they will be amortized on a straight-line basis over the terms of the applicable Charters.

Subsequent to the year-end, there was a suspension of the construction of the AMETHYST 4 and 5, and it can be expected that there will be further delays to the deliveries of these rigs. If completed, each of the AMETHYST 4 and 5 will be delivered to Petrobras no earlier than approximately 540 days beyond the dates of delivery under their respective Charters. Based on a minimum late delivery of 540 days, penalties of $16.2 million and $15.6 million have been accrued for the AMETHYST 4 and 5, respectively. If paid equally over the initial term of the Charters, these penalties would aggregate approximately $4.7 million in each year from 2001 to 2005, $4.5 million in 2006 and $1.9 million in each of 2007 and 2008. Given the status of the AMETHYST 4 and 5, it is likely that further delays and related penalties beyond 540 days will occur. For each day of delay beyond 540 days, a further penalty of $36,389 for the AMETHYST 4 and $30,828 for the AMETHYST 5 would be payable. This maximum penalty amount, $26.6 million for AMETHYST 4 and $30.0 million for AMETHYST 5, would be reached after delays of 820 days and 1,000 days, respectively. Maritima and Pride have each severally guaranteed payment of up to $20.5 million (or a total of $41 million between them) for late arrival penalties to Petrobras under the charters.

Based on the delivery dates specified in their construction contracts and the current allowance for mobilization, the AMETHYST 6 and 7 will be delivered to Petrobras approximately 293 and 263 days, respectively, beyond the delivery dates specified under their respective Charters. On this basis, penalties of $8.9 million and $8.3 million have been accrued for the AMETHYST 6 and 7, respectively. If paid equally over the initial term of the Charters, the penalties would aggregate approximately $0.6 million in 2000, $2.5 million in each year from 2001 to 2006 and $1.9 million in 2007.

The Company expects to pay any penalties imposed by Petrobras over the life of the Charters, but the timing of payment could be accelerated. There is no assurance that further delays and related penalties will not occur.

While each Charter states that it may be canceled by Petrobras if the chartered rig is not delivered within 180 days after the delivery date specified, Petrobras provided a letter in May 1998 waiving its right to cancel the Charters and related service rendering contracts unless delay in delivery exceeds 540 days and, even then, only if best endeavors to make delivery are not being

                         AMETHYST FINANCIAL COMPANY LTD.
                          (A DEVELOPMENT-STAGE COMPANY)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--CONTINUED


made. In October 1999, however, Petrobras sent a letter stating that it intends to cancel the Charters and service rendering contracts for the rigs when delay in delivery exceeds 180 days in accordance with its right originally specified in the charters and reserving its right to seek compensation for damages. That 180-day period expired in December 1999 in the case of the AMETHYST 4 and January 2000 in the case of the AMETHYST 5. Pending proceedings to determine the enforceability of the extension granted by Petrobras in its May 1998 letter, the Company has obtained a preliminary injunction in the Brazilian courts against Petrobras' cancellation of its Charters.

Given the current status of the AMETHYST 4 and AMETHYST 5 at TDI-Halter, there is substantial uncertainty as to whether the AMETHYST 4 and AMETHYST 5 will be completed. Even if they are completed, the Company cannot deliver the AMETHYST 4 and AMETHYST 5 to Petrobras within the 540-day period permitted under the May 1998 Petrobras letter. The Company currently expects the AMETHYST 6 and AMETHYST 7 to be delivered to Petrobras in September and October 2000. These delivery dates are more than 180 days but less than 540 days after the delivery dates specified for those rigs in the Petrobras Charters. If the Company is unsuccessful in its litigation with Petrobras in the Brazilian courts, Petrobras could cancel each of its Charters upon the lapse of 180 days of delay in delivery. Even if the 540-day extension granted by Petrobras in its May 1998 letter is determined to be enforceable, however, the Charters for the AMETHYST 4 and AMETHYST 5 could become subject to cancellation at the end of the 540-day period. In any case, specific performance of Petrobras' obligations under any of the Charters may, as a practical matter, not be an available remedy, so the Company's rights against Petrobras could be limited to a lawsuit for damages. The result of any such lawsuit is uncertain, the amount of damages may be limited and any recovery may be subject to extensive delays.

Based on Petrobras' October 1999 letter, the lenders under the credit facilities providing substantially all of the financing for the rigs may, at their discretion, cease funding construction, in which event the Company would not be able to complete construction of the rigs unless it obtains new funding from other sources or an agreement of the credit facility lenders to resume funding on terms acceptable to them. Since being informed of Petrobras' October 1999 letter, these lenders have continued to fund the construction of the rigs. Neither the Company's lenders' decision to cease funding construction of the rigs nor Petrobras' cancellation of its Charters, however, will relieve the Company of its obligations to the shipyards constructing the rigs, the owner-furnished equipment suppliers for the rigs or the Company's other subcontractors. In order to continue as a going concern, the Company must complete construction of the rigs on a timely basis with available capital and either Petrobras must honor its present Charters or the Company must obtain similar contracts for its rigs and remain in compliance with its debt agreements. The financial statements do not contain any adjustments to the carrying amounts of assets or the recorded amounts of liabilities as a result of these uncertainties.

The Company currently is engaged in discussions with Petrobras to resolve the matters relating to the threatened cancellation of its Charters. Based on its announced deepwater drilling program and the performance characteristics of the Amethyst design, the Company believes Petrobras has significant needs for all of its rigs. While the Company is optimistic that Petrobras will employ all of its rigs upon their completion, no assurance can be given that any of its rigs will be chartered to Petrobras or to any other customer on terms that are acceptable to the Company or to its lenders.

5. SHORT-TERM OBLIGATIONS EXPECTED TO BE REFINANCED

Short-term obligations expected to be refinanced as of December 31, 1999 and December 31, 1998 consist of the following (in thousands):

                                                                DECEMBER 31,          DECEMBER 31,
                                                                   1999                  1998
                                                               --------------        -------------
     Accounts payables ................................           $15,739               $26,834
     Accrued interest .................................             2,422                   265
     Accrued milestone bonuses ........................            17,911                  --
     Other accrued expenses ...........................             4,263                  --
                                                                  -------               -------
            Total short-term obligations expected
              to be refinanced ........................           $40,335               $27,099
                                                                  =======               =======

                         AMETHYST FINANCIAL COMPANY LTD.
                          (A DEVELOPMENT-STAGE COMPANY)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--CONTINUED


6. LONG-TERM DEBT

On December 16, 1998, the Company completed two financing packages with Mitsubishi Corporation, which provide financing in an aggregate amount of up to $340.0 million for the construction of the drilling rigs AMETHYST 6 and 7. The facilities allow the Company to draw down the required funds over the period of the rigs' construction when the specified goals set out in the contract have been reached. After delivery of the rigs, the loans will be paid in eighty-four equal monthly installments totaling 85% of the outstanding loans. The payments begin on the 5th day of the second month after the Charters with Petrobras commence. A final balloon payment of 15% is payable with the 84th installment. The AMETHYST 6 and 7 financing agreements include a stipulation that the Company refinance the initial $100.0 million tranche by October 29, 1999 from another source. On November 1, 1999, AFCL purchased the initial $100.0 million tranche from Mitsubishi in satisfaction of this stipulation using net proceeds of $50.9 million from a private placement of notes and $49.1 million of cash.

The AMETHYST 6 and 7 credit facilities provide for interest, calculated at 12.5% on a 360-day basis during the construction period. After delivery of the rigs, interest is at 11%. Interest is payable monthly with the loan payments. The facilities contain various debt covenants customary for such financings, including limitations on the scope of the businesses of AFCL's subsidiaries that will own the AMETHYST 6 and 7.

On April 9, 1999, the Company received two financing packages supported by guarantees from the United States of America Maritime Administration or MARAD, which provide financing for up to 87.5% of the actual costs, not to exceed an aggregate amount of up to $299.8 million, for the construction of the drilling rigs AMETHYST 4 and 5. The facilities allow the Company to draw down the required funds over the period of the rigs' construction when the specified goals set out in the contract have been reached.

On November 1, 1999, the Company issued senior secured notes of a principal amount of $53.0 million, the net proceeds from which were used to fund partially the purchase of $100.0 million of loans made under the AMETHYST 6 and 7 credit facilities. The notes provide for interest at 11.75% payable semi annually on June 30 and December 30. The notes mature on November 1, 2001.

The AMETHYST 6 and 7, AMETHYST 4 and 5 and note financings include security, which provide the lenders, in certain cases, with an assignment over the rig construction contracts, the Petrobras Charters, the insurance and a first priority ship mortgage on the vessels.

The Company's long-term debt as of December 31, 1999 and December 31, 1998 is as follows (in thousands):


                                                  DECEMBER 31,    DECEMBER 31,
                                                     1999             1998
                                                 -------------   -------------

     Senior secured notes ................         $ 53,000
     AMETHYST 6 and 7 financing ..........          133,433         $ 94,738
     AMETHYST 4 and 5 financing ..........          123,642                -
                                                   --------         --------

                Total long-term debt .....         $310,075         $ 94,738
                                                   ========         ========


Remaining maturities of long-term debt as of December 31, 1999 are summarized as follows (in thousands):

                                                              DECEMBER 31,
                                                                 1999
                                                             -------------
      2001................................................    $  96,353
      2002................................................       46,699
      2003................................................       49,285
      Thereafter..........................................      117,738
                                                              ---------
                 Total long-term debt.....................    $ 310,075
                                                              =========

                         AMETHYST FINANCIAL COMPANY LTD.
                          (A DEVELOPMENT-STAGE COMPANY)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--CONTINUED


During 1999, and in accordance with the financing arrangements, the Company converted $17.9 million of accrued interest to long-term debt.

As noted in Note 4, Petrobras has threatened to cancel the Charters, which if followed through, would lead to an event of default under the Company's financing arrangements.

7. SHAREHOLDERS' EQUITY

At inception, AFCL was owned 70% by affiliates of Maritima and 30% by an indirect wholly owned subsidiary of Pride. Maritima and Pride, either directly or through affiliates or subsidiaries, had primary contractual responsibility for the operations of the Company.

In accordance with a shareholders' agreement, at inception the shareholders were required to make initial equity contributions to the Company, in proportion to their respective interests, of approximately 10% of the total construction budget of the drilling rigs.

On September 14, 1999, the Company's existing shareholders entered into an agreement with First Reserve Fund VII and First Reserve Fund VIII, whereby the existing shareholders agreed to proportionally recapitalize the Company (weighted average $10,000 per share) by converting $92.5 million of their related party advances to the Company into additional equity consisting of 8,250 shares. On the same date, First Reserve Fund VII and First Reserve Fund VIII agreed to pay $11.0 million for 1,100 shares ($10,000 per share) and $1.5 million for 150 shares ($10,000 per share), respectively. As a result of the completion of the agreement, the Company's share capital increased to $105.0 million.

Based on the above transaction, the proportional ownership interest of the shareholders changed to 61.7% - affiliates of Maritima, 26.4% - subsidiary of Pride, and 11.9% - affiliates of First Reserve Corporation.

Pride has entered into a "Put and Exchange Agreement" with First Reserve, and granted repurchase rights to Maritima, the consummation of which could result in the original shareholders resuming their original percentage ownership interests.

8. RELATED PARTIES

RECEIVABLES

As of December 31, 1999 and December 31, 1998, the Company has a receivable from a related party, POINC, of $13.9 million and $16.3 million, respectively. The shareholders of the Company have provided a letter that in the event that POINC is unable to repay such amount, the shareholders would allow such amount to be offset against amounts advanced by the related parties.

PAYABLES

Related party payables consist of monies due to an affiliate company, Petrodrill Engineering N.V., which provides construction management services and is reimbursed monthly.

ADVANCES

Related party advances are composed of advances received from the original shareholders. In connection with the financing arrangements discussed in Note 6, the advances have become subordinated to such financing arrangements.

CONTRACTS

In early 1998, POINC entered into contractual agreements with three shipyards for the construction, sale and delivery of six drilling rigs for a total estimated cost of approximately $489.0 million, payable in installments under the terms set forth in the construction contracts. During August 1998, construction contracts for two of the rigs were terminated as a result of the yard and its parent company having filed for protection under bankruptcy laws and being in breach of the contract. The operating companies associated with the construction of these two rigs were transferred from AFCL to a related party (see Note 3). The construction contracts for the four other rigs (the AMETHYST 4, 5, 6 and 7), for a total estimated cost of approximately $338 million, were transferred by POINC to the Company under novation agreements during December 1998. It is estimated that the AMETHYST 6 and 7 will be delivered to the

                         AMETHYST FINANCIAL COMPANY LTD.
                          (A DEVELOPMENT-STAGE COMPANY)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--CONTINUED


Company in mid-2000 but, given the current status of the AMETHYST 4 and 5, there is substantial uncertainty as to whether those rigs will be completed and, if completed, as to when they will be completed. The construction contracts contain penalties for late completion and delivery of the drilling rigs and, in certain cases, incentives for early completion and delivery.

SALE OF EQUIPMENT

During the period, the Company sold certain owner-furnished equipment belonging to AMETHYST 4 to an unrelated majority owned subsidiary of Pride in the amount of $8.5 million. The Company has placed new orders with its vendors to replace this equipment, which will not affect the delivery of the rig. Pride has agreed to reimburse the Company for any increased costs it might incur.

MANAGEMENT AGREEMENT

In connection with the design, engineering, construction and management of the drilling rigs, the subsidiaries have entered into various agreements for services with related parties. Licensing of the Amethyst design and services related to the design, engineering and construction of the drilling rigs are provided under agreements with BiGem Holdings N.V. and Petrodrill Engineering N.V., corporations incorporated in the Netherlands Antilles, owned 70% by affiliates of Maritima and 30% by a wholly owned subsidiary of Pride. The licensing agreement provides for a one-time licensing fee to BiGem Holdings of approximately $1.6 million for each drilling rig. Engineering and construction services provided under the construction management agreement are required to be charged to the Company at actual cost incurred by Petrodrill Engineering N.V. (which includes a management fee to a third party under a related subcontract aggregating approximately $0.1 million per year).

Management services, including operation support and other technical services, will be provided by Formaritima Ltd., a company incorporated in the British Virgin Islands, owned equally by an affiliate of Maritima and by a wholly owned subsidiary of Pride. In addition to reimbursements for actual costs incurred, the operating management agreement and related subcontracts provide for daily management fees (excluding management fees to be paid pursuant to the marine and nautical agreements discussed in Note 9) aggregating approximately $5.5 million per year, commencing upon the delivery of the drilling rigs to the Company by the shipyards. If a rig is sold and the corresponding management agreement is terminated, Formaritima will be entitled to a lump sum termination payment equal to the net present value of its management fees ($1,250 per day) over the remaining term of such rig's charter, calculated using a discount factor of 10% per annum.

Unless otherwise provided by the terms of the agreements, the construction management agreement remains in effect until the drilling rigs have been delivered to the Company by the shipyards, and the operating management agreements commence on delivery of the drilling rigs to the Company by the shipyards and remain in effect through the terms of the applicable Charters. The costs of certain of these services are being capitalized during the construction period. As of December 31, 1999, rigs under construction include capitalized cost of services from related parties as follows (in thousands):

      Petrodrill Engineering N.V............................   $ 16,356
      BiGem Holdings N.V....................................      4,500
                                                                -------
                                                               $ 20,856
                                                               ========

9. COMMITMENTS AND CONTINGENCIES

SUPPLIER COMMITMENTS

The Company has entered into purchase commitments and letters of intent with various equipment vendors, to supply drilling equipment, for a total cost of approximately $166.4 million.

MARINE AND NAUTICAL AGREEMENT

The Company (either directly or through Formaritima Ltd.) entered into agreements with a third party to provide marine and nautical services to the drilling rigs beginning upon delivery of the drilling rigs to the Company by the shipyards and continuing through the terms of the Charters. Such agreements provide for daily management fees aggregating approximately $1.8 million per year. If a rig is sold and the corresponding marine and nautical services agreement is terminated, the third party will be entitled to a lump sum termination payment equal to the net present value of its management fees over the remaining term of such rig's charter, calculated using a discount factor of 10% per annum.

                         AMETHYST FINANCIAL COMPANY LTD.
                          (A DEVELOPMENT-STAGE COMPANY)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--CONTINUED


LICENSING AGREEMENTS AND CONTINGENCY PAYMENT

The Company has entered into licensing agreements for the design of the drilling rigs with BiGem Holdings N.V., which bought the design from De Hoop, a third party Netherlands shipyard. BiGem Holdings N.V. is in dispute with De Hoop over the contract deliverables and has withheld payments of $2.3 million and furthermore does not intend to make further payments. This dispute is now in arbitration and BiGem Holdings N.V. firmly believes that no further payments will need to be made. In the event that BiGem Holdings N.V. cannot obtain relief from its payment obligations, the Company may be required to pay the obligations.

OTHER COMPENSATION

Affiliates of Maritima will be entitled to the fees and compensation from the Company as follows. The Company will pay to an affiliate of Maritima a lump-sum amount of $2.5 million (payable in three installments of $0.5 million, $1.0 million, $1.0 million for the AMETHYST 5, 6 and 7, respectively) within three days of receipt of the corresponding mobilization payments under the relevant Charter or, in the event of no mobilization fee, within 45 days of delivery to and acceptance of the relevant drilling rigs, for services rendered in connection with the development of conceptual and design engineering, shipyard negotiations and technical negotiations with Petrobras. In addition, in consideration of the assignment of the Charters to the Company, an affiliate of Maritima will be paid the following fees: (a) $4,000 in the case of the AMETHYST 6 and 7 and (b) $2,000 in the case of the AMETHYST 4 and 5, for each day the relevant drilling rig works under its Charter, plus (c) in the case of the AMETHYST 4, 1% of the daily rate paid under its Charter and (d) in the case of the AMETHYST 6 and 7, 2% of the daily rates under their Charters. In addition, other affiliates of Maritima will receive agency fees of 3% and 2% of the full operating rates under the Charters, respectively, payable monthly upon receipt of payments from Petrobras, for their assistance to the Company in negotiating the Charters and certain amendments thereto.

In the ordinary course of its business affairs and operations, the Company is subject to possible loss contingencies arising from federal, state and local environmental, health and safety laws and regulations and third party litigation. There are no matters, which, in the opinion of management, will have a material adverse effect on the financial position or results of operations of the Company.

SUSPENSION OF CONSTRUCTION ON THE AMETHYST 4 AND AMETHYST 5

      Based on their construction contract delivery dates and an allowance for mobilization, the AMETHYST 4 and AMETHYST 5 were to have been delivered to Petrobras in July and September 2000. In early January 2000, however, Friede Goldman Halter, Inc., the parent of TDI-Halter, L.P., the shipyard building the AMETHYST 4 and AMETHYST 5, notified the Company that construction of those rigs was being suspended because of alleged delays in receiving detailed engineering work and the Company's previous rejection of the shipyard's requests for extensions of the construction contract delivery dates. Subsequently, TDI-Halter asserted claims against the Company for an extension of the construction contract delivery dates on grounds of permissible delay within the terms of the construction contracts and damages of $68.5 million for alleged breach of those contracts. The Company has denied TDI-Halter's claims and, as required by the construction contracts, has initiated proceedings in the Commercial Court in London seeking a determination of the merits of those claims. Together with the United States Maritime Administration (MARAD), which has guaranteed repayment of construction borrowings for the AMETHYST 4 and AMETHYST 5, the Company has commenced negotiations with TDI-Halter and Friede Goldman Halter to determine whether there is an acceptable basis for the resumption by TDI-Halter of the construction of the rigs. The Company is also evaluating other options that include rescinding the construction contracts for the AMETHYST 4 and AMETHYST 5 and exercising the remedies under those contracts or related performance bonds and performance guarantees to recover its costs.

When TDI-Halter suspended construction of the AMETHYST 4 and AMETHYST 5, the AMETHYST 4 was approximately 60% complete and the AMETHYST 5 was approximately 35% complete. Of the total construction contract price of $168.0 million for both rigs (excluding the cost of owner furnished equipment), the Company has paid approximately $105.0 million. Of the total $90.6 million budgeted for owner-furnished equipment, the Company has paid approximately $53.2 million. In the event the AMETHYST 4 and AMETHYST 5 are not completed, the Company will continue to be liable for owner-furnished equipment in the amount of $24.9 million in addition to the $53.2 million the Company has already paid and would have continued liability under the service agreements for construction management of the rigs. To date, the Company has funded its expenditures on the AMETHYST 4 and AMETHYST 5 (including financing costs) with approximately $133.7 million of MARAD-guaranteed borrowings and approximately $53.5 million of related party advances and equity contributions from its owners. Based on the developments with TDI-Halter, however, the lenders of the MARAD-guaranteed borrowings could cease funding or accelerate the repayment of those borrowings. If these lenders cease funding (which they have not yet indicated that they will do), the Company would not be able to complete construction of the AMETHYST 4 and AMETHYST 5 unless it obtains new funding from other sources or an agreement of those lenders to

                         AMETHYST FINANCIAL COMPANY LTD.
                          (A DEVELOPMENT-STAGE COMPANY)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--CONTINUED


resume funding on terms acceptable to them. The acceleration of the repayment of the MARAD-guaranteed borrowings would constitute an event of default under AFCL's senior notes.

                                   APPENDIX A

                            PRIDE INTERNATIONAL, INC.

WHERE YOU CAN FIND MORE INFORMATION

      This prospectus incorporates important business and financial information about Pride International, Inc. that we have not included in or delivered with this prospectus. This information is available without charge upon written or oral request. You should make any request to Robert W. Randall, Vice President and General Counsel, 5847 San Felipe, Suite 3300, Houston, Texas 77057, telephone number (713) 789-1400. To ensure timely delivery, you should request the information no later than , 2000.

      Pride files annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials Pride files with the SEC at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web Site that contains information Pride files electronically with the SEC. You can access the SEC's Web Site over the Internet at HTTP://WWW.SEC.GOV. You can also obtain information about Pride at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We are "incorporating by reference" information Pride files with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that Pride files with the SEC automatically will update and supersede this information. We incorporate by reference Pride's annual report on Form 10-K for the year ended December 31, 1998 and any future filings Pride makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (file no. 1-13289) until the offering made by this prospectus terminates.

      You may request a copy of these filings (other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into this filing), at no cost, by writing or telephoning Pride at the following address:

                            Pride International, Inc.
                           5847 San Felipe, Suite 3300
                              Houston, Texas 77057
                             Attn: Robert W. Randall
                       Vice President and General Counsel
                            Telephone (713) 789-1400

      PricewaterhouseCoopers LLP has audited the consolidated financial statements of Pride included in Pride's annual report on Form 10-K for the year ended December 31, 1998, which we incorporate by reference in this prospectus. We have incorporated by reference those financial statements in reliance upon the opinion of PricewaterhouseCoopers LLP appearing in Pride's annual report, which opinion was given upon the authority of that firm as experts in accounting and auditing.

RISK FACTORS RELATED TO PRIDE

      IN CONSIDERING THE CREDITWORTHINESS OF PRIDE'S SENIOR UNSECURED CORPORATE GUARANTEE OF THE REPAYMENT OF $30.0 MILLION OF THE OLD NOTES AND NEW NOTES, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED BELOW.

PRIDE'S $30.0 MILLION GUARANTEE OF OUR NOTES WILL BE EFFECTIVELY SUBORDINATED TO ALL OF PRIDE'S EXISTING AND FUTURE SECURED DEBT AND ALL OF THE DEBT OF ITS SUBSIDIARIES

      Pride's $30.0 million guarantee of our notes will be effectively subordinated in right of payment to all of its existing and future secured debt, including debt Pride may incur under its revolving credit facilities. If Pride is involved in any dissolution, liquidation or reorganization, its secured debt holders would be paid before there are payments of any amounts due under Pride's $30.0 million guarantee of our notes to the extent of the value of the assets securing its debt. In that event, holders of our notes may not be able to recover any amounts due under Pride's $30.0 million guarantee. As of December 31, 1999, Pride had approximately $444.5 million of secured debt and $55.3 million of borrowing availability under its revolving credit facilities.

      In addition, Pride's $30.0 million guarantee of our notes is effectively subordinated to all of the creditors, including trade creditors and tort claimants, of its subsidiaries. Pride conducts substantially all of its operations through both U.S. and foreign subsidiaries, and substantially all of its assets consist of equity in such subsidiaries. Accordingly, Pride is and will be dependent on its ability to obtain funds from its subsidiaries to service its debt. Financing arrangements to which Pride's subsidiaries are parties impose restrictions on Pride's ability to gain access to the cash flow or assets of its subsidiaries. In addition, Pride's foreign subsidiaries may face governmentally imposed restrictions on their ability to transfer funds to Pride. As of December 31, 1999, Pride's subsidiaries had $540.4 million of debt and other liabilities outstanding to creditors other than Pride.

PRIDE'S SIGNIFICANT DEBT LEVELS AND DEBT AGREEMENT RESTRICTIONS MAY LIMIT PRIDE'S FLEXIBILITY IN OBTAINING ADDITIONAL FINANCING AND IN PURSUING OTHER BUSINESS OPPORTUNITIES.

      As of December 31, 1999, Pride had $1,210.3 million in long-term debt and capital lease obligations, $547.5 million of which ranks equally with its $30.0 million guarantee of our notes and $446.4 million of which is secured or owed by subsidiaries and therefore effectively senior to its $30.0 million guarantee of our notes. Excluded from this amount are certain financial and other guarantees, including the $30.0 million guarantee of our notes and other obligations relating to Pride's equity interest in us. As of December 31, 1999, we and our subsidiaries had $350.4 million of indebtedness, approximately $320.4 million of which was nonrecourse to Pride and thus not reflected on Pride's balance sheet. Our creditors, including you, will not have a right to recover against Pride for any of the nonrecourse debt. You may enforce payment obligations against Pride only to the extent of its $30.0 million guarantee of our notes. You should read "Risk Factors--Except to the extent of Pride's limited guarantee, you will have no right to recover against our affiliates for payments of principal or interest on the old or new notes" beginning on page 15 of the prospectus for further information.

      The level of Pride's indebtedness will have several important effects on future operations, including:

      o a significant portion of Pride's cash flow from operations will be dedicated to the payment of interest and principal on debt and will not be available for other purposes

      o covenants contained in some of Pride's existing debt arrangements require Pride to meet certain financial tests, which may affect Pride's flexibility in planning for, and reacting to, changes in its business and may limit its ability to fund capital expenditures, dispose of assets, withstand current or future economic or industry downturns and compete with others in the industry for strategic opportunities

      o Pride's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate and other purposes may be limited

      Pride's ability to meet its debt service obligations and to reduce its total indebtedness will be dependent upon its future performance, which will be subject to general economic conditions, industry cycles and financial, business and other factors affecting operations, many of which are beyond Pride's control.

LOW OIL AND GAS PRICES NEGATIVELY AFFECTED PRIDE'S FINANCIAL RESULTS IN 1999, RESULTING IN A LOSS FOR THAT YEAR; DEPRESSED MARKET CONDITIONS MAY CONTINUE TO AFFECT PRIDE'S RESULTS IN 2000 AND BEYOND.

      Depressed market conditions may adversely affect Pride's results of operations and its liquidity and thus its ability to make payments on its limited guarantee of the notes. The profitability of Pride's operations depends significantly upon conditions in the oil and gas industry and, specifically, the level of ongoing exploration and production expenditures of oil and gas company customers. The demand for contract drilling and related services is directly influenced by many factors beyond Pride's control, including:

      o  oil and gas prices and expectations about future prices
      o  the cost of producing and delivering oil and gas
      o  government regulations
      o  local and international political and economic conditions
      o the ability of the Organisation of Petroleum Exporting Countries (OPEC) to set and maintain production levels and prices
      o  the level of production by non-OPEC countries
      o the policies of various governments regarding exploration and development of their oil and gas reserves

      Despite recent improvement in oil and gas prices, both offshore drilling activity, particularly in the U.S. Gulf of Mexico, and international land-based activity have been relatively depressed. During 1999, a significant number of companies exploring for oil and gas curtailed or canceled some of their drilling programs, thereby reducing demand for drilling services. This reduction in demand significantly eroded daily rates and utilization of Pride's rigs, particularly in offshore Gulf of Mexico and onshore South American operations. This erosion in daily rates and utilization had a negative impact on Pride's financial results in 1999. In addition, there are a number of deepwater rigs currently under construction, some of which are not under contract. If demand for deepwater drilling services does not increase to meet this increased capacity, Pride could face competition from these and other rigs for future deepwater contracts.

      Pride's EBITDA in 1999 was insufficient to cover its interest expense in that year, and its earnings (consisting of earnings before income taxes plus fixed charges less capitalized interest) were insufficient to cover its fixed charges (consisting of interest expense, capitalized interest and that portion of operating lease rental expense deemed to represent the interest factor) for the year. Industry conditions will adversely affect results of operations for at least the near term, substantially reducing revenues, cash flows, EBITDA and earnings and may result in losses in future quarters. In addition, earnings in future quarters may be insufficient to cover fixed charges in those quarters, and further deterioration in market conditions may result in EBITDA being insufficient to cover interest expense in those quarters.

INTERNATIONAL EVENTS MAY HURT PRIDE'S OPERATIONS.

      Pride derives a significant portion of its revenues from operations in high-risk international areas. In 1999, Pride derived approximately 67% of its revenues from operations in South America and approximately 11% of its revenues from operations in West Africa and the Middle East. Pride's operations in these areas are most subject to the following risks:

      o  foreign currency fluctuations and devaluations
      o  restrictions on currency repatriation
      o  political instability
      o  war and civil disturbances

      Pride limits the risks of currency fluctuation and restrictions on currency repatriation by obtaining contracts providing for payment in U.S. dollars or freely convertible foreign currency. To the extent possible, Pride seeks to limit its exposure to potentially devaluating currencies by matching its acceptance of those currencies to its expense requirements in the currencies. Pride may not be able to continue to take these actions in the future, thereby exposing it to foreign currency fluctuations that could have a material adverse effect upon its results of operations and financial condition. Although foreign exchange in the countries where Pride operates is carried out on a free-market basis, local monetary authorities in these countries may implement exchange controls in the future.

      In addition, from time to time, certain of Pride's foreign subsidiaries operate in Libya and Iran. These countries are subject to sanctions and embargoes imposed by the U.S. Government. Although these sanctions and embargoes do not prohibit those subsidiaries from completing existing contracts or from entering into new contracts to provide drilling services in such countries, they do prohibit Pride and its domestic subsidiaries, as well as employees of Pride's foreign subsidiaries who are U.S. citizens, from participating in or approving any aspect of the business activities in those countries. These constraints on Pride's ability to have U.S. persons, including all of its senior management, provide managerial oversight and supervision may adversely affect the financial or operating performance of such business activities.

      Pride's international operations are also subject to other risks, including foreign monetary and tax policies, expropriation, nationalization and nullification or modification of contracts. Additionally, Pride's ability to compete in international contract drilling markets may be adversely affected by foreign governmental regulations that favor or require the awarding of contracts to local contractors or by regulations requiring foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. Furthermore, Pride's foreign subsidiaries may face governmentally imposed restrictions from time to time on their ability to transfer funds to Pride.

PRIDE'S CUSTOMERS MAY SEEK TO CANCEL OR RENEGOTIATE SOME DRILLING CONTRACTS DURING DEPRESSED MARKET CONDITIONS OR IF PRIDE EXPERIENCES OPERATIONAL DIFFICULTIES.

      During depressed market conditions, a customer may no longer need a rig that is currently under contract or may be able to obtain a comparable rig at a lower daily rate. As a result, customers may seek to renegotiate the terms of their existing drilling contracts or avoid their obligations under those contracts. In addition, customers may seek to terminate existing contracts if Pride experiences operational problems. The deepwater markets in which Pride operates require the use of floating rigs with sophisticated positioning, subsea and related systems designed for drilling in deep water. If this equipment fails to function properly, the rig cannot engage in drilling operations, and customers may have the right to terminate the drilling contracts. The likelihood that a customer may seek to terminate a contract for operational difficulties is increased during market downturns. The cancellation of a number of Pride's drilling contracts could adversely affect Pride's results of operations.

PRIDE IS SUBJECT TO HAZARDS CUSTOMARY IN THE OILFIELD SERVICE INDUSTRY AND TO THOSE MORE SPECIFIC TO MARINE OPERATIONS. PRIDE MAY NOT HAVE INSURANCE TO COVER ALL THESE HAZARDS.

      Pride's operations are subject to the many hazards customary in the oilfield services industry. Contract drilling and well servicing require the use of heavy equipment and exposure to hazardous conditions, which may subject Pride to liability claims by employees, customers and third parties. These hazards can cause personal injury or loss of life, severe damage to or destruction of property and equipment, pollution or environmental damage and suspension of operations. Pride's offshore fleet is also subject to hazards inherent in marine operations, either while on site or during mobilization, such as capsizing, sinking and damage from severe weather conditions. In certain instances, contractual indemnification of customers or others is required of Pride.

      Pride maintains workers' compensation insurance for its employees and other insurance coverage for normal business risks, including general liability insurance. Although Pride believes its insurance coverage to be adequate and in accordance with industry practice against normal risks in its operations, any insurance protection may not be sufficient or effective under all circumstances or against all hazards to which Pride may be subject. The occurrence of a significant event against which Pride is not fully insured, or of a number of lesser events against which Pride is insured, but subject to substantial deductibles, could materially and adversely affect Pride's operations and financial condition. Moreover, Pride may not be able to maintain adequate insurance in the future at rates or on terms Pride considers reasonable or acceptable.

GOVERNMENTAL REGULATIONS AND ENVIRONMENTAL LIABILITIES MAY ADVERSELY AFFECT PRIDE'S OPERATIONS.

      Many aspects of Pride's operations are subject to numerous governmental regulations that may relate directly or indirectly to the contract drilling and well servicing industries, including those relating to the protection of the environment. Pride has spent and could continue to spend material amounts to comply with these regulations. Laws and regulations protecting the environment have become more stringent in recent years and may impose strict liability, rendering Pride liable for environmental damage without regard to negligence or fault on Pride's part. These laws and regulations may expose Pride to liability for the conduct of, or conditions caused by, others or for acts that were in compliance with all applicable laws at the time the acts were preformed. The application of these requirements or the adoption of new requirements could have a material adverse effect on Pride. In addition, the modification of existing laws or regulations or the adoption of new laws or regulations curtailing exploratory or development drilling for oil and gas could have a material adverse effect on Pride's operations by limiting future contract drilling opportunities.

                                   APPENDIX B

                                  HSBC BANK USA

      THE INFORMATION CONTAINED IN THIS APPENDIX TO THIS PROSPECTUS HAS BEEN OBTAINED FROM SOURCES MADE PUBLICLY AVAILABLE BY HSBC BANK USA AND HSBC USA INC. AND IS NOT TO BE CONSTRUED AS A REPRESENTATION BY AMETHYST FINANCIAL COMPANY LTD. OR ITS AFFILIATES.

      HSBC Bank USA is a wholly owned subsidiary and the principal asset of HSBC USA Inc., the New York-based bank holding company subsidiary of HSBC Holdings plc. In December 1999, HSBC Holdings completed the acquisition of Republic New York Corporation, the principal asset of which was Republic National Bank of New York, and merged Republic New York Corporation into HSBC USA Inc. HSBC Holdings merged Republic National Bank of New York into HSBC Bank USA.

      Based on HSBC USA Inc.'s annual report on Form 10-K for the year ended December 31, 1998, HSBC Bank USA and its consolidated subsidiaries had, at December 31, 1998, total deposits of approximately $27.3 billion, total assets of approximately $33.8 billion and stockholder's equity of approximately $2.4 billion.

      Based on Republic New York Corporation's annual report on Form 10-K for the year ended December 31, 1998, Republic National Bank and its consolidated subsidiaries had, at December 31, 1998, total deposits of approximately $33.5 billion, total assets of approximately $46.5 billion and stockholder's equity of approximately $3.1 billion and accounted for approximately 90% of the consolidated assets, approximately 90% of the consolidated revenues and more than 100% of the consolidated net income of Republic New York Corporation for the year ended December 31, 1998.

WHERE YOU CAN FIND MORE INFORMATION

      HSBC USA Inc. files reports and other information with the SEC. You can read and copy any materials HSBC USA Inc. files with the SEC at the SEC's Public Reference Room 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web Site that contains information HSBC USA Inc. files electronically with the SEC. You can access the SEC's Web Site over the Internet at HTTP://WWW.SEC.GOV.

      HSBC Bank USA files reports and other information with the Federal Financial Institution Examination Council. You can obtain the publicly available portions of those reports and other information by writing to the Federal Deposit Insurance Corporation's Disclosure Group at FDIC, Department 0691, Washington, D.C. 20073-0691 or by calling the Federal Deposit Insurance Corporation at 1-800-945-2186. The Federal Financial Institution Examination Council also maintains a Web Site that contains the publicly available portions of those reports and other information. You can access the Federal Financial Institution Examination Council's Web Site over the Internet at HTTP://WWW.FFIEC.GOV.

      We refer you to the documents listed below and any future filings HSBC USA Inc. makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (file no. 1-02940) or HSBC Bank USA makes with the Federal Financial Institution Examination Council until the offering made by this prospectus terminates:

      o Republic New York Corporation's annual report on Form 10-K for the year ended December 31, 1998, which includes, on page 61, the December 31, 1997 and 1998 audited Consolidated Statements of Condition of Republic National Bank

      o HSBC USA Inc.'s annual report on Form 10-K for the year ended December 31, 1998, which includes, on page 39, the December 31, 1997 and 1998 audited Consolidated Balance Sheet of HSBC Bank USA

      o Republic New York Corporation's and HSBC USA Inc.'s quarterly reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999

      o Republic New York Corporation's current reports on Form 8-K dated May 11, 1999 (as amended by Republic New York Corporation's current report on Form 8-K/A May 14, 1999), August 5, 1999, September 3, 1999, September 7, 1999, September 27, 1999, October 1, 1999, October 22, 1999, November 8, 1999 and January 10, 2000

      o HSBC USA Inc.'s current reports on Form 8-K dated January 27, 1999, January 28, 1999, March 29, 1999, June 28, 1999 and January 10, 2000

      o the publicly available portions of the Consolidated Reports of Condition of Republic National Bank and HSBC Bank USA and the Consolidated Reports of Income of Republic National Bank and HSBC Bank USA as of and for the years ended December 31, 1997 and 1998 and for each subsequent quarter for which such a report has been prepared, in each case, as submitted to the Federal Financial Institution Examination Council

                                   APPENDIX C

                       PETROLEO BRASILEIRO S.A.--PETROBRAS

      THE INFORMATION CONTAINED IN THIS APPENDIX TO THIS PROSPECTUS HAS BEEN OBTAINED FROM SOURCES MADE PUBLICLY AVAILABLE BY PETROLEO BRASILEIRO S.A.--PETROBRAS AND IS NOT TO BE CONSTRUED AS A REPRESENTATION BY AMETHYST FINANCIAL COMPANY LTD. OR ITS AFFILIATES.

      Petrobras, the Brazilian national oil company, is a mixed-capital but state-controlled integrated oil and gas corporation. Petrobras ranked 14th among all oil and gas companies in the world based on 1997 data as measured by the Petroleum Intelligence Weekly composite index (which includes reserves, output, refinery capacity and product sales by volume). Petrobras estimated that its proven oil reserves located in deep water (depths greater than 1,300 feet) and ultra-deepwater (depths greater than 3,300 feet) represented approximately 77% and 30%, respectively, of its approximately 7.4 million barrels of proven oil reserves as of December 1998. In 1999, Petrobras produced an average of 1.3 million barrels of oil equivalent per day. The majority of this output was produced from deep water reserves.

WHERE YOU CAN FIND MORE INFORMATION

      Petrobras furnishes annual and quarterly reports to the SEC under Rule 12g3-2(b) of the Securities Exchange Act of 1934. You can read and copy any materials Petrobras furnishes to the SEC at the SEC's Public Reference Room 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

      We refer you to the documents listed below and any future reports Petrobras furnishes to the SEC under Rule 12g3-2(b) of the Securities Exchange Act of 1934 until the offering made by this prospectus terminates:

      o  Petrobras' annual report for the year ended December 31, 1998

      o Petrobras' quarterly reports for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 57 of the British Virgin Islands International Business Corporations Ordinance provides as follows:

      1. Subject to Subsection 2 and any limitations in its memorandum or articles, a company incorporated under this Ordinance may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

            a. is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, an officer or a liquidator of the company; or

            b. is or was, at the request of the company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

      2. Subsection 1 only applies to a person referred to in that subsection if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person has no reasonable cause to believe that his conduct was unlawful.

      3. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is in the absence of fraud, sufficient for purposes of this section, unless a question of law is involved.

      4. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the company or that the person had no reasonable cause to believe that his conduct was unlawful.

      5. If the person referred to in Subsection 1 has been successful in defense of any proceedings referred to in Subsection 1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

      In addition, Section 58 of the British Virgin Islands International Business Corporations Ordinance provides as follows:

      A company incorporated under this Ordinance may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the company, or who at the request of the company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability under Subsection 1 of
Section 57.

      Regulations 90 through 95 of the Articles of Association of Amethyst Financial Company Ltd. provide as follows:

      90. Subject to Regulation 91 the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

            (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

            (b) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

      91. Regulation 90 only applies to a person referred to in that Regulation if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person has no reasonable cause to believe that his conduct was unlawful.

      92. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is in the absence of fraud, sufficient for purposes of these Articles, unless a question of law is involved.

      93. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Company or that the person had no reasonable cause to believe that his conduct was unlawful.

      94. If the person referred to in Regulation 90 has been successful in defense of any proceedings referred to in that Regulation, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

      95. The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under Regulation 90.

      Section 83 of the Business Corporation Law of the State of Louisiana gives corporations the power to indemnify officers and directors under certain circumstances. Article IX of Pride International's Amended and Restated Articles of Incorporation and Section 13 of Pride International's Bylaws contain provisions that provide for indemnification of certain persons (including officers and directors).

ITEM 21.  EXHIBITS AND FINANCIAL SCHEDULES

      (a) EXHIBITS.

            The following instruments and documents are included as Exhibits to this Registration Statement. Exhibits incorporated by reference are so indicated by parenthetical information.




   EXHIBIT NO.                    EXHIBIT
   -----------                    -------
     +3.1           Memorandum of Association of Amethyst Financial Company Ltd.

     +3.2           Articles of Association of Amethyst Financial Company Ltd.

     +4.1 A/B Exchange Registration Rights Agreement dated October 28, 1999 among Amethyst Financial Company Ltd., Pride International, Inc., Maritima Petroleo e Engenharia Ltda. and Donaldson, Lufkin & Jenrette Securities Corporation.

     +4.2 Purchase Agreement dated October 28, 1999 between Amethyst Financial Company Ltd. and Donaldson, Lufkin & Jenrette Securities Corporation relating to $53 million aggregate principal amount of 11 3/4% Senior Secured Notes due 2001.


     +4.3 Indenture dated November 1, 1999 among Amethyst Financial Company Ltd., Pride International, Inc., Maritima Petroleo e Engenharia Ltda. and Wilmington Trust Company.

     *4.3(a)        First Supplemental Indenture dated     , 2000 among Amethyst
                    Financial Company Ltd., Pride International, Inc., Maritima Petroleo e Engenharia Ltda. and Wilmington Trust Company.

     *4.4 Form of New Note (attached to the Indenture dated November 1, 1999 among Amethyst Financial Company Ltd., Pride International, Inc., Maritima Petroleo e Engenharia Ltda. and Wilmington Trust Company filed as Exhibit 4.3 to this Registration Statement and amended by the First Supplemental
                    Indenture dated         , 2000 among Amethyst Financial
                    Company Ltd., Pride International, Inc., Maritima Petroleo e Engenharia Ltda. and

                    Wilmington Trust Company filed as Exhibit 4.3(a) to this Registration Statement).

     +4.5 Senior Secured Note Security and Pledge Agreement dated November 1, 1999 between Amethyst Financial Company Ltd. and Wilmington Trust Company.

     +4.6 Reserve Account Agreement dated November 1, 1999 between Amethyst Financial Company Ltd. and Wilmington Trust Company.

     +4.7 Deed of Consent dated November 1, 1999 among Amethyst Financial Company Ltd., Petrodrill Six Limited, Petrodrill Seven Limited, Pride International, Inc., Maritima Petroleo e Engenharia Ltda., Petro Dia Three S.A., Petro Dia Four S.A., Mitsubishi Corporation (UK) PLC and Wilmington Trust Company.

     +4.8 Loan Agreement dated December 1998 among Petrodrill Seven Limited, Petro Dia Three S.A., Petro Dia Four S.A. and Mitsubishi Corporation (UK) PLC.

     +4.9 Loan Agreement dated December 19, 1998 among Petrodrill Six Limited, Petro Dia Three S.A., Petro Dia Four S.A. and Mitsubishi Corporation (UK) PLC.

     +4.10 Deed of Guarantee and Undertaking dated December 19, 1998 among Petrodrill Seven Limited, Pride International, Inc., Maritima Petroleo e Engenharia Ltda., Petro Dia Three S.A., Petro Dia Four S.A. and Mitsubishi Corporation (UK) PLC.

     +4.11 Deed of Guarantee and Undertaking dated December 19, 1998 among Petrodrill Six Limited, Pride International, Inc., Maritima Petroleo e Engenharia Ltda., Petro Dia Three S.A., Petro Dia Four S.A. and Mitsubishi Corporation (UK) PLC.

     +4.12 Floor Guarantee dated December 19, 1998 among Pride International, Inc., Maritima Petroleo e Engenharia Ltda., Petro Dia Three S.A. and Petro Dia Four S.A.

     +4.13 Inter-Company Cross Guarantee dated December 19, 1998 among Amethyst Financial Company Ltd., Petrodrill Six Limited, Petrodrill Seven Limited and Mitsubishi Corporation (UK) PLC.

     +4.14 Transfer Certificate dated November 1, 1999 among Amethyst Financial Company Ltd., Petro Dia Three S.A., Petro Dia Four S.A. and Mitsubishi Corporation (UK) PLC, relating to the Limited Loan Agreement dated December 19, 1998 among Petrodrill Seven Limited, Petro Dia Three S.A., Petro Dia Four S.A. and Mitsubishi Corporation (UK) PLC.

     +4.15 Transfer Certificate dated November 1, 1999 among Amethyst Financial Company Ltd., Petro Dia Three S.A., Petro Dia Four S.A. and Mitsubishi Corporation (UK) PLC, relating to the Loan Agreement dated December 19, 1998 among Petrodrill Six Limited, Petro Dia Three S.A., Petro Dia Four S.A. and Mitsubishi Corporation (UK) PLC.

     +4.16 Commitment to Guarantee Obligation by the United States of America accepted by Petrodrill Five Limited dated April 9, 1999.

     +4.17 Commitment to Guarantee Obligation by the United States of America accepted by Petrodrill Four Limited dated April 9, 1999.

     +4.18 Credit Agreement dated April 9, 1999 among Petrodrill Five Limited, Govco Inc., Citibank, N.A., Citibank International PLC and Citicorp North America, Inc.

     +4.19 Credit Agreement dated April 9, 1999 among Petrodrill Four Limited, Govco Inc., Citibank, N.A., Citibank International PLC and Citicorp North America, Inc.

     +4.20 Security Agreement dated April 9, 1999 between Petrodrill Five Limited and the United States of America.

     +4.21 Security Agreement dated April 9, 1999 between Petrodrill Four Limited and the United States of America.

     +4.22 Trust Indenture dated April 9, 1999 between Petrodrill Five Limited and FMB Trust Company, National Association.

     +4.23 Trust Indenture dated April 9, 1999 between Petrodrill Four Limited and FMB Trust Company, National Association.

     +4.24 Guaranty Agreement dated April 9, 1999 in favor of the United States by Petrodrill Five Limited.

     +4.25 Guaranty Agreement dated April 9, 1999 in favor of the United States by Petrodrill Four Limited.

     +4.26 Guaranty Agreement dated April 9, 1999 in favor of the United States by Pride International, Inc.

     +4.27 Payment Undertaking in Favor of the United States dated April 9, 1999 by Maritima Petroleo e Engenharia Ltda.

     +4.28 Interguarantor Agreement dated April 9, 1999 between Pride International, Inc. and Maritima Petroleo e Engenharia Ltda.

     +4.29 Title XI Reserve Fund and Financial Agreement dated April 9, 1999 between Petrodrill Five Limited and the United States of America.

     +4.30 Title XI Reserve Fund and Financial Agreement dated April 9, 1999 between Petrodrill Four Limited and the United States of America.


     ++4.31 Amended and Restated Credit Agreement dated as of December 22, 1997 among Pride International, Inc., each of the banks that are or may be a party thereto, Bank One, Louisiana, N.A. (formerly named First National Bank of Commerce), as arranger and syndication agent, and Wells Fargo Bank (Texas), National Association, as administrative agent and documentation agent (incorporated by reference to Exhibit
                    4.8 to Pride International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-13289).


     ++4.32 First Amendment to Credit Agreement dated as of April 24, 1998 among Pride International, Inc., certain of its subsidiaries, Bank One, Louisiana, N.A. (formerly named First National Bank of Commerce), as arranger and syndication agent, Wells Fargo Bank (Texas), National Association, as administrative and documentation agent, and the lenders named therein (incorporated by reference to Exhibit 4.2 to Pride International, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998, File No. 1-13289).

     ++4.33 Second Amendment to Credit Agreement dated as of September 17, 1998 among Pride International, Inc., certain of its subsidiaries, Bank One, Louisiana, N.A. (formerly named First National Bank of Commerce), as arranger and syndication agent, Wells Fargo Bank (Texas), National Association, as administrative and documentation agent, and the lenders named therein (incorporated by reference to Exhibit 4.3 to Pride International, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998, File No. 1-13289).


     ++4.34 Third Amendment to Credit Agreement dated as of December 21, 1998 among Pride International, Inc., certain of its subsidiaries, Bank One, Louisiana, N.A. (formerly named First National Bank of Commerce), as arranger and syndication agent, Wells Fargo Bank (Texas), National Association, as administrative and documentation agent, and the lenders named therein (incorporated by reference to Exhibit 4.6 to Pride International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-13289).

     ++4.35 Indenture, dated as of May 1, 1997, by and between Pride International, Inc. and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4.1 to Pride International, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, File Nos. 0-16961 and 1-13289).

     ++4.36 First Supplemental Indenture, dated as of May 1, 1997, by and between Pride International, Inc. and The Chase Manhattan Bank, as trustee, relating to $325,000,000 principal amount of 9 3/8% Senior Notes due 2007 (incorporated by reference to Exhibit 4.2 to Pride International, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, File Nos. 0-16961 and 1-13289).

     ++4.37 Indenture, dated as of April 1, 1998, between Pride International, Inc. and Marine Midland Bank, as trustee, relating to subordinated debt securities (incorporated by reference to Exhibit 4.1 to Pride International, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, File No. 1-13289).

     ++4.38 First Supplemental Indenture, dated as of April 24, 1998, between Pride International, Inc. and Marine Midland Bank, as trustee, relating to Zero Coupon Convertible Subordinated Debentures Due 2018 (incorporated by reference to Exhibit
                    4.2 to Pride International, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, File No. 1-13289).

     Pride International, Inc. is a party to several debt instruments under which the total amount of securities authorized does not exceed 10% of the total assets of Pride International, Inc. and its subsidiaries on a consolidated basis. Pursuant to paragraph 4(iii)(A) of Item 601(b) of Regulation S-K, Pride International, Inc. agrees to furnish a copy of such instruments to the SEC upon request.

     *5 Opinion of Baker Botts L.L.P. as to the legality of the new notes and the Pride guarantee.

     +8.1           Opinion of Baker Botts L.L.P. regarding U.S. tax matters.

     +8.2 Opinion of Dancia Penn & Co. regarding British Virgin Islands tax matters.

     +10.1          Chartering Contract for the AMETHYST 7 (Contract No.
                    101.2.155.97-9) between Maritima Navegacao e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras.

     +10.1(a) Rider No. 1 to the Chartering Contract for the AMETHYST 7 (Contract No. 101.2.155.97-9) dated July 10, 1998 among Maritima Petroleo e Engenharia Ltda., Petroleo Brasileiro S.A.--Petrobras and Petrodrill Seven Limited.

     +10.2          Service Rendering Contract for the AMETHYST 7 (Contract No.
                    101.0.156.97-1) between Maritima Navegacao e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras.

     +10.2(a) Rider No. 1 to the Service Rendering Contract for the AMETHYST 7 (Contract No. 101.2.156.97-1) dated August 21, 1998 among Maritima Petroleo e Engenharia Ltda., Petroleo Brasileiro S.A.--Petrobras and Petrodrill Seven Limited.

     +10.3 Letter Agreement dated January 15, 1998 between Maritima Navegacao e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras relating to the Chartering Contract for the AMETHYST 7 (Contract No. 101.2.155.97-9) and the Service Rendering Contract for the AMETHYST 7 (Contract No. 101.2.156.97-1).

     +10.4 Letter Agreement dated January 15, 1998 between Maritima Navegacao e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras relating to the Chartering Contract for the AMETHYST 7 (Contract No. 101.2.155.97-9) and the Service Rendering Contract for the AMETHYST 7 (Contract No. 101.2.156.97-1).

     +10.5          Chartering Contract for the AMETHYST 6 (Contract No.
                    101.2.159.97-1) dated January 12, 1998 between Maritima Navegacao e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras.

     +10.5(a) Rider No. 1 to the Chartering Contract for the AMETHYST 6 (Contract No. 101.2.159.97-1) dated July 10, 1998 among Maritima Petroleo e Engenharia Ltda., Petroleo Brasileiro S.A.--Petrobras and Petrodrill Six Limited.

     +10.6          Service Rendering Contract for the AMETHYST 6 (Contract No.
                    101.2.160.97-0) dated January 12, 1998 between Maritima Navegacao e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras.

     +10.6(a) Rider No. 1 to the Service Rendering Contract for the AMETHYST 6 (Contract No. 101.2.160.97-0) dated August 21, 1998 among Maritima Petroleo e Engenharia Ltda., Petroleo Brasileiro S.A.--Petrobras and Petrodrill Six Limited.

     +10.7 Letter Agreement dated January 15, 1998 between Maritima Navegacao e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras relating to the Chartering Contract for the AMETHYST 6 (Contract No. 101.2.159.97-1) and the Service Rendering Contract for the AMETHYST 6 (Contract No. 101.2.160.97-0).

     +10.8 Letter Agreement dated January 15, 1998 between Maritima Petroleo e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras relating to the Chartering Contract for the AMETHYST 6 (Contract No. 101.2.159.97-1) and the Service Rendering Contract for the AMETHYST 6 (Contract No. 101.2.160.97-0).

     +10.9          Chartering Contract for the AMETHYST 5 (Contract No.
                    101.2.100.97-8) dated December 5, 1997 between Maritima Navegacao e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras.

     +10.9(a) Rider No. 1 to the Chartering Contract for the AMETHYST 5 (Contract No. 101.2.100.97-8) dated July 10, 1998 among Maritima Petroleo e Engenharia

                    Ltda., Petroleo Brasileiro S.A.--Petrobras and Petrodrill Five Limited.


     +10.10         Service Rendering Contract for the AMETHYST 5 (Contract No.
                    101.2.101.97-0) between Maritima Navegacao e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras.

     +10.10(a)      Rider No. 1 to the Service Rendering Contract for the
                    AMETHYST 5 (Contract No. 101.2.101.97-0) dated August 21,
                    1998 among Maritima Petroleo e Engenharia Ltda., Petroleo
                    Brasileiro S.A.--Petrobras and Petrodrill Five Limited.

     +10.11 Letter Agreement dated December 5, 1997 between Maritima Navegacao e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras relating to the Chartering Contract for the AMETHYST 5 (Contract No. 101.2.100.97-8) and the Service Rendering Contract for the AMETHYST 5 (Contract No. 101.2.101.97-0).

     +10.12 Letter Agreement dated January 15, 1998 between Maritima Petroleo e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras relating to the Chartering Contract for the AMETHYST 5 (Contract No. 101.2.100.97-8) and the Service Rendering Contract for the AMETHYST 5 (Contract No. 101.2.101.97-0).

     +10.13 Chartering Contract for the AMETHYST 4 (Invitation to Bid No. 101.2.063.97-8) between Maritima Navegacao e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras.

     +10.13(a)      Rider No. 1 to the Chartering Contract for the AMETHYST 4
                    (Invitation to Bid No. 101.2.063.97-8) dated July 10, 1998 among Maritima Petroleo e Engenharia Ltda., Petroleo
                    Brasileiro S.A.--Petrobras and Petrodrill Four Limited.

     +10.14 Service Rendering Contract for the AMETHYST 4 (Invitation to Bid No. 101.2.064.97-0) between Maritima Navegacao e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras.

     +10.14(a)      Rider No. 1 to the Service Rendering Contract for the
                    AMETHYST 4 (Invitation to Bid No. 101.2.064.97-0) dated
                    August 21, 1998 among Maritima Petroleo e Engenharia Ltda.,
                    Petroleo Brasileiro S.A.--Petrobras and Petrodrill Four
                    Limited.

     +10.15 Letter Agreement dated December 5, 1997 between Maritima Navegacao e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras relating to the Chartering Contract for the AMETHYST 4 (Contract No. 101.2.063.97-2) and the Service Rendering Contract for the AMETHYST 4 (Invitation to Bid No. 101.2.064.97-0).

     +10.16 Letter dated May 28, 1998 from Petroleo Brasileiro S.A.--Petrobras to Maritima Navegacao e Engenharia Ltda. regarding the Chartering Contracts and Service Rendering Contracts.

     +10.17 Shipbuilding Contract dated April 9, 1998 among Daewoo Corporation, Daewoo Heavy Industries Ltd. and Petrodrill Construction Inc., for Hull No. 3015 (AMETHYST 7).

     +10.17(a)      Side Letter No. 1 dated April 9, 1998 among Daewoo
                    Corporation, Daewoo Heavy Industries Ltd. and Petrodrill
                    Construction Inc. for Hull No. 3015 (AMETHYST 7).

     +10.17(b)      Side Letter No. 2 dated April 9, 1998 among Daewoo
                    Corporation, Daewoo Heavy Industries Ltd. and Petrodrill
                    Construction Inc. for Hull No. 3015 (AMETHYST 7).

     +10.17(c)      Novation Agreement dated December 4, 1998 among Daewoo
                    Corporation, Daewoo Heavy Industries Ltd., Petrodrill
                    Offshore Inc. and Petrodrill Seven Limited for Hull No. 3015
                    (AMETHYST 7).

     +10.17(d)      Main Contract Amendment dated December 1998 among Daewoo
                    Corporation, Daewoo Heavy Industries Ltd. and Petrodrill
                    Seven Limited for Hull No. 3015 (AMETHYST 7).

     +10.17(e)      Main Contract Amendment II dated January 28, 1999 among
                    Daewoo Corporation, Daewoo Heavy Industries Ltd. and
                    Petrodrill Seven Limited for Hull No. 3015 (AMETHYST 7).

     +10.18 Refund Guarantee issued by The Export-Import Bank of Korea to Petrodrill Construction Inc. dated April 16, 1998 for Hull No. 3015 (AMETHYST 7).

     +10.18(a)      Novation Agreement in respect of the Refund Guarantee dated
                    December 4, 1998 among The Export-Import Bank of Korea,
                    Petrodrill Offshore Inc. and Petrodrill Seven Limited for
                    Hull No. 3015 (AMETHYST 7).

     +10.18(b)      Letter of Amendment of Refund Guarantee issued by The
                    Export-Import Bank of Korea to Petrodrill Seven Limited dated April 6, 1999 for Hull No. 3015 (AMETHYST 7).

     +10.19 Shipbuilding Contract dated April 9, 1998 among Daewoo Corporation, Daewoo Heavy Industries Ltd. and Petrodrill Construction Inc. for Hull No. 3016 (AMETHYST 6).

     +10.19(a)      Side Letter No. 1 dated April 9, 1998 among Daewoo
                    Corporation, Daewoo Heavy Industries Ltd. and Petrodrill
                    Construction Inc. for Hull No. 3016 (AMETHYST 6).

     +10.19(b)      Side Letter No. 2 dated April 9, 1998 among Daewoo
                    Corporation, Daewoo Heavy Industries Ltd. and Petrodrill
                    Construction Inc. for Hull No. 3016 (AMETHYST 6).

     +10.19(c)      Novation Agreement dated December 4, 1998 among Daewoo
                    Corporation, Daewoo Heavy Industries Ltd., Petrodrill
                    Offshore Inc. and Petrodrill Six Limited for Hull No. 3016
                    (AMETHYST 6).

     +10.19(d)      Main Contract Amendment dated December 1998 among Daewoo
                    Corporation, Daewoo Heavy Industries Ltd. and Petrodrill Six
                    Limited for Hull No. 3016 (AMETHYST 6).

     +10.19(e)      Main Contract Amendment II dated January 28, 1999 among
                    Daewoo Corporation, Daewoo Heavy Industries Ltd. and
                    Petrodrill Six Limited for Hull No. 3016 (AMETHYST 6).

     +10.20 Refund Guarantee issued by The Export-Import Bank of Korea to Petrodrill Construction Inc. dated April 16, 1998 for Hull No. 3016 (AMETHYST 6).

     +10.20(a)      Novation Agreement in respect of the Refund Guarantee dated
                    December 4, 1998 among The Export-Import Bank of Korea,
                    Petrodrill Offshore Inc. and Petrodrill Six Limited for Hull
                    No. 3016 (AMETHYST 6).

     +10.20(b)      Letter of Amendment of Refund Guarantee issued by The
                    Export-Import Bank of Korea to Petrodrill Six Limited dated
                    April 6, 1999 for Hull No.

                    3016 (AMETHYST 6).

     +10.21 Shipbuilding Contract dated April 9, 1998 between TDI-Halter, L.P. and Petrodrill Construction Inc. for Hull No. 1829 (AMETHYST 5).

     +10.21(a)      Side Letter No. 1 dated April 9, 1998 between TDI-Halter,
                    L.P. and Petrodrill Construction Inc. for Hull No. 1829
                    (AMETHYST 5).

     +10.21(b)      Side Letter No. 2 dated April 9, 1998 between TDI-Halter,
                    L.P. and Petrodrill Construction Inc. for Hull No. 1829
                    (AMETHYST 5).

     +10.21(c)      Side Letter No. 3 dated April 9, 1998 between TDI-Halter,
                    L.P. and Petrodrill Construction Inc. for Hull No. 1829
                    (AMETHYST 5).

     +10.21(d)      Side Letter No. 4 dated April 9, 1998 between TDI-Halter,
                    L.P. and Petrodrill Construction Inc. for Hull No. 1829
                    (AMETHYST 5).

     +10.21(e)      Side Letter No. 5 dated April 9, 1998 between TDI-Halter,
                    L.P. and Petrodrill Construction Inc. for Hull No. 1829
                    (AMETHYST 5).

     +10.21(f)      Novation Agreement dated December 9, 1998 between
                    TDI-Halter, L.P., Petrodrill Offshore Inc. and Petrodrill
                    Five Limited for Hull No. 1829 (AMETHYST 5).

     +10.21(g)      Amendment No. 1 to Semi-Submersible Drilling Vessel
                    Construction Contract dated April 9, 1999 between
                    TDI-Halter, L.P. and Petrodrill Five Limited for Hull No.
                    1829 (AMETHYST 5).

     +10.22 Performance Bond dated April 13, 1998 between TDI-Halter, L.P. and Fireman's Fund Insurance Company in connection with the construction of Hull No. 1829 (AMETHYST 5).

     +10.23 Labor and Material Payment Bond dated April 13, 1998 between TDI-Halter, L.P. and Fireman's Fund Insurance Company in connection with the construction of Hull No. 1829 (AMETHYST
                    5).

     +10.24 Parent Guarantee dated April 15, 1998 by Halter Marine Group, Inc. in connection with the construction of Hull No. 1829 (AMETHYST 5).

     +10.25 Shipbuilding Contract dated April 9, 1998 between TDI-Halter, L.P. and Petrodrill Construction Inc. for Hull No. 1828 (AMETHYST 4).

     +10.25(a)      Side Letter No. 1 dated April 9, 1998 between TDI-Halter,
                    L.P. and Petrodrill Construction Inc. for Hull No. 1828
                    (AMETHYST 4).

     +10.25(b)      Side Letter No. 2 dated April 9, 1998 between TDI-Halter,
                    L.P. and Petrodrill Construction Inc. for Hull No. 1828
                    (AMETHYST 4).

     +10.25(c)      Side Letter No. 3 dated April 9, 1998 between TDI-Halter,
                    L.P. and Petrodrill Construction Inc. for Hull No. 1828
                    (AMETHYST 4).

     +10.25(d)      Side Letter No. 4 dated April 9, 1998 between TDI-Halter,
                    L.P. and Petrodrill Construction Inc. for Hull No. 1828
                    (AMETHYST 4).

     +10.25(e)      Side Letter No. 5 dated April 9, 1998 between TDI-Halter,
                    L.P. and Petrodrill Construction Inc. for Hull No. 1828
                    (AMETHYST 4).

     +10.25(f)      Novation Agreement dated December 9, 1998 between
                    TDI-Halter, L.P., Petrodrill Offshore Inc. and Petrodrill
                    Four Limited for Hull No. 1828

                    (AMETHYST 4).

     +10.25(g)      Amendment No. 1 to Semi-Submersible Drilling Vessel
                    Construction Contract dated April 9, 1999 between
                    TDI-Halter, L.P. and Petrodrill Four Limited for Hull No.
                    1828 (AMETHYST 4).

     +10.26 Performance Bond dated April 13, 1998 between TDI-Halter, L.P. and Fireman's Fund Insurance Company in connection with the construction of Hull No. 1828 (AMETHYST 4).

     +10.27 Labor and Material Payment Bond dated April 13, 1998 between TDI-Halter, L.P. and Fireman's Fund Insurance Company in connection with the construction of Hull No. 1828 (AMETHYST
                    4).

     +10.28 Parent Guarantee dated April 15, 1998 by Halter Marine Group, Inc. in connection with the construction of Hull No. 1828 (AMETHYST 4).

     +10.29 Construction Management Agreement dated November 5, 1998 between Petrodrill Seven Limited and Petrodrill Engineering N.V. for the AMETHYST 7.

     **10.30 Construction Management Agreement dated November 5, 1998 between Petrodrill Six Limited and Petrodrill Engineering N.V. for the AMETHYST 6.

     **10.31 Construction Management Agreement dated January 25, 1999 between Petrodrill Five Limited and Petrodrill Engineering N.V. for the AMETHYST 5.

     **10.32 Construction Management Agreement dated January 25, 1999 between Petrodrill Four Limited and Petrodrill Engineering N.V. for the AMETHYST 4.

     +10.33 Supply Agreement for the AMETHYST 7 dated November 5, 1998 between Pride-Foramer S.A. and Petrodrill Engineering N.V.

     ***10.34 Supply Agreement for the AMETHYST 6 dated November 5, 1998 between Pride-Foramer S.A. and Petrodrill Engineering N.V.

     ***10.35 Supply Agreement for the AMETHYST 5 dated January 25, 1999 between Pride-Foramer S.A. and Petrodrill Engineering N.V.

     ***10.36 Supply Agreement for the AMETHYST 4 dated January 25, 1999 between Pride-Foramer S.A. and Petrodrill Engineering N.V.

     +10.37 Supply Agreement for the AMETHYST 7 dated November 5, 1998 between Maritima Petroleo e Engenharia Ltda. and Petrodrill Engineering N.V.


     ***10.38 Supply Agreement for the AMETHYST 6 dated November 5, 1998 between Maritima Petroleo e Engenharia Ltda. and Petrodrill Engineering N.V.

     ***10.39 Supply Agreement for the AMETHYST 5 dated January 25, 1999 between Maritima Petroleo e Engenharia Ltda. and Petrodrill Engineering N.V.

     ***10.40 Supply Agreement for the AMETHYST 4 dated January 25, 1999 between Maritima Petroleo e Engenharia Ltda. and Petrodrill Engineering N.V.

     +10.41 Supply Agreement for the AMETHYST 7 dated November 5, 1998 between Workships Contractors B.V. and Petrodrill Engineering N.V.

     ***10.42 Supply Agreement for the AMETHYST 6 dated November 5, 1998 between Workships Contractors B.V. and Petrodrill Engineering N.V.

     ***10.43 Supply Agreement for the AMETHYST 5 between Workships Contractors B.V. and Petrodrill Engineering N.V.

     ***10.44 Supply Agreement for the AMETHYST 4 between Workships Contractors B.V. and Petrodrill Engineering N.V.

     +10.45 Management Agreement for the AMETHYST 7 dated November 5, 1998 between Petrodrill Seven Limited and Formaritima Ltd.

     **10.46 Management Agreement for the AMETHYST 6 dated November 5, 1998 between Petrodrill Six Limited and Formaritima Ltd.

     **10.47 Management Agreement for the AMETHYST 5 dated January 25, 1999 between Petrodrill Five Limited and Formaritima Ltd.

     **10.48 Management Agreement for the AMETHYST 4 dated January 25, 1999 between Petrodrill Four Limited and Formaritima Ltd.

     +10.49 Technical Services Agreement for the AMETHYST 7 dated November 5, 1998 between Formaritima Ltd. and Pride-Foramer S.A.

     ***10.50 Technical Services Agreement for the AMETHYST 6 dated November 5, 1998 between Formaritima Ltd. and Pride-Foramer S.A.

     ***10.51 Technical Services Agreement for the AMETHYST 5 dated January 25, 1999 between Formaritima Ltd. and Pride-Foramer S.A.

     ***10.52 Technical Services Agreement for the AMETHYST 4 dated January 25, 1999 between Formaritima Ltd. and Pride-Foramer S.A.

     +10.53 Local Services Agreement for the AMETHYST 7 dated November 5, 1998 between Formaritima Ltd. and Maritima Petroleo e Engenharia Ltda.

     ***10.54 Local Services Agreement for the AMETHYST 6 dated November 5, 1998 between Formaritima Ltd. and Maritima Petroleo e Engenharia Ltda.

     ***10.55 Local Services Agreement for the AMETHYST 5 dated January 25, 1999 between Formaritima Ltd. and Maritima Petroleo e Engenharia Ltda.

     ***10.56 Local Services Agreement for the AMETHYST 4 dated January 25, 1999 between Formaritima Ltd. and Maritima Petroleo e Engenharia Ltda.

     +10.57 Marine and Nautical Services Agreement for the AMETHYST 7 dated November 5, 1998 between Formaritima Ltd. and Workships Contractors B.V.

     ***10.58 Marine and Nautical Services Agreement for the AMETHYST 6 dated November 5, 1998 between Formaritima Ltd. and Workships Contractors B.V.

     **10.59 Marine and Nautical Services Agreement for the AMETHYST 5 dated November 5, 1998 between Petrodrill Five Limited and Workships Contractors B.V.

     **10.60 Marine and Nautical Services Agreement for the AMETHYST 4 dated November 5, 1998 between Petrodrill Four Limited and Workships Contractors B.V.

     +10.61 Licensing Agreement for the AMETHYST 7 dated November 5, 1998 between BiGem Holdings N.V. and Petrodrill Seven Limited.

     **10.62        Licensing Agreement for the AMETHYST 6 dated November 5,
                    1998 between

                    BiGem Holdings N.V. and Petrodrill Six Limited.

     **10.63 Licensing Agreement for the AMETHYST 5 dated January 25, 1999 between BiGem Holdings N.V. and Petrodrill Five Limited.

     **10.64 Licensing Agreement for the AMETHYST 4 dated January 25, 1999 between BiGem Holdings N.V. and Petrodrill Four Limited.

     +10.65 Amethyst Financial Company Ltd.'s Shareholders' Agreement dated November 5, 1998 among Drillpetro Inc., Techdrill Inc. and Westville Management Corporation.

     +10.66 Agency and Brokerage Agreement for the AMETHYST 7 dated April 30, 1998 among Petrodrill Seven Limited, U.K. Guaranty & Bonding Corp. Limited and Rapisardi Investment Limited.

     **10.67 Agency and Brokerage Agreement for the AMETHYST 6 dated April 30, 1998 among Petrodrill Six Limited, U.K. Guaranty & Bonding Corp. Limited and Rapisardi Investment Limited.

     **10.68 Agency and Brokerage Agreement for the AMETHYST 5 dated April 30, 1998 among Petrodrill Five Limited, U.K. Guaranty & Bonding Corp. Limited and Rapisardi Investment Limited.

     **10.69 Agency and Brokerage Agreement for the AMETHYST 4 dated April 30, 1998 among Petrodrill Four Limited, U.K. Guaranty & Bonding Corp. Limited and Rapisardi Investment Limited.

     +10.70 Minutes of Agreement Relating to the Petrobras Contracts dated July 2, 1998 among Drillpetro Inc., Techdrill Inc. and Westville Management Corporation.

     15             Awareness Letter of PricewaterhouseCoopers LLP.

     +21            Subsidiaries of Amethyst Financial Company Ltd.

     23.1           Consent of PricewaterhouseCoopers N.V.

      23.2          Consent of PricewaterhouseCoopers LLP.

     +23.3          Consent of Baker Botts L.L.P. (contained in Exhibit 8.1).

     +23.4          Consent of Pedro Calmon Filho & Associados.

     23.5           Consent of Pinheiro Neto - Advogados (Rio de Janeiro).

     +23.6          Consent of Dancia Penn & Co. (contained in Exhibit 8.2).

     +23.7          Consent of Higgs & Johnson.

     +24.1          Power of Attorney for Amethyst Financial Company Ltd.

     +24.2          Power of Attorney for Pride International, Inc.

     25 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company under the Indenture, on Form T-1.

     +99.1          Form of Letter to Clients for Tender of Notes.

     +99.2 Form of Letter to The Depository Trust Company Participants for Tender of Notes.

     +99.3          Form of Notice of Guaranteed Delivery.

     +99.4          Form of Transmittal Letter for Tender of Notes.


  *     To be filed by amendment.

  ** Substantially identical to the corresponding document for the AMETHYST 7 except as to the parties and the rig.

  *** Substantially identical to the corresponding document for the AMETHYST 7 except as to the rig.

  +     Previously filed.

  ++    Incorporated by reference from the filing indicated.

  (b)   FINANCIAL STATEMENT SCHEDULES

        Not applicable.

  (c)   REPORTS OR APPRAISALS

        Not applicable.

ITEM 22.  UNDERTAKINGS

  (a) Each of the undersigned registrants hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this to this Registration Statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

  Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

  (b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (d) Each of the undersigned registrants hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  (e) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning the Exchange Offer that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rio de Janeiro, State of Rio de Janeiro, Federative Republic of Brazil, on March 20, 2000.

                                          AMETHYST FINANCIAL COMPANY LTD.


                                          By */s/ GERMAN EFROMOVICH
                                             ---------------------------
                                             German Efromovich
                                             President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities indicated on March 20, 2000.


                SIGNATURE                                   TITLE
       ------------------------------              ----------------------

         */s/ GERMAN EFROMOVICH                     President and Director
         ----------------------------             (Principal Executive Officer)
              German Efromovich


          */s/ EARL W. MCNIEL                             Treasurer
         ----------------------------              (Principal Financial and
               Earl W. McNiel                          Accounting Officer)



        */s/ JOHN C.G. O'LEARY                    Vice President and Director
         ----------------------------
             John C.G. O'Leary



         */s/ HAMYLTON PADILHA                    Vice President and Director
         ----------------------------
              Hamylton Padilha



          /s/ ROBERT W. RANDALL                           Secretary
         ----------------------------            (Authorized Representative in
              Robert W. Randall                        the United States)



         */s/ RICARDO SZPIGEL                             Director
         ----------------------------
              Ricardo Szpigel


     *By  /s/ ROBERT W. RANDALL
         ----------------------------
              Robert W. Randall
              as Attorney-in-Fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on March 20, 2000.



                                  PRIDE INTERNATIONAL, INC.


                                  By  */s/ PAUL A. BRAGG
                                      -----------------------
                                      Paul A. Bragg
                                      Chief Executive Officer and President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities indicated on March 20, 2000.


              SIGNATURE                                TITLE
         --------------------               ---------------------------

         */s/ PAUL A. BRAGG              Chief Executive Officer, President
         ----------------------------               and Director
              Paul A. Bragg                 (Principal Executive Officer)



         */s/ EARL W. MCNIEL           Vice President, Chief Financial Officer
         ----------------------------               And Treasurer
              Earl W. McNiel                  (Principal Financial Officer)



         /s/ ROBERT W. RANDALL                    Vice President
         ----------------------------          and General Counsel
             Robert W. Randall


         */s/ TERRY VANDAL                          Controller
         ----------------------------     (Principal Accounting Officer)
              Terry Vandal


         */s/ JAMES B. CLEMENT                Chairman of the Board
         ----------------------------
              James B. Clement



         */s/ RALPH D. MCBRIDE                Vice Chairman of the Board
         ----------------------------
              Ralph D. McBride


                                                     Director
         ----------------------------
            Christian J. Boon-Falleur


         */s/ REMI DORVAL                            Director
         ----------------------------
              Remi Dorval


         */s/ JORGE E. ESTRADA MORA                  Director
         ----------------------------
              Jorge E. Estrada Mora


         */s/ WILLIAM E. MACAULAY                    Director
         ----------------------------
              William E. Macaulay


                                                     Director
         ----------------------------
             James T. Sneed


     *By /s/ ROBERT W. RANDALL
         ----------------------------
             Robert W. Randall
             as Attorney-in-Fact

                                  EXHIBIT INDEX


   EXHIBIT NO.                          EXHIBIT
-----------------                 -------------------

     +3.1           Memorandum of Association of Amethyst Financial Company Ltd.

     +3.2           Articles of Association of Amethyst Financial Company Ltd.

     +4.1 A/B Exchange Registration Rights Agreement dated October 28, 1999 among Amethyst Financial Company Ltd., Pride International, Inc., Maritima Petroleo e Engenharia Ltda. and Donaldson, Lufkin & Jenrette Securities Corporation.

     +4.2 Purchase Agreement dated October 28, 1999 between Amethyst Financial Company Ltd. and Donaldson, Lufkin & Jenrette Securities Corporation relating to $53 million aggregate principal amount of 11 3/4% Senior Secured Notes due 2001.

     +4.3 Indenture dated November 1, 1999 among Amethyst Financial Company Ltd., Pride International, Inc., Maritima Petroleo e Engenharia Ltda. and Wilmington Trust Company.

     *4.3(a)        First Supplemental Indenture dated         , 2000 among
                    Amethyst Financial Company Ltd., Pride International, Inc., Maritima Petroleo e Engenharia Ltda. and Wilmington Trust Company.

     *4.4 Form of New Note (attached to the Indenture dated November 1, 1999 among Amethyst Financial Company Ltd., Pride International, Inc., Maritima Petroleo e Engenharia Ltda. and Wilmington Trust Company filed as Exhibit 4.3 to this Registration Statement and amended by the First Supplemental
                    Indenture dated         , 2000 among Amethyst Financial
                    Company Ltd., Pride International, Inc., Maritima Petroleo e Engenharia Ltda. and Wilmington Trust Company filed as
                    Exhibit 4.3(a) to this Registration Statement).

     +4.5 Senior Secured Note Security and Pledge Agreement dated November 1, 1999 between Amethyst Financial Company Ltd. and Wilmington Trust Company.

     +4.6 Reserve Account Agreement dated November 1, 1999 between Amethyst Financial Company Ltd. and Wilmington Trust Company.

     +4.7 Deed of Consent dated November 1, 1999 among Amethyst Financial Company Ltd., Petrodrill Six Limited, Petrodrill Seven Limited, Pride International, Inc., Maritima Petroleo e Engenharia Ltda., Petro Dia Three S.A., Petro Dia Four S.A., Mitsubishi Corporation (UK) PLC and Wilmington Trust Company.

     +4.8 Loan Agreement dated December 1998 among Petrodrill Seven Limited, Petro Dia Three S.A., Petro Dia Four S.A. and Mitsubishi Corporation (UK) PLC.

     +4.9 Loan Agreement dated December 19, 1998 among Petrodrill Six Limited, Petro Dia Three S.A., Petro Dia Four S.A. and Mitsubishi Corporation (UK) PLC.

     +4.10 Deed of Guarantee and Undertaking dated December 19, 1998 among Petrodrill Seven Limited, Pride International, Inc., Maritima Petroleo e Engenharia Ltda., Petro Dia Three S.A., Petro Dia Four S.A. and Mitsubishi

                    Corporation (UK) PLC.

     +4.11 Deed of Guarantee and Undertaking dated December 19, 1998 among Petrodrill Six Limited, Pride International, Inc., Maritima Petroleo e Engenharia Ltda., Petro Dia Three S.A., Petro Dia Four S.A. and Mitsubishi Corporation (UK) PLC.

     +4.12 Floor Guarantee dated December 19, 1998 among Pride International, Inc., Maritima Petroleo e Engenharia Ltda., Petro Dia Three S.A. and Petro Dia Four S.A.

     +4.13 Inter-Company Cross Guarantee dated December 19, 1998 among Amethyst Financial Company Ltd., Petrodrill Six Limited, Petrodrill Seven Limited and Mitsubishi Corporation (UK) PLC.

     +4.14 Transfer Certificate dated November 1, 1999 among Amethyst Financial Company Ltd., Petro Dia Three S.A., Petro Dia Four S.A. and Mitsubishi Corporation (UK) PLC, relating to the Limited Loan Agreement dated December 19, 1998 among Petrodrill Seven Limited, Petro Dia Three S.A., Petro Dia Four S.A. and Mitsubishi Corporation (UK) PLC.

     +4.15 Transfer Certificate dated November 1, 1999 among Amethyst Financial Company Ltd., Petro Dia Three S.A., Petro Dia Four S.A. and Mitsubishi Corporation (UK) PLC, relating to the Loan Agreement dated December 19, 1998 among Petrodrill Six Limited, Petro Dia Three S.A., Petro Dia Four S.A. and Mitsubishi Corporation (UK) PLC.

     +4.16 Commitment to Guarantee Obligation by the United States of America accepted by Petrodrill Five Limited dated April 9, 1999.

     +4.17 Commitment to Guarantee Obligation by the United States of America accepted by Petrodrill Four Limited dated April 9, 1999.

     +4.18 Credit Agreement dated April 9, 1999 among Petrodrill Five Limited, Govco Inc., Citibank, N.A., Citibank International PLC and Citicorp North America, Inc.

     +4.19 Credit Agreement dated April 9, 1999 among Petrodrill Four Limited, Govco Inc., Citibank, N.A., Citibank International PLC and Citicorp North America, Inc.

     +4.20 Security Agreement dated April 9, 1999 between Petrodrill Five Limited and the United States of America.

     +4.21 Security Agreement dated April 9, 1999 between Petrodrill Four Limited and the United States of America.

     +4.22 Trust Indenture dated April 9, 1999 between Petrodrill Five Limited and FMB Trust Company, National Association.

     +4.23 Trust Indenture dated April 9, 1999 between Petrodrill Four Limited and FMB Trust Company, National Association.

     +4.24 Guaranty Agreement dated April 9, 1999 in favor of the United States by Petrodrill Five Limited.

     +4.25 Guaranty Agreement dated April 9, 1999 in favor of the United States by Petrodrill Four Limited.

     +4.26 Guaranty Agreement dated April 9, 1999 in favor of the United States by Pride International, Inc.

     +4.27 Payment Undertaking in Favor of the United States dated April 9, 1999 by Maritima Petroleo e Engenharia Ltda.

     +4.28 Interguarantor Agreement dated April 9, 1999 between Pride International, Inc. and Maritima Petroleo e Engenharia Ltda.

     +4.29 Title XI Reserve Fund and Financial Agreement dated April 9, 1999 between Petrodrill Five Limited and the United States of America.

     +4.30 Title XI Reserve Fund and Financial Agreement dated April 9, 1999 between Petrodrill Four Limited and the United States of America.

     ++4.31 Amended and Restated Credit Agreement dated as of December 22, 1997 among Pride International, Inc., each of the banks that are or may be a party thereto, Bank One, Louisiana, N.A. (formerly named First National Bank of Commerce), as arranger and syndication agent, and Wells Fargo Bank (Texas), National Association, as administrative agent and documentation agent (incorporated by reference to Exhibit
                    4.8 to Pride International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-13289).

     ++4.32 First Amendment to Credit Agreement dated as of April 24, 1998 among Pride International, Inc., certain of its subsidiaries, Bank One, Louisiana, N.A. (formerly named First National Bank of Commerce), as arranger and syndication agent, Wells Fargo Bank (Texas), National Association, as administrative and documentation agent, and the lenders named therein (incorporated by reference to Exhibit 4.2 to Pride International, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998, File No. 1-13289).

     ++4.33 Second Amendment to Credit Agreement dated as of September 17, 1998 among Pride International, Inc., certain of its subsidiaries, Bank One, Louisiana, N.A. (formerly named First National Bank of Commerce), as arranger and syndication agent, Wells Fargo Bank (Texas), National Association, as administrative and documentation agent, and the lenders named therein (incorporated by reference to Exhibit 4.3 to Pride International, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998, File No. 1-13289).

     ++4.34 Third Amendment to Credit Agreement dated as of December 21, 1998 among Pride International, Inc., certain of its subsidiaries, Bank One, Louisiana, N.A. (formerly named First National Bank of Commerce), as arranger and syndication agent, Wells Fargo Bank (Texas), National Association, as administrative and documentation agent, and the lenders named therein (incorporated by reference to Exhibit 4.6 to Pride International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-13289).

     ++4.35 Indenture, dated as of May 1, 1997, by and between Pride International, Inc. and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4.1 to Pride International, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, File Nos. 0-16961 and 1-13289).

     ++4.36 First Supplemental Indenture, dated as of May 1, 1997, by and between Pride International, Inc. and The Chase Manhattan Bank, as trustee, relating to $325,000,000 principal amount of 9 3/8% Senior Notes due 2007 (incorporated by reference to Exhibit 4.2 to Pride International, Inc.'s

                    Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, File Nos. 0-16961 and 1-13289).

     ++4.37 Indenture, dated as of April 1, 1998, between Pride International, Inc. and Marine Midland Bank, as trustee, relating to subordinated debt securities (incorporated by reference to Exhibit 4.1 to Pride International, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, File No. 1-13289).

     ++4.38 First Supplemental Indenture, dated as of April 24, 1998, between Pride International, Inc. and Marine Midland Bank, as trustee, relating to Zero Coupon Convertible Subordinated Debentures Due 2018 (incorporated by reference to Exhibit
                    4.2 to Pride International, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, File No. 1-13289).

     Pride International, Inc. is a party to several debt instruments under which the total amount of securities authorized does not exceed 10% of the total assets of Pride International, Inc. and its subsidiaries on a consolidated basis. Pursuant to paragraph 4(iii)(A) of Item 601(b) of Regulation S-K, Pride International, Inc. agrees to furnish a copy of such instruments to the SEC upon request.

     *5 Opinion of Baker Botts L.L.P. as to the legality of the new notes and the Pride guarantee.

     +8.1           Opinion of Baker Botts L.L.P. regarding U.S. tax matters.

     +8.2 Opinion of Dancia Penn & Co. regarding British Virgin Islands tax matters.

     +10.1          Chartering Contract for the AMETHYST 7 (Contract No.
                    101.2.155.97-9) between Maritima Navegacao e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras.

     +10.1(a) Rider No. 1 to the Chartering Contract for the AMETHYST 7 (Contract No. 101.2.155.97-9) dated July 10, 1998 among Maritima Petroleo e Engenharia Ltda., Petroleo Brasileiro S.A.--Petrobras and Petrodrill Seven Limited.

     +10.2          Service Rendering Contract for the AMETHYST 7 (Contract No.
                    101.0.156.97-1) between Maritima Navegacao e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras.

     +10.2(a) Rider No. 1 to the Service Rendering Contract for the AMETHYST 7 (Contract No. 101.2.156.97-1) dated August 21, 1998 among Maritima Petroleo e Engenharia Ltda., Petroleo Brasileiro S.A.--Petrobras and Petrodrill Seven Limited.

     +10.3 Letter Agreement dated January 15, 1998 between Maritima Navegacao e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras relating to the Chartering Contract for the AMETHYST 7 (Contract No. 101.2.155.97-9) and the Service Rendering Contract for the AMETHYST 7 (Contract No. 101.2.156.97-1).

     +10.4 Letter Agreement dated January 15, 1998 between Maritima Navegacao e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras relating to the Chartering Contract for the AMETHYST 7 (Contract No. 101.2.155.97-9) and the Service Rendering Contract for the AMETHYST 7 (Contract No. 101.2.156.97-1).

     +10.5          Chartering Contract for the AMETHYST 6 (Contract No.
                    101.2.159.97-1) dated January 12, 1998 between Maritima Navegacao e Engenharia Ltda. and

                    Petroleo Brasileiro S.A.--Petrobras.

     +10.5(a) Rider No. 1 to the Chartering Contract for the AMETHYST 6 (Contract No. 101.2.159.97-1) dated July 10, 1998 among Maritima Petroleo e Engenharia Ltda., Petroleo Brasileiro S.A.--Petrobras and Petrodrill Six Limited.

     +10.6          Service Rendering Contract for the AMETHYST 6 (Contract No.
                    101.2.160.97-0) dated January 12, 1998 between Maritima Navegacao e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras.

     +10.6(a) Rider No. 1 to the Service Rendering Contract for the AMETHYST 6 (Contract No. 101.2.160.97-0) dated August 21, 1998 among Maritima Petroleo e Engenharia Ltda., Petroleo Brasileiro S.A.--Petrobras and Petrodrill Six Limited.

     +10.7 Letter Agreement dated January 15, 1998 between Maritima Navegacao e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras relating to the Chartering Contract for the AMETHYST 6 (Contract No. 101.2.159.97-1) and the Service Rendering Contract for the AMETHYST 6 (Contract No. 101.2.160.97-0).

     +10.8 Letter Agreement dated January 15, 1998 between Maritima Petroleo e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras relating to the Chartering Contract for the AMETHYST 6 (Contract No. 101.2.159.97-1) and the Service Rendering Contract for the AMETHYST 6 (Contract No. 101.2.160.97-0).

     +10.9          Chartering Contract for the AMETHYST 5 (Contract No.
                    101.2.100.97-8) dated December 5, 1997 between Maritima Navegacao e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras.

     +10.9(a) Rider No. 1 to the Chartering Contract for the AMETHYST 5 (Contract No. 101.2.100.97-8) dated July 10, 1998 among Maritima Petroleo e Engenharia Ltda., Petroleo Brasileiro S.A.--Petrobras and Petrodrill Five Limited.

     +10.10         Service Rendering Contract for the AMETHYST 5 (Contract No.
                    101.2.101.97-0) between Maritima Navegacao e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras.

     +10.10(a)      Rider No. 1 to the Service Rendering Contract for the
                    AMETHYST 5 (Contract No. 101.2.101.97-0) dated August 21,
                    1998 among Maritima Petroleo e Engenharia Ltda., Petroleo
                    Brasileiro S.A.--Petrobras and Petrodrill Five Limited.

     +10.11 Letter Agreement dated December 5, 1997 between Maritima Navegacao e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras relating to the Chartering Contract for the AMETHYST 5 (Contract No. 101.2.100.97-8) and the Service Rendering Contract for the AMETHYST 5 (Contract No. 101.2.101.97-0).

     +10.12 Letter Agreement dated January 15, 1998 between Maritima Petroleo e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras relating to the Chartering Contract for the AMETHYST 5 (Contract No. 101.2.100.97-8) and the Service Rendering Contract for the AMETHYST 5 (Contract No. 101.2.101.97-0).

     +10.13 Chartering Contract for the AMETHYST 4 (Invitation to Bid No. 101.2.063.97-8) between Maritima Navegacao e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras.

     +10.13(a)      Rider No. 1 to the Chartering Contract for the AMETHYST 4
                    (Invitation to Bid No. 101.2.063.97-8) dated July 10, 1998 among Maritima Petroleo e Engenharia Ltda., Petroleo
                    Brasileiro S.A.--Petrobras and Petrodrill Four Limited.

     +10.14 Service Rendering Contract for the AMETHYST 4 (Invitation to Bid No. 101.2.064.97-0) between Maritima Navegacao e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras.

     +10.14(a)      Rider No. 1 to the Service Rendering Contract for the
                    AMETHYST 4 (Invitation to Bid No. 101.2.064.97-0) dated
                    August 21, 1998 among Maritima Petroleo e Engenharia Ltda.,
                    Petroleo Brasileiro S.A.--Petrobras and Petrodrill Four
                    Limited.

     +10.15 Letter Agreement dated December 5, 1997 between Maritima Navegacao e Engenharia Ltda. and Petroleo Brasileiro S.A.--Petrobras relating to the Chartering Contract for the AMETHYST 4 (Contract No. 101.2.063.97-2) and the Service Rendering Contract for the AMETHYST 4 (Invitation to Bid No. 101.2.064.97-0).

     +10.16 Letter dated May 28, 1998 from Petroleo Brasileiro S.A.--Petrobras to Maritima Navegacao e Engenharia Ltda. regarding the Chartering Contracts and Service Rendering Contracts.

     +10.17 Shipbuilding Contract dated April 9, 1998 among Daewoo Corporation, Daewoo Heavy Industries Ltd. and Petrodrill Construction Inc., for Hull No. 3015 (AMETHYST 7).

     +10.17(a)      Side Letter No. 1 dated April 9, 1998 among Daewoo
                    Corporation, Daewoo Heavy Industries Ltd. and Petrodrill
                    Construction Inc. for Hull No. 3015 (AMETHYST 7).

     +10.17(b)      Side Letter No. 2 dated April 9, 1998 among Daewoo
                    Corporation, Daewoo Heavy Industries Ltd. and Petrodrill
                    Construction Inc. for Hull No. 3015 (AMETHYST 7).

     +10.17(c)      Novation Agreement dated December 4, 1998 among Daewoo
                    Corporation, Daewoo Heavy Industries Ltd., Petrodrill
                    Offshore Inc. and Petrodrill Seven Limited for Hull No. 3015
                    (AMETHYST 7).

     +10.17(d)      Main Contract Amendment dated December 1998 among Daewoo
                    Corporation, Daewoo Heavy Industries Ltd. and Petrodrill
                    Seven Limited for Hull No. 3015 (AMETHYST 7).

     +10.17(e)      Main Contract Amendment II dated January 28, 1999 among
                    Daewoo Corporation, Daewoo Heavy Industries Ltd. and
                    Petrodrill Seven Limited for Hull No. 3015 (AMETHYST 7).

     +10.18 Refund Guarantee issued by The Export-Import Bank of Korea to Petrodrill Construction Inc. dated April 16, 1998 for Hull No. 3015 (AMETHYST 7).

     +10.18(a)      Novation Agreement in respect of the Refund Guarantee dated
                    December 4, 1998 among The Export-Import Bank of Korea,
                    Petrodrill Offshore Inc. and Petrodrill Seven Limited for
                    Hull No. 3015 (AMETHYST 7).

     +10.18(b)      Letter of Amendment of Refund Guarantee issued by The
                    Export-Import Bank of Korea to Petrodrill Seven Limited dated April 6, 1999 for Hull No. 3015 (AMETHYST 7).

     +10.19 Shipbuilding Contract dated April 9, 1998 among Daewoo Corporation, Daewoo Heavy Industries Ltd. and Petrodrill Construction Inc. for Hull No. 3016 (AMETHYST 6).

     +10.19(a)      Side Letter No. 1 dated April 9, 1998 among Daewoo
                    Corporation, Daewoo Heavy Industries Ltd. and Petrodrill
                    Construction Inc. for Hull No. 3016 (AMETHYST 6).

     +10.19(b)      Side Letter No. 2 dated April 9, 1998 among Daewoo
                    Corporation, Daewoo Heavy Industries Ltd. and Petrodrill
                    Construction Inc. for Hull No. 3016 (AMETHYST 6).

     +10.19(c)      Novation Agreement dated December 4, 1998 among Daewoo
                    Corporation, Daewoo Heavy Industries Ltd., Petrodrill
                    Offshore Inc. and Petrodrill Six Limited for Hull No. 3016
                    (AMETHYST 6).

     +10.19(d)      Main Contract Amendment dated December 1998 among Daewoo
                    Corporation, Daewoo Heavy Industries Ltd. and Petrodrill Six
                    Limited for Hull No. 3016 (AMETHYST 6).

     +10.19(e)      Main Contract Amendment II dated January 28, 1999 among
                    Daewoo Corporation, Daewoo Heavy Industries Ltd. and
                    Petrodrill Six Limited for Hull No. 3016 (AMETHYST 6).

     +10.20 Refund Guarantee issued by The Export-Import Bank of Korea to Petrodrill Construction Inc. dated April 16, 1998 for Hull No. 3016 (AMETHYST 6).

     +10.20(a)      Novation Agreement in respect of the Refund Guarantee dated
                    December 4, 1998 among The Export-Import Bank of Korea,
                    Petrodrill Offshore Inc. and Petrodrill Six Limited for Hull
                    No. 3016 (AMETHYST 6).

     +10.20(b)      Letter of Amendment of Refund Guarantee issued by The
                    Export-Import Bank of Korea to Petrodrill Six Limited dated
                    April 6, 1999 for Hull No. 3016 (AMETHYST 6).

     +10.21 Shipbuilding Contract dated April 9, 1998 between TDI-Halter, L.P. and Petrodrill Construction Inc. for Hull No. 1829 (AMETHYST 5).

     +10.21(a)      Side Letter No. 1 dated April 9, 1998 between TDI-Halter,
                    L.P. and Petrodrill Construction Inc. for Hull No. 1829
                    (AMETHYST 5).

     +10.21(b)      Side Letter No. 2 dated April 9, 1998 between TDI-Halter,
                    L.P. and Petrodrill Construction Inc. for Hull No. 1829
                    (AMETHYST 5).

     +10.21(c)      Side Letter No. 3 dated April 9, 1998 between TDI-Halter,
                    L.P. and Petrodrill Construction Inc. for Hull No. 1829
                    (AMETHYST 5).

     +10.21(d)      Side Letter No. 4 dated April 9, 1998 between TDI-Halter,
                    L.P. and Petrodrill Construction Inc. for Hull No. 1829
                    (AMETHYST 5).

     +10.21(e)      Side Letter No. 5 dated April 9, 1998 between TDI-Halter,
                    L.P. and Petrodrill Construction Inc. for Hull No. 1829
                    (AMETHYST 5).

     +10.21(f)      Novation Agreement dated December 9, 1998 between
                    TDI-Halter, L.P., Petrodrill Offshore Inc. and Petrodrill
                    Five Limited for Hull No. 1829 (AMETHYST 5).

     +10.21(g)      Amendment No. 1 to Semi-Submersible Drilling Vessel
                    Construction Contract dated April 9, 1999 between
                    TDI-Halter, L.P. and Petrodrill Five

                    Limited for Hull No. 1829 (AMETHYST 5).

     +10.22 Performance Bond dated April 13, 1998 between TDI-Halter, L.P. and Fireman's Fund Insurance Company in connection with the construction of Hull No. 1829 (AMETHYST 5).

     +10.23 Labor and Material Payment Bond dated April 13, 1998 between TDI-Halter, L.P. and Fireman's Fund Insurance Company in connection with the construction of Hull No. 1829 (AMETHYST
                    5).

     +10.24 Parent Guarantee dated April 15, 1998 by Halter Marine Group, Inc. in connection with the construction of Hull No. 1829 (AMETHYST 5).

     +10.25 Shipbuilding Contract dated April 9, 1998 between TDI-Halter, L.P. and Petrodrill Construction Inc. for Hull No. 1828 (AMETHYST 4).

     +10.25(a)      Side Letter No. 1 dated April 9, 1998 between TDI-Halter,
                    L.P. and Petrodrill Construction Inc. for Hull No. 1828
                    (AMETHYST 4).

     +10.25(b)      Side Letter No. 2 dated April 9, 1998 between TDI-Halter,
                    L.P. and Petrodrill Construction Inc. for Hull No. 1828
                    (AMETHYST 4).

     +10.25(c)      Side Letter No. 3 dated April 9, 1998 between TDI-Halter,
                    L.P. and Petrodrill Construction Inc. for Hull No. 1828
                    (AMETHYST 4).

     +10.25(d)      Side Letter No. 4 dated April 9, 1998 between TDI-Halter,
                    L.P. and Petrodrill Construction Inc. for Hull No. 1828
                    (AMETHYST 4).

     +10.25(e)      Side Letter No. 5 dated April 9, 1998 between TDI-Halter,
                    L.P. and Petrodrill Construction Inc. for Hull No. 1828
                    (AMETHYST 4).

     +10.25(f)      Novation Agreement dated December 9, 1998 between
                    TDI-Halter, L.P., Petrodrill Offshore Inc. and Petrodrill
                    Four Limited for Hull No. 1828 (AMETHYST 4).

     +10.25(g)      Amendment No. 1 to Semi-Submersible Drilling Vessel
                    Construction Contract dated April 9, 1999 between
                    TDI-Halter, L.P. and Petrodrill Four Limited for Hull No.
                    1828 (AMETHYST 4).

     +10.26 Performance Bond dated April 13, 1998 between TDI-Halter, L.P. and Fireman's Fund Insurance Company in connection with the construction of Hull No. 1828 (AMETHYST 4).


     +10.27 Labor and Material Payment Bond dated April 13, 1998 between TDI-Halter, L.P. and Fireman's Fund Insurance Company in connection with the construction of Hull No. 1828 (AMETHYST
                    4).

     +10.28 Parent Guarantee dated April 15, 1998 by Halter Marine Group, Inc. in connection with the construction of Hull No. 1828 (AMETHYST 4).

     +10.29 Construction Management Agreement dated November 5, 1998 between Petrodrill Seven Limited and Petrodrill Engineering N.V. for the AMETHYST 7.

     **10.30 Construction Management Agreement dated November 5, 1998 between Petrodrill Six Limited and Petrodrill Engineering N.V. for the AMETHYST 6.

     **10.31 Construction Management Agreement dated January 25, 1999 between Petrodrill Five Limited and Petrodrill Engineering N.V. for the AMETHYST 5.

     **10.32 Construction Management Agreement dated January 25, 1999 between Petrodrill Four Limited and Petrodrill Engineering N.V. for the AMETHYST 4.

     +10.33 Supply Agreement for the AMETHYST 7 dated November 5, 1998 between Pride-Foramer S.A. and Petrodrill Engineering N.V.

     ***10.34 Supply Agreement for the AMETHYST 6 dated November 5, 1998 between Pride-Foramer S.A. and Petrodrill Engineering N.V.

     ***10.35 Supply Agreement for the AMETHYST 5 dated January 25, 1999 between Pride-Foramer S.A. and Petrodrill Engineering N.V.

     ***10.36 Supply Agreement for the AMETHYST 4 dated January 25, 1999 between Pride-Foramer S.A. and Petrodrill Engineering N.V.

     +10.37 Supply Agreement for the AMETHYST 7 dated November 5, 1998 between Maritima Petroleo e Engenharia Ltda. and Petrodrill Engineering N.V.

     ***10.38 Supply Agreement for the AMETHYST 6 dated November 5, 1998 between Maritima Petroleo e Engenharia Ltda. and Petrodrill Engineering N.V.

     ***10.39 Supply Agreement for the AMETHYST 5 dated January 25, 1999 between Maritima Petroleo e Engenharia Ltda. and Petrodrill Engineering N.V.

     ***10.40 Supply Agreement for the AMETHYST 4 dated January 25, 1999 between Maritima Petroleo e Engenharia Ltda. and Petrodrill Engineering N.V.

     +10.41 Supply Agreement for the AMETHYST 7 dated November 5, 1998 between Workships Contractors B.V. and Petrodrill Engineering N.V.

     ***10.42 Supply Agreement for the AMETHYST 6 dated November 5, 1998 between Workships Contractors B.V. and Petrodrill Engineering N.V.

     ***10.43 Supply Agreement for the AMETHYST 5 between Workships Contractors B.V. and Petrodrill Engineering N.V.

     ***10.44 Supply Agreement for the AMETHYST 4 between Workships Contractors B.V. and Petrodrill Engineering N.V.

     +10.45 Management Agreement for the AMETHYST 7 dated November 5, 1998 between Petrodrill Seven Limited and Formaritima Ltd.

     **10.46 Management Agreement for the AMETHYST 6 dated November 5, 1998 between Petrodrill Six Limited and Formaritima Ltd.

     **10.47 Management Agreement for the AMETHYST 5 dated January 25, 1999 between Petrodrill Five Limited and Formaritima Ltd.

     **10.48 Management Agreement for the AMETHYST 4 dated January 25, 1999 between Petrodrill Four Limited and Formaritima Ltd.

     +10.49 Technical Services Agreement for the AMETHYST 7 dated November 5, 1998 between Formaritima Ltd. and Pride-Foramer S.A.

     ***10.50 Technical Services Agreement for the AMETHYST 6 dated November 5, 1998 between Formaritima Ltd. and Pride-Foramer S.A.

     ***10.51 Technical Services Agreement for the AMETHYST 5 dated January 25, 1999 between Formaritima Ltd. and Pride-Foramer S.A.

    ***10.52 Technical Services Agreement for the AMETHYST 4 dated January 25, 1999 between Formaritima Ltd. and Pride-Foramer S.A.

     +10.53 Local Services Agreement for the AMETHYST 7 dated November 5, 1998 between Formaritima Ltd. and Maritima Petroleo e Engenharia Ltda.

     ***10.54 Local Services Agreement for the AMETHYST 6 dated November 5, 1998 between Formaritima Ltd. and Maritima Petroleo e Engenharia Ltda.

     ***10.55 Local Services Agreement for the AMETHYST 5 dated January 25, 1999 between Formaritima Ltd. and Maritima Petroleo e Engenharia Ltda.

     ***10.56 Local Services Agreement for the AMETHYST 4 dated January 25, 1999 between Formaritima Ltd. and Maritima Petroleo e Engenharia Ltda.

     +10.57 Marine and Nautical Services Agreement for the AMETHYST 7 dated November 5, 1998 between Formaritima Ltd. and Workships Contractors B.V.

     ***10.58 Marine and Nautical Services Agreement for the AMETHYST 6 dated November 5, 1998 between Formaritima Ltd. and Workships Contractors B.V.

     **10.59 Marine and Nautical Services Agreement for the AMETHYST 5 dated November 5, 1998 between Petrodrill Five Limited and Workships Contractors B.V.

     **10.60 Marine and Nautical Services Agreement for the AMETHYST 4 dated November 5, 1998 between Petrodrill Four Limited and Workships Contractors B.V.

     +10.61 Licensing Agreement for the AMETHYST 7 dated November 5, 1998 between BiGem Holdings N.V. and Petrodrill Seven Limited.

     **10.62 Licensing Agreement for the AMETHYST 6 dated November 5, 1998 between BiGem Holdings N.V. and Petrodrill Six Limited.

     **10.63 Licensing Agreement for the AMETHYST 5 dated January 25, 1999 between BiGem Holdings N.V. and Petrodrill Five Limited.

     **10.64 Licensing Agreement for the AMETHYST 4 dated January 25, 1999 between BiGem Holdings N.V. and Petrodrill Four Limited.

     +10.65 Amethyst Financial Company Ltd.'s Shareholders' Agreement dated November 5, 1998 among Drillpetro Inc., Techdrill Inc. and Westville Management Corporation.

     +10.66 Agency and Brokerage Agreement for the AMETHYST 7 dated April 30, 1998 among Petrodrill Seven Limited, U.K. Guaranty & Bonding Corp. Limited and Rapisardi Investment Limited.

     **10.67 Agency and Brokerage Agreement for the AMETHYST 6 dated April 30, 1998 among Petrodrill Six Limited, U.K. Guaranty & Bonding Corp. Limited and Rapisardi Investment Limited.

     **10.68 Agency and Brokerage Agreement for the AMETHYST 5 dated April 30, 1998 among Petrodrill Five Limited, U.K. Guaranty & Bonding Corp. Limited and Rapisardi Investment Limited.

     **10.69 Agency and Brokerage Agreement for the AMETHYST 4 dated April 30, 1998 among Petrodrill Four Limited, U.K. Guaranty & Bonding Corp. Limited and Rapisardi Investment Limited.

     +10.70 Minutes of Agreement Relating to the Petrobras Contracts dated July 2, 1998 among Drillpetro Inc., Techdrill Inc. and Westville Management Corporation.

     15             Awareness Letter of PricewaterhouseCoopers LLP.

     +21            Subsidiaries of Amethyst Financial Company Ltd.

     23.1           Consent of PricewaterhouseCoopers N.V.

     23.2           Consent of PricewaterhouseCoopers LLP.

     +23.3          Consent of Baker Botts L.L.P. (contained in Exhibit 8.1).

     +23.4          Consent of Pedro Calmon Filho & Associados.

     23.5           Consent of Pinheiro Neto - Advogados (Rio de Janeiro).

     +23.6          Consent of Dancia Penn & Co. (contained in Exhibit 8.2).

     +23.7          Consent of Higgs & Johnson.

     +24.1          Power of Attorney for Amethyst Financial Company Ltd.

     +24.2          Power of Attorney for Pride International, Inc.

     25 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company under the Indenture, on Form T-1.

     +99.1          Form of Letter to Clients for Tender of Notes.

     +99.2 Form of Letter to The Depository Trust Company Participants for Tender of Notes.

     +99.3          Form of Notice of Guaranteed Delivery.

     +99.4          Form of Transmittal Letter for Tender of Notes.


    *    To be filed by amendment.

    ** Substantially identical to the corresponding document for the AMETHYST 7 except as to the parties and the rig.

    *** Substantially identical to the corresponding document for the AMETHYST 7 except as to the rig.

    +    Previously filed.

    ++   Incorporated by reference from the filing indicated.